Exhibit 4(r)-1

Conformed

__________________________________________

LOUISVILLE GAS AND ELECTRIC COMPANY,
Issuer

TO

THE BANK OF NEW YORK MELLON,
Trustee

_________

Indenture

Dated as of October 1, 2010

THIS IS AN OPEN-END MORTGAGE INDENTURE

AND SECURES FUTURE ADVANCES

__________________________________________

LOUISVILLE GAS AND ELECTRIC COMPANY

Reconciliation and tie between Trust Indenture Act of 1939
and Indenture, dated as of October 1, 2010

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	1109
	(a)(2)	1109
	(a)(3)	1115
	(a)(4)	Not Applicable
	(b)	1108, 1110
§311	(a)	1113
	(b)	1113
§312	(a)	1201
	(b)	1201
	(c)	1201
§313	(a)	1202
	(b)(1)	Not Applicable
	(b)(2)	1202
	(c)	1202
	(d)	1202
§314	(a)	1202
	(a)(4)	709
	(b)	Not Applicable
	(c)(1)	105
	(c)(2)	105
	(c)(3)	Not Applicable
	(d)	402, 707(b), 803, 804, 809
	(e)	105
§315	(a)	1101(a)
	(b)	1102
	(c)	1101(b)
	(d)	1101(c)
	(d)(1)	1101(a)(i), 1101(c)(i)
	(d)(2)	1101(c)(ii)
	(d)(3)	1101(c)(iii)
	(e)	1014
§316	(a)	1012, 1013
	(a)(1)(A)	1002, 1012
	(a)(1)(B)	1013
	(a)(2)	Not Applicable
	(b)	1008
§317	(a)(1)	1003
	(a)(2)	1004
	(b)	703
§318	(a)	110

TABLE OF CONTENTS

PARTIES		1

RECITALS OF THE COMPANY		1

GRANTING CLAUSES		1

Granting Clause First		1
Granting Clause Second		2
Granting Clause Third		2
Granting Clause Fourth		2
EXCEPTED PROPERTY		2

ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION		5

SECTION 101.	Definitions.	5
	“Accountant”	5
“Act”		5
“Affiliate”		6
	“Authenticating Agent”	6
	“Authorized Officer”	6
	“Authorized Purposes”	6
	“Board of Directors”	6
	“Board Resolution”	6
	“Business Day”	6
	“Commission”	6
“Company”		6
	“Company Order” and “Company Request”	6
	“Corporate Trust Office”	6
	“Corporation”	7
“Cost”		7
	“Defaulted Interest”	7
	“Discount Security”	7
	“Dollar” or “$”	7
	“Eligible Obligations”	7
	“Event of Default”	7
	“Excepted Property”	7
	“Exchange Act”	7
	“Execution Date”	7
“Expert”		7
	“Expert’s Certificate”	7
“Fair Value”		7
	“Funded Cash”	8
	“Funded Property”	8
	“Governmental Authority”	8
	“Government Obligations”	8
“Holder”		8
“Indenture”		8
	“Independent”	8
	“Independent Expert’s Certificate”	8
“interest”		9
	“Interest Payment Date”	9
	“Investment Securities”	9
“Lien”		9
“Maturity”		9
	“Mortgaged Property”	10
	“Notice of Default”	10
	“Officer’s Certificate”	10
	“Opinion of Counsel”	10
	“Outstanding”	10
	“Paying Agent”	11
	“Periodic Offering”	11
	“Permitted Liens”	11
“Person”		14
	“Place of Payment”	14
	“Predecessor Security”	14
	“Prepaid Liens”	14
	“Property Additions”	14
	“Purchase Money Lien”	14
	“Redemption Date”	15
	“Redemption Price”	15
	“Regular Record Date”	15
	“Required Currency”	15
	“Responsible Officer”	15
	“Retired Securities”	15
“Securities”		15
	“Securities Act”	15
	“Security Register” and “Security Registrar”	15
	“Special Record Date”	15
	“Stated Maturity”	15
	“Successor Corporation”	16
	“supplemental indenture” or “indenture supplemental hereto”	16
“Tranche”		16
“Trustee”		16
	“Trust Indenture Act”	16
	“United States”	16
SECTION 102.	Funded Property; Funded Cash.	16
SECTION 103.	[Reserved].	17
SECTION 104.	Property Additions; Cost.	17
SECTION 105.	Compliance Certificates and Opinions.	20
SECTION 106.	Form of Documents Delivered to Trustee.	20
SECTION 107.	Acts of Holders.	22
SECTION 108.	Notices, Etc. to Trustee or Company.	23
SECTION 109.	Notice to Holders of Securities; Waiver.	24
SECTION 110.	Conflict with Trust Indenture Act.	25
SECTION 111.	Effect of Headings and Table of Contents.	25
SECTION 112.	Successors and Assigns.	25
SECTION 113.	Separability Clause.	25
SECTION 114.	Benefits of Indenture.	25
SECTION 115.	Governing Law.	25
SECTION 116.	Legal Holidays.	25
SECTION 117.	Investment of Cash Held by Trustee.	26
SECTION 118.	Waiver of Jury Trial.	26
SECTION 119.	Force Majeure.	26

ARTICLE TWO SECURITY FORMS		27

SECTION 201.	Forms Generally.	27
SECTION 202.	Form of Trustee’s Certificate of Authentication.	27

ARTICLE THREE THE SECURITIES		27

SECTION 301.	Limitations on Amount Outstanding; Issuable in Series.	27
SECTION 302.	Denominations.	30
SECTION 303.	Execution and Dating; Authentication.	31
SECTION 304.	Temporary Securities.	31
SECTION 305.	Registration, Registration of Transfer and Exchange.	32
SECTION 306.	Mutilated, Destroyed, Lost and Stolen Securities.	33
SECTION 307.	Payment of Interest; Interest Rights Preserved.	33
SECTION 308.	Persons Deemed Owners.	34
SECTION 309.	Cancellation.	35
SECTION 310.	Computation of Interest.	35
SECTION 311.	Payment to Be in Proper Currency.	35
SECTION 312.	Extension of Interest Payment.	36
SECTION 313.	CUSIP Numbers.	36

ARTICLE FOUR ISSUANCE OF SECURITIES		36

SECTION 401.	General	36
SECTION 402.	Issuance of Securities on the Basis of Property Additions.	38
SECTION 403.	Issuance of Securities on the Basis of Retired Securities.	40
SECTION 404.	Issuance of Securities on the Basis of Deposit of Cash.	40

ARTICLE FIVE REDEMPTION OF SECURITIES		41

SECTION 501.	Applicability of Article.	41
SECTION 502.	Election to Redeem; Notice to Trustee.	41
SECTION 503.	Selection of Securities to Be Redeemed.	42
SECTION 504.	Notice of Redemption.	42
SECTION 505.	Securities Payable on Redemption Date.	43
SECTION 506.	Securities Redeemed in Part.	44

ARTICLE SIX SINKING FUNDS		44

SECTION 601.	Applicability of Article.	44
SECTION 602.	Satisfaction of Sinking Fund Payments with Securities.	44
SECTION 603.	Redemption of Securities for Sinking Fund.	44

ARTICLE SEVEN REPRESENTATIONS AND COVENANTS		45

SECTION 701.	Payment of Securities; Lawful Possession; Preservation of Lien	45
SECTION 702.	Maintenance of Office or Agency.	46
SECTION 703.	Money for Securities Payments to Be Held in Trust.	46
SECTION 704.	Existence as a Corporation.	47
SECTION 705.	Maintenance of Properties.	47
SECTION 706.	Payment of Taxes; Discharge of Liens.	48
SECTION 707.	Insurance.	48
SECTION 708.	Recording, Filing, etc.	51
SECTION 709.	Annual Officer’s Certificate as to Compliance.	52
SECTION 710.	Waiver of Certain Covenants.	52

ARTICLE EIGHT POSSESSION, USE AND RELEASE OF MORTGAGED PROPERTY		53

SECTION 801.	Quiet Enjoyment.	53
SECTION 802.	Dispositions without Release.	53
SECTION 803.	Release of Funded Property.	53
SECTION 804.	Release of Property Not Constituting Funded Property.	57
SECTION 805.	Release of Minor Properties.	58
SECTION 806.	Withdrawal or Other Application of Funded Cash; Purchase Money Obligations.	58
SECTION 807.	Release of Property Taken by Eminent Domain, etc.	61
SECTION 808.	Disclaimer or Quitclaim.	61
SECTION 809.	Miscellaneous.	62

ARTICLE NINE SATISFACTION AND DISCHARGE		63

SECTION 901.	Satisfaction and Discharge of Securities.	63
SECTION 902.	Satisfaction and Discharge of Indenture.	65
SECTION 903.	Application of Trust Money.	65

ARTICLE TEN EVENTS OF DEFAULT; REMEDIES		66

SECTION 1001.	Events of Default.	66
SECTION 1002.	Acceleration of Maturity; Rescission and Annulment.	67
SECTION 1003.	Collection of Indebtedness and Suits for Enforcement by Trustee.	68
SECTION 1004.	Trustee May File Proofs of Claim.	68
SECTION 1005.	Trustee May Enforce Claims Without Possession of Securities.	69
SECTION 1006.	Application of Money Collected.	69
SECTION 1007.	Limitation on Suits.	69
SECTION 1008.	Unconditional Right of Holders to Receive Principal, Premium and Interest.	70
SECTION 1009.	Restoration of Rights and Remedies.	70
SECTION 1010.	Rights and Remedies Cumulative.	70
SECTION 1011.	Delay or Omission Not Waiver.	71
SECTION 1012.	Control by Holders of Securities.	71
SECTION 1013.	Waiver of Past Defaults.	71
SECTION 1014.	Undertaking for Costs.	72
SECTION 1015.	Waiver of Usury, Stay or Extension Laws.	72
SECTION 1016.	Receiver and Other Remedies.	72

ARTICLE ELEVEN THE TRUSTEE		72

SECTION 1101.	Certain Duties and Responsibilities.	72
SECTION 1102.	Notice of Default.	73
SECTION 1103.	Certain Rights of Trustee.	74
SECTION 1104.	Not Responsible for Recitals or Issuance of Securities.	75
SECTION 1105.	May Hold Securities.	75
SECTION 1106.	Money Held in Trust.	75
SECTION 1107.	Compensation and Reimbursement.	75
SECTION 1108.	Disqualification; Conflicting Interests.	76
SECTION 1109.	Corporate Trustee Required; Eligibility.	77
SECTION 1110.	Resignation and Removal; Appointment of Successor.	77
SECTION 1111.	Acceptance of Appointment by Successor.	79
SECTION 1112.	Merger, Conversion, Consolidation or Succession to Business.	79
SECTION 1113.	Preferential Collection of Claims Against Company.	79
SECTION 1114.	Appointment of Authenticating Agent.	79
SECTION 1115.	Co-trustee and Separate Trustees.	81

ARTICLE TWELVE HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY		82

SECTION 1201.	Lists of Holders.	82
SECTION 1202.	Reports by Trustee and Company.	82

ARTICLE THIRTEEN CONSOLIDATION, MERGER, CONVEYANCE, OR OTHER TRANSFER		83

SECTION 1301.	Company may Consolidate, etc., Only on Certain Terms.	83
SECTION 1302.	Successor Corporation Substituted.	84
SECTION 1303.	Extent of Lien Hereof on Property of Successor Corporation.	85
SECTION 1304.	Release of Company upon Conveyance or Other Transfer.	85
SECTION 1305.	Merger into Company; Extent of Lien Hereof.	85
SECTION 1306.	Transfer of Less than Substantially All.	85

ARTICLE FOURTEEN SUPPLEMENTAL INDENTURES		86

SECTION 1401.	Supplemental Indentures Without Consent of Holders.	86
SECTION 1402.	Supplemental Indentures With Consent of Holders.	88
SECTION 1403.	Execution of Supplemental Indentures.	89
SECTION 1404.	Effect of Supplemental Indentures.	89
SECTION 1405.	Conformity With Trust Indenture Act.	89
SECTION 1406.	Reference in Securities to Supplemental Indentures.	90
SECTION 1407.	Modification Without Supplemental Indenture.	90

ARTICLE FIFTEEN MEETINGS OF HOLDERS; ACTION WITHOUT MEETING		90

SECTION 1501.	Purposes for Which Meetings May Be Called.	90
SECTION 1502.	Call, Notice and Place of Meetings.	90
SECTION 1503.	Persons Entitled to Vote at Meetings.	91
SECTION 1504.	Quorum; Action.	91
SECTION 1505.	Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.	92
SECTION 1506.	Counting Votes and Recording Action of Meetings.	93
SECTION 1507.	Action Without Meeting.	93

ARTICLE SIXTEEN IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS		93

SECTION 1601.	Liability Solely Corporate.	93

Testimonium		95
Signatures		95

EXHIBIT A –	SCHEDULE OF REAL PROPERTY OWNED IN FEE LOCATED IN THE COMMONWEALTH OF KENTUCKY	A-1
EXHIBIT B –	SCHEDULE OF GENERATING FACILITIES LOCATED IN THE COMMONWEALTH OF KENTUCKY	B-1
EXHIBIT C –	SCHEDULE OF TRANSMISSION LINES LOCATED IN THE COMMONWEALTH OF KENTUCKY	C-1

INDENTURE, dated as of October 1, 2010, between LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Kentucky (herein called the “Company”), having its principal office at 220 West Main Street, Louisville, Kentucky 40202 and THE BANK OF NEW YORK MELLON, a New York corporation, trustee (herein called the “Trustee”), having its principal corporate trust office at 101 Barclay Street, New York, New York 10286, county of New York.

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debt securities (herein called the “Securities”), to be issued in one or more series as contemplated herein, and to provide security for the payment of the principal of and premium and interest, if any, on the Securities.

All acts necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been performed.  For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in Article One of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH

For and in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and herein contained, and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on, the following (subject, however, to the terms and conditions set forth in this Indenture):

GRANTING CLAUSES

Granting Clause First

All right, title and interest of the Company, as of the Execution Date, in and to all property, real, personal and mixed, wherever located (other than Excepted Property), including without limitation all right, title and interest of the Company in and the following property so located (other than Excepted Property): (a) all real property owned in fee, easements and other interests in real property which are specifically described or referred to in Exhibit A attached hereto and incorporated herein by this reference; (b) all facilities, machinery, equipment and fixtures used or to be used in or in connection with the generation, transmission and distribution of electric energy including, but not limited to, all plants and powerhouses of any type or character, dams, diversion works, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities, carbon capture and sequestration facilities, switchyards, towers, substations, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators and all other property used or to be used for any or all of such purposes, including, but not limited to, the generating stations described in Exhibit B attached hereto and the transmission lines described in Exhibit C hereto, such exhibits being incorporated herein by this reference; (c) all facilities, machinery, equipment and fixtures used or to be used in or in connection with the storage, transportation and distribution of gas including, but not limited to, gas works, stations and substations, transmission pipelines, storage facilities, holders, tanks, retorts, purifiers, odorizers, scrubbers, compressors, valves, regulators, pumps, mains, pipes, service pipes, conduits, ducts, fittings and connections, services, meters and any and all other property used or to be used for any or all of such purposes; (d) all buildings, offices, warehouses, structures or improvements in addition to those referred to or otherwise included in clauses (a), (b) and (c) above; (e) all computers, data processing, data storage, data transmission and/or telecommunications facilities, equipment and apparatus necessary for the operation or maintenance of any facilities, machinery, equipment or fixtures described or referred to in clauses (b) or (c) above; and (f) all of the foregoing property in the process of construction;

Granting Clause Second

Subject to the applicable exceptions permitted by Section 809(d), Section 1303 and Section 1305, all right, title and interest of the Company in all property, real, personal and mixed, wherever located (other than Excepted Property) which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the Execution Date shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the Execution Date;

Granting Clause Third

Any Excepted Property, which may, from time to time after the Execution Date, by delivery or by an instrument supplemental to this Indenture, be subjected to the Lien hereof by the Company, the Trustee being hereby authorized to receive the same at any time as additional security hereunder; it being understood that any such subjection to the Lien hereof of any Excepted Property as additional security may be made subject to such reservations, limitations or conditions respecting the use and disposition of such property or the proceeds thereof as shall be set forth in such instrument;

Granting Clause Fourth

All other property of whatever kind and nature expressly subjected to the Lien of this Indenture by any of the terms and provisions hereof; and

EXCEPTED PROPERTY

Expressly excepting and excluding, however, from the Lien of this Indenture all right, title and interest of the Company in and to the following property, whether now owned or hereafter acquired (herein sometimes called “Excepted Property”):

(a)           all cash on hand or in banks or other financial institutions, deposit accounts, securities accounts, shares of stock, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, security entitlements and investment property, of whatsoever kind and nature, not hereafter paid or delivered to, deposited with or held by the Trustee hereunder or required so to be;

(b)           all contracts, leases, operating agreements and other agreements of whatsoever kind and nature; all contract rights, bills, notes and other instruments and chattel paper (except to the extent that any of the same constitute securities, security entitlements or investment property, in which case they are separately excepted from the Lien of this Indenture under clause (a) above); all revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments; all governmental and other licenses, permits, franchises, consents and allowances; and all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property; and all claims, credits, choses in action, commercial tort claims and other intangible property and general intangibles including, but not limited to, computer software;

(c)           all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges, and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; all parts, accessories and supplies used in connection with any of the foregoing; and all personal property of such character that the perfection of a security interest therein or other Lien thereon is not governed by the Uniform Commercial Code as in effect in the jurisdiction in which such property is located;

(d)           all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Mortgaged Property; all fuel, whether or not any such fuel is in a form consumable in the operation of the Mortgaged Property, including separate components of any fuel in the forms in which such components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes or are otherwise not necessary for the operation or maintenance of the facilities, machinery, equipment or fixtures described or referred to in clause (c), (d) or (e) of Granting Clause First of this Indenture;

(e)           all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not such minerals or timber shall have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by the Company;

(f)           all real property, leaseholds, gas rights, wells, gathering, tap or other pipe lines, or facilities, equipment or apparatus, in any case used or to be used primarily for the production or gathering of natural gas;

(g)           all property which is the subject of a lease agreement designating the Company as lessee and all right, title and interest of the Company in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security;

(h)           all property, real, personal and mixed, which subsequent to the Execution Date, has been released from the Lien of this Indenture and any improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any parts thereof;

(i)           all property, real, personal and mixed, which is:

(A)           located outside the Commonwealth of Kentucky; and

(B)           not specifically subjected or required to be subjected to the Lien of this Indenture by any provision hereof; and

(j)           all property not used by the Company in the business of the generation, transmission and/or distribution of electric energy or the storage, transportation and/or distribution of natural gas;

provided, however, that, subject to the provisions of Section 1303, (x) if, at any time after the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 1115 or any receiver appointed pursuant to Section 1016 or otherwise, shall have entered into possession of all or substantially all the Mortgaged Property, to the extent permitted by law, all the Excepted Property described or referred to in the foregoing clauses (b), (c), and (d) then owned or held or thereafter acquired by the Company, to the extent that the same is used in connection with, or otherwise relates or is attributable to, the Mortgaged Property, shall immediately, and, in the case of any Excepted Property described or referred to in clause (g), to the extent that the same is used in connection with, or otherwise relates or is attributable to, the Mortgaged Property, upon demand of the Trustee or such other trustee or receiver, become subject to the Lien of this Indenture, to the extent not prohibited by law or by the terms of any other Lien at that time existing on such Excepted Property, junior and subordinate to any Liens at that time existing on such Excepted Property, and the Trustee or such other trustee or receiver may, to the extent not prohibited by law or by the terms of any such other Lien (and subject to the rights of the holders of all such other Liens), at the same time likewise take possession thereof, and (y) whenever all Events of Default shall have been cured and the possession of all or substantially all of the Mortgaged Property shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the Lien hereof to the extent set forth above; it being understood that the Company may, however, pursuant to Granting Clause Third, subject any Excepted Property to the Lien of this Indenture whereupon the same shall cease to be Excepted Property;

TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever; and

SUBJECT, HOWEVER, to Permitted Liens;

IN TRUST, NEVERTHELESS, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article Nine hereof, and if the principal of and premium and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 703 hereof or to the appropriate Governmental Authority pursuant to applicable law after the Maturity thereof, then and in that case this Indenture shall terminate, and the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise this Indenture, and the estate and rights hereby granted, shall be and remain in full force and effect;

IT IS HEREBY COVENANTED AND AGREED by and between the Company and the Trustee that all the Securities are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts hereinafter set forth, and the Company hereby covenants and agrees to and with the Trustee, for the equal and ratable benefit of all holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.	Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all terms used herein without definition which are defined in the Trust Indenture Act as in effect on the Execution Date, either directly or by reference therein, have the meanings assigned to them therein;

(c) all terms used herein without definition which are defined in the Uniform Commercial Code of New York as in effect on the Execution Date shall have the meanings assigned to them therein;

(d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation or, at the election of the Company from time to time, at the Execution Date; provided, however, that in determining generally accepted accounting principles applicable to the Company, effect shall be given, to the extent required, to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company;

(e) any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(f) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Eleven, are defined in that Article.

“Accountant” |HiddenPara|

 means a Person engaged in the accounting profession or otherwise qualified to pass on accounting matters (including, but not limited to, a Person certified or licensed as a public accountant, whether or not then engaged in the public accounting profession), which Person, unless required to be Independent, may be an employee or Affiliate of the Company.

“Act”, when used with respect to any Holder of a Security, has the meaning specified in Section 107.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct generally the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person or Persons (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate the Securities of one or more series.

“Authorized Officer” means the Chairman of the Board, the President, any Vice President or the Treasurer of the Company, or any other Person duly authorized by the Company to act in respect of matters relating to this Indenture.

“Authorized Purposes” means the authentication and delivery of Securities, the release of property and/or the withdrawal of cash under any of the provisions of this Indenture.

“Board of Directors”  means either the board of directors of the Company or any committee thereof duly authorized to act in respect of matters relating to this Indenture.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to a Place of Payment or any other particular location specified in the Securities or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by Section 301.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the Execution Date such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a Successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such Successor Person.

“Company Order” and “Company Request”mean, respectively, a written order or request, as the case may be, signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the Execution Date is located at 101 Barclay Street, 4E, New York, New York 10286, Attention:  Corporate Trust Administration.

“Corporation” means a corporation, association, company, joint stock company, limited liability company or business trust, and references to “corporate” and other derivations of “corporation” herein shall be deemed to include appropriate derivations of such entities.

“Cost” with respect to Property Additions has the meaning specified in Section 104.

“Defaulted Interest” has the meaning specified in Section 307.

“Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 1002.

 “Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Eligible Obligations” means:

(a) with respect to Securities denominated in Dollars, Government Obligations; or

(b) with respect to Securities denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Securities, as contemplated by Section 301.

“Event of Default” has the meaning specified in Section 1001.

“Excepted Property” has the meaning specified in the granting clauses of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” means October 6, 2010.

“Expert” means a Person which is an engineer, appraiser or other expert and which, with respect to any certificate to be signed by such Person and delivered to the Trustee, is qualified to pass upon the matters set forth in such certificate.  For purposes of this definition, (a) “engineer” means a Person engaged in the engineering profession or otherwise qualified to pass upon engineering matters (including, but not limited to, a Person licensed as a professional engineer, whether or not then engaged in the engineering profession) and (b) “appraiser” means a Person engaged in the business of appraising property or otherwise qualified to pass upon the Fair Value or fair market value of property.

“Expert’s Certificate” means a certificate signed by an Authorized Officer and by an Expert (which Expert (a) shall be selected either by the Board of Directors or by an Authorized Officer, the execution of such certificate by such Authorized Officer to be conclusive evidence of such selection, and (b) except as otherwise required in Sections 402, 707, 809 and 1306, may be an employee or Affiliate of the Company) and delivered to the Trustee.  The amount stated in any Expert’s Certificate as to the Cost, Fair Value or fair market value of property shall be conclusive and binding upon the Company, the Trustee and the Holders of the Securities.

“Fair Value”, with respect to property, means the fair value of such property as may be determined by reference to (a) the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) the Cost, accumulated depreciation, and replacement cost with respect to such property and/or (d) any other relevant factors; provided, however, that (x) the Fair Value of property shall be determined without deduction for any Liens on such property prior to the Lien of this Indenture (except as otherwise provided in Section 803) and (y) the Fair Value to the Company of Property Additions shall not reflect any reduction attributable to such Property Additions being of less value to a Person which is not the owner or operator of the Mortgaged Property or any portion thereof than to a Person which is such owner or operator.  Fair Value may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company or otherwise available to the Expert certifying the same.

“Funded Cash” has the meaning specified in Section 102.

“Funded Property” has the meaning specified in Section 102.

“Governmental Authority” means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

“Government Obligations” means securities which are (a) (i) direct obligations of the United States where the payment or payments thereunder are supported by the full faith and credit of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States or (b) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively.  The term “Indenture” shall also include the provisions or terms of particular series of Securities established as contemplated by Section 301.

“Independent” when applied to any Accountant or Expert, means such a Person who (a) is in fact independent, (b) does not have any direct material financial interest in the Company or in any other obligor upon the Securities or in any Affiliate of the Company or of such other obligor, (c) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions and (d) is approved by the Trustee in the exercise of reasonable care.

“Independent Expert’s Certificate” means a certificate signed by an Independent Expert and delivered to the Trustee.

“interest”, when used with respect to a Discount Security, means interest, if any, borne by such Security at a Stated Interest Rate rather than interest calculated at any imputed rate.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Securities” means any of the following obligations or securities on which neither the Company, any other obligor on the Securities nor any Affiliate of either is the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in any national or state bank (which may include the Trustee or any Paying Agent) or savings and loan association which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (c) bankers’ acceptances drawn on and accepted by any commercial bank (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States or the District of Columbia, or any political subdivision of any of the foregoing, which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (e) bonds or other obligations of any agency or instrumentality of the United States; (f) corporate debt securities which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (g) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (h) securities issued by any regulated investment company, as defined in Section 851 of the Internal Revenue Code of 1986, as amended, or any successor section of such Code or successor federal statute, the portfolio of which is limited to obligations or securities of the character and investment quality contemplated in clauses (a) through (f) above and repurchase agreements which are fully collateralized by any of such obligations or securities, including, without limitation, any mutual fund for which the Trustee or any Paying Agent, or an affiliate of either thereof, serves as investment manager, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) the Trustee or such Paying Agent or affiliate receives fees from such mutual fund for services rendered, (ii) the Trustee or such Paying Agent receives fees for services rendered pursuant to this Indenture, which fees are separate from the fees received from such funds and (iii) services performed pursuant to this Indenture by the Trustee or such Paying Agent may at times duplicate those provided to such mutual fund by the Trustee or such Paying Agent or affiliate; and (i) any other obligations or securities which may lawfully be purchased by the Trustee in its capacity as such.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any defect, irregularity, exception or limitation in record title.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in such Security or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

“Mortgaged Property” means, as of any particular time, all property which at such time is subject to the Lien of this Indenture.

“Notice of Default” means a written notice of the kind specified in Section 1001(c).

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a) Securities theretofore canceled or delivered to the Trustee for cancellation;

(b) Securities deemed to have been paid for all purposes of this Indenture in accordance with Section 901 (whether or not the Company’s indebtedness in respect thereof shall be satisfied and discharged for any other purpose); and

(c) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by a bona fide purchaser or purchasers in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the Securities Outstanding under this Indenture, or the Outstanding Securities of any series or Tranche, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Securities,

(x)  Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns all Securities Outstanding under this Indenture, or all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which the Trustee actually knows to be so owned shall be so disregarded; provided, however, that Securities so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of the Trustee that the pledgee, and not the Company, or any such other obligor or Affiliate of either thereof, has the right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor; and provided, further, that in no event shall any Security which shall have been delivered to evidence or secure, in whole or in part, the Company’s obligations in respect of other indebtedness be deemed to be owned by the Company if the principal of such Security is payable, whether at Stated Maturity or upon mandatory redemption, at the same time as the principal of such other indebtedness is payable, whether at Stated Maturity or upon mandatory redemption or acceleration, but only to the extent of such portion of the principal amount of such Security as does not exceed the principal amount of such other indebtedness, and

(y)  the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 1002; and

(z)  the principal amount of any Security which is denominated in a currency other than Dollars or in a composite currency that shall be deemed to be Outstanding for such purposes shall be the amount of Dollars which could have been purchased by the principal amount (or, in the case of a Discount Security, the Dollar equivalent on the date determined as set forth below of the amount determined as provided in (y) above) of such currency or composite currency evidenced by such Security, in each such case certified to the Trustee in an Officer’s Certificate, based (i) on the average of the mean of the buying and selling spot rates quoted by three banks which are members of the New York Clearing House Association selected by the Company in effect at 11:00 A.M. (New York time) in The City of New York on the fifth Business Day preceding any such determination or (ii) if on such fifth Business Day it shall not be possible or practicable to obtain such quotations from such three banks, on such other quotations or alternative methods of determination which shall be as consistent as practicable with the method set forth in (i) above;

provided, further, that in the case of any Security the principal of which is payable from time to time without presentment or surrender, the principal amount of such Security that shall be deemed to be Outstanding at any time for all purposes of this Indenture shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid.

“Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of, and premium, if any, or interest, if any, on any Securities on behalf of the Company.

“Periodic Offering” means an offering of Securities of a series from time to time any or all of the specific terms of which Securities, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents from time to time subsequent to the initial request for the authentication and delivery of such Securities by the Trustee, as contemplated in Section 301 and clause (b) of Section 401.

“Permitted Liens” means, as of any particular time, any of the following:

(a) Liens existing at the Execution Date;

(b) as to property acquired by the Company after the Execution Date, Purchase Money Liens and any other Liens existing or placed thereon at the time of the acquisition thereof;

(c)           Liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings;

(d)           mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, and carriers’ Liens, other Liens incident to construction, Liens or privileges of any employees of the Company for salary or wages earned, but not yet payable, and other Liens, including without limitation Liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

(e)           Liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) Ten Million Dollars ($10,000,000) and (B) three percent (3%) of the principal amount of the Securities then Outstanding or (ii) with respect to which the Company shall (X) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Company shall have secured a stay of execution pending such appeal or other proceeding or (Y) have the right to prosecute an appeal or other proceeding for review;

(f)           easements, leases, reservations or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged Property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations do not in the aggregate materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company;

(g)           defects, irregularities, exceptions and limitations in title to real property subject to rights-of-way in favor of the Company or otherwise or used or to be used by the Company primarily for right-of-way purposes or real property held under lease, easement, license or similar right; provided, however, that (i) the Company shall have obtained from the apparent owner or owners of such real property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Company acquired the same; (ii) the Company has power under eminent domain or similar statutes to remove such defects, irregularities, exceptions or limitations or (iii) such defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;

(h)           Liens securing indebtedness or other obligations neither created, assumed nor guaranteed by the Company nor on account of which it customarily pays interest upon real property or rights in or relating to real property acquired by the Company for the purpose of the transmission or distribution of electric energy, gas or water, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way;

(i)           leases existing at the Execution Date affecting properties owned by the Company at said date and renewals and extensions thereof; and leases affecting such properties entered into after such date or affecting properties acquired by the Company after such date which, in either case, (i) have respective terms of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by the Company of such properties for the respective purposes for which they are held by the Company;

(j)           Liens vested in lessors, licensors, franchisors or permitters for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

(k)           controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities, upon the Mortgaged Property or any part thereof or the operation or use thereof or upon the Company with respect to the Mortgaged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;

(l)           rights which Governmental Authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the Mortgaged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate the property and business of the Company; and any and all obligations of the Company correlative to any such rights;

(m)           Liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workmen’s compensation, unemployment insurance, social security, any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

(n)           Liens on the Mortgaged Property or any part thereof which are granted by the Company to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;

(o)           rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by the Company or by others on property of the Company;

(p)           (i)  rights and interests of Persons other than the Company arising out of contracts, agreements and other instruments to which the Company is a party and which relate to the common ownership or joint use of property; and (ii) all Liens on the interests of Persons other than the Company in property owned in common by such Persons and the Company if and to the extent that the enforcement of such Liens would not adversely affect the interests of the Company in such property in any material respect;

(q)           any restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public service corporation;

(r)           any Liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;

(s)           rights and interests granted pursuant to Section 802(c);

(t)           Prepaid Liens; and

(u)           any Lien of the Trustee granted pursuant to Section 1107.

“Person” means any individual, Corporation, partnership, limited liability partnership, joint venture, trust or unincorporated organization or any Governmental Authority.

“Place of Payment”, when used with respect to the Securities of any series, or Tranche thereof, means the place or places, specified as contemplated by Section 301, at which, subject to Section 702, principal of and premium, if any, and interest, if any, on the Securities of such series or Tranche are payable.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Prepaid Liens” means any Lien securing indebtedness for the payment, prepayment or redemption of which there have been irrevocably deposited in trust with the trustee or other holder of such Lien moneys and/or Investment Securities which (together with the interest reasonably expected to be earned from the investment and reinvestment in Investment Securities of the moneys and/or the principal of and interest on the Investment Securities so deposited) shall be sufficient for such purpose; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such Lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.

“Property Additions” has the meaning specified in Section 104.

“Purchase Money Lien” means, with respect to any property being acquired or disposed of by the Company or being released from the Lien of this Indenture, a Lien on such property which

(a)           is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;

(b)           is granted to one or more Persons other than the transferor which, by making advances or incurring an obligation, give value to enable the grantor of such Lien to acquire rights in or the use of such property;

(c)           is granted to any other Person in connection with the release of such property from the Lien of this Indenture on the basis of the deposit with the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture of obligations secured by such Lien on such property (as well as any other property subject thereto);

(d)           is held by a trustee or agent for the benefit of one or more Persons described in clause (a), (b) and/or (c) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such Lien for one or more other purposes; or

(e)           otherwise constitutes a purchase money mortgage or a purchase money security interest under applicable law;

and, without limiting the generality of the foregoing, for purposes of this Indenture, the term Purchase Money Lien shall be deemed to include any Lien described above whether or not such Lien (x) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (y) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (z) shall have been granted prior to the acquisition, disposition or release of such property, shall attach to or otherwise cover property other than the property being acquired, disposed of or released and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition, disposition or release.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Required Currency” has the meaning specified in Section 311.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Retired Securities” means any Securities authenticated and delivered under this Indenture which (a) no longer remain Outstanding by reason of the applicability of clause (a) or (b) in the definition of “Outstanding” (other than any Predecessor Security of any Security), (b) have not been made the basis under any of the provisions of this Indenture of one or more Authorized Purposes and (c) have not been paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 307.

“Stated Interest Rate” means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest.  Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on a Security shall be made without regard to the effective interest cost to the Company of such Security and without regard to the Stated Interest Rate on, or the effective cost to the Company of, any other indebtedness the Company’s obligations in respect of which are evidenced or secured in whole or in part by such Security.

“Stated Maturity”, when used with respect to any Security or any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

“Successor Corporation” has the meaning set forth in Section 1301.

“supplemental indenture” or “indenture supplemental hereto” means an instrument supplementing or amending this Indenture executed and delivered pursuant to Article Fourteen.

“Tranche” means a group of Securities which (a) are of the same series and (b) have identical terms, notwithstanding differences as to principal amount, date of issuance, initial Interest Payment Date and/or initial interest accrual date.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trust Indenture Act” means, as of any time, the Trust Indenture Act of 1939 as in effect at such time.

“United States” means the United States of America, its territories, its possessions and other areas subject to its jurisdiction.

SECTION 102.	Funded Property; Funded Cash.

“Funded Property” means:

(a)           all Property Additions to the extent that the same shall have been made the basis of the authentication and delivery of Securities under this Indenture pursuant to Section 402;

(b)           all Property Additions to the extent that the same shall have been made the basis of the release of Funded Property from the Lien of this Indenture pursuant to Section 803;

(c)           all Property Additions to the extent that the same shall have been substituted for Funded Property retired pursuant to Section 104;

(d)           all Property Additions to the extent that the same shall have been made the basis of the withdrawal of cash held by the Trustee pursuant to Section 404 or 806; and

(e)           all Property Additions to the extent that the same shall have been used as the basis of a credit against, or otherwise in satisfaction of, the requirements of any sinking, improvement, maintenance, replacement or similar fund or analogous provision established with respect to the Securities of any series, or any Tranche thereof, as contemplated by Section 301; provided, however, that any such Property Additions shall cease to be Funded Property when all of the Securities of such series or Tranche shall cease to be Outstanding.

In the event that, in any certificate filed with the Trustee in connection with any of the Property Additions referred to in clauses (a), (b), (d) and (e) of this Section, only a part of the Cost or Fair Value of the Property Additions described in such certificate shall be required for the purposes of such certificate, then such Property Additions shall be deemed to be Funded Property only to the extent so required for the purpose of such certificate.

All Funded Property that shall be abandoned, destroyed, released or otherwise disposed of shall for the purpose of Section 104 hereof be deemed Funded Property retired and for other purposes of this Indenture shall thereupon cease to be Funded Property but as in this Indenture provided may at any time thereafter again become Funded Property.  Neither any reduction in the Cost or book value of property recorded in the plant account of the Company, nor the transfer of any amount appearing in such account to intangible and/or adjustment accounts, otherwise than in connection with actual retirements of physical property abandoned, destroyed, released or disposed of, and otherwise than in connection with the removal of such property in its entirety from plant account, shall be deemed to constitute a retirement of Funded Property.

The Company may make allocations, on a pro-rata or other reasonable basis (including, but not limited to, the designation of specific properties or the designation of all or a specified portion of the properties reflected in one or more generic accounts or subaccounts in the Company’s books of account), for the purpose of determining the extent to which fungible properties, or other properties not otherwise identified, reflected in the same generic account or subaccount in the Company’s books of account constitute Funded Property or Funded Property retired.

“Funded Cash” means:

(a)           cash, held by the Trustee hereunder, to the extent that it represents the proceeds of insurance on Funded Property (except as otherwise provided in Section 707), or cash deposited in connection with the release of Funded Property pursuant to Article Eight, or the payment of the principal of, or the proceeds of the release of, obligations secured by Purchase Money Lien and delivered to the Trustee pursuant to Article Eight, all subject, however, to the provisions of Section 707 and Section 806; and

(b)           any cash deposited with the Trustee under Section 404.

SECTION 103.	[Reserved].

SECTION 104.	Property Additions; Cost.

(a) “Property Additions” means, as of any particular time, any item, unit or element of property which at such time is owned by the Company and is Mortgaged Property; provided, however, that Property Additions shall not include:

(i) goodwill, going concern value rights or intangible property except as provided in subsection (c) of this Section; or

(ii) any property the cost of acquisition or construction of which is, in accordance with generally accepted accounting principles, properly chargeable to an operating expense account of the Company.

(b) When any Property Additions are certified to the Trustee as the basis of any Authorized Purpose (except as otherwise provided in Section 803 and Section 806),

(i) there shall be deducted from the Cost or Fair Value to the Company thereof, as the case may be (as of the date so certified), an amount equal to the Cost (or as to Property Additions of which the Fair Value to the Company at the time the same became Funded Property was certified to be an amount less than the Cost as determined pursuant to this Section, then such Fair Value, as so certified, in lieu of Cost) of all Funded Property of the Company retired to the date of such certification (other than the Funded Property, if any, in connection with the application for the release of which such certificate is filed) and not theretofore deducted from the Cost or Fair Value to the Company of Property Additions theretofore certified to the Trustee, and

(ii) there may, at the option of the Company, be added to such Cost or Fair Value, as the case may be, the sum of

(1) the principal amount of any obligations secured by Purchase Money Lien, not theretofore so added and which the Company then elects so to add, which shall theretofore have been delivered to the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture as the basis of the release of Funded Property retired from the Lien of this Indenture or such prior Lien, as the case may be;

(2) three-halves (3/2) of the amount of any cash, not theretofore so added and which the Company then elects so to add, which shall theretofore have been delivered to the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture as the proceeds of insurance on Funded Property retired (to the extent of the portion thereof deemed to be Funded Cash) or as the basis of the release of Funded Property retired from the Lien of this Indenture or from such prior Lien, as the case may be;

(3) three-halves (3/2) of the principal amount of any Security or Securities, or portion of such principal amount, not theretofore so added and which the Company then elects so to add, (I) which shall theretofore have been delivered to the Trustee as the basis of the release of Funded Property retired or (II) the right to the authentication and delivery of which under the provisions of Section 403 shall at any time theretofore have been waived under Section 803(d)(iii) as the basis of the release of Funded Property retired;

(4) the Cost or Fair Value to the Company (whichever shall be less) of any Property Additions, not theretofore so added and which the Company then elects so to add, which shall theretofore have been made the basis of the release of Funded Property retired (such Fair Value to be the amount shown in the Expert’s Certificate delivered to the Trustee in connection with such release); and

(5) the Cost to the Company of any Property Additions not theretofore so added and which the Company then elects so to add, to the extent that the same shall have been substituted for Funded Property retired;

provided, however, that the aggregate of the amounts added under clause (ii) above shall in no event exceed the amounts deducted under clause (i) above.

(c) Except as otherwise provided in Section 803, the term “Cost” with respect to Property Additions shall mean the sum of (i) any cash delivered in payment therefor or for the acquisition thereof, (ii) an amount equivalent to the fair market value in cash (as of the date of delivery) of any securities or other property delivered in payment therefor or for the acquisition thereof, (iii) the principal amount of any obligations secured by prior Lien upon such Property Additions outstanding at the time of the acquisition thereof, (iv) the principal amount of any other obligations incurred or assumed in connection with the payment for such Property Additions or for the acquisition thereof and (v) any other amounts which, in accordance with generally accepted accounting principles, are properly charged or chargeable to the plant or other property accounts of the Company with respect to such Property Additions as part of the cost of construction or acquisition thereof, including, but not limited to, any allowance for funds used during construction or any similar or analogous amount; provided, however, that, notwithstanding any other provision of this Indenture,

(i) with respect to Property Additions owned by a Successor Corporation immediately prior to the time it shall have become such by consolidation or merger or acquired by a Successor Corporation in or as a result of a consolidation or merger (excluding, in any case, Property Additions owned by the Company immediately prior to such time), Cost shall mean the amount or amounts at which such Property Additions are recorded in the plant or other property accounts of such Successor Corporation, or the predecessor Corporation from which such Property Additions are acquired, as the case may be, immediately prior to such consolidation or merger;

(ii) with respect to Property Additions which shall have been acquired (otherwise than by construction) by the Company without any consideration consisting of cash, securities or other property or the incurring or assumption of indebtedness, no determination of Cost shall be required, and, wherever in this Indenture provision is made for Cost or Fair Value, Cost with respect to such Property Additions shall mean an amount equal to the Fair Value to the Company thereof or, if greater, the aggregate amount reflected in the Company’s books of account with respect thereto upon the acquisition thereof; and

(iii) in no event shall the Cost of Property Additions be required to reflect any depreciation or amortization in respect of such Property Additions, or any adjustment to the amount or amounts at which such Property Additions are recorded in plant or other property accounts due to the non-recoverability of investment or otherwise.

If any Property Additions are shown by the Expert’s Certificate provided for in Section 402(b)(ii) to include property which has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company, the Cost thereof need not be reduced by any amount in respect of any goodwill, going concern value rights and/or intangible property simultaneously acquired for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term Property Additions as defined herein may include such goodwill, going concern value rights and intangible property.

SECTION 105.	Compliance Certificates and Opinions.

Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 106.	Form of Documents Delivered to Trustee.

(a) Any Officer’s Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants, upon a certificate or opinion of, or representations by, an Accountant, and insofar as it relates to or is dependent upon matters which are required in this Indenture to be covered by a certificate or opinion of, or representations by, an Expert, upon the certificate or opinion of, or representations by, an Expert, unless, in any case, such officer has actual knowledge that the certificate or opinion or representations with respect to the matters upon which such Officer’s Certificate may be based as aforesaid are erroneous.

Any Expert’s Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by Experts, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless, in any case, such expert has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.

Any certificate of an Accountant may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and in so far as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by Accountants, upon a certificate of, or representations by, an officer or officers of the Company, unless, in any case, such Accountant has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.

Any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company, upon a certificate of, or representations by, an officer or officers of the Company, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants, upon a certificate or opinion of, or representations by, an Accountant, and, insofar as it relates to or is dependent upon matters required in this Indenture to be covered by a certificate or opinion of, or representations by, an Expert, upon the certificate or opinion of, or representations by, an Expert, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous.  In addition, any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon matters covered in an Opinion of Counsel rendered by other counsel, upon such other Opinion of Counsel, unless such counsel has actual knowledge that the Opinion of Counsel rendered by such other counsel with respect to the matters upon which his Opinion of Counsel may be based as aforesaid are erroneous.  Further, any Opinion of Counsel with respect to the status of title to or the sufficiency of descriptions of property, and/or the existence of Liens thereon, and/or the recording or filing of documents, and/or any similar matters, may be based (without further examination or investigation) upon (i) title insurance policies or commitments and reports, lien search certificates and other similar documents or (ii) certificates of, or representations by, officers, employees, agents and/or other representatives of the Company or (iii) any combination of the documents referred to in (i) and (ii), unless, in any case, such counsel has actual knowledge that the document or documents with respect to the matters upon which his opinion may be based as aforesaid are erroneous.  If, in order to render any Opinion of Counsel provided for herein, the signer thereof shall deem it necessary that additional facts or matters be stated in any Officer’s Certificate, certificate of an Accountant or Expert’s Certificate provided for herein, then such certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

(b) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.  Where (i) any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, or (ii) two or more Persons are each required to make, give or execute any such application, request, consent, certificate, statement, opinion or other instrument, any such applications, requests, consents, certificates, statements, opinions or other instruments may, but need not, be consolidated and form one instrument.

(c) Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officer’s Certificate, Expert’s Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted.  Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith.  Without limiting the generality of the foregoing, any Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefits of this Indenture equally and ratably with all other Outstanding Securities, except as aforesaid.

SECTION 107.	Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action  provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting.  Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 1101) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.  The record of any meeting of Holders shall be proved in the manner provided in Section 1506.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The ownership, principal amount (except as otherwise contemplated in clause (y) of the first proviso to the definition of Outstanding) and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Securities for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Securities by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

(f) Securities of any series, or any Tranche thereof, authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders.  If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

(g) The Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other Act solicited by the Company, but the Company shall have no obligation to do so; provided, however, that the Company may not fix a record date for the giving or making of any notice, declaration, request or direction referred to in the next sentence.  In addition, the Trustee may, at its option, fix in advance a record date for the determination of Holders entitled to join in the giving or making of any Notice of Default, any declaration of acceleration referred to in Section 1002, any request to institute proceedings referred to in Section 1007 or any direction referred to in Section 1012.  If any such record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act, or such notice, declaration, request or direction, may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining (i) whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such Act (and for that purpose the Outstanding Securities shall be computed as of the record date) and/or (ii) which Holders may revoke any such Act (notwithstanding subsection (e) of this Section ); and any such Act, given as aforesaid, shall be effective whether or not the Holders which authorized or agreed or consented to such Act remain Holders after such record date and whether or not the Securities held by such Holders remain Outstanding after such record date.

SECTION 108.	Notices, Etc. to Trustee or Company.

Except as otherwise provided in this Indenture, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address set forth for such party below or such other address as the parties hereto shall from time to time designate, or transmitted by registered or certified mail or reputable overnight courier, charges prepaid, to the applicable address set forth for such party below or to such other address as either party hereto may from time to time designate:

If to the Trustee, to:

The Bank of New York Mellon
101 Barclay Street, 4E
New York, New York 10286

Attention:  Corporate Trust Administration
Telephone:  (212) 815-5857
Telecopy:  (732) 667-9474

If to the Company, to:

Louisville Gas and Electric Company
220 West Main Street
Louisville, Kentucky 40202

Attention: Treasurer
Telephone:  (502) 627-4956
Telecopy:   (502) 627-4742

with a copy to:

PPL Corporation
Two North Ninth Street
Allentown, Pennsylvania 18101-1179

Attention:  Treasurer
Telephone:  (610) 774-5987
Telecopy:  (610) 774-5106

Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission or other direct written electronic means, on the date of transmission, and if transmitted by registered or certified mail or reputable overnight courier, on the date of receipt.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.  If a party elects to give the Trustee instructions or directions by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, as aforesaid, and the Trustee in its discretion elects to act upon such instructions or directions, the Trustee’s understanding of such instructions or directions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received.  The party providing instructions or directions by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 109.	Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided in this Indenture, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such Notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 110.	Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by, or is otherwise governed by, any provision of the Trust Indenture Act, such other provision shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.

SECTION 111.	Effect of Headings and Table of Contents.

The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 112.	Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 113.	Separability Clause.

In case any provision in this Indenture or the Securities shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 114.	Benefits of Indenture.

Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of any Outstanding Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 115.	Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the law of any other jurisdiction shall mandatorily govern.

SECTION 116.	Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in Securities of any series, or any Tranche thereof, or in the indenture supplemental hereto, Board Resolution or Officer’s Certificate which establishes the terms of the Securities of such series or Tranche, which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, or Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

SECTION 117.	Investment of Cash Held by Trustee.

Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, except as otherwise provided in Section 806 or in Article Nine, at the request of the Company evidenced by Company Order, be invested or reinvested in Investment Securities designated by the Company (such Company Order to contain a representation to the effect that the securities designated therein constitute Investment Securities), any interest on such Investment Securities shall be promptly paid over to the Company as received free and clear of any Lien.  Such Investment Securities shall be held subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as the cash used to purchase the Investment Securities so sold.  If such sale shall produce a net sum less than the cost of the Investment Securities so sold, the Company shall pay to the Trustee or any such Paying Agent, as the case may be, such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the Investment Securities so sold, and if such sale shall produce a net sum greater than the cost of the Investment Securities so sold, the Trustee or any such Paying Agent, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess, free and clear of any Lien.  In no event shall the Trustee be liable for any loss incurred in connection with the sale of any Investment Security pursuant to this Section.

Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, interest on Investment Securities and any gain upon the sale thereof shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived, whereupon such interest and gain shall be promptly paid over to the Company free and clear of any Lien.

SECTION 118.	Waiver of Jury Trial.

Each of the Company, the Trustee and the Holders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the Securities or the transactions contemplated hereby.

SECTION 119.	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE TWO

SECURITY FORMS

SECTION 201.	Forms Generally.

The definitive Securities of each series shall be in substantially the form or forms thereof established in the indenture supplemental hereto establishing such series or in a Board Resolution establishing such series, or in an Officer’s Certificate pursuant to such a supplemental indenture or Board Resolution, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.  If the form or forms of Securities of any series are established in an Officer’s Certificate pursuant to a supplemental indenture, such Officer’s Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 401 for the authentication and delivery of such Securities.

Unless otherwise specified as contemplated by Section 301, the Securities of each series shall be issuable in registered form without coupons.  The definitive Securities shall be produced in such manner as shall be determined by the officers executing such Securities, as evidenced by their execution thereof.

SECTION 202.	Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the form set forth below:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By: _____________________________
Authorized Signatory

ARTICLE THREE

THE SECURITIES

SECTION 301.	Limitations on Amount Outstanding; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture shall be subject to the provisions of Article Four; provided, however, that the maximum aggregate principal amount of Securities Outstanding at any time shall not, in any event, exceed One Quintillion Dollars ($1,000,000,000,000,000,000), which amount may be changed by supplemental indenture in accordance with Section 1401.

The final Stated Maturity of the last to mature of the Securities authenticated and delivered hereunder shall be no later than December 31, 2110, which date may be changed by supplemental indenture in accordance with Section 1401.

The Securities may be issued in one or more series.  Subject to the last paragraph of this Section, prior to the authentication and delivery of Securities of any series there shall be established by specification in a supplemental indenture or in an Officer’s Certificate of the Company (which need not comply with Section 105) pursuant to a supplemental indenture:

(a) the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of all other series); and, if other than the date of its authentication, the date of each Security of such series;

(b) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, 305, 306, 506 or 1406 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(c) the Person or Persons (without specific identification) to whom any interest on Securities of such series, or any Tranche thereof, shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(d) the date or dates on which the principal of the Securities of such series or any Tranche thereof, is payable or any formulary or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension); and the right, if any, to extend the Maturity of the Securities of such series, or any Tranche thereof, and the duration of any such extension;

(e) the rate or rates at which the Securities of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest after Maturity if different from the rate or rates at which such Securities shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formulary or other method or other means by which such rate or rates shall be determined by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise; the date or dates from which such interest shall accrue; the Interest Payment Dates and the Regular Record Dates, if any, for the interest payable on such Securities on any Interest Payment Date; and the basis of computation of interest, if other than as provided in Section 310; and the right, if any, to extend the interest payment periods and the duration of any such extension;

(f) the place or places at which and/or methods (if other than as provided elsewhere in this Indenture) by which (i) the principal of and premium, if any, and interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, (ii) registration of transfer of Securities of such series, or any Tranche thereof, may be effected, (iii) exchanges of Securities of such series, or any Tranche thereof, may be effected and (iv) notices and demands to or upon the Company in respect of the Securities of such series, or any Tranche thereof, and this Indenture may be served; the Security Registrar and any Paying Agent or Agents for such series or Tranche; and, if such is the case, that the principal of such Securities shall be payable without the presentment or surrender thereof;

(g) the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the Securities of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company and any restrictions on such redemptions;

(h) the obligation or obligations, if any, of the Company to redeem or purchase or repay the Securities of such series, or any Tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased or repaid, in whole or in part, pursuant to such obligation and applicable exceptions to the requirements of Section 504 in the case of mandatory redemption or redemption or repayment at the option of the Holder;

(i) the denominations in which Securities of such series, or any Tranche thereof, shall be issuable if other than denominations of One Thousand Dollars ($1,000) and any integral multiple thereof;

(j) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made and the manner in which the amount of such coin or currency payable is to be determined;

(k) the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Securities of such series, or any Tranche thereof, shall be payable (if other than Dollars) and the manner in which the equivalent of the principal amount thereof in Dollars is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time;

(l) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

(m)  if the amount payable in respect of principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside this Indenture, the manner in which such amounts shall be determined to the extent not established pursuant to clause (e), (g) or (h) of this paragraph;

(n) if other than the entire principal amount thereof, the portion of the principal amount of Securities of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 1002;

(o) the terms, if any, pursuant to which the Securities of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

(p) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Securities of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any provisions for satisfaction and discharge of Securities of any series, in addition to those set forth in Article Eight, or any exceptions to those set forth in Article Eight;

(q) if the Securities of such series, or any Tranche thereof, are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of global form and (iii) any other matters incidental to such Securities;

(r) to the extent not established pursuant to clause (q) of this paragraph, any limitations on the rights of the Holders of the Securities of such Series, or any Tranche thereof, to transfer or exchange such Securities or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Securities of such series, or any Tranche thereof, the amount or terms thereof;

(s) if the Securities of such series, or any Tranche thereof, are to be issuable as bearer securities, any and all matters incidental thereto which are not specifically addressed in a supplemental indenture as contemplated by clause (g) of Section 1401;

(t) any exceptions to Section 116, or variation in the definition of Business Day, with respect to the Securities of such series, or any Tranche thereof;

(u) any other terms of the Securities of such series, or any Tranche thereof, that the Company may elect to specify.

With respect to Securities of a series subject to a Periodic Offering, the indenture supplemental hereto or the Officer’s Certificate which establishes such series may provide general terms or parameters for Securities of such series and provide that the specific terms of Securities of such series, or any Tranche thereof, shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated in clause (b) of Section 401.

Unless otherwise provided with respect to a series of Securities as contemplated in clause (b) of Section 301, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount, if any, authorized with respect to such series as increased.

SECTION 302.	Denominations.

Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, the Securities of each series shall be issuable in denominations of One Thousand Dollars ($1,000) and any integral multiple thereof.

SECTION 303.	Execution and Dating; Authentication.

Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities or any Tranche thereof, the Securities shall be executed on behalf of the Company by an Authorized Officer of the Company, and may have the corporate seal of the Company affixed thereto or reproduced thereon attested by its Secretary, one of its Assistant Secretaries or any other Authorized Officer.  The signature of any or all of these officers on the Securities may be manual or facsimile.

A Security bearing the manual or facsimile signature of an individual who was at the time of execution an Authorized Officer of the Company shall bind the Company, notwithstanding that any such individual has ceased to be an Authorized Officer prior to the authentication and delivery of the Security or did not hold such office at the date of such Security.

Except as otherwise specified as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, each Security shall be dated the date of its authentication.

Except as otherwise specified as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, no Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or its agent by manual signature of an authorized signatory thereof, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.  Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

SECTION 304.	Temporary Securities.

Pending the preparation of definitive Securities of any series, or any Tranche thereof, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as any officer executing such Securities may determine, as evidenced by such officer’s execution of such Securities; provided, however, that temporary Securities need not recite specific redemption, sinking fund, conversion or exchange provisions.

If temporary Securities of any series or Tranche are issued, the Company shall cause definitive Securities of such series or Tranche to be prepared without unreasonable delay.  After the preparation of definitive Securities of such series or Tranche, the temporary Securities of such series or Tranche shall be exchangeable for definitive Securities of such series or Tranche, upon surrender of the temporary Securities of such series or Tranche at the office or agency of the Company maintained pursuant to Section 702 in a Place of Payment for such series or Tranche, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series or Tranche, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor definitive Securities of the same series or Tranche, of authorized denominations and of like tenor and aggregate principal amount.

Until exchanged in full as hereinabove provided, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and Tranche and of like tenor authenticated and delivered hereunder.

SECTION 305.	Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept in one of the offices or agencies designated pursuant to Section 702, with respect to the Securities of each series or any Tranche thereof, a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of such series or Tranche and the registration of transfer thereof.  The Company shall designate one Person to maintain the Security Register for the Securities of each series, and such Person is referred to herein, with respect to such series, as the “Security Registrar.”  Anything herein to the contrary notwithstanding, the Company may designate one of its offices or an office of any Affiliate as the office in which the Security Register with respect to the Securities of one or more series, or any Tranche or Tranches thereof, shall be maintained, and the Company may designate itself or any Affiliate as the Security Registrar with respect to one or more of such series.  The Security Register shall be open for inspection by the Trustee and the Company at all reasonable times.  Unless otherwise specified in or pursuant to this Indenture or the Securities, the Trustee shall be the initial Security Registrar for each series of Securities.

Except as otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, upon surrender for registration of transfer of any Security of such series or Tranche at the office or agency of the Company maintained pursuant to Section 702 in a Place of Payment for such series or Tranche, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

Except as otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, any Security of such series or Tranche may be exchanged at the option of the Holder for one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities, which the Holder making the exchange is entitled to receive.

All Securities delivered upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same obligation, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing.

Unless otherwise specified as contemplated by Section 301, with respect to Securities of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 506 or 1406 not involving any transfer.

The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of (a) Securities of any series, or any Tranche thereof, during a period of 15 days immediately preceding the date notice is to be given identifying the serial numbers of the Securities of such series or Tranche called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 306.	Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and Tranche, of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Security and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and Tranche, of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone other than the Holder of such new security, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.	Payment of Interest; Interest Rights Preserved.

Unless otherwise provided as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (whether or not a Business Day).

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a date (a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date.

(b) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.	Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 305 and 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.	Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not theretofore canceled, shall be promptly canceled by the Trustee.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee.  No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture.  All canceled Securities held by the Trustee shall be disposed of in accordance with the Trustee’s customary procedures and the Trustee shall promptly deliver a certificate of disposition to the Company unless, by Company Order, the Company shall direct that canceled Securities be returned to it.

SECTION 310.	Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, or Tranche thereof, interest on the Securities of each series shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during such period.

SECTION 311.	Payment to Be in Proper Currency.

In the case of any Security denominated in any currency other than Dollars or in a composite currency (the “Required Currency”), except as otherwise specified with respect to such Security as contemplated by Section 301, the obligation of the Company to make any payment of the principal thereof, or the premium or interest thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable.  If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency.  The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its negligence or willful misconduct.  The Company hereby waives any defense of payment based upon any such tender or recovery which is not in the Required Currency, or which, when exchanged for the Required Currency by the Trustee, is less than the full amount of Required Currency then due and payable.

SECTION 312.	Extension of Interest Payment.

The Company shall have the right at any time, to extend interest payment periods on all the Securities of any series hereunder, if so specified as contemplated by Section 301 with respect to such Securities and upon such terms as may be specified as contemplated by Section 301 with respect to such Securities.

SECTION 313.	CUSIP Numbers.

The Company in issuing the Securities may use CUSIP numbers and/or other similar third-party identifiers (if then generally in use), and, if so, the Company, the Trustee or the Security Registrar may use CUSIP numbers or such other identifiers in notices of redemption as a convenience to Holders; provided; however, that any such notice may state that no representation is made as to the correctness of such numbers or other identifiers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the identification numbers assigned by the Company and printed on the Securities, in which case neither the Company nor, as the case may be, the Trustee or the Security Registrar, or any agent of any of them, shall have any liability in respect of any CUSIP number or other third-party identifier used on any such notice, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall as promptly as practicable notify the Trustee in writing of any change in CUSIP numbers or other identifiers.

ARTICLE FOUR

ISSUANCE OF SECURITIES

SECTION 401.	General

Subject to the provisions of Section 402, 403 or 404, whichever may be applicable, the Trustee shall authenticate and deliver Securities of a series for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

(a) the instrument or instruments establishing the form or forms and terms of the Securities of such series, as provided in Sections 201 and 301;

(b) a Company Order requesting the authentication and delivery of such Securities and, to the extent that the terms of Securities subject to a Periodic Offering shall not have been established in an indenture supplemental hereto or in an Officer’s Certificate, as contemplated by Section 301, specifying procedures, acceptable to the Trustee, by which such terms are to be established (which procedures may provide, to the extent acceptable to the Trustee, for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing), in either case in accordance with the instrument or instruments establishing the terms of the Securities of such series delivered pursuant to clause (a) above;

(c) Securities of such series, each executed on behalf of the Company by an Authorized Officer of the Company;

(d) an Officer’s Certificate (i) which shall comply with the requirements of Section 105 of this Indenture and (ii) which states that no Event of Default under this Indenture has occurred or is occurring;

(e) an Opinion of Counsel which shall comply with the requirements of Section 105 of this Indenture and shall be substantially to the following effect:

(i) the form or forms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

(ii) the terms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and

(iii) when such Securities shall have been authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Securities will have been duly issued under this Indenture, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to laws relating to or affecting generally the enforcement of mortgagees’ and other creditors’ rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits provided by this Indenture;

provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication and delivery of Securities of such series and that in lieu of the opinions described in clauses (ii) and (iii) above such Opinion of Counsel may, alternatively, be substantially to the following effect:

(x)  when the terms of such Securities shall have been established pursuant to such procedures as may be specified from time to time by a Company Order or Orders, all as contemplated by and in accordance with the instrument or instruments delivered pursuant to clause (a) above, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and

(y)  when such Securities shall have been (1) executed by the Company, (2) authenticated and delivered by the Trustee in accordance with this Indenture, (3) issued and delivered by the Company and (4) paid for, all as contemplated by and in accordance with the procedures specified in the aforesaid Company Order or Orders, such Securities will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to laws relating to or affecting generally the enforcement of mortgagees’ and other creditors’ rights, including, without limitation, bankruptcy and insolvency laws and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits provided by this Indenture.

With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Sections 201 and 301 and this Section, as applicable, at or prior to the time of the first authentication of Securities of such series, unless and until such opinion or other documents have been superseded or revoked or expire by their terms.  In connection with the authentication and delivery of Securities of a series, pursuant to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Securities do not violate any applicable law or any applicable rule, regulation or order of any governmental agency or commission having jurisdiction over the Company.

Anything herein to the contrary notwithstanding, the Trustee shall not be required to authenticate the Securities of any series or Tranche if the issuance of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

SECTION 402.	Issuance of Securities on the Basis of Property Additions.

(a) Securities of any one or more series may be authenticated and delivered on the basis of Property Additions which do not constitute Funded Property in a principal amount not exceeding sixty-six and two-thirds percentum (66-2/3%) of the balance of the Cost or the Fair Value to the Company of such Property Additions (whichever shall be less) after making any deductions and any additions pursuant to Section 104(b).

(b) Securities of any series shall be authenticated and delivered by the Trustee on the basis of Property Additions upon receipt by the Trustee of:

(i) the documents with respect to the Securities of such series specified in Section 401;

(ii) an Expert’s Certificate dated as of a date not more than ninety (90) days prior to the date of the Company Order referring to it,

(1) describing the property designated by the Company, in its discretion, to be made the basis of the authentication and delivery of such Securities (such description of property to be made by reference, at the election of the Company, either to specified items, units and/or elements of property or portions thereof, on a percentage or Dollar basis, or to properties reflected in specified accounts or subaccounts in the Company’s books of account or portions thereof, on a Dollar basis), and stating the Cost of such property;

(2) stating that all such property constitutes Property Additions;

(3) stating that such Property Additions are desirable for use in the conduct of the business, or one of the businesses, of the Company;

(4) stating that such Property Additions, to the extent of the Cost or Fair Value to the Company thereof (whichever is less) to be made the basis of the authentication and delivery of such Securities, do not constitute Funded Property;

(5) stating, except as to Property Additions acquired, made or constructed wholly through the delivery of securities or other property, that the amount of cash forming all or part of the Cost thereof was equal to or more than an amount to be stated therein;

(6) briefly describing, with respect to any Property Additions acquired, made or constructed in whole or in part through the delivery of securities or other property, the securities or other property so delivered and stating the date of such delivery;

(7) stating what part, if any, of such Property Additions includes property which within six months prior to the date of acquisition thereof by the Company had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and stating whether or not, in the judgment of the signers, the Fair Value thereof to the Company, as of the date of such certificate, is less than Twenty-five Thousand Dollars ($25,000) and whether or not such Fair Value is less than one percent (1%) of the aggregate principal amount of Securities then Outstanding;

(8) stating, in the judgment of the signers, the Fair Value to the Company, as of the date of such certificate, of such Property Additions, except any thereof with respect to the Fair Value to the Company of which a statement is to be made in an Independent Expert’s Certificate pursuant to clause (iii) below;

(9) stating the amount required to be deducted under Section 104(b)(i) and the amounts elected to be added under Section 104(b)(ii) in respect of Funded Property retired of the Company;

(10) if any property included in such Property Additions is subject to a Lien of the character described (I) in clause (f) of the definition of Permitted Liens, stating that such Lien does not, in the judgment of the signers, materially impair the use by the Company of the Mortgaged Property considered as a whole, or (II) in clause (i)(ii) of the definition of Permitted Liens, stating that such Lien does not, in the judgment of the signers, materially impair the use by the Company of such property for the purposes for which it is held by the Company or (III) in clause (p)(ii) of the definition of Permitted Liens, stating that the enforcement of such Lien would not, in the judgment of the signers, adversely affect the interests of the Company in such property in any material respect;

(11) stating the lower of the Cost or the Fair Value to the Company of such Property Additions, after the deductions therefrom and additions thereto specified in such Expert’s Certificate pursuant to clause (9) above;

(12) stating the aggregate principal amount of the Securities to be authenticated and delivered on the basis of such Property Additions (such amount not to exceed sixty-six and two-thirds percent (66-2/3%) of the amount stated pursuant to clause (11) above);

(iii) in case any Property Additions are shown by the Expert’s Certificate provided for in clause (ii) above to include property which, within six months prior to the date of acquisition thereof by the Company, had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and such certificate does not show the Fair Value thereof to the Company, as of the date of such certificate, to be less than Twenty-five Thousand Dollars ($25,000) or less than one percent (1%) of the aggregate principal amount of Securities then Outstanding, an Independent Expert’s Certificate stating, in the judgment of the signer, the Fair Value to the Company, as of the date of such Independent Expert’s Certificate, of (X) such Property Additions which have been so used or operated and (at the option of the Company) as to any other Property Additions included in the Expert’s Certificate provided for in clause (ii) above and (Y) in case such Independent Expert’s Certificate is being delivered in connection with the authentication and delivery of Securities, any property so used or operated which has been subjected to the Lien of this Indenture since the commencement of the then current calendar year as the basis for the authentication and delivery of Securities and as to which an Independent Expert’s Certificate has not previously been furnished to the Trustee;

(iv) in case any Property Additions are shown by the Expert’s Certificate provided for in clause (ii) above to have been acquired, made or constructed in whole or in part through the delivery of securities or other property, an Expert’s Certificate stating, in the judgment of the signers, the fair market value in cash of such securities or other property at the time of delivery thereof in payment for or for the acquisition of such Property Additions;

(v) an Opinion of Counsel to the effect that:

(1) this Indenture constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will constitute, a Lien on all the Property Additions to be made the basis of the authentication and delivery of such Securities, subject to no Lien thereon prior to the Lien of this Indenture except Permitted Liens (excluding Liens described solely in clause (b) of the definition of Permitted Liens); and

(2) the Company has corporate authority to operate such Property Additions; and

(vi) copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in clause (v) above.

SECTION 403.	Issuance of Securities on the Basis of Retired Securities.

(a) Securities of any one or more series may be authenticated and delivered on the basis of, and in an aggregate principal amount not exceeding the aggregate principal amount of, Retired Securities.

(b) Securities of any series shall be authenticated and delivered by the Trustee on the basis of Retired Securities upon receipt by the Trustee of:

(i) the documents with respect to the Securities of such series specified in Section 401; and

(ii) an Officer’s Certificate stating that Retired Securities, specified by series, in an aggregate principal amount not less than the aggregate principal amount of Securities to be authenticated and delivered, have theretofore been authenticated and delivered and, as of the date of such Officer’s Certificate, constitute Retired Securities and are the basis for the authentication and delivery of such Securities.

SECTION 404.	Issuance of Securities on the Basis of Deposit of Cash.

(a) Securities of any one or more series may be authenticated and delivered on the basis of, and in an aggregate principal amount not exceeding the amount of, any deposit with the Trustee of cash for such purpose.

(b) Securities of any series shall be authenticated and delivered by the Trustee on the basis of the deposit of cash when the Trustee shall have received, in addition to such deposit, the documents with respect to the Securities of such series specified in Section 401.

(c) All cash deposited with the Trustee under the provisions of this Section shall be held by the Trustee as a part of the Mortgaged Property and may be withdrawn from time to time by the Company, upon application of the Company to the Trustee, in an amount equal to the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under Section 402 or Section 403 by virtue of compliance with all applicable provisions of this Indenture (except as hereinafter in this subsection (c) otherwise provided).

Upon any such application for withdrawal, the Company shall comply with all applicable provisions of this Article relating to the authentication and delivery of Securities under Section 402 or Section 403, as the case may be, except that the Company shall not in any event be required to deliver the documents specified in Section 401.

Any withdrawal of cash under this subsection (c) shall operate as a waiver by the Company of its right to the authentication and delivery of Securities on which it is based, and such Securities may not thereafter be authenticated and delivered hereunder.  Any Property Additions which have been made the basis of any such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of the withdrawal of such cash; and any Retired Securities which have been made the basis of any such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of the withdrawal of such cash.

(d) If at any time the Company shall so direct, any sums deposited with the Trustee under the provisions of this Section may be used or applied to the purchase, payment or redemption of Securities in the manner and subject to the conditions provided in clauses (d) and (e) of Section 806.

ARTICLE FIVE

REDEMPTION OF SECURITIES

SECTION 501.	Applicability of Article.

Securities of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of such series or Tranche) in accordance with this Article.

SECTION 502.	Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or an Officer’s Certificate.  The Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the series, Tranche and principal amount of such Securities to be redeemed.  In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

SECTION 503.	Selection of Securities to Be Redeemed.

If less than all the Securities of any series, or any Tranche thereof, are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee from the Outstanding Securities of such series or Tranche not previously called for redemption, by such method as shall be provided for such particular series or Tranche, or in the absence of any such provision, by such method of random selection as the Trustee shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of portions (equal to any authorized denomination for Securities of such series or Tranche) of the principal amount of Securities of such series or Tranche of a denomination larger than the minimum authorized denomination for Securities of such series or Tranche; provided, however, that if, as indicated in an Officer’s Certificate, the Company shall have offered to purchase all or any principal amount of the Securities then Outstanding of any series, or any Tranche thereof, and less than all of such Securities as to which such offer was made shall have been tendered to the Company for such purchase, the Trustee, if so directed by Company Order, shall select for redemption all or any principal amount of such Securities which have not been so tendered.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected to be redeemed in part, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 504.	Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 109 to the Holders of Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.

All notices of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price or, if not then ascertainable, the manner of calculation thereof,

(c) if less than all the Securities of any series or Tranche are to be redeemed, the identification of the particular Securities to be redeemed and the portion of the principal amount of any Security to be redeemed in part,

(d) that on the Redemption Date the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(e) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any, unless it shall have been specified as contemplated by Section 301 with respect to such Securities that such surrender shall not be required,

(f) that the redemption is for a sinking or other fund, if such is the case, and

(g) such other matters as the Company shall deem desirable or appropriate.

Unless otherwise specified with respect to any Securities in accordance with Section 301, with respect to any notice of redemption of Securities at the election of the Company, unless, upon the giving of such notice, such Securities shall be deemed to have been paid in accordance with Section 901, such notice may state that such redemption shall be conditional upon the receipt by the Paying Agent or Agents for such Securities, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Securities and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Securities.  In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made.

Notice of redemption of Securities to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, on Company Request, by the Trustee in the name and at the expense of the Company; provided, however, that, in the case of a notice of redemption, the Company shall have delivered to the Trustee, at least 45 days (or such shorter period as the Trustee may allow) prior to the Redemption Date, a Company Order requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 504.

SECTION 505.	Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities or portions thereof, if interest-bearing, shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with such notice, such Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that no such surrender shall be a condition to such payment if so specified as contemplated by Section 301 with respect to such Security; and provided, further, that except as otherwise specified as contemplated by Section 301 with respect to such Security, any installment of interest on any Security the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Security, or one or more Predecessor Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Security and subject to the provisions of Sections 305 and 307.

SECTION 506.	Securities Redeemed in Part.

Upon the surrender of any Security which is to be redeemed only in part at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE SIX

SINKING FUNDS

SECTION 601.	Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of any series, or any Tranche thereof, except as otherwise specified as contemplated by Section 301 for Securities of such series or Tranche.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series, or any Tranche thereof, is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series, or any Tranche thereof, is herein referred to as an “optional sinking fund payment”.  If provided for by the terms of Securities of any series, or any Tranche thereof, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 602.  Each sinking fund payment shall be applied to the redemption of Securities of the series or Tranche in respect of which it was made as provided for by the terms of such Securities.

SECTION 602.	Satisfaction of Sinking Fund Payments with Securities.

The Company (a) may deliver to the Trustee Outstanding Securities (other than any previously called for redemption) of a series or Tranche in respect of which a mandatory sinking fund payment is to be made and (b) may apply as a credit Securities of such series or Tranche which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of such mandatory sinking fund payment; provided, however, that no Securities shall be applied in satisfaction of a mandatory sinking fund payment if such Securities shall have been previously so applied.  Securities so applied shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 603.	Redemption of Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date for the Securities of any series, or any Tranche thereof, the Company shall deliver to the Trustee an Officer’s Certificate specifying:

(a) the amount of the next succeeding mandatory sinking fund payment for such series or Tranche;

(b) the amount, if any, of the optional sinking fund payment to be made together with such mandatory sinking fund payment;

(c) the aggregate sinking fund payment;

(d) the portion, if any, of such aggregate sinking fund payment which is to be satisfied by the payment of cash;

(e) the portion, if any, of such aggregate sinking fund payment which is to be satisfied by delivering and crediting Securities of such series or Tranche pursuant to Section 602 and stating the basis for such credit and that such Securities have not previously been so credited, and the Company shall also deliver to the Trustee any Securities to be so delivered.  If the Company shall not deliver such Officer’s Certificate, the next succeeding sinking fund payment for such series or Tranche shall be made entirely in cash in the amount of the mandatory sinking fund payment.  Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 503 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 504.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 505 and 506.

ARTICLE SEVEN

REPRESENTATIONS AND COVENANTS

SECTION 701.	Payment of Securities; Lawful Possession; Preservation of Lien

(a) The Company shall pay the principal of and premium, if any, and interest, if any, on the Securities of each series in accordance with the terms of such Securities and this Indenture.

(b) At the Execution Date, the Company is lawfully possessed of the Mortgaged Property and has sufficient right and authority to mortgage and pledge the Mortgaged Property, as provided in and by this Indenture.

(c) The Company shall maintain and preserve the Lien of this Indenture so long as any Securities shall remain Outstanding, subject, however, to the provisions of Article Eight and Article Thirteen.

SECTION 702.	Maintenance of Office or Agency.

The Company shall maintain in each Place of Payment for the Securities of each series, or any Tranche thereof, an office or agency where payment of such Securities shall be made and/or where such Securities may be surrendered for payment, where the registration of transfer or exchange of such Securities may be effected and where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency, and the Company shall thereupon give prompt notice thereof to the Holders in the manner specified in Section 109.  If at any time the Company shall fail to maintain any such required office or agency in respect of the Securities of any series, or any Tranche thereof, or shall fail to furnish the Trustee with the address thereof, payment of such Securities may be made, registration of transfer or exchange thereof may be effected and notices and demands in respect of such Securities and this Indenture may be served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent for all such purposes in any such event.

The Company may also from time to time designate one or more other offices or agencies with respect to the Securities of one or more series, or any Tranche thereof, for any or all of the foregoing purposes and may from time to time rescind such designations; provided, however, that, unless otherwise specified as contemplated by Section 301 with respect to the Securities of such series or Tranche, no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes in each Place of Payment for such Securities in accordance with the requirements set forth above.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency, and the Company shall thereupon give prompt notice thereof to the Holders in the manner specified in Section 109.

Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company or an Affiliate of the Company, in which event the Company or such Affiliate, as the case may be, shall perform all functions to be performed at such office or agency.

SECTION 703.	Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, or interest, if any, on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, or interest, if any, on such Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent for the Securities of any series, or any Tranche thereof, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a) hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Company (or any other obligor upon such Securities) in making any payment of principal of or premium, if any, or interest, if any, on such Securities; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article Seven; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such Security shall, as an unsecured general creditor and not as the Holder of an Outstanding Security, look only to the Company for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may, at the expense of the Company, either (a) cause to be mailed, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company or (b) cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company.

SECTION 704.	Existence as a Corporation.

Subject to the rights of the Company under Article Thirteen, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Corporation.

SECTION 705.	Maintenance of Properties.

The Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) the Mortgaged Property, considered as a whole, to be maintained and kept in good condition, repair and working order and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made such repairs, renewals, replacements, betterments and improvements thereof, as, in the judgment of the Company, may be necessary in order that the operation of the Mortgaged Property, considered as a whole, may be conducted in accordance with common industry practice; provided, however, that nothing in this Section shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any portion of the Mortgaged Property if such discontinuance is in the judgment of the Company desirable in the conduct of its business; and provided, further, that nothing in this Section shall prevent the Company from selling, transferring or otherwise disposing of, or causing the sale, transfer or other disposition of, any portion of the Mortgaged Property in compliance with the other Articles of this Indenture.

SECTION 706.	Payment of Taxes; Discharge of Liens.

The Company shall pay all taxes and assessments and other governmental charges lawfully levied or assessed upon the Mortgaged Property, or upon any part thereof, or upon the interest of the Trustee in the Mortgaged Property, before the same shall become delinquent, and shall observe and conform in all material respects to all valid requirements of any Governmental Authority relative to the Mortgaged Property and all covenants, terms and conditions upon or under which any of the Mortgaged Property is held; and the Company shall not suffer any Lien to be created upon the Mortgaged Property, or any part thereof, prior to the Lien hereof, other than Permitted Liens and other than, in the case of property hereafter acquired, Purchase Money Liens and any other Liens existing or placed thereon at the time of the acquisition thereof; provided, however, that nothing in this Section contained shall require the Company (i) to observe or conform to any requirement of Governmental Authority or to cause to be paid or discharged, or to make provision for, any such Lien, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, (ii) to pay, discharge or make provisions for any tax, assessment or other governmental charge, the validity of which shall not be so contested if adequate security for the payment of such tax, assessment or other governmental charge and for any penalties or interest which may reasonably be anticipated from failure to pay the same shall be given to the Trustee or (iii) to pay, discharge or make provisions for any Liens existing on the Mortgaged Property at the Execution Date; and provided, further, that nothing in this Section shall prohibit the issuance or other incurrence of additional indebtedness, or the refunding of outstanding indebtedness, secured by any Lien prior to the Lien hereof which is permitted under this Section to continue to exist.

SECTION 707.	Insurance.

(a) The Company shall (i) keep or cause to be kept all the property subject to the Lien of this Indenture insured against loss by fire, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, the proceeds of such insurance (except as to any loss of Excepted Property and except as to any particular loss less than the greater of (A) Ten Million Dollars ($10,000,000) and (B) three percent (3%) of the principal amount of Securities Outstanding on the date of such particular loss) to be made payable, subject to applicable law, to the Trustee as the interest of the Trustee may appear, or to the trustee or other holder of any Lien prior hereto upon property subject to the Lien hereof, if the terms thereof require such payment or (ii) in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against loss by fire of companies similarly situated and operating properties subject to similar fire hazards or properties on which an equal primary fire insurance rate has been set by reputable insurance companies; and if the Company shall adopt such other method or plan of protection, it shall, subject to applicable law (and except as to any loss of Excepted Property and except as to any particular loss less than the greater of (X) Ten Million Dollars ($10,000,000) and (Y) three percent (3%) of the principal amount of Securities Outstanding on the date of such particular loss) pay to the Trustee on account of any loss covered by such method or plan an amount in cash equal to the amount of such loss less any amounts otherwise paid to the Trustee in respect of such loss or paid to the trustee or other holder of any Lien prior hereto upon property subject to the Lien hereof in respect of such loss if the terms thereof require such payment.  Any cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance.  In case of the adoption of such other method or plan of protection, the Company shall furnish to the Trustee a certificate of an actuary or other qualified person appointed by the Company with respect to the adequacy of such method or plan.

Anything herein to the contrary notwithstanding, the Company may have fire insurance policies with (i) a deductible provision in a dollar amount per occurrence not exceeding the greater of (A) Ten Million Dollars ($10,000,000) and (B) three percent (3%) of the principal amount of the Securities Outstanding on the date such policy goes into effect and/or (ii) co-insurance or self insurance provisions with a dollar amount per occurrence not exceeding thirty percent (30%) of the loss proceeds otherwise payable; provided, however, that the dollar amount described in clause (i) above may be exceeded to the extent such dollar amount per occurrence is below the deductible amount in effect as to fire insurance (X) on property of similar character insured by companies similarly situated and operating like property or (Y) on property as to which an equal primary fire insurance rate has been set by reputable insurance companies.

Anything herein to the contrary notwithstanding, the Company need not keep insured or protected by any other method or plan, as contemplated herein, any part of the Mortgaged Property if, in the judgment of the Company, such insurance or protection of such part of the Mortgaged Property is no longer desirable in the conduct of the business of the Company.

(b) All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to Funded Property, shall, subject to the requirements of any Lien prior hereto upon property subject to the Lien hereof, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company to reimburse the Company for an equal amount expended or committed for expenditure in the rebuilding, renewal and/or replacement of or substitution for the property destroyed or damaged, upon receipt by the Trustee of:

(i) a Company Request requesting such payment,

(ii) an Expert’s Certificate:

(A) describing the property so damaged or destroyed;

(B) stating the Cost of such property (or, if the Fair Value to the Company of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost) or, if such damage or destruction shall have affected only a portion of such property, stating the allocable portion of such Cost or Fair Value;

(C) stating the amounts so expended or committed for expenditure in the rebuilding, renewal, replacement of and/or substitution for such property; and

(D) stating the Fair Value to the Company of such property as rebuilt or renewed or as to be rebuilt or renewed and/or of the replacement or substituted property, and if

(a) within six months prior to the date of acquisition thereof by the Company, such property has been used or operated, by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and

(b) the Fair Value to the Company of such property as set forth in such Expert’s Certificate is not less than Twenty-five Thousand Dollars ($25,000) and not less than one percent (1%) of the aggregate principal amount of the Securities at the time Outstanding, the Expert making the statement required by this clause (D) shall be an Independent Expert, and

(iii) an Opinion of Counsel stating that, in the opinion of the signer, the property so rebuilt or renewed or to be rebuilt or renewed, and/or the replacement property, is or will be subject to the Lien hereof to the same extent as was the property so destroyed or damaged.

Any such moneys not so applied within thirty-six (36) months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding, renewal, replacement or substitution then in progress and uncompleted shall not have been given to the Trustee by the Company within such thirty-six (36) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 806; provided, however, that if the amount of such moneys shall exceed sixty-six and two-thirds percentum (66-2/3%) of the amount stated pursuant to clause (B) in the Expert’s Certificate referred to above, the amount of such excess shall not be deemed to be Funded Cash, shall not be subject to Section 806 and shall be remitted to or upon the order of the Company upon the withdrawal, use or application of the balance of such moneys pursuant to Section 806.

Anything in this Indenture to the contrary notwithstanding, if property on or with respect to which a loss occurs constitutes Funded Property in part only, the Company may, at its election, obtain the reimbursement of insurance proceeds attributable to the part of such property which constitutes Funded Property under this subsection (b) and obtain the reimbursement of insurance proceeds attributable to the part of such property which does not constitute Funded Property under subsection (c) of this Section 707.

(c) All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to property which does not constitute Funded Property, shall, subject to the requirements of any Lien prior hereto upon property subject to the Lien hereof, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company upon receipt by the Trustee of:

(i) a Company Request requesting such payment;

(ii) an Expert’s Certificate stating:

(A) that such moneys were paid to or received by the Trustee on account of a loss on or with respect to property which does not constitute Funded Property; and

(B) if true, either (I) that the aggregate amount of the Cost or Fair Value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding, to the extent of such loss, the property on or with respect to which such loss was incurred), after making deductions therefrom and additions thereto of the character contemplated by Section 104, is not less than zero (0) or (II) that the amount of such loss does not exceed the aggregate Cost or Fair Value to the Company (whichever is less) of Property Additions acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Company Request requesting such payment; or

(C) if neither of the statements contemplated in subclause (B) above can be made, the amount by which zero (0) exceeds the amount referred to in subclause (B)(I) above (showing in reasonable detail the calculation thereof); and

(iii) if the Expert’s Certificate required by clause (ii) above contains neither of the statements contemplated in clause (ii)(B) above, an amount in cash, to be held by the Trustee as part of the Mortgaged Property, equal to the amount shown in clause (ii)(C) above.

To the extent that the Company shall be entitled to withdraw proceeds of insurance pursuant to this subsection (c), such proceeds shall be deemed not to constitute Funded Cash.

(d) Whenever under the provisions of this Section the Company is required to deliver moneys to the Trustee and at the same time shall have satisfied the conditions set forth herein for payment of moneys by the Trustee to the Company, there shall be paid to or retained by the Trustee or paid to the Company, as the case may be, only the net amount.

SECTION 708.	Recording, Filing, etc.

The Company shall cause this Indenture and all indentures and instruments supplemental hereto (or notices, memoranda or financing statements as may be recorded or filed to place third parties on notice thereof) to be promptly recorded and filed and re-recorded and re-filed in such manner and in such places, as may be required by law in order fully to preserve and protect the security of the Holders of the Securities and all rights of the Trustee, and shall furnish to the Trustee:

(a) promptly after the execution and delivery of this Indenture and of each supplemental indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture or such supplemental indenture (or any other instrument, resolution, certificate, notice, memorandum or financing statement in connection therewith) has been properly recorded and filed, so as to make effective the Lien intended to be created hereby or thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective.  The Company shall be deemed to be in compliance with this subsection (a) if (i) the Opinion of Counsel herein required to be delivered to the Trustee shall state that this Indenture or such supplemental indenture (or any other instrument, resolution, certificate notice, memorandum or financing statement in connection therewith) has been received for record or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of such counsel (if such is the case), such receipt for record or filing makes effective the Lien intended to be created by this Indenture or such supplemental indenture, and (ii) such opinion is delivered to the Trustee within such time, following the Execution Date or such supplemental indenture, as shall be practicable having due regard to the number and distance of the jurisdictions in which this Indenture or such supplemental indenture (or such other instrument, resolution, certificate, notice, memorandum or financing statement in connection therewith) is required to be recorded or filed; and

(b) on or before June 1 of each year, beginning June 1, 2011, an Opinion of Counsel stating either (i) that in the opinion of such counsel such action has been taken, since the date of the most recent Opinion of Counsel furnished pursuant to this subsection (b) or the first Opinion of Counsel furnished pursuant to subsection (a) of this Section, with respect to the recording, filing, re-recording, and re-filing of this Indenture and of each indenture supplemental to this Indenture (or any other instrument, resolution, certificate, notice, memorandum or financing statement in connection therewith), as is necessary to maintain the effectiveness of the Lien hereof, and reciting the details of such action, or (ii) that in the opinion of such counsel no such action is necessary to maintain the effectiveness of such Lien.

The Company shall execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out the purposes of this Indenture and to make subject to the Lien hereof any property hereafter acquired, made or constructed and intended to be subject to the Lien hereof, and to transfer to any new trustee or trustees or co-trustee or co-trustees, the estate, powers, instruments or funds held in trust hereunder.

SECTION 709.	Annual Officer’s Certificate as to Compliance.

Not later than June 1 in each year, commencing June 1, 2011, the Company shall deliver to the Trustee an Officer’s Certificate which need not comply with the requirements of Section 105, executed by its principal executive officer, principal financial officer or principal accounting officer, as to such officer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under this Indenture.

SECTION 710.	Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant, restriction, condition or other term or provision

(a) specified with respect to the Securities of any series, or any Tranche thereof, as contemplated by Section 301 or Section 1401(b), if before the time for such compliance the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches with respect to which compliance is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive such compliance; or

(b) set forth in Section 704, 705, 706 or 707 or in Article Thirteen if before the time for such compliance the Holders of a majority in principal amount of Securities Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition;

provided, however, that no such waiver shall be effective as to any of the matters contemplated in  clause (a), (b), (c) or (d) in Section 1402 without the consent of Holders specified in such Section; and provided, further, that in no event shall any such waiver extend to or affect such covenant, restriction, condition, term or provision except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant, restriction, condition, term or provision shall remain in full force and effect.

ARTICLE EIGHT

POSSESSION, USE AND RELEASE OF MORTGAGED PROPERTY

SECTION 801.	Quiet Enjoyment.

Unless one or more Events of Default shall have occurred and be continuing, the Company shall be permitted to possess, use and enjoy the Mortgaged Property (except, to the extent not herein otherwise provided, such cash and securities as are expressly required to be deposited with the Trustee).

SECTION 802.	Dispositions without Release.

Unless an Event of Default shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustee:

(a) sell or otherwise dispose of, free from the Lien of this Indenture, any machinery, equipment, apparatus, towers, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators, holders, tanks, retorts, purifiers, odorizers, scrubbers, compressors, valves, pumps, mains, pipes, service pipes, fittings, connections, services, tools, implements, computers, data processing, data storage, data transmission or telecommunications equipment, or any other fixtures or personalty, then subject to the Lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon replacing the same by, or substituting for the same, similar or analogous property, or other property performing a similar or analogous function or otherwise obviating the need therefor, having a Fair Value to the Company at least equal to that of the property sold or otherwise disposed of and subject to the Lien hereof, subject to no Liens prior hereto except Permitted Liens and any other Liens to which the property sold or otherwise disposed of was subject;

(b) cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests; and

(c) grant, free from the Lien of this Indenture, easements, ground leases or rights-of-way in, upon, over and/or across the property or rights-of-way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by the Company.

SECTION 803.	Release of Funded Property.

Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property, or any interest therein, which constitutes Funded Property, and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof, upon receipt by the Trustee of:

(a) a Company Order requesting the release of such property and transmitting therewith a form of instrument or instruments to effect such release;

(b) an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing;

(c) an Expert’s Certificate made and dated not more than ninety (90) days prior to the date of such Company Order:

(i) describing the property to be released;

(ii) stating the Fair Value, in the judgment of the signers, of the property to be released;

(iii) stating the Cost of the property to be released (or, if the Fair Value to the Company of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost); and

(iv) stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof;

(d) an amount in cash to be held by the Trustee as part of the Mortgaged Property, equal to the amount, if any, by which sixty-six and two-thirds percentum (66-2/3%) of the amount referred to in clause (c)(iii) above exceeds the aggregate of the following items:

(i) an amount equal to sixty-six and two-thirds percentum (66-2/3%) of the aggregate principal amount of any obligations secured by Purchase Money Lien delivered to the Trustee, to be held as part of the Mortgaged Property, subject to the limitations hereafter in this Section set forth;

(ii) an amount equal to sixty-six and two-thirds percentum (66-2/3%) of the Cost or Fair Value to the Company (whichever is less), after making any deductions and any additions pursuant to Section 104, of any Property Additions not constituting Funded Property described in an Expert’s Certificate, dated not more than ninety (90) days prior to the date of the Company Order requesting such release and complying with clause (ii) and, to the extent applicable, clause (iii) in Section 402(b), delivered to the Trustee; provided, however, that the deductions and additions contemplated by Section 104 shall not be required to be made if such Property Additions were acquired, made or constructed on or after the ninetieth (90th) day preceding the date of such Company Order;

(iii) the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under the provisions of Section 403, by virtue of compliance with all applicable provisions of Section 403 (except as hereinafter in this Section otherwise provided); provided, however, that such release shall operate as a waiver by the Company of the right to the authentication and delivery of such Securities and, to such extent, no such Securities may thereafter be authenticated and delivered hereunder; and any Securities which were the basis of such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of such release of property;

(iv) any amount in cash and/or an amount equal to sixty-six and two-thirds percentum (66-2/3%) of the aggregate principal amount of any obligations secured by Purchase Money Lien that, in either case, is evidenced to the Trustee by a certificate of the trustee or other holder of a Lien prior to the Lien of this Indenture to have been received by such trustee or other holder in accordance with the provisions of such Lien in consideration for the release of such property or any part thereof from such Lien, all subject to the limitations hereafter in this Section set forth;

(v) the aggregate principal amount of any Outstanding Securities delivered to the Trustee; and

(vi) any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released;

(e) if the release is on the basis of Property Additions or on the basis of the right to the authentication and delivery of Securities under Section 403, all documents contemplated below in this Section; and

(f) if the release is on the basis of the delivery to the Trustee or to the trustee or other holder of a prior Lien of obligations secured by Purchase Money Lien, all documents contemplated below in this Section, to the extent required.

If and to the extent that the release of property is, in whole or in part, based upon Property Additions (as permitted under the provisions of clause (d)(ii) in the first paragraph of this Section), the Company shall, subject to the provisions of said clause (d)(ii) and except as hereafter in this paragraph provided, comply with all applicable provisions of this Indenture as if such Property Additions were to be made the basis of the authentication and delivery of Securities equal in principal amount to sixty-six and two-thirds percentum (66-2/3%) of the Cost (or, as to property of which the Fair Value to the Company at the time the same became Funded Property was certified to be an amount less than the Cost thereof, such Fair Value, as so certified, in lieu of Cost) of that portion of the property to be released which is to be released on the basis of such Property Additions, as shown by the Expert’s Certificate required by clause (c) in the first paragraph of this Section; provided, however, that the Cost of any Property Additions received or to be received by the Company in whole or in part as consideration in exchange for the property to be released shall for all purposes of this Indenture be deemed to be the amount stated in the Expert’s Certificate provided for in clause (c) in the first paragraph of this Section to be the Fair Value of the property to be released (x) plus the amount of any cash and the fair market value of any other consideration, further to be stated in such Expert’s Certificate, paid and/or delivered or to be paid and/or delivered by, and the amount of any obligations assumed or to be assumed by, the Company in connection with such exchange as additional consideration for such Property Additions and/or (y) less the amount of any cash and the fair market value of any other consideration, which shall also be stated in such Expert’s Certificate, received or to be received by the Company in connection with such exchange in addition to such Property Additions.  If and to the extent that the release of property is in whole or in part based upon the right to the authentication and delivery of Securities under Section 403 (as permitted under the provisions of clause (d)(iii) in the first paragraph of this Section), the Company shall, except as hereafter in this paragraph provided, comply with all applicable provisions of Section 403 relating to such authentication and delivery.  Notwithstanding the foregoing provisions of this paragraph, in no event shall the Company be required to deliver the documents specified in Section 401.

If the release of property is, in whole or in part, based upon the delivery to the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture of obligations secured by Purchase Money Lien, the Company shall deliver to the Trustee:

(x)  an Officer’s Certificate (i) stating that no event has occurred and is continuing which entitles the holder of such Purchase Money Lien to accelerate the maturity of the obligations, if any, outstanding thereunder and (ii) reciting the aggregate principal amount of obligations, if any, then outstanding thereunder in addition to the obligations then being delivered in connection with the release of such property and the terms and conditions, if any, on which additional obligations secured by such Purchase Money Lien are permitted to be issued; and

(y)  an Opinion of Counsel stating that, in the opinion of the signer, (i) such obligations are valid obligations, entitled to the benefit of such Purchase Money Lien equally and ratably with all other obligations, if any, then outstanding thereunder, (ii) that such Purchase Money Lien constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in such opinion, will constitute, a Lien upon the property to be released, subject to no Lien prior thereto except Liens generally of the character of Permitted Liens and such Liens, if any, as shall have existed thereon immediately prior to such release as Liens prior to the Lien of this Indenture, (iii) if any obligations in addition to the obligations being delivered in connection with such release of property are then outstanding, or are permitted to be issued, under such Purchase Money Lien, (A) that such Purchase Money Lien constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in such opinion, will constitute, a Lien upon all other property, if any, purporting to be subject thereto, subject to no Lien prior thereto except Liens generally of the character of Permitted Liens and (B) that the terms of such Purchase Money Lien, as then in effect, do not permit the issuance of obligations thereunder except on the basis of property generally of the character of Property Additions, the retirement or deposit of outstanding obligations, the deposit of prior Lien obligations or the deposit of cash.

If the Opinion of Counsel provided to the Trustee pursuant to clause (y) above is conditioned upon the filing and/or recording of any instruments of conveyance, assignment or transfer, the Company shall promptly cause such instruments to be filed and/or recorded in the proper places and manner and shall deliver to the Trustee evidence of such filing and/or recording promptly upon receipt of such evidence by the Company.

If (a) any property to be released from the Lien of this Indenture under any provision of this Article (other than Section 807) is subject to a Lien prior to the Lien hereof and is to be sold, exchanged, dedicated or otherwise disposed of subject to such prior Lien and (b) after such release, such prior Lien will not be a Lien on any property subject to the Lien hereof, then the Fair Value of such property to be released shall be deemed, for all purposes of this Indenture, to be the value thereof unencumbered by such prior Lien less the principal amount of the indebtedness secured by such prior Lien.

Any Outstanding Securities delivered to the Trustee pursuant to clause (d) in the first paragraph of this Section shall, upon receipt of a Company Order, forthwith be canceled by the Trustee.  Any cash and/or obligations deposited with the Trustee pursuant to the provisions of this Section 803, and the proceeds of any such obligations, shall be held as part of the Mortgaged Property and shall be withdrawn, released, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 806.

Anything in this Indenture to the contrary notwithstanding, if property to be released constitutes Funded Property in part only, the Company shall obtain the release of the part of such property which constitutes Funded Property under this Section 803 and obtain the release of the part of such property which does not constitute Funded Property under Section 804.  In such event, (a) the application of Property Additions in the release under this Section 803 as contemplated in clause (d)(ii) in the first paragraph thereof shall be taken into account in clause (v) or clause (vi), whichever may be applicable, of the Expert’s Certificate described in clause (c) in Section 804 and (b) the Trustee shall, at the election of the Company, execute and deliver a separate instrument of release with respect to the property released under each of such Sections or a consolidated instrument of release with respect to the property released under both of such Sections considered as a whole.

SECTION 804.	Release of Property Not Constituting Funded Property.

Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property, or any interest therein, which does not constitute Funded Property, and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof, upon receipt by the Trustee of:

(a) a Company Order requesting the release of such property and transmitting therewith a form of instrument or instruments to effect such release;

(b) an Officer’s Certificate describing the property to be released and stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing;

(c) an Expert’s Certificate, made and dated not more than ninety (90) days prior to the date of such Company Order:

(i) describing the property to be released;

(ii) stating the Fair Value, in the judgment of the signers, of the property to be released;

(iii) stating the Cost of the property to be released;

(iv) stating that the property to be released does not constitute Funded Property;

(v) if true, stating either (A) that the aggregate amount of the Cost or Fair Value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released), after making deductions therefrom and additions thereto of the character contemplated by Section 104, is not less than zero (0) or (B) that the Cost or Fair Value (whichever is less) of the property to be released does not exceed the aggregate Cost or Fair Value to the Company (whichever is less) of Property Additions acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Company Order requesting such release;

(vi) if neither of the statements contemplated in subclause (v) above can be made, stating the amount by which zero (0) exceeds the amount referred to in subclause (v)(A) above (showing in reasonable detail the calculation thereof); and

(vii) stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof; and

(d) if the Expert’s Certificate required by clause (c) above contains neither of the statements contemplated in clause (c)(v) above, an amount in cash, to be held by the Trustee as part of the Mortgaged Property, equal to the amount, if any, by which the lower of (i) the Cost or Fair Value (whichever shall be less) of the property to be released and (ii) the amount shown in clause (c)(vi) above exceeds the aggregate of items of the character described in subclauses (iii) and (v) of clause (d) in the first paragraph of Section 803 that the Company then elects to use as a credit under this Section 804 (subject, however, to the same limitations and conditions with respect to such items as are set forth in Section 803).

Any Outstanding Securities delivered to the Trustee pursuant to clause (d) above shall forthwith be canceled by the Trustee.

SECTION 805.	Release of Minor Properties.

Notwithstanding the provisions of Sections 803 and 804, unless an Event of Default shall have occurred and be continuing, the Company may obtain the release from the Lien hereof of any part of the Mortgaged Property, or any interest therein, and the Trustee shall whenever from time to time requested by the Company in a Company Order transmitting therewith a form of instrument or instruments to effect such release, and without requiring compliance with any of the provisions of Section 803 or 804, release from the Lien hereof all the right, title and interest of the Trustee in and to the same provided that the aggregate Fair Value of the property to be so released on any date in a given calendar year, together with all other property theretofore released pursuant to this Section 805 in such calendar year, shall not exceed the greater of (a) Ten Million Dollars ($10,000,000) and (b) three percent (3%) of the aggregate principal amount of Securities then Outstanding.  Prior to the granting of any such release, there shall be delivered to the Trustee (x) an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing and (y) an Expert’s Certificate stating, in the judgment of the signers, the Fair Value of the property to be released, the aggregate Fair Value of all other property theretofore released pursuant to this Section in such calendar year and, as to Funded Property, the Cost thereof (or, if the Fair Value to the Company of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost), and that, in the judgment of the signers, the release thereof will not impair the security under this Indenture in contravention of the provisions hereof.  On or before December 31st of each calendar year, the Company shall deposit with the Trustee an amount in cash equal to the aggregate Cost of the properties constituting Funded Property so released during such year (or, if the Fair Value to the Company of any particular property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost); provided, however, that no such deposit shall be required to be made hereunder to the extent that cash or other consideration shall, as indicated in an Officer’s Certificate delivered to the Trustee, have been deposited with the trustee or other holder of a Lien prior to the Lien of this Indenture in accordance with the provisions thereof; and provided, further, that the amount of cash so required to be deposited may be reduced, at the election of the Company, by the items specified in clause (d) in the first paragraph of Section 803, subject to all of the limitations and conditions specified in such Section, to the same extent as if such property were being released pursuant to Section 803.  Any cash deposited with the Trustee under this Section may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 806.

SECTION 806.	Withdrawal or Other Application of Funded Cash; Purchase Money Obligations.

Subject to the provisions of Section 404 and except as hereafter in this Section provided, unless an Event of Default shall have occurred and be continuing, any Funded Cash held by the Trustee, and any other cash which is required to be withdrawn, used or applied as provided in this Section,

(a) may be withdrawn from time to time by the Company to the extent of an amount equal to sixty-six and two-thirds percentum (66-2/3%) of the Cost or the Fair Value to the Company (whichever is less) of Property Additions not constituting Funded Property, after making any deductions and additions pursuant to Section 104, described in an Expert’s Certificate, dated not more than ninety (90) days prior to the date of the Company Order requesting such withdrawal and complying with clause (ii) and, to the extent applicable, clause (iii) in Section 402(b), delivered to the Trustee; provided, however, that the deductions and additions contemplated by Section 104 shall not be required to be made if such Property Additions were acquired, made or constructed on or after the ninetieth (90th) day preceding the date of such Company Order;

(b) may be withdrawn from time to time by the Company in an amount equal to the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under the provisions of Section 403 hereof, by virtue of compliance with all applicable provisions of Section 403 (except as hereinafter in this Section otherwise provided); provided, however, that such withdrawal of cash shall operate as a waiver by the Company of the right to the authentication and delivery of such Securities and, to such extent, no such Securities may thereafter be authenticated and delivered hereunder; and any such Securities which were the basis of such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of such withdrawal of cash;

(c) may be withdrawn from time to time by the Company in an amount equal to the aggregate principal amount of any Outstanding Securities delivered to the Trustee;

(d) may, upon the request of the Company, be used by the Trustee for the purchase of Securities in the manner, at the time or times, in the amount or amounts, at the price or prices and otherwise as directed or approved by the Company, all subject to the limitations hereafter in this Section set forth; or

(e) may, upon the request of the Company, be applied by the Trustee to the payment (or provision therefor pursuant to Article Eight) at Stated Maturity of any Securities or to the redemption (or similar provision therefor) of any Securities which are, by their terms, redeemable, in each case of such series as may be designated by the Company, any such redemption to be in the manner and as provided in Article Five, all subject to the limitations hereafter in this Section set forth.

Such moneys shall, from time to time, be paid or used or applied by the Trustee, as aforesaid, upon the request of the Company in a Company Order, and upon receipt by the Trustee of an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing.  If and to the extent that the withdrawal of cash is based upon Property Additions (as permitted under the provisions of clause (a) above), the Company shall, subject to the provisions of said clause (a) and except as hereafter in this paragraph provided, comply with all applicable provisions of this Indenture as if such Property Additions were made the basis for the authentication and delivery of Securities equal in principal amount to the cash so to be withdrawn.  If and to the extent that the withdrawal of cash is based upon the right to the authentication and delivery of Securities (as permitted under the provisions of clause (b) above), the Company shall, except as hereafter in this paragraph provided, comply with all applicable provisions of Section 403 relating to such authentication and delivery.  Notwithstanding the foregoing provisions of this paragraph, in no event shall the Company be required to deliver the documents specified in Section 401.

Notwithstanding the generality of clauses (d) and (e) above, no cash to be applied pursuant to such clauses shall be applied to the payment of an amount in excess of the principal amount of any Securities to be purchased, paid or redeemed except to the extent that the aggregate principal amount of all Securities theretofore, and of all Securities then to be, purchased, paid or redeemed pursuant to such clauses is not less than the aggregate cost for principal of, premium, if any, and accrued interest, if any, on and brokerage commissions, if any, with respect to, such Securities.

Any Outstanding Securities delivered to the Trustee pursuant to clause (c) in the first paragraph of this Section shall, upon request by the Company, forthwith be canceled by the Trustee.

Any obligations secured by Purchase Money Lien delivered to the Trustee in consideration of the release of property from the Lien of this Indenture, together with any evidence of such Purchase Money Lien held by the Trustee, shall be released from the Lien of this Indenture and delivered to or upon the order of the Company upon payment by the Company to the Trustee of an amount in cash equal to the aggregate principal amount of such obligations less the aggregate amount theretofore paid to the Trustee (by the Company, the obligor or otherwise) in respect of the principal of such obligations.

The principal of and interest on any such obligations secured by Purchase Money Lien held by the Trustee shall be paid to the Trustee as and when the same become payable.  The interest received by the Trustee on any such obligations shall be deemed not to constitute Funded Cash and shall be remitted to the Company; provided, however, that if an Event of Default shall have occurred and be continuing, such proceeds shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived.

The Trustee shall have and may exercise all the rights and powers of any owner of such obligations and of all substitutions therefor and, without limiting the generality of the foregoing, may collect and receive all insurance moneys payable to it under any of the provisions thereof and apply the same in accordance with the provisions thereof, may consent to extensions thereof at a higher or lower rate of interest, may join in any plan or plans of voluntary or involuntary reorganization or readjustment or rearrangement and may accept and hold hereunder new obligations, stocks or other securities issued in exchange therefor under any such plan.  Any discretionary action which the Trustee may be entitled to take in connection with any such obligations or substitutions therefor shall be taken, so long as no Event of Default shall have occurred and be continuing, in accordance with a Company Order, and, during the continuance of an Event of Default, in its own discretion.

Anything herein to the contrary notwithstanding, the Company may irrevocably waive all right to the withdrawal pursuant to this Section of, and any other rights with respect to, any obligations secured by Purchase Money Lien held by the Trustee, and the proceeds of any such obligations, by delivery to the Trustee of a Company Order:

(x)  specifying such obligations and stating that the Company thereby waives all rights to the withdrawal thereof and of the proceeds thereof pursuant to this Section, and any other rights with respect thereto; and

(y)  directing that the principal of such obligations be applied as provided in clause (e) in the first paragraph of this Section, specifying the Securities to be paid or redeemed or for the payment or redemption of which payment is to be made.

Following any such waiver, the interest on any such obligations shall be applied to the payment of interest, if any, on the Securities to be paid or redeemed or for the payment or redemption of which provision is to be made, as specified in the aforesaid Company Order, as and when such interest shall become due from time to time, and any excess funds remaining from time to time after such application shall be applied to the payment of interest on any other Securities as and when the same shall become due.  Pending any such application, the interest on such obligations shall be invested in Investment Securities as shall be selected by the Company and specified in written instructions delivered to the Trustee.  The principal of any such obligations shall be applied solely to the payment of principal of the Securities to be paid or redeemed or for the payment or redemption of which provision is to be made, as specified in the aforesaid Company Order.  Pending such application, the principal of such obligations shall be invested in Eligible Obligations as shall be selected by the Company and specified in written instructions delivered to the Trustee.  The obligation of the Company to pay the principal of such Securities when the same shall become due at maturity, shall be offset and reduced by the amount of the proceeds of such obligations then held, and to be applied, by the Trustee in accordance with this paragraph.

SECTION 807.	Release of Property Taken by Eminent Domain, etc.

Should any of the Mortgaged Property, or any interest therein, be taken by exercise of the power of eminent domain or be sold to an entity possessing the power of eminent domain under a threat to exercise the same, and should the Company elect not to obtain the release of such property pursuant to other provisions of this Article, the Trustee shall, upon request of the Company evidenced by a Company Order transmitting therewith a form of instrument or instruments to effect such release, release from the Lien hereof all its right, title and interest in and to the property so taken or sold (or with respect to an interest in property, subordinate the Lien hereof to such interest), upon receiving (a) an Opinion of Counsel to the effect that such property has been taken by exercise of the power of eminent domain or has been sold to an entity possessing the power of eminent domain under threat of an exercise of such power, (b) an Officer’s Certificate stating the amount of net proceeds received or to be received for such property so taken or sold, and the amount so stated shall be deemed to be the Fair Value of such property for the purpose of any notice to the Holders of Securities, (c) if any portion of such property constitutes Funded Property, an Expert’s Certificate stating the Cost thereof (or, if the Fair Value to the Company of such portion of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost) and (d) if any portion of such property constitutes Funded Property, a deposit by the Company of an amount in cash equal to the Cost or Fair Value stated in the Expert’s Certificate delivered pursuant to clause (c) above; provided, however, that the amount required to be so deposited shall not exceed the portion of the net proceeds received or to be received for such property so taken or sold which is allocable on a pro-rata or other reasonable basis to the portion of such property constituting Funded Property; and provided, further, that no such deposit shall be required to be made hereunder if the proceeds of such taking or sale shall, as indicated in an Officer’s Certificate delivered to the Trustee, have been deposited with the trustee or other holder of another Lien prior to the Lien of this Indenture.  Any cash deposited with the Trustee under this Section may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 806.

SECTION 808.	Disclaimer or Quitclaim.

In case the Company has sold, exchanged, dedicated or otherwise disposed of, or has agreed or intends to sell, exchange, dedicate or otherwise dispose of, or a Governmental Authority has ordered the Company to divest itself of, any Excepted Property or any other property not subject to the Lien hereof, or the Company desires to disclaim or quitclaim title to property to which the Company does not purport to have title, the Trustee shall, from time to time, disclaim or quitclaim such property upon receipt by the Trustee of the following:

(a) a Company Order requesting such disclaimer or quitclaim and transmitting therewith a form of instrument to effect such disclaimer or quitclaim;

(b) an Officer’s Certificate describing the property to be disclaimed or quitclaimed; and

(c) an Opinion of Counsel stating the signer’s opinion that such property is not subject to the Lien hereof or required to be subject thereto by any of the provisions hereof and complying with the requirements of Section 105 of this Indenture.

SECTION 809.	Miscellaneous.

(a) The Expert’s Certificate as to the Fair Value of property to be released from the Lien of this Indenture in accordance with any provision of this Article, and as to the nonimpairment, by reason of such release, of the security under this Indenture in contravention of the provisions hereof, shall be made by an Independent Expert if the Fair Value of such property and of all other property released since the commencement of the then current calendar year, as set forth in the certificates required by this Indenture, is ten percent (10%) or more of the aggregate principal amount of the Securities at the time Outstanding; but such Expert’s Certificate shall not be required to be made by an Independent Expert in the case of any release of property if the Fair Value thereof, as set forth in the certificates required by this Indenture, is less than Twenty-five Thousand Dollars ($25,000) or less than one percent (1%) of the aggregate principal amount of the Securities at the time Outstanding.  To the extent that the Fair Value of any property to be released from the Lien of this Indenture shall be stated in an Independent Expert’s Certificate, such Fair Value shall not be required to be stated in any other Expert’s Certificate delivered in connection with such release.

(b) No release of property from the Lien of this Indenture effected in accordance with the provisions, and in compliance with the conditions, set forth in this Article and in Sections 105 and 106 shall be deemed to impair the security of this Indenture in contravention of any provision hereof.

(c) If the Mortgaged Property shall be in the possession of a receiver or trustee, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the release of any part of the Mortgaged Property or any interest therein or the withdrawal of cash may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding that an Event of Default may have occurred and be continuing, and any request, certificate, appointment or approval made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the Mortgaged Property under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion notwithstanding that an Event of Default may have occurred and be continuing.

(d) If the Company shall retain any interest in any property released from the Lien of this Indenture as provided in Section 803, 804 or 805, this Indenture shall not become or be, or be required to become or be, a Lien upon such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof unless the Company shall execute and deliver to the Trustee an indenture supplemental hereto, in recordable form, containing a grant, conveyance, transfer and mortgage thereof.  As used in this subsection, the terms “improvements”, “extensions” and “additions” shall be limited as set forth in Section 1301.

(e) Notwithstanding the occurrence and continuance of an Event of Default, the Trustee, in its discretion, may release from the Lien hereof any part of the Mortgaged Property or permit the withdrawal of cash, upon compliance with the other conditions specified in this Article in respect thereof.

(f) No purchaser or grantee of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the instrument or instruments of release, or to inquire as to any facts required by the provisions hereof for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted, exchanged, dedicated or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange, dedication or other disposition.

ARTICLE NINE

SATISFACTION AND DISCHARGE

SECTION 901.	Satisfaction and Discharge of Securities.

Any Security or Securities, or any portion of the principal amount thereof, shall be deemed to have been paid and no longer Outstanding for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:

(a) money in an amount which shall be sufficient, or

(b) in the case of a deposit made prior to the Maturity of such Securities or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, shall be sufficient, or

(c) a combination of (a) or (b) which shall be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof; provided, however, that in the case of the provision for payment or redemption of less than all the Securities of any series or Tranche, such Securities or portions thereof shall have been selected by the Trustee as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee and such Paying Agent:

(x)           if such deposit shall have been made prior to the Maturity of such Securities, a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 703;

(y)           if Eligible Obligations shall have been deposited, an Opinion of Counsel to the effect that such obligations constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, and a written statement of an independent public accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in clause (b) and (c) above have been satisfied; and

(z)           if such deposit shall have been made prior to the Maturity of such Securities, an Officer’s Certificate stating the Company’s intention that, upon delivery of such Officer’s Certificate, its indebtedness in respect of such Securities or portions thereof will have been satisfied and discharged as contemplated in this Section.

Upon the deposit of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (x), (y) and (z) above, the Trustee shall, upon Company Request, acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this Section.  In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Securities or portions thereof except that, for any reason, the Officer’s Certificate specified in clause (z) (if otherwise required) shall not have been delivered, such Securities or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the Holders of such Securities or portions thereof shall nevertheless be no longer entitled to the benefits provided by this Indenture or of any of the covenants of the Company under Article Seven (except the covenants contained in Sections 702 and 703) or any other covenants made in respect of such Securities or portions thereof as contemplated by Section 301 or Section 1401(b), but the indebtedness of the Company in respect of such Securities or portions thereof shall not be deemed to have been satisfied and discharged prior to Maturity for any other purpose; and, upon Company Request, the Trustee shall acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture.

If payment at Stated Maturity of less than all of the Securities of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section, the Trustee shall select such Securities, or portions of principal amount thereof, in the manner specified by Section 503 for selection for redemption of less than all the Securities of a series or Tranche.

In the event that Securities which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Company’s indebtedness shall have been satisfied and discharged, all as provided in this Section, do not mature and are not to be redeemed within the sixty (60) day period commencing with the date of the deposit of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Securities, to the Holders of such Securities to the effect that such deposit has been made and the effect thereof.

Notwithstanding that any Securities shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the obligations of the Company and the Trustee in respect of such Securities under Sections 304, 305, 306, 504, 702, 703, 1107 and 1114 and this Article shall survive.

The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Eligible Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Eligible Obligations or the principal or interest received in respect of such Eligible Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.

Anything herein to the contrary notwithstanding, (a) if, at any time after a Security would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company’s indebtedness in respect thereof would be deemed to have been satisfied and discharged pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, (i) shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable Federal or State bankruptcy, insolvency or other similar law or (ii) is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, such Security shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company’s indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Security shall be deemed to remain Outstanding and (b) any satisfaction and discharge of the Company’s indebtedness in respect of any Security shall be subject to the provisions of the last paragraph of Section 703.

SECTION 902.	Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute such instruments as the Company shall reasonably request to evidence and acknowledge the satisfaction and discharge of this Indenture, when:

(a) no Securities remain Outstanding hereunder; and

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

provided, however, that if, in accordance with the last paragraph of Section 901, any Security, previously deemed to have been paid for purposes of this Indenture, shall be deemed retroactively not to have been so paid, this Indenture shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain in full force and effect, and the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.

Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 304, 305, 306, 504, 702, 703, 1107 and 1114 and this Article shall survive.

Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall turn over to the Company any and all money, securities and other property then held by the Trustee for the benefit of the Holders of the Securities (other than money and Eligible Obligations held by the Trustee pursuant to Section 903) and shall execute and deliver to the Company such instruments as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence the satisfaction and discharge of this Indenture.

SECTION 903.	Application of Trust Money.

Neither the Eligible Obligations nor the money deposited pursuant to Section 901, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 703; provided, however, that any cash received from such principal or interest payments on such Eligible Obligations, if not then needed for such purpose, shall, to the extent practicable and upon Company Request and delivery to the Trustee of the documents referred to in clause (y) in the first paragraph of Section 901, be invested in Eligible Obligations of the type described in clause (b) in the first paragraph of Section 901 maturing at such times and in such amounts as shall be sufficient, together with any other moneys and the proceeds of any other Eligible Obligations then held by the Trustee, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received, free and clear of any trust, lien or pledge under this Indenture (except the lien provided by Section 1107); and provided, further, that any moneys held in accordance with this Section on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Securities shall be paid over to the Company free and clear of any trust, lien or pledge under this Indenture (except the lien provided by Section 1107); and provided, further, that if an Event of Default shall have occurred and be continuing, moneys to be paid over to the Company pursuant to this Section shall be held until such Event of Default shall have been waived or cured.

ARTICLE TEN

EVENTS OF DEFAULT; REMEDIES

SECTION 1001.	Events of Default.

“Event of Default”, wherever used herein with respect to Securities, means any one of the following events:

(a) default in the payment of any interest on any Security when it becomes due and payable and continuance of such default for a period of 30 days; provided, however, that no such default shall constitute an “Event of Default” if the Company has made a valid extension of the interest payment period with respect to the Securities of such series, of which such Security is a part, if so provided as contemplated by Section 301; or

(b) default in the payment of the principal of or premium, if any, on any Security when it becomes due and payable; provided, however, that no such default shall constitute an “Event of Default” if the Company has made a valid extension of the Maturity of the Securities of the series, of which such Security is a part, if so provided as contemplated by Section 301; or

(c) default in the performance of, or breach of, any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically addressed) and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Securities, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or

(d) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

(e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Company.

SECTION 1002.	Acceleration of Maturity; Rescission and Annulment.

If an Event of Default shall have occurred and be continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal amount (or, if any of the Securities of such series are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 301) of all of the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon receipt by the Company of notice of such declaration such principal amount (or specified amount) together with premium, if any, and accrued and unpaid interest shall become immediately due and payable.

At any time after such a declaration of acceleration of the maturity of the Securities then Outstanding shall have been made, but before any sale of any of the Mortgaged Property has been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as hereinafter in this Article provided, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been cured, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

(a) the Company shall have paid or deposited with the Trustee a sum sufficient to pay

(i) all overdue interest, if any, on all Securities then Outstanding;

(ii) the principal of and premium, if any, on any Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities;

(iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities;

(iv) all amounts due to the Trustee under Section 1107;

and

(b) all Events of Default, other than the non-payment of the principal of Securities which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 1013.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 1003.	Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default described in clause (a) or (b) of Section 1001 shall have occurred, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, if any, and, to the extent permitted by law, interest on premium, if any, and on any overdue principal and interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 1107.

If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 1004.	Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 1107) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 1107.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, be a member of a creditors’ or similar other committee.

SECTION 1005.	Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee, without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 1006.	Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, to the extent permitted by law, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Securities in respect of which or for the benefit of which such money shall have been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:  To the payment of all amounts due the Trustee under Section 1107;

Second:  To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest, if any, on the Outstanding Securities in respect of which or for the benefit of which such money has been collected; or, in case such proceeds shall be insufficient to pay in full such amounts so due and unpaid upon such Securities, then to the payment of the principal thereof and interest, if any, thereon, without any preference or priority of any kind, ratably according to the respective amounts so due and payable for principal and interest, if any, with any balance then remaining to the payment of premium, if any and, if so specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, interest, if any, on overdue premium, if any, and overdue interest, if any, ratably as aforesaid, all to the extent permitted by applicable law; provided, however, that any money collected by the Trustee pursuant to Section 806 in respect of interest shall first be applied to the payment of interest accrued on the principal of Outstanding Securities; and

Third:  To the payment of the remainder, if any, to the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 1007.	Limitation on Suits.

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

(e) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 1008.	Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 307) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 1009.	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

SECTION 1010.	Rights and Remedies Cumulative.

Except as otherwise provided in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Anything in this Article to the contrary notwithstanding, the availability of the remedies set forth herein (on an individual or cumulative basis) and the procedures set forth herein relating to the exercise thereof shall be subject to (a) the law (including, for purposes of this paragraph, general principles of equity) of any jurisdiction wherein the Mortgaged Property or any part thereof is located to the extent that such law is mandatorily applicable and (b) the rights of the holder of any Lien prior to the Lien of this Indenture, and, if and to the extent that any provision of this Article conflicts with any provision of such applicable law and/or with the rights of the holder of any such prior Lien, such provision of law and/or the rights of such holder shall control.

SECTION 1011.	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 1012.	Control by Holders of Securities.

If an Event of Default shall have occurred and be continuing, the Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that

(a) such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate, and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 1013.	Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

(a) in the payment of the principal of or premium, if any, or interest, if any, on any Outstanding Security, or

(b) in respect of a covenant or provision hereof which under Section 1402 cannot be modified or amended without the consent of the Holder of each Outstanding Security of each affected series or each affected Tranche thereof.

Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 1014.	Undertaking for Costs.

The Company and the Trustee agree, and each Holder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, in each case in the manner, to the extent, and subject to the exceptions provided in the Trust Indenture Act; provided, that the provisions of this Section shall not be deemed to authorize any court to require such an undertaking in, and shall not apply to, any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security (or in the case of redemption, on or after the Redemption Date).

SECTION 1015.	Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 1016.	Receiver and Other Remedies.

If an Event of Default shall have occurred and, during the continuance thereof, the Trustee shall have commenced judicial proceedings to enforce any right under this Indenture, the Trustee shall, to the extent permitted by law, be entitled, as against the Company, to the appointment of a receiver of the Mortgaged Property and subject to the rights, if any, of others to receive collections from former, present or future customers of the rents, issues, profits, revenues and other income thereof, and whether or not any receiver is appointed, the Trustee shall be entitled to retain possession and control of, and to collect and receive the income from cash, securities and other personal property held by the Trustee hereunder and to all other remedies available to mortgagees and secured parties under the Uniform Commercial Code or any other applicable law.

ARTICLE ELEVEN

THE TRUSTEE

SECTION 1101.	Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(b) In case an Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities, as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 1102.	Notice of Default.

The Trustee shall give notice of any default hereunder in the manner and to the extent required to do so by the Trust Indenture Act, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 1001(c), no such notice to Holders shall be given until at least 60 days after the occurrence thereof.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.

SECTION 1103.	Certain Rights of Trustee.

Subject to the provisions of Section 1101 and to the applicable provisions of the Trust Indenture Act:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, as the case may be, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be charged with knowledge of any default (as defined in Section 1102) or Event of Default unless either (i) a Responsible Officer shall have actual knowledge of such default or Event of Default or (ii) written notice of such default or Event of Default, referring to this Indenture and the Securities, shall have been given to the Trustee by the Company or any other obligor on such Securities, or by any Holder of such Securities;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder;

(j) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(k) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of the individuals and/or the titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(l) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 1104.	Not Responsible for Recitals or Issuance of Securities.

The recitals contained in this Indenture and in the Securities (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes responsibility for their correctness.  The Trustee makes no representations as to the value or condition of the Mortgaged Property, the title of the Company to the Mortgaged Property, the security afforded by the Lien of this Indenture, the validity or genuineness of any securities deposited with the Trustee hereunder, or the validity or sufficiency of this Indenture or of the Securities.  Neither Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 1105.	May Hold Securities.

Each of the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 1108 and 1113, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 1106.	Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law.  The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.

SECTION 1107.	Compensation and Reimbursement.

The Company agrees

(a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(c) to indemnify the Trustee and hold it harmless from and against, any loss, liability or expense reasonably incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a Lien prior to the Securities upon the Mortgaged Property and all property and funds held or collected by the Trustee as such, other than property and funds held in trust under Section 903 (except moneys payable to the Company as provided in Section 903).

In addition and without prejudice to the rights provided to the Trustee under applicable law or any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in clause (d) or (e) of Section 1001, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal and State bankruptcy, insolvency or other similar law.

The Company’s obligations under this Section 1107 and the Lien referred to in this Section 1107 shall survive the resignation or removal of the Trustee, the discharge of the Company’s obligations under Article Eight of this Indenture and/or the termination of this Indenture.

“Trustee” for purposes of this Section 1107 shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 1108.	Disqualification; Conflicting Interests.

If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture.  For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series.

SECTION 1109.	Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be

(a) a Corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority, or

(b) if and to the extent permitted by the Commission by rule, regulation or order upon application, a Corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article and the Trust Indenture Act. If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section and the Trust Indenture Act, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 1110.	Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 1111.

(b) The Trustee may resign at any time by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 1111 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Trustee and the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 1108 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 1109 or Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by Board Resolution may remove the Trustee with respect to all Securities or (y) subject to Section 1014, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated by clause (y) in subsection (d) or this Section), the Company, by Board Resolution, shall promptly appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 1111.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 1111, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 1111, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, and except with respect to a Trustee appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities pursuant to subsection (e) of this Section, if the Company shall have delivered to the Trustee (i) Board Resolutions of the Company appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 1111, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 1111, all as of such date, and all other provisions of this Section and Section 1111 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

(g) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in Section 109.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 1111.	Acceptance of Appointment by Successor.

(a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its Lien provided for in Section 1107.

(b) Upon request of any such successor Trustee, the Company shall execute any instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in subsection (a) of this Section.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 1112.	Merger, Conversion, Consolidation or Succession to Business.

Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 1113.	Preferential Collection of Claims Against Company.

If the Trustee shall be or become a creditor of the Company or any other obligor upon the Securities (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor.  For purposes of Section 311(b) of the Trust Indenture Act (a) the term “cash transaction” shall have the meaning provided in Rule 11b-4 under the Trust Indenture Act, and (b) the term “self-liquidating paper” shall have the meaning provided in Rule 11b-6 under the Trust Indenture Act.

SECTION 1114.	Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Corporation organized and doing business under the laws of the United States of America, any State or territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

Unless appointed at the request of the Company pursuant to the last paragraph of this Section 1114, the Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, in accordance with and subject to the provisions of Section 1107.  The Company shall pay to each Authenticating Agent appointed at its request pursuant to the last paragraph of this Section 1114 from time to time reasonable compensation for its services under this Section 1114.

The provisions of Sections 308, 1104 and 1105 shall be applicable to each Authenticating Agent.

If an appointment with respect to the Securities of one or more series, or any Tranche thereof, shall be made pursuant to this Section, the Securities of such series or Tranche may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
As Trustee

By______________________
As Authenticating Agent

By______________________
Authorized Officer

If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 105 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

SECTION 1115.	Co-trustee and Separate Trustees.

At any time or times, for the purpose of meeting the legal requirements of any applicable jurisdiction, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 33% in principal amount of the Securities then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section.  If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(a) the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company.  Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal.  A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

(d) no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder, and the Trustee shall not be personally liable by reason of any act or omission of any such co-trustee or separate trustee; and

(e) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

ARTICLE TWELVE

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 1201.	Lists of Holders.

Semiannually, not later than June 30 and December 31 in each year, and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee information as to the names and addresses of the Holders, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act; provided, however, that no such list need be furnished so long as the Trustee shall be the Security Registrar.

SECTION 1202.	Reports by Trustee and Company.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant thereto.  Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15 in each calendar year with respect to the 12-month period ending on the preceding May 15, commencing July 15, 2011.  A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Securities are listed, with the Commission and with the Company.  The Company will notify the Trustee when any Securities are listed on any stock exchange.

The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, however, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 30 days after the same is filed with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable therefrom, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE THIRTEEN

CONSOLIDATION, MERGER, CONVEYANCE, OR OTHER TRANSFER

SECTION 1301.	Company may Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person, or convey or otherwise transfer, or lease, as or substantially as an entirety the Mortgaged Property to any Person, unless:

(a) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as or substantially as an entirety shall be a Corporation organized and existing under the laws of the United States, any State or Territory thereof or the District of Columbia (such Corporation being hereinafter sometimes called the “Successor Corporation”) and shall execute and deliver to the Trustee an indenture supplemental hereto, in form recordable and reasonably satisfactory to the Trustee, which:

(i) in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last Stated Maturity of the Securities then Outstanding, contains an express assumption by the Successor Corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Securities then Outstanding and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company, and

(ii) in the case of a consolidation, merger, conveyance or other transfer, contains a grant, conveyance, transfer and mortgage by the Successor Corporation, of the same tenor of the Granting Clauses herein,

(A) confirming the Lien of this Indenture on the Mortgaged Property (as constituted immediately prior to the time such transaction became effective) and subjecting to the Lien of this Indenture all property, real, personal and mixed, thereafter acquired by the Successor Corporation which shall constitute an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, and,

(B) at the election of the Successor Corporation, subjecting to the Lien of this Indenture such property, real, personal or mixed, in addition to the property described in subclause (A) above, then owned or thereafter acquired by the Successor Company as the Successor Corporation shall, in its sole discretion, specify or describe therein, and the Lien confirmed or created by such grant, conveyance, transfer and mortgage shall have force, effect and standing similar to those which the Lien of this Indenture would have had if the Company had not been a party to such consolidation, merger, conveyance or other transfer and had itself, after the time such transaction became effective, purchased, constructed or otherwise acquired the property subject to such grant, conveyance, transfer and mortgage;

(b) in the case of a lease, such lease shall be made expressly subject to termination at any time during the continuance of an Event of Default, by (i) the Company or the Trustee and (ii) the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or pursuant to judicial proceedings;

(c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(d) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each of which shall state that such consolidation, merger, conveyance or other transfer or lease, and such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

As used in this Article and in Section 809(d), the terms “improvement”, “extension” and “addition” shall be limited to (a) with respect to real property subject to the Lien of this Indenture, any item of personal property which has been so affixed or attached to such real property as to be regarded a part of such real property under applicable law and (b) with respect to personal property subject to the Lien of this Indenture, any improvement, extension or addition to such personal property which (i) is made to maintain, renew, repair or improve the function of such personal property and (ii) is physically installed in or affixed to such personal property.

SECTION 1302.	Successor Corporation Substituted.

Upon any consolidation of the Company with or merger by the Company into any other Person, or any conveyance or other transfer of, as or substantially as an entirety the Mortgaged Property in accordance with Section 1301, the Successor Corporation shall succeed to, and be substituted for, and may exercise every power and right of, the Company under this Indenture with the same effect as if such Successor Corporation had been named as the “Company” herein.  Without limiting the generality of the foregoing:

(a) all property of the Successor Corporation then subject to the Lien of this Indenture, of the character described in Section 104, shall constitute Property Additions;

(b) the Successor Corporation may execute and deliver to the Trustee, and thereupon the Trustee shall, subject to the provisions of Article Four, authenticate and deliver, Securities upon any basis provided in Article Four; and

(c) the Successor Corporation may, subject to the applicable provisions of this Indenture, cause Property Additions to be applied to any other Authorized Purpose.

All Securities so executed by the Successor Corporation, and authenticated and delivered by the Trustee, shall in all respects be entitled to the benefit of the Lien of this Indenture equally and ratably with all Securities executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or other transfer became effective.

SECTION 1303.	Extent of Lien Hereof on Property of Successor Corporation.

Unless, in the case of a consolidation, merger, conveyance or other transfer contemplated by Section 1301, the indenture supplemental hereto contemplated in Section 1301 or in Article Fourteen expressly provides otherwise, neither this Indenture nor such supplemental indenture shall become or be, or be required to become or be, a Lien upon any of the properties:

(a) owned by the Successor Corporation or any other party to such transaction (other than the Company) immediately prior to the time of effectiveness of such transaction or

(b) acquired by the Successor Corporation at or after the time of effectiveness of such transaction,

except, in either case, properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts thereof.

SECTION 1304.	Release of Company upon Conveyance or Other Transfer.

In the case of a conveyance or other transfer to any Corporation or Corporations as contemplated in Section 1301, upon the satisfaction of all the conditions specified in Section 1301 the Company (such term being used in this Section without giving effect to such transaction) shall be released and discharged from all obligations and covenants under this Indenture and on and under all Securities then Outstanding (unless the Company shall have delivered to the Trustee an instrument in which it shall waive such release and discharge) and, upon request by the Company, the Trustee shall acknowledge in writing that the Company has been so released and discharged.

SECTION 1305.	Merger into Company; Extent of Lien Hereof.

(a) Nothing in this Indenture shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting Corporation or any conveyance or other transfer, or lease, of any part of the Mortgaged Property which does not constitute the entirety or substantially the entirety thereof.

(b) Unless, in the case of a consolidation or merger described in subsection (a) of this Section, an indenture supplemental hereto shall otherwise provide, this Indenture shall not become or be, or be required to become or be, a Lien upon any of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof.

SECTION 1306.	Transfer of Less than Substantially All.

Without limiting the generality of Section 1305(a), if following a conveyance, transfer or lease by the Company of any part of the Mortgaged Property the Fair Value of the Mortgaged Property retained by the Company exceeds an amount equal to three-halves (3/2) of the aggregate principal amount of all Outstanding Securities then the part of the Mortgaged Property so conveyed, transferred or leased shall, in any event, be deemed not to constitute the entirety or substantially the entirety of the Mortgaged Property.  Such Fair Value shall be established by the delivery to the Trustee of an Independent Expert’s Certificate stating the Independent Expert’s opinion of such Fair Value as of a date not more than 90 days before or after such conveyance, transfer or lease.  This Article is not intended to limit the Company’s conveyances, transfers or leases of less than the entirety or substantially the entirety of the Mortgaged Property.

ARTICLE FOURTEEN

SUPPLEMENTAL INDENTURES

SECTION 1401.	Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities all as provided in Article Thirteen; or

(b) to add one or more covenants of the Company or other provisions for the benefit of the Holders of all or any series of Securities, or any Tranche, thereof or to surrender any right or power herein conferred upon the Company (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series); or

(c) to correct or amplify the description of any property at any time subject to the Lien of this Indenture; or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the Lien of this Indenture; or to subject to the Lien of this Indenture additional property (including property of Persons other than the Company), to specify any additional Permitted Liens with respect to such additional property and to modify Section 802 in order to specify therein any additional items with respect to such additional property; or

(d) to add any additional Events of Default, which may be stated to remain in effect only so long as the Securities of any one or more particular series shall remain Outstanding; or

(e) to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of Securities of any series or Tranche Outstanding on the date of such supplemental indenture in any material respect, such change, elimination or addition shall become effective with respect to such series or Tranche only pursuant to the provisions of Section 1402 hereof or when no Security of such series or Tranche remains Outstanding; or

(f) to establish the form or terms of Securities of any series or Tranche as contemplated by Sections 201 and 301; or

(g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

(h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or by a co-trustee or separate trustee; or

(i) to provide for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all, or any series or Tranche of, the Securities; or

(j) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Securities, or any Tranche thereof, shall be payable, (2) all or any series of Securities, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Securities, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Securities, or any Tranche thereof, and this Indenture may be served;

(k) to amend and restate this Indenture, as originally executed and delivered and as it may have been subsequently amended, in its entirety, but with such additions, deletions and other changes as shall not adversely affect the interests of the Holders of the Securities in any material respect;

(l) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other changes to the provisions hereof or to add other provisions with respect to matters or questions arising under this Indenture, provided that such other changes or additions shall not adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect;

(m) to increase or decrease the amount stated in the proviso in the first paragraph of Section 301; or

(n) to change the date stated in the second paragraph of Section 301 to a later date.

Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect at the Execution Date or at any time thereafter shall be amended and

(x)  if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof; or

(y)  if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, at the Execution Date or at any time thereafter, are required by the Trust Indenture Act to be contained herein or are contained herein to reflect any provision of the Trust Indenture Act as in effect at such date, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to this Indenture to effect such changes or elimination or evidence such amendment.

SECTION 1402.	Supplemental Indentures With Consent of Holders.

Subject to the provisions of Section 1401, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each series or Tranche so directly affected,

(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security (other than pursuant to the terms thereof), or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 1002, or change the coin or currency (or other property), in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(b) permit the creation of any Lien (not otherwise permitted hereby) ranking prior to the Lien of this Indenture with respect to all or substantially all of the Mortgaged Property, or terminate the Lien of this Indenture on all or substantially all of the Mortgaged Property or deprive such Holder of the benefit of the security of the Lien of this Indenture, or

(c) reduce the percentage in principal amount of the Outstanding Securities of any series or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 1504 for quorum or voting, or

(d) modify any of the provisions of this Section, Section 710 or Section 1013 with respect to the Securities of any series or any Tranche thereof, except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security of each series or Tranche affected thereby.

A supplemental indenture which (x) changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Securities of one or more particular series, or one or more Tranches thereof, or (y) modifies the rights of the Holders of Securities of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or Tranche.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Anything in this Indenture to the contrary notwithstanding, if the supplemental indenture or Officer’s Certificate, as the case may be, establishing the Securities of any series or Tranche shall provide that the Company may make certain specified additions, changes or eliminations to or from the Indenture which shall be specified in such supplemental indenture or Officer’s Certificate, (a) the Holders of Securities of such series or Tranche shall be deemed to have consented to a supplemental indenture containing such additions, changes or eliminations to or from the Indenture which shall be specified in such supplemental indenture or Officer’s Certificate, (b) no Act of such Holders shall be required to evidence such consent and (c) such consent may be counted in the determination of whether or not the Holders of the requisite principal amount of Securities shall have consented to such supplemental indenture.

SECTION 1403.	Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 1101) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

SECTION 1404.	Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.  Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

SECTION 1405.	Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 1406.	Reference in Securities to Supplemental Indentures.

Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company, and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

SECTION 1407.	Modification Without Supplemental Indenture.

To the extent, if any, that the terms of any particular series of Securities shall have been established in or pursuant to an Officer’s Certificate as contemplated by Section 301, and not in an indenture supplemental hereto, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Officer’s Certificate delivered to, and accepted by, the Trustee in writing; provided, however, that such supplemental Officer’s Certificate shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture which would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied.  Upon the acceptance thereof by the Trustee, any such supplemental Officer’s Certificate shall be deemed to be effective and constitute part of this Indenture and to be a “supplemental indenture” for purposes of Sections 1404 and 1406.

ARTICLE FIFTEEN

MEETINGS OF HOLDERS; ACTION WITHOUT MEETING

SECTION 1501.	Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series or Tranches.

SECTION 1502.	Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 1501, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine, or, with the approval of the Company, at any other place.  Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 109, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) If the Trustee shall have been requested to call a meeting of the Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of 33% in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 1401, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series and Tranches in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

(c) Any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Securities of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Securities of such series, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

SECTION 1503.	Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding Securities of such series or Tranches, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series or Tranches by such Holder or Holders.  The only Persons who shall be entitled to attend any meeting of Holders of Securities of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 1504.	Quorum; Action.

The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Securities of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, shall constitute a quorum.  In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series and Tranches, be dissolved.  In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting.  Except as provided by Section 1505(e), notice of the reconvening of any meeting adjourned for more than 30 days shall be given as provided in Section 1502(a) not less than ten days prior to the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series and Tranches which shall constitute a quorum.

Except as limited by Section 1402, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class.

Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

SECTION 1505.	Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Attendance at meetings of Holders of Securities may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Securities with respect to which it was given unless and until specifically revoked by the Holder or future Holder of such Securities before being voted.

(b) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of such Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 107 and the appointment of any proxy shall be proved in the manner specified in Section 107.  Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 107 or other proof.

(c) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 1502(b), in which case the Company or the Holders of Securities of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class.

(d) At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

(e) Any meeting duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

SECTION 1506.	Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting.  A record, in duplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section 1504.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 1507.	Action Without Meeting.

In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by written instruments as provided in Section 107.

ARTICLE SIXTEEN

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 1601.	Liability Solely Corporate.

No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, stockholder, member, officer or director, as such, past, present or future of the Company or of any predecessor or successor of the Company (either directly or through the Company or a predecessor or successor of the Company), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely obligations of the Company, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, member, officer or director, past, present or future, of the Company or of any predecessor or successor of the Company, either directly or indirectly through the Company or any predecessor or successor of the Company, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities.

_________________________

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

LOUISVILLE GAS AND ELECTRIC COMPANY

By: /s/ Daniel K. Arbough
Name:   Daniel K. Arbough
Title:     Treasurer

ATTEST:

/s/ Dorothy E. O’Brien
Dorothy E. O’Brien
Vice President and Deputy General Counsel – Legal and Environmental Affairs

THE BANK OF NEW YORK MELLON,
as Trustee

By: /s/ Karon Greene
Name:   Karon Greene
Title:     Vice President

COMMONWEALTH OF KENTUCKY	)
	)	ss.:
COUNTY OF JEFFERSON	)

On this  6 th day of October, 2010, before me, a notary public, the undersigned, personally appeared Daniel K. Arbough, who acknowledged himself to be the Treasurer of LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation of the Commonwealth of Kentucky and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

In witness whereof, I hereunto set my hand and official seal.

/s/ Betty L. Brinly
Betty L. Brinly
Notary Public, State at Large, KY
My Commission expires 6/21/2014

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this  6 th day of October, 2010, before me, a notary public, the undersigned, personally appeared Karon Greene, who acknowledged herself to be a Vice President of THE BANK OF NEW YORK MELLON, a corporation and that she, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Vice President.

In witness whereof, I hereunto set my hand and official seal.

By:	/s/ Danny Lee
Danny Lee
Notary #: 01LE6161129
Qualified in New York County
Commission expires 2/20/2011

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York Mellon
Global Structured Finance
101 Barclay Street, 4th Floor
New York, New York 10286
Attn:  Global Americas

THE BANK OF NEW YORK MELLON, as Trustee

By:/s/ Karon Greene
Name:  Karon Greene
Title:    Vice President

CERTIFICATE OF PREPARER

The foregoing instrument was prepared by:

James J. Dimas, Senior Corporate Attorney
Louisville Gas and Electric Company
220 West Main Street
Louisville, Kentucky  40202

/s/ James J. Dimas
       James J. Dimas

 EXHIBIT A

LOUISVILLE GAS AND ELECTRIC COMPANY
____________________

REAL PROPERTY
____________________

Schedule of real property owned in fee located in the Commonwealth of Kentucky

JEFFERSON COUNTY

Deed Book 137, Page 51

Beginning on the South side of High Street one hundred and fifty nine feet two and a half inches Eastwardly of Tenth Street at White’s corner, - Thence parallel with Tenth Street Southwardly 272 2/12 feet to the 20 feet alley.  Thence eastwardly with said alley fifty one feet and four inches.  Thence northwardly parallel with Tenth Street two hundred and fifty six feet to High Street and with High Street Westwardly fifty four feet two and a half inches to the beginning.

Being the same property conveyed to the Louisville Gas Company Trustee by Deed dated April 1, 1868 and of record in Deed Book 137, Page 51 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 137, Page 57

Beginning on the South side of High street one hundred and five feet (measured on the inclination of the street) eastwardly from 10th Street- Thence, eastwardly in the High Street fifty four feet two and a half inches to Crawford’s Corner.  Thence parallel with tenth street, southwardly 272 2/12 feet to the 20 foot alley.  Thence westwardly with said alley fifty one feet and eight inches to Ballard’s Corner- thence Northwardly parallel with Tenth Street 288 4/12 feet to the beginning.

Being the same property conveyed to the Louisville Gas Company Trustee by Deed dated April 1, 1868, and of record in Deed Book 137, Page 57 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 137, Page 85

Beginning on the East side of tenth Street one hundred and sixty feet south of High Street extending thence south one hundred and sixty feet south to alley, thence East one hundred feet 8 inches thence north one hundred and sixty feet thence west to tenth street one hundred feet 8 inches.

Being the same property conveyed to the Louisville Gas Company Trustee by Deed dated April 3, 1868, and of record in Deed Book 137, Page 85 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 137, Page 155

Beginning at the North West Corner of High and Tenth Streets in the Eastern addition to Portland, thence Southwardly with the east line of 10th Street one hundred and Sixty feet– Thence at right angles eastwardly one hundred feet and one inch to East line of the lot conveyed by A. D. Ewing to Andrew Graham of which this here conveyed is a part- thence unto said line Northwardly and parallel with 10th Street one hundred and twenty eight feet and four inches to High Street and with High Street.  Westwardly one hundred and five feet to the beginning.

Being the same property conveyed to the Louisville Gas Company Trustee by Deed dated April 7, 1868, and of record in Deed Book 137, Page 155 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 317, Page 287

The following described property in Ormsby subdivision in Bullitt’s addition to Louisville viz. The Lots numbered Seven (7) and Eight (8) in Block number Eleven (11) in said subdivision with the exception of the Thirty (30) feet of ground fronting on the West side of Seventh (7th) street which was heretofore conveyed by Henrietta Ormsby to Joseph Schonemann by deed dated 18th February 1876 and is recorded in Deed Book 221 page 288 in the Clerk’s Office of the Jefferson County Court; The property hereby conveyed has a front side on the South side of Dumesnil street of two hundred and twenty eight and 97/100 feet and on the West side of Seventh (7th) street of one hundred and twenty six and a quarter (126 1/4) feet more or less.

Being the same property conveyed to the Louisville Gas Company by Deed dated July 3, 1888 and of record in Deed Book 317, Page 287 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 317, Page 288

The Lots numbered Five (5) and Six (6) and the Westwardly twenty five (25) feet of Lot number Four (4) in Block number Eleven (11) in said subdivision, the first party hereby conveyed tracts one hundred and thirty five (135) feet on the North side of Ormsby Avenue and One hundred and Fifty six and a quarter (156 ¼) feet more or less on the east line of the thirty (30) feet alley next to the Louisville and Nashville Rail Road, to have and to hold the same with all the appurtenances thereon to the second party and its assigns forever with covenant of General Warranty

Being the same property conveyed to The Louisville Gas Company by Deed dated June 16, 1888 and of record in Deed Book 317, Page 288 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 317, Page 291

The following described property in Ormsby subdivision in Bullitt’s addition to Louisville viz commencing on the West side of Seventh (7th) Street at the Northwest corner of the first alley south of Dumesnil Street- Thence northwardly and binding on the West line of Seventh (7th) street Thirty (30) feet; Thence Westwardly the same width and binding on and parallel with the North line of said alley, one hundred and sixty (160) feet; Being parts of lots numbered Seven (7) and Eight (8) in Block number Eleven (11) in said subdivision.

Being the same property conveyed to the Louisville Gas Company by Deed dated June 16, 1888, and of record in Deed Book 317, Page 291 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 318, Page 261

Beginning at a point in the north line of Ormsby Avenue distant 233 45/100 feet west of 7 St. running thence west with the north line of Ormsby Avenue one hundred and three (103) feet and extending back northwardly of equal width between parallel lines at right angles to Ormsby Avenue one hundred and fifty six and one quarter (156 ¼) feet to a 20 foot alley the western 50 feet being the same conveyed to said Henry Kraft by John Enright by deed of record in Deed Book 120 page 339 and is the eastern 40 feet of Lot no. 4 Block 11 Ormsby subdivision the eastern 63 feet being being the western 63 feet of the 150 feet conveyance by Jarvis & wife to said Kraft by deed of record in Deed Book 125 page 430 Jefferson County Court Clerk’s office and is the western 63 feet of Lot 3 Block 11 Ormsby subdivision.

Being the same property conveyed to Louisville Gas Co. by Deed dated July 12, 1888 and of record in Deed Book 318, Page 261 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 318, Page 299

Beginning at a point in the north line of Ormsby Avenue, distance 203 45/100 feet west of the northwest corner of 7th Street and Ormsby Avenue running thence westwardly with the north line of Ormsby Avenue thirty (30) feet and extending back northwardly of equal width at right angles to Ormsby Avenue One hundred fifty six and one quarter (156 ¼) feet to a 20 foot alley

Being the same property conveyed to Louisville Gas Company by Deed dated July 13, 1888 and of record in Deed Book 318, Page 299 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 343, Page 48

A certain Lot of Land fronting forty (40) feet on the North Side of Ormsby Avenue between Seventh and Eighth Streets and extending back the same width northwardly One Hundred and Fifty six and One Quarter (156 ¼) feet to a (20) Twenty feet alley which is part of Lot Number Four (4) in Block Number (11) in Ormsby Subdivision in Bullits Addition to Louisville Kentucky, The East line of said Forty (40) feet being Forty (40) feet West of the East line of said Lot No. Four (4) in Block No. Eleven (11).

Being the same property conveyed to The Louisville Gas Company by Deed dated December 13, 1889 and of record in Deed Book 343, Page 48 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 380, Page 56

Tract No. 1  Commencing on the Southeast corner of Dumesnil street and the roadway parallel to the line of the Louisville and Nashville Rail Road running thence Eastwardly with the South line of Dumesnil Street 188 feet; thence Southwardly with what would be the East line of Eighth Street if said street was extended 156 feet and three (3) inches to a 20 foot alley; thence Westwardly with the north the north line of said alley, to the East side of the roadway above mentioned thence Northwestwardly with the East line of said roadway to the point of beginning, being lots 11 and 12 in block No. 11 in Ormsby’s subdivision to Bullitts Addition to the City of Louisville and being the same property conveyed in Deed Book 267 page 632-3, in the Jefferson County Clerk’s Office.

Tract No. 2 Commencing on the South line of Dumesnil Street at a point 188 East of the roadway parallel to the line of the Louisville and Nashville railroad, thence Eastwardly along the South line of Dumesnil Street 210 feet; thence Southwardly in a line parallel to Eighth Street if said street was extended 156 feet 3 inches to a 20 foot alley; thence Westwardly with the North line of said alley 210 feet; thence Northwardly to the beginning, being lots numbered 9 and 10 in block numbered 11 in Ormsby subdivision to Bullitts addition to the City of Louisville and being the same property conveyed in Deed Book 267 page 633-4 in the Jefferson County Court Clerk’s Office, and under that judgment the marshal of said Court reported a sale thereof as of the 14th day of September 1891 to the said Louisville Gas Company at the sum of $250000.00 said Louisville Gas Company’s bid not exceeding its debt no bond was executed which report of sale was confirmed by said Court, and the Commissioner was ordered to convey said property to said second party free of lien.  All of which more at large appears by reference to said cases which reference is now here made for greater certainty.

Being the same property conveyed to Louisville Gas Company by Deed dated October 5th 1891 and of record in Deed Book 380, Page 56 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 385, Page 151

Beginning at a point on the south side of Ormsby Avenue sixty feet east of the southeast corner of Eighth Street if extended and Ormsby Avenue running thence eastwardly along the south line of Ormsby Avenue one hundred and thirty five feet and extending back southwardly the same width between parallel lines at right angles to Ormsby Avenue two hundred feet to an alley.

Being the same property conveyed to Kentucky Heating and Lighting Gas Company, a corporation, by Deed dated 4th day of February 1892 and of record in Deed Book 385, Page 151 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 385, Page 153

Beginning at a point on the south side of Ormsby Avenue one hundred and ninety five feet east of the southeast corner of Eighth Street. If extended and Ormsby Avenue running thence eastwardly along the south line of Ormsby Avenue seventy five feet and extending back southwardly the same width between parallel lines at right angles to Ormsby Avenue two hundred feet to an alley.

Being the same property conveyed to Kentucky Heating and Lighting Gas Company, a corporation, by Deed dated 4th day of February 1892 and of record in Deed Book 385, Page 153 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 444, Page 331

Beginning on the south side of Ormsby Avenue three hundred and twenty seven (327) feet west of Seventh Street; thence running westwardly along the south side of Ormsby Avenue eighty (80) feet and extending back southwardly of that width throughout, the western line being identical with the eastern line of the tract of land conveyed to the Louisville & Nashville Railroad Company by deed of W. C. Belknap, recorded in Deed Book (152 or 182) Page (261 or 269) in the office of the Clerk of the County Court of Jefferson County, Kentucky two hundred (200) feet to an alley;

Being the same property conveyed to Kentucky Heating Company by Deed dated 12th day of February 1895 and of record in Deed Book 444, Page 331 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 453, Page 97

A lot of ground situated on the east side of the Eighteenth Street or (Salt River) Road between Maple and Lexington Streets; beginning at a point forty-two and four twelfths (42 4/12) feet north of the northwest corner of Hallenberg’s lot at a point where the southline of Arbegust Avenue if extended would intersect 18th Street; thence eastwardly with the south line of Arbegust Avenue, if extended one hundred and forty four feet (144) to Schmitt’s eastern line sixty and four twelfths (60 4/12) feet to the north line of Arbegust Avenue if extended, thence westwardly with the north line of Arbegust Avenue if extended one hundred and thirty five (135) feet to the east line of 18th Street; thence southwardly with the east line of Eighteenth Street sixty one and two twelfths (61 2/12) feet to the point of beginning being the same property conveyed to the said first party by John D. Taggart and wife July 17th 1889 by a deed recorded in deed book 335 page 109.

The second tract or parcel of land lies on the west side of Seventh and Ormsby Avenue and is bounded and described as follows:

Beginning at a point two hundred and seventy (270) feet east of the east line of 8th Street if extended and one hundred (100) feet south of the south line of Ormsby Avenue; thence south parallel with Ormsby Avenue one hundred (100) feet to an alley 13’1” wide; thence northwardly with the west line of Seventh Street to a point opposite the beginning point. Thence westwardly parallel with Ormsby Avenue ninety-four (94) feet more or less to the beginning being the southern one hundred (100) feet of a lot conveyed to the first party by George E. Cook July 10, 1889 Deed Book 335 page 48 and by U. B. Evarts and wife July 5, 1889, by deed recorded in Deed Book 330 page 613. The northernly half together with the buildings thereon having been sold to J. C. Baumberger November 7, 1890 Deed Book 359 page 167-1/4.

There is conveyed with each of these tracts all buildings, fences, and other improvements and appurtenances of every kind.

Being the same property conveyed to Kentucky Rock Gas Company, a corporation chartered by the General Assembly of the Commonwealth of Kentucky, by Deed dated 1st day of June 1895 and of record in Deed Book 453, Page 97 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 512, Page 529

Beginning at a point on the East side of Ninth Street, if said Street were extended two hundred and thirteen and one tenth (213 1/10) feet South of Ormsby Avenue thence with the South side of an alley thirteen and one tenth (13 1/10) feet wide South 87 degrees, 31 minutes East three hundred and forty two (342) feet and ten (10) inches to a stake on the West side of the line of the Right of Way of the Louisville and Nashville Railroad Company; thence with the West line of the said Right of way Southeasterly two hundred and sixty  eight (268) feet and five (5) inches to a stake; thence north 87 degrees, 26 minutes West four hundred and five and one half (405 ½) feet to a stake on the East line of Ninth Street, if said Street were extended, thence along the East side of Ninth Street, if extended, North 3 degrees, 52 minutes East two hundred and sixty three (263) feet and two (2) inches to the beginning;

Being the same property conveyed to Kentucky Heating Company, a corporation, by Deed dated 10th day of March 1899   and of record in Deed Book 512, Page 529 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 569, Page 220

Beginning at the Southeast corner of Ormsby Avenue and Ninth Street, extended, running thence Southwardly with the East side of Ninth Street, two hundred (200) Feet to an alley thirteen feet wide, running thence with said Alley, which is parallel with said Ormsby Avenue, three hundred and thirty-eight and one-half (338-1/2) feet to the Westwardly side of the L.& N. R.R. right of way, thence Northwardly with said right of way to the South side of Ormsby Avenue, thence Westwardly with Ormsby Avenue, two hundred and ninety-one and one-fourth (291-1/4) feet to the beginning, being the same property conveyed to A. Dumesnil by H.A. Dumesnil and his wife, Mary Dumesnil, by deed dated May 29, 1899, and recorded in deed book 519, page 886, in the Office aforesaid.  It is, however, expressly excepted from this deed, the following  portions of the premises hereinbefore described;   Beginning at a point on the South side of Ormsby Avenue, eighty six and seven-tenths (86 7/10) feet East of the Southeast corner of Ormsby Avenue and Ninth Street, and fifteen (15) feet measured at right angles from the center line of the main track of said Central Storage Company’s Railway, and running in a Southeastwardly direction with and parallel to the Cente line of the main track of said Central Storage Company’s railway, three hundred and fifteen and five-tenth (315-5/10) feet to a point on the North line of a thirteen foot Alley.  Eleven (11) feet west of the intersection of the North line of said alley with the West line of right of way of the L. & N. R.R. and at fifteen (15) feet measured at right angles from the center line of the main track of the said Central Storage Company’s railway; running thence in an Eastwardly direction on the North line of said Alley, eleven (11) feet to the West right of way line of the L. & N. R.R., thence in a Northerly direction on the West right of way line of the L. & N. R.R. fifty-nine and three-tenths (59-3/10) feet to a point at fifteen (15) feet measured at right angles from the center line of the main track of said Central Storage Company’s Railway thence in a Northwesterly direction with and parallel to the center line of the main track of said Central Storage Company’s Railway, two hundred and sixteen and five-tenths feet (216 – 5/10), more or less, to a point on the South line of Ormsby Avenue, fifteen feet measured at right angles from the center line of the main track of said Central Storage Company Railway; thence in a Westerly direction with the South line of Ormsby Avenue, seventy-three and eight-tenths (73 – 8/10) feet to the point of beginning containing eighty-two hundred and sixty-four (8264) square feet, equal to one hundred and eighty-nine thousandths (0.189) of an Acre, and being the same property heretofore conveyed to H.U. Dumesnil and Mary, his wife, to said Central Storage Company by deed dated October 21, 1885, and recorded in deed book 293, page 124, in the Jefferson County Court Clerk’s Office.

Being the same property conveyed to Kentucky Heating Company, a corporation, by Deed dated January 15, 1902 and of record in Deed Book 569, Page 220 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 599, Page 12

Beginning on the southwest corner of 7th and Ormsby avenue; running thence westwardly with the south line of Ormsby avenue one hundred and seventeen and six-twelfths (117 6/12) feet more or less thence south at right angles with Ormsby Aveue one hundred (100) feet; thence eastwardly and parallel with Ormsby Avenue to the west line of 7th street ninety four (94) feet more or less thence in a northeastern direction with the west line of 7th street to the beginning, being the same property conveyed to the said J. C. Baumberger by the Kentucky Rock Gas Company by deed recorded in deed book 359 page 167, in the office of the Clerk of the Jefferson County Court.

. . . And the party of the first part further covenants that he is lawfully seized and possessed of the said property in fee simple, free of all encumbrances, except the rights and privileges reserved or granted to the Kentucky Rock Gas Company in the deed of the Kentucky Rock Gas Company to the party of the first part, said grant or reservation as therein set out being as follows “It is agreed and understood that said Kentucky Rock Gas Company, its successors or assigns, shall have the right of way for its pipe line as now laid across the (second) lot of land herein described with right to said company to enter upon said land and repair, alter or change the same as from time to time it may be necessary.” (Deed 359-167); that he has the right and power to convey the same, and that he will make all further assurances of the title thereto which may be reasonably required by the party of second part, its successor or assigns. The failures to pay any of the said notes or interest thereon at maturity shall operate to make all outstanding notes and the accrued interest thereon immediately due and payable, and the lien therein retained enforceable.

Being the same property conveyed to Kentucky Heating Company, a corporation, of Louisville, Kentucky, by Deed dated October 16, 1903 and of record in Deed Book 599, Page 12 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 783, Page 485

Beginning in the North line of Ormsby Avenue one hundred and forty six and forty five hundredths feet West of seventh street, as now improved; thence Westwardly with said line of Ormsby Avenue fifty seven feet, and extended back Northwardly of that width throughout the East line of said lot binding on the West line of the lot now owned by the Kentucky Fuel Gas Company and the West line binding on the East line of the lot now owned by the Louisville Gas Company one hundred and fifty six and one fourth feet to an alley;

Being the same property conveyed to Kentucky Heating Company, a corporation, by Deed dated June 9, 1913 and of record in Deed Book 783, Page 485 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 783, Page 576

Beginning at the Northwest corner of seventh street (formerly the Oakland Plank Road) and Ormsby Avenue; thence westwardly along the North side of Ormsby Avenue one hundred and forty six and forty five hundredths (146.45) feet; thence Northwardly one hundred and fifty six and (156 1/4) feet to the south side of an alley twenty (20) feet wide, thence Eastwardly and binding on said alley one hundred and sixty four (164) feet more or less to the Westwardly side of seventh street; thence southwardly along the West side of seventh street, thence Southwardly along the West side of seventh street one hundred and fifty seven and seventy five one hundred (157 75/100) feet, more or less to the point of beginning.

Being the same property conveyed to Kentucky Heating Company, a corporation, created and existing under the laws of Kentucky, by Deed dated June 21, 1913 and of record in Deed Book 783, Page 576 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 799, Page 403

Beginning at a point in the West line of Stiltz Lane one hundred feet, ten inches South of the Southwest corner of said Lane and Frankfort Avenue, said point being the Southeast corner of the lot heretofore conveyed by first parties to H. B. Kettler, by deed dated August 13th, 1907, and recorded in Deed Book 668, page 27, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the South line of said lot, and said South line extended, South 76-1/2  degrees West, one hundred and twenty-four feet, six inches to the corner of fence, in the East line of the ten foot alleyway hereinafter described; thence with the East line of same South 13 degrees 35 minutes East, fifty-two feet to a stake in said East line; thence Eastwardly one hundred and fifty feet, five inches to a stake in the West line of Stiltz Lane, one hundred and sixty-seven feet, two—inches South of Frankfort Avenue, as measured along said West line; thence Northwardly with said West line sixty-six feet, four inches to the point of beginning.

Together with the right to use as an alleyway, and the right to lay and maintain a line of pipe from the rear of said lot to Frankfort Avenue, over and under the following strip of land, viz:

Beginning at a point in the South line of Frankfort Avenue eighty-six feet, six inches West of Stiltz Lane; thence South 13 degrees 35 minutes East, one hundred and sixty-five feet, nine inches to a stake, being the Southwest corner of the lot hereinbefore described; thence South 76 degrees 25 minutes West, ten feet; thence North 13 degrees 35 minutes West, to a point in the South line of Frankfort Avenue; thence with the same Eastwardly to the point of beginning.

It being agreed that second party in making the excavation for said pipe line will replace the alley and side walk at the North end thereof, in a thoroughly first class manner, and will promptly repair any and all damages they may do to said alley, at any time.

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Deed dated January 15, 1914 and of record in Deed Book 799, Page 403 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 799, Page 535

BEGINNING in the Southern line of the Bardstown Road as now improved, at a point one hundred and twenty-five (125) feet four (4) inches West of Lee Street, as measured along said line of said Road; thence with the same Westwardly thirty-five (35) feet seven and one-half (7 ½) inches to a point fifty-five (55) feet, nine and one-half (9½) inches East of the intersection of said line of said Road with the original East line of Ferndale Avenue; thence Southwardly one hundred and sixty-four and nine-twelfths (164-9/12) feet to an alley at a point fifty (50) feet East of said original line of Ferndale Avenue, as measured on a line parallel with the Northern line of the first alley South of Bardstown Road; thence with said alley Eastwardly thirty (30) feet nine (9) inches; thence Northwardly one hundred and seventy-eight (178) feet four (4) inches to the point of beginning;

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Deed dated January 30, 1914 and of record in Deed Book 799, Page 535 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 802, Page 10

Lot Numbered Twenty-one, Block Two, in Peter Andi’s Subdivision, as shown by plat recorded in Deed Book 438, page 636, in the office of the Clerk of the County Court of Jefferson County, Kentucky;

Being the same property conveyed to Louisville Gas & Electric Company, a corporation, by Deed dated February 7, 1914 and of record in Deed Book 802, Page 10 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 808, Page 551

BEGINNING in the North line of Madison Street, one hundred and fifty-seven (157) feet, two (2) inches East of Twenty-sixth Street; thence Eastwardly with said line of Madison Street, twenty-five (25) feet; and extending back Northwardly, of that width throughout, between lines parallel with Twenty-fourth Street, one hundred and sixty-one (161) feet to an alley;

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Deed dated June 9, 1914 and of record in Deed Book 808, Page 551 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 809, Page 8

BEING Lot Number Eight Hundred and Fifty-nine (859) in the Tennant Land Company’s Subdivision of the Dulaney Farm, plat of which is recorded in Plat and Subdivision Book 1 page 162 in the office of the Clerk of the County Court of Jefferson County, Kentucky;

Being the same property conveyed to Louisville Gas & Electric Company, a corporation, by Deed dated April 30, 1914 and of record in Deed Book 809, Page 8 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 818, Page 269

Lot No. Fourteen (#14) in Block No. Forty-one (#41)… in Jacob Addition, as shown on the plat thereof on file and of record in Deed Book 403, pages 590 and 591, Jefferson County Court Clerk’s office.

Being the same property conveyed to Louisville Gas and Electric Company, a Corporation, by Deed dated November 10, 1914 and of record in Deed Book 818, Page 269 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 829, Page 411

“Beginning at a point in the line common to Mrs. Dudley and the first parties, one hundred and fifteen (115) feet south of the south line of Cherokee Drive, running thence southwardly with said line, which is the east line of the first parties property fifteen feet, running thence westwardly at right angles to said line, fifteen feet (15); running thence northwardly at right angles fifteen (15) feet to a point one hundred and fifteen (115) feet south of the south line of the said Cherokee Drive, running thence eastwardly fifteen (15) feet to the point of beginning.”

Said first parties also grant, bargain, sell and convey to said second party, for the consideration aforesaid, a right of way for the construction, maintenance, and operation of a line of gas mains in and under the following tract of land in Jefferson County, Kentucky:  --

Beginning at a point in the south line of the said Cherokee Drive one hundred and seventy (170) feet east of the southeast corner of Braeview Road and Cherokee Drive, at a line common to Mrs. Dudley and first parties, running thence westwardly with the south line of the said Cherokee Drive twenty (20) feet and extending back binding on the west line of Mrs. Dudley’s tract to the north line of Beal’s Branch Road, the said two tracts of land herein described being a part of the said property conveyed to Frank Fehr, by deed dated Nov 6, 1909, and Dec 2, 1911, which is recorded in Deed Book 709-754, pages 311-106, Jefferson County Court Clerk’s Office.

The first party reserves the right to use said 20 foot strip for a roadway or avenue, or for any other use, but subject to the right-of-way for said gas main.

Being the same property conveyed to Louisville Gas and Electric Company, a corporation of Kentucky, by Deed dated June 3, 1915 and of record in Deed Book 829, Page 411 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 834, Page 580

Lots numbered Five, Six, Seven and Eight, Block One, in Bullock’s Highland Addition, as shown by plat recorded in Road Route Book 2, page 32, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

Being the same property conveyed to Louisville Gas & Electric Company, a corporation, by Deed dated August 18, 1915 and of record in Deed Book 834, Page 580 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 868, Page 141

Beginning in the north line of Broadway, three hundred and sixty one and sixty six hundredths feet East of Twenty ninth Street, which point is in the West line of a lot of ground owned by Val Kiefer, thence Northwardly and with the West line of Val Kiefer’s lot, one hundred and seventy nine and eighty three hundredths feet to a point in the south line of an alley thirty feet wide, which point is sixty feet West of Twenty eighth Street, thence West with the south line of said alley eighty feet, thence south and parallel with the West line of said Val Kiefer’s lot one hundred and eighty seven and seventy one hundredth feet to the North line of Broadway, thence East with the North line of Broadway, eighty and thirty six hundredths feet to the point of beginning, title to the eastern forty feet in width of the lot herein conveyed, having been acquired by Annie A. Halleck, of the first part, by deed dated November 28, 1916, and recorded in Deed Book 866, page 82, in the office of the Clerk of the County Court of Jefferson County, Kentucky, and title to the Western forty feet in width of the lot herein conveyed, having been acquired by the said Annie A. Halleck, as devisee under the will of Annie E. Ainslie, deceased, dated October 29, 1902, and recorded in Will Book 34, page 358, in the office aforesaid, and by deed dated November 2, 1915, and recorded in Deed Book 866, page 267, in the office aforesaid.

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Deed dated January 8, 1917 and of record in Deed Book 868, Page 141 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 876, Page 144

BEGINNING  in the East line of Third Street, one hundred and fifty-seven and one-half feet North of Hill Street; thence Northwardly with said line of Third Street, fifty-two and one-half feet; and extending back Eastwardly, of that width throughout, between lines parallel with Hill Street, one hundred and ninety feet to an alley;

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Deed dated 28th day of June 1917 and of record in Deed Book 876, Page 144 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 883, Page 108

BEGINNING in the East line of Third Street one hundred and five feet North of Hill Street; thence Northwardly, with said line of Third Street, fifty-two and one-half feet, and extending back Eastwardly, of that width throughout, between lines parallel with Hill Street, one hundred and ninety feet to an alley.

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Deed dated 11th day of October 1917 and of record in Deed Book 883, Page 108 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 919, Page 363

BEGINNING at a point in the North line of Madison Street sixty-eight feet East of the division line common to John Doerhoefer’s division of eight acre lot and W. W. Hite’s Sub-division; running thence East along Madison Street thirty-two feet, to a point three Hundred sixteen feet two inches West of Thirty-fifth Street as ascertained by recent survey and extending back Northwardly between parallel lines the width throughout, One Hundred and sixty-one feet to a twenty foot alley, being Lot Numbered Twenty-one and the eastwardly seven feet in width of Lot Numbered Twenty-two in W.W. Hite’s West End Sub-division, a plat of which is recorded in Deed Book 316 page 641 in the Office Of the Clerk of the County Court of Jefferson County, Kentucky,

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Deed dated 11th of August 1919 and of record in Deed Book 919, Page 363 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 945, Page 96

(1)   “Beginning at a point on the east line of Sixth street, one hundred and thirty-five (135) feet south of Green street, thence south along said east line of Sixth street forty-five (45) feet, and extending back eastwardly of equal width throughout between lines parallel to Green Street two hundred and one  (201) feet to Center street”

and also the following described tract of land in Louisville, Ky.,

(2)   “Eleven and one-third (11-1/3) feet on the west side of Third Street by a depth westwardly of the same width of One hundred and five (105) feet and lying ninety-nine (99) feet north of Jefferson street”,

Being the same property conveyed to Louisville Gas and Electric Company  by Deed dated 1st of May 1920 and of record in Deed Book 945, Page 96 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 953, Page 120

Beginning on the North line of Madison Street, one hundred and fifty-seven (157) feet, two (2) inches east of 26th Street; running thence east with the said line of Madison Street, twenty-five (25) feet, and extending back Northwardly  of that width throughout between lines parallel with 24th Street, one hundred and thirty-eight (138) feet, and eight (8) inches, and being part of the lot of land twenty-five (25) by one hundred and sixty-one (161) feet, conveyed to the first party by Andrew J. Ferg and Anne Ferg, his wife by deed dated June 9, 1914, and which is recorded in Deed Book 808, page 551 in the Clerk’s Office of the Jefferson County Court.

The first part also conveys to second party an easement of passageway from the north line of the lot hereby conveyed to the alley which binds on the north the land of the first party over a strip of land four (4) feet nine (9) inches wide and  twenty-two (22) feet four (4) inches long, and being the western four (4) feet nine (9) inches by twenty-two (22)  feet four (4) inches of the strip of land twenty-five (25) feet by twenty-two (22) feet four (4) inches reserved out of the land one hundred and sixty-one (161) feet deep by twenty five (25) feet wide conveyed to first party by the deed aforesaid by Ferg and wife. Said easement is to be used only as a means of ingress to and egress from the land hereby conveyed to said alley.

Being the same property conveyed to Louisville Gas & Electric Company, a corporation, by Deed dated 24th day of May 1920 and of record in Deed Book 953, Page 120 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 954, Page 203

BEGINNING in the southwestern line of Rosedale Avenue, as shown on the revised plan of Forest Park Subdivision, 119.52 feet southeast of Gerlach Avenue, which point is in the Northwestern line of the 15 foot alley; thence with said line of Rosedale Avenue, Northwestwardly 25 feet, and extending back southwestwardly of that width throughout, and binding on said alley, 25 feet.

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Deed dated 9th day of September 1920 and of record in Deed Book 954, Page 203 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 990, Page 173

Beginning in the West line of an alley, twenty feet wide, at a point 290 feet South of Avery Avenue, and 180 feet East of Fourth Street, thence Westwardly and parallel with Avery Avenue, 49 feet 6 inches, thence Southwardly and parallel with Fourth street 15 feet to the north line of the alley established in the deed, recorded in Deed Book 694, Page 23, in the office of the Clerk of the County Court of Jefferson County, Kentucky, thence Westwardly with the North line of said alley 49 feet, 6 inches to the west line of the twenty foot alley hereinbefore mentioned, thence Northwardly with the West line of same, 15 feet to the point of beginning.

Being the same property conveyed to Louisville Gas & Electric Company, a corporation, by Deed dated 8th of October 1921 and of record in Deed Book 990, Page 173 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1022, Page 501

1.
A certain lot or parcel of land, beginning at a stone in the west line of Cannon’s Lane and a corner to the Breckinridge Tract, said point of beginning being the South East corner of the tract of land conveyed to Elizabeth Clarkson by deed dated December 5, 1913 and recorded in Deed Book 797 page 258, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence running with the West line of Cannon’s Lane North 33-3/4 degrees West, one hundred feet to a stake, and extending back westwardly, of the same width throughout, and between parallel lines in a direction South 57 degrees 50 minutes West, three hundred (300) feet; containing six hundred and eighty-eight thousandths (688/1000) of an acre, with the building with its contents thereon situated and all other improvements thereon, and all the appurtenances thereto attached or belonging. Being the same tract of land conveyed to the Kentucky Pipe LineCompany, party of the first part by deed of Charles Clarkson and wife dated December 5, 1913 and recorded in the Clerk’s office aforesaid in Deed Book 800, page 68.

2.
Also a certain twelve inch high pressure pipe line laid in and under the west side of Cannon’s Lane, extending southeastwardly from its physical connection with the building located on the premises hereinbefore described to where said pipe line is intersected by the boundary line of the City of Louisville as now established, together with all rights and easements of maintaining and operating said pipe line in its present location which the party of the first part has or is entitled and subject to the conditions, obligations and duties imposed upon first party with respect to such rights and easements, which conditions, obligations and duties the party of the second part for itself, its successors and assigns agrees to keep and perform.

The property hereby granted and conveyed are subject however to the lien of that certain indenture of trust or mortgage dated July 1, 1913 from the Kentucky Pipe Line Company to the Harris Trust and Savings Bank, Trustee, securing an authorized issue of three million dollars ($3,000,000) principal amount of First Mortgage Gold Bonds of the said Kentucky Pipe Line Company.

Being the same property conveyed to Louisville Gas & Electric Company by Deed dated 31st day of October 1922 and of record in Deed Book 1022, Page 501 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1034, Page 374

FIRST
BEGINNING at the Southwest corner of Magazine Street and Thirteenth Street; running thence Westwardly along the Southwardly side of Magazine Street, 41 feet, and extending back Southwardly of that width throughout, 200 feet to an alley; the Eastwardly line of said lot binding on the Westwardly line of Thirteenth Street.;

BEING the same property conveyed to Bruce Hoblitzell, of the first part, by deed dated March 23rd, 1923, and recorded in Deed Book 1038, Page 262 in the office of the Clerk of the County Court, of Jefferson County, Kentucky.

SECOND
BEGINNING in the south line of Magazine Street, 41 feet West of Thirteenth Street; thence Westwardly with said line of Magazine Street, 25 feet, and extending back Southwardly of that width throughout, between lines parallel with Thirteenth Street, 200 feet to an alley;

BEING the same property conveyed to Bruce Hoblitzell, of the first part, by deed dated March 19th, 1923, and recorded in Deed Book 1038, Page 257, in the office of the Clerk of the County Court, of Jefferson County, Kentucky.

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Deed dated 23rd day of March 1923 and of record in Deed Book 1034, Page 374 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1044, Page 528

FIRST: A certain lot or parcel of land situated in the County of Jefferson, in the State of Kentucky bounded and described as follows:

Beginning at a point in the south line of the River Road where the same is intersected by the original division line between the land of Godfrey Pope’s heirs and R. C. Anderson tract No. 3 of 144 acres, running thence westwardly and binding on the south line of the River Road twenty-five (25) feet and extending back southwardly of that width throughout, the west line thereof binding on the said line between Pope and Anderson six hundred and seventy-five (675) feet more or less to James Walker’s fence;

Being the same property conveyed to the party of the first part by Kate L. Anderson, etc. by deed dated June 8, 1923 and recorded in the office of the Clerk of the County Court of Jefferson County, Kentucky in deed book 1049 page 388.

SECOND: All the rights, easements, privileges and benefits under and by virtue of a certain writing between James Walker and the party of the first part dated June 8, 1923 and recorded in deed book 1049, page 389 in the office of the Clerk of the County Court of Jefferson County, Kentucky in, on, under and appurtenant to the following described strip of land situated in the County of Jefferson, and State of Kentucky, viz:

Being the same property conveyed to Louisville Gas & Electric Company, a corporation, by Deed dated 9th day of June 1923 and of record in Deed Book 1044, Page 528 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1053, Page 332

Being known as numbers Eight and Ten, on the West side of Third Street, between Main and Water Streets, having a front on the West side of Third Street of Fifty (50) feet, more or less, and extending back Westwardly, the same width, Ninety (90) feet, more or less.

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky corporation, by Deed dated 7th day of May 1923 and of record in Deed Book 1053, Page 332 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1054, Page 305

First. Beginning on the West side of Third Street, 162 feet 6 inches North of Carter Alley in the center of a division wall, 18 inches wide; running thence Southwardly with the West side of Third Street, 18 feet, 1 inch; thence Westwardly and parallel with Carter Alley, 90 feet to a 15 foot alley; thence Northwardly with the East side of said Alley, 17 feet, 4 inches; thence Eastwardly and parallel with Carter’s Alley, 45 feet; thence Northwardly and parallel with Third Street, 9 inches; thence Eastwardly and parallel with Carter’s Alley, 45 feet to the beginning.

Second. Beginning on the West side of Third Street, between Main and Water Streets, lying South of and adjoining the lot first above described, fronting on Third Street, 17 feet, 9-1/2 inches so as to include the one-half of the 13 inch wall separating the said lot from the adjoining tenements to the South of it and extending from said front line of Third Street back 90 feet to the aforesaid alley;

Being the same property conveyed to Louisville Gas & Electric Company, a Kentucky corporation, by Deed dated 12th day of October 1922 and of record in Deed Book 1054, Page 305 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1055, Page 299

“Beginning on the West side of Third Street, 108-9/12 feet North of Carter’s alley, between Main and Water Streets; running thence Northwardly, 17 feet, 7-1/4 inches; thence Westwardly in lines of equal width 90 feet to a 13 foot alley, including one-half of the 13 inch wall on each side of said lot.

Being the same property conveyed to the Louisville Gas and Electric Company, a Kentucky Corporation, by Deed dated May 24, 1923 and of record in Deed Book 1055, Page 299 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1055, Page 307

Beginning at a point in the west line of Third Street, at the corner of an alley, 336 Northwardly of Main Street; running thence westwardly with the North line of said alley to another alley, which is 15 feet wide; thence Northwardly with the Eastwardly line of said last mentioned alley, 18 feet 8 inches to Daniel Fetter’s line, thence Eastwardly with said Fetter’s line 90 feet to Third Street; thence southwardly with the Westwardly line of Third street, 18 feet 8 inches, to the beginning.

Being the same property conveyed to Louisville Gas & Electric Company, a Kentucky corporation, by Deed dated January 22, 1923 and of record in Deed Book 1055, Page 307 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1056, Page 249

“Beginning on the eastside of Andrew Street, 64 feet, 4 inches North of Carter’s Alley; running thence northwardly along the east side of Andrew Street, 18 feet, and extending back eastwardly of the same width throughout, in lines parallel with Carter’s alley, 77 feet, being the same property conveyed to W.P. Semple, party of the first part, by deed of Arkie C. Repetto, said deed bearing date May 18th, 1923, and recorded in Deed Book 1055, page 302, Jefferson County Court Clerk’s Office.”

Being the same property conveyed to the Louisville Gas and Electric Company, a Kentucky corporation, by Deed dated May 25, 1923 and of record in Deed Book 1056, Page 249 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1056, Page 250

“Beginning on the East side of Andrew Street, 133 feet 2 inches North of Carter’s alley; running thence northwardly along the east side of Andrew Street, 16 feet, 11 inches, and extending back eastwardly of the same width in lines parallel with Carters Alley, 77 feet; being the same property conveyed to said W.P. Semple by deed dated May 28th, 1923, and recorded in Deed Book 1046, page 590, Jefferson County Court Clerk’s Office.”

Being the same property conveyed to the Louisville Gas and Electric Company, a Kentucky corporation, by Deed dated June _____, 1923 and of record in Deed Book 1056, Page 250 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1056, Page 252

No. 1.Beginning at a point on the west side of Third Street, between Main and Water Streets at a point in the center of a partition wall, 18 feet, 5 inches north of Carter’s Alley; running thence northwardly, 23 feet, 6 ½ inches to the center of the well of the house on the north; thence westwardly in lines of equal and same width, 90 feet to a 15 foot alley;

Being the same property conveyed to the first party by Charles P. Dehler and others by deed bearing date October 16th, 1922, and recorded in Deed Book 1046, page 32, Jefferson County Court Clerk’s Office.

Also the following described lot of land:

No.2.Beginning at a point in the west line of Third Street, 42 feet, 2 ½ inches North of the North line of Carter’s Alley; thence northwardly and binding on the west side of Third Street 23 feet, 5 ½ inches to the middle of a division wall, and extending westwardly at right angles to Third Street; between lines of equal width throughout, 90 feet to an alley;

Being the same property conveyed to the Louisville Gas and Electric Company, a Kentucky corporation, by Deed dated October 20, 1922 and of record in Deed Book 1056, Page 252 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1057, Page 28

First:  A lot of land beginning at the corner formed by Andrew Street and a 12 foot alley (which alley on Andrew Street is 100 feet South of Water Street); running thence Eastwardly along the South line of said alley, 77 feet; running thence Southwardly 64 feet, 5 inches; thence Westwardly, 77 feet to Andrew Street; thence Northwardly with Andrew Street, 64 feet, 5 inches to said first named alley, the point of beginning;

Second:  A lot of land beginning at a point in the East line of Andrew Street, 150 feet 2 inches north of and distant from the Northeastwardly corner of the intersection of Andrew Street and Carter’s Alley, running thence Northwardly along and having a front upon the Eastern side of Andrew Street of 21 feet, 5 inches; and extending back Eastwardly of the same width throughout, between lines at right angles with the direction of Andrew Street, 77 feet;

Said Two Lots being a part of the same property conveyed to said W. P. Semple by Thomas James’ Estate by deed dated October 6, 1922, and recorded in Deed Book 1043 Page 32, Jefferson County Court Clerk’s Office.

Third:  A lot of land fronting 15 – 7/12 feet on the East side of Andrew Street by a depth of 77 feet, and South line of which is 99 – 8/12 feet North of Carter’s Alley;

Fourth:  A lot of land fronting 17 feet, 4 inches on the East side of Andrew Street by a depth of 77 feet, the South line of which is 82 feet, 4 inches North of Carter’s Alley;

Said Two Lots being a part of the same property conveyed to said W. P. Semple by Allen R. Carter and Nora G. Carter, his wife, by deed dated October 17th, 1922, and recorded in Deed Book 1045, page 26, Jefferson County Court Clerk’s Office.

Fifth:  A lot of land beginning at the Northeastwardly corner of Carter Alley and Andrew Street; thence Eastwardly with the North line of said alley, 77 feet, 4 inches “to an alley, 15 feet wide, and extending back Northwardly of that width and binding on said Andrew Street and said alley, 64 feet, 4 inches; Being the same property conveyed to W. P. Semple, one of the first parties, by Eugene Walsh and wife by deed dated October 28th, 1922, recorded in Deed Book 1020, page 564, in the Jefferson County Court Clerk’s office.

Sixth  A lot of land beginning at a point on the East side of Andrews Street, 115 feet, 3 inches Northwardly from Carter’s Alley; thence Northwardly along the East side of Andrews Street, 16 feet, 11 inches, and extending back Eastwardly, at right angles, the same width, 77 feet to an alley;

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky corporation, by Deed dated December 15, 1922 and of record in Deed Book 1057, Page 28 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1057, Page 30

(First)  “Beginning at a point in the West line of Third Street, sixty-five (65) feet, eight (8) inches North of the North line of Carter’s alley; thence Northwardly and binding on the West line of Third Street, twenty-five (25) feet to the middle of a division wall and extending back Westwardly at right angles to Third Street, between lines of equal width throughout, ninety (90) feet to a fifteen foot alley;

Being the same property conveyed to the said first party by Mary L. Veeneman and her husband by deed dated Nov. – 9, 1922, and recorded in Deed Book 1029, Page 107 in the Jefferson County Court Clerk’s Office”;

(Second)  “Beginning at a point in the West Line of Third Street, ninety (90) feet, eight (8) inches North of the North line of Carter’s Alley; thence Northwardly and binding on the West side of Third Street eighteen (18) feet and one (1) inch to the middle of a division wall, and extending back Westwardly at right angles to Third Street, between lines of equal width and between parallel lines throughout, ninety (90) feet to a fifteen foot alley.

Being the same property conveyed to said first party by deed of Julia and William Bahr bearing date November 9, 1922, and recorded in Deed Book 1028, Page 101 in the Jefferson County Court Clerk’s Office.”

Being the same property conveyed to the Louisville Gas and Electric Company, a Kentucky corporation, by Deed dated November 20, 1922 and of record in Deed Book 1057, Page 30 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1062, Page 577

Designated as a strip of land 30 feet square as measured from the northwest corner of Lot #2 in Block 100, Section “A” of Audubon Park, and more fully described as follows:

BEGINNING at a point in the northerly line of Audubon Park at a corner common to lots 1 and 2, Block 100, shown on plan of said Park, said point being the northeasterly corner of the lot heretofore conveyed by party of the first part to C. R. Shrader and Walter J. NeVille by deed dated the 14th day of October, 1920, and recorded in the Jefferson County Clerk’s office, in Deed Book 965, Page 428, said point being also North 60 degrees 48 minutes East 99.5 feet from the easterly line of the Preston Street Road, thence with said north line of Audubon Park, North 60 degrees 48 minutes East 30 feet and extending back South 27 degrees 05 minutes East between parallel lines 30 feet.

TO HAVE AND TO HOLD the above granted premises unto the said party of the second part, their successors and assigns forever, with covenant of General Warranty.

The party of the second part, as part of the consideration for this Deed covenants and agrees to erect on said plot of ground herein conveyed, a reducing station to be used in connection with the natural gas mains to be laid from Eastern Boulevard to and through the streets and roadways in Audubon Park Subdivision and the party of the first part for the considerations aforesaid hereby also grants to second party, its successors and assigns, a ten (10) foot easement over lot #2 in Block 100, Section “A” of Audubon Park, within the following described strip of land:

“Beginning at a point in the northerly line of Audubon Parkway 100 feet eastwardly from a stone at the northeasterly corner of said Audubon Parkway and Preston Street Road, said point being also the southeasterly corner of lot heretofore conveyed by party of the first part to Prestonia Bank by deed dated August 2nd, 1920 and recorded in the Jefferson County Court Clerk’s Office in Deed Book 957 Page 478, thence with said line of said Parkway North 62 degrees 55 minutes East 10 feet and extending back north 27 degrees 05 minutes West between parallel lines 172.60 feet to the southerly line of the 30 feet hereinbefore described.”

This easement allows the purchaser the privilege of ingress and egress at all times to their reducing station to be located on lot #2, and at all times allows such privilege for the purpose of laying, maintaining and repairing any gas lines that may be laid in said strip of land to the station hereinbefore mentioned – the grantor to enjoy fully occupancy and use of the property, except for the rights as herein granted to the purchaser. The purchaser agrees to repair all damage to land and property owned by the grantor, which damages are caused by the purchaser under the terms of this easement.

Being the same property conveyed to LOUISVILLE GAS & ELECTRIC COMPANY, by Deed dated July 17, 1923 and of record in Deed Book 1062, Page 577 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1100, Page 20

First: Beginning at a point in the West line of third Street, thirty-nine (39) feet north of a twelve (12) foot alley, and twenty-seven (27) feet, more or less south of the intersection of said west line of Third Street, with the South line of Water Street, and running thence west parallel to said alley, one hundred eighty (180) feet, more or less to the East line of Andrew Street; thence South, along said east line, thirty-nine (39) feet to the north line of said Alley; thence east, along said north line, one hundred eighty (180) feet, more or less to said west line of third street; thence north, along said west line, thirty-nine (39) feet to the point of beginning;

Second. Beginning at a point in the West line of Andrew Street, seventy-five (75) feet North of a twelve (12) foot alley, and fifty (50) feet, more or less south of the intersection of said west line of Andrew Street with the south line of Water Street, and running thence west, parallel to said alley, ninety (90) feet, more or less to the East line of O’Neil’s alley; thence south along said east line, seventy-five (75) feet to the north line of said twelve (12) foot alley; thence East along said north line, ninety (90) feet, more or less to said westline of Andrew Street; thence north along said west line seventy-fie (75) feet, to the point of beginning;

Being the same property conveyed to Louisville Gas and Electric Company, Incorporated in Kentucky, by Deed dated May 21, 1924 and of record in Deed Book 1100, Page 20 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1118, Page 515

BEGINNING  in the Eastwardly side of the first alley West of Park Boulevard 82 feet 6 inches South of Hiawatha Street; said point of beginning being the Northwest corner of lot 27, Block 32, Vance Land Company’s Subdivision of Highland Park, map of which is recorded in Deed Book 338 page 638 in the office of the Clerk of the County Court of Jefferson County, Kentucky; running thence Southwardly along the Eastwardly side of said alley 25 feet, and extending back Eastwardly of that width thruout, between lines parallel with Hiawatha Street, 30 feet; and being the Westwardly part of Lot 27, Block 32, Vance Land Company’s Subdivision of Highland Park above referred to.

Being the same property conveyed to Louisville Gas & Electric Company, a corporation, by Deed dated November 10, 1924 and of record in Deed Book 1118, Page 515 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1119, Page 621

(1)
Beginning on the North side of Washington street one hundred and five (105) feet west of Hancock Street, running thence West along the North line of Washington Street, one hundred (100) feet and extending back Northwardl of equal width throughout, one hundred and fifty (150) feet to an alley.

(2)
Beginning on the South side of Franklin Street one hundred and five (105) feet West of Hancock Street, running thence West along the South line of Franklin Street one hundred (100) feet, and extending back Southwadly of equal width throughout, one hundred and fifty (150) feet to an alley; said last described lot being immediately North of the lot first herein described, the East and West lines of the said two lots being parallel with Hancock Street.

Excepting, however, from said first described tract or parcel of land, the Southerly sixty (60) feet thereof, heretofore sold and conveyed by said Louisville Gas Company to J.C. Davis, Trustee, by deed dated July 20, 1901, and recorded in the Jefferson County Court Clerk’s Office in Deed Book 558 Page 152, to which deed reference is hereby made for a more complete description of said excepted tract.

(3)
Two certain lots or parcels of land in the City of Louisville on the north side of Franklin Street, between Jackson and Hancock Streets, and designated as Nos. 364 and 363 in the map of “Frank Preston’s Enlargement” of the City of Louisville, which lots have a front and on the north side of Franklin street of one hundred five (105) feet each, making two hundred ten (210) feet, and running back north to Water Street or the creek, if Water Street should not be laid out, the depth of said lots supposed to be about one hundred eighty (180) feet, more or less.

Being the same property conveyed to Louisville Gas & Electric, a Kentucky corporation, by Deed dated November 29, 1924 and of record in Deed Book 1119, Page 621 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1155, Page 200

BEGINNING  at a point in the East line of 39th Street, 90 feet Southwardly from the Southeast corner of 39th Street and Grand Avenue, thence running Southwardly along the East line of 39th Street, 30 feet, thence running Eastwardly along a line parallel with Grand Avenue, 25 feet, thence running northwardly along a line parallel with 39th Street, 30 feet, thence running Westwardly along a line parallel with Grand Avenue, 25 feet, to the point of beginning.

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Deed dated June 29, 1925 and of record in Deed Book 1155, Page 200 in the Office of the Clerk of Jefferson County, Kentucky.

Deed 1170, Page 85

BEGINNING in the Northwestwardly line of the first 10 foot private alley West of Seventh Street, and extending Northwestardly from the Bernheim Lane, said alley being more particularly described in the deed to first parties dated October 20, 1920, recorded in Deed Book 960, page 85, in the office of the Clerk of the County Court of Jefferson County, Kentucky, at a point 20 feet Southwestwardly of the Northeast corner of the property conveyed to first parties by the deed aforesaid, said point being further described as 104 feet 8 inches Northeast of Bernheim Lane as measured along the Northwest line of said 10 foot private alley, and being corner, to the 20 foot strip of ground heretofore conveyed by first parties to John Weikel by deed dated February 14, 1922, recorded in Deed Book 999, page 108, in the office aforesaid; thence Southwestwardly along the Northwestwardly line of said 10 foot private alley, 25 feet and extedning back Northwestwardly of that width throughout between lines at right angles to said 10 foot private alley the Northeastwardly line of said lot being identical with the Southwestwardly line of the lot conveyed to John Weikel by the deed aforesaid, a distance of 20 feet;

Being the same property conveyed to Louisville Gas and Electric Company, a Corporation, by Deed dated September 28, 1925 and of record in Deed Book 1170, Page 85 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1178, Page 34

BEGINNING at a point in the South line of the Lexington Road, as widened, 228 feet 9 inches Westerly from the intersection of said South line of the Lexington Road with the Northwesterly line of Grinstead Drive, as now improved, thence running Westwardly along said South line of Lexington Road, 22 feet, and extending back Southwardly, the same width thruout, between parallel lines, the Westerly line measuring 172 feet 10 inches, and the Easterly line measuring 157 feet 8 inches, to the Northwest  line of Grinstead Drive, as now improved;

Being the same property conveyed to Louisville Gas and Electric Company, a Corporation of Louisville, Jefferson County, Kentucky, by Deed dated September 17, 1925 and of record in Deed Book 1178, Page 34 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1198, Page 106

BEGINNING at a point in the southeasterly line of the first alley Northwest of and parallel with Douglas Boulevard 166 5/l2 feet Northeastwardly from the Southwesterly line of Victor N. Meddis Subdivision of the Zimlich Tract; thence Northeastwardly with said line of said alley 25 feet and extending Southeastwardly between parallel lines 25 feet, the southwesterly line being coincident with the southwesterly line of Lot Numbered 10, Block Numbered 2, as shown on plan of Victor N. Meddis Subdivision of the Zimlich Tract as shown by Plat Record in the Clerk's Office of the County Court of Jefferson County, Kentucky.

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Deed dated February 8, 1926 and of record in Deed Book 1198, Page 106 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1223, Page 496

BEGINNING at the intersection of the Southwest line of the first alley Southwest of the Bards-town Road and the first alley Southeast of Christy Avenue; said point also being, 110 feet, Southeast of Christy Avenue, as measured along the Southwest line of the first alley hereinabove mentioned; thence Northwestwardly along the Southwest line of the first mentioned alley, 25 feet, and extending back Southwestwardly of the same width thruout, between lines parallel with Christy Avenue, 25 feet;

Being the same property conveyed to Louisville Gas & Electric Company, a Corporation, by Deed dated July 2, 1926 and of record in Deed Book 1223, Page 496 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1240, Page 357

Beginning at a point in the east line of the property first described in the deed to the parties of the first part, dated June 20th, 1923, and recorded in deed book 1073, page 49, in the office of the Clerk of the County Court of Jefferson County, Kentucky, 115 feet north of a point in the north line of State Street (said point in the north line of State Street being 485 feet west of Sixth Street, formerly Haldeman Avenue) thence westwardly along a line parallel with State Street, 40 feet, and extending back northwardly of that width throughout, a distance of 30 feet to the south line of a 15 foot alley, the east and west line being identical with the east and west lines of the property first described in the aforesaid deed.

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Deed dated October 6, 1926 and of record in Deed Book 1240, Page 357 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1248, Page 304

The following lot or parcel of land, situated in Jefferson County, Ky., to-wit:

rear part of Lot Number Fifteen (15) Block “B” of a depth of Twenty Five (25) Feet from easement toward Wallace south westwardly direction and running along the lines as shown on the plat in Breckenridge Villa Subdivision, Unit One, as shown on plat of said Breckenridge Villa Subdivision, Unit One, now of record in Plat and Subdivision Book 6, page 38 in the Office of the Clerk of Jefferson County, Ky., and the property herein conveyed being a part of and included in the property conveyed to first party J.C. Turner by deed dated April 11, 1926, and of record in the aforesaid office in deed book 1240, page 94.

Being the same property conveyed to Lou. Gas and Elec. Co. of Louisville, Kentucky, by Deed dated October 11, 1926 and of record in Deed Book 1248, Page 304 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1267, Page 171

BEGINNING at a point on the south side of St. Cecelia Street 235 feet west of 38th Street, said point being the northwest corner of Lot 22 on the plat of The Oaks Subdivision, recorded in Plat and Subdivision Book 4, page 94 in the office of the Clerk of the County Court of Jefferson County, Kentucky, running thence eastwardly with the south line of St. Cecelia Avenue 25 feet, thence southwardly parallel with the first alley west of 38th Street 25 feet, thence westwardly 25 feet to the above mentioned alley; thence northwardly with the said alley 25 feet to the point of beginning.

Being the same property conveyed to the Louisville Gas and Electric Company, a corporation, by Deed dated March 4, 1927 and of record in Deed Book 1267, Page 171 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1302, Page 160

BEGINNING in the South line of the first 20-foot alley South of Magazine Street, 95 feet East of 19th Street; running thence Eastwardly along the South line of said alley, 25 feet, to the West line of a 10-foot alley; thence Southwardly along the West line of said 10-foot alley, 26 feet and 4 inches; thence Westwardly and parallel with said 20-foot alley, above mentioned, 25 feet to a point, 95 feet, East of 19th Street; thence Northwardly and parallel with the said 10-foot alley, above mentioned, 26 feet and 4 inches to the beginning;

Being the same property conveyed to Louisville Gas & Electric Company, a Corporation, by Deed dated September 21, 1927 and of record in Deed Book 1302, Page 160 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1351, Page 15

BEGINNING at a point in the North line of the Lot conveyed to J. F. Stiles of the first part by deed dated December 28, 1922 and recorded in Deed Book 1030, page 325, in the office of the Clerk of the County Court of Jefferson County, Kentucky; said point being 170 feet East of the East line of Third Street; thence running Eastwardly along the North line of  the lot conveyed to the said J. F. Stiles by said deed, 30 feet, to an alley and extending back Southwardly of the same width thruout and between lines parallel with said alley and also parallel with Third Street, 35 feet, subject, however, to an easement  over the Northern 10 feet  in width of the Lot conveyed herein, which is hereby reserved by first parties as a passway, it being hereby provided that no building is to be erected on said strip so reserved for passway.

Being the same property conveyed to Louisville Gas and Electric Company, a Corporation, by Deed dated August 9, 1928 and of record in Deed Book 1351, Page 15 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1361, Page 383

Beginning at a point in the north line of Washington Street 34.43 feet west of the intersection of the said line of Washington Street with the west line of Second Street; thence west with said line of Washington Street 70.57 feet; thence north along a line parallel with Second Street 156.51 feet; thence along a straight line which would intersect the west line of Second Street at a point 156.54 feet north of the intersection of the said line of Second Street with the north line of Washington Street, eastwardly a distance of 76.65 feet; thence southwardly 156.62 feet to the beginning;

Being the same property conveyed to the Louisville Gas and Electric Company, a corporation, by Deed dated October 30, 1928 and of record in Deed Book 1361, Page 383 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1364, Page 208

BEGINNING at a point in the center line of Beargrass Creek in the Northwestwardly corner of the tract of land conveyed and described in the deed to Mahlo and Durelle hereinbefore mentioned; running thence Southwardly with the Westwardly line of the said tract of land 100 feet; running thence eastwardly and parallel to the southwardly line of said tract 128 feet 10 inches more or less to the westwardly line of Ohio Street; thence with the westwardly line of Ohio Street northwardly to the center line of Beargrass Creek; thence with the center line of Beargrass Creek in the Southwestwardly direction to the point of beginning.

Being the same property conveyed to the Louisville Gas & Electric Company, a Kentucky corporation, by Deed dated January 11, 1924 and of record in Deed Book 1364, Page 208 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1369, Page 365

Beginning at an iron hub on the center line of Buchanan Street, extended, 626 1/2 feet measured in a northwesterly direction with the center line of said Street, and the center line of said Street extended, from the North line of Franklin Street; thence North 69° East 303.3 feet to an iron hub on the West line of Pochontas Street for a beginning point, said Pocahontas Street being 20 feet wide at said point; thence North 69° East 650 feet to an iron hub, the point of a 5° curve to the left; thence in an Easterly direction with said 5° curve to the left, 360 feet to an iron hub, the point of tangent; thence North 51° East 132 feet to an iron hub, the point of a 4° curve to the right; thence in an Easterly direction with said 4° curve to the right 450 feet to an iron hub, the point of tangent; thence North 69° East 245 1/2 feet to an iron hub on the East/line of Wayne Street; said iron hub being 202 feet South of the South line of Clinton Street; thence continuing North 69° East 630 1/2 feet to an iron hub on the West line of Ohio Street; thence continuing North 69° East 577 feet more or less to an iron hub which is 270 feet South of the South line of Clinton Street, and 105 feet Westwardly at right angles from the West line of Marion Street; thence Southwardly parallel to Marion Street, 30 feet; thence Eastwardly 300 feet from and parallel to the South line of Clinton Street, 850 feet to the most Easterly line of the Lamlein tract; said Easterly line being the original line between Geiger and William Pope; thence in a Southerly direction with said original line between Geiger and Pope, 460 feet more or less to a point in the North line of Story Avenue, extended, and being the Southeast corner of Lot No.8 in Fred Geiger’s Subdivision to Louisville; thence Westwardly with the said North line of Story Avenue extended, 355 feet to the Southeast corner of Lot #11 in said Fred Greiger's Subdivision; thence Northwardly with the East line of Lot No. 11, 300 feet more or less to the middle of old Beargrass Creek; thence in a Westerly direction with the meanders of the middle of old Beargrass Creek, 3800 feet more or less to the said West line of Pocahontas Street; thence in a Northerly direction with the said West line of Pocahontas Street, 80 feet more or less to the place of beginning.

Being the same property conveyed to the Louisville Gas & Electric Company, a Kentucky corporation, by Deed dated May 2, 1924 and of record in Deed Book 1369, Page 365 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1370, Page 370

BEGINNING in the Northeastern line of Ohio Street at its intersection with the Southeastern edge of the  concrete  sewer, which runs through the bed of the Beargrass Creek; said point being 857 feet, 10 inches Northwest of Stoecker Avenue, as measured along said line of Ohio Street; thence Southeastwardly with said line of Ohio Street, South 40 degrees 44 minutes East, 100 feet; thence North 62 degrees 39 minutes East, 138  feet, 8-1/4 inches to a stake; thence North 51 degrees West, 100 feet to a stake in the Southeastern edge of said concrete sewer; thence South 65 degrees 21 minutes West, 121 feet, 10-l/2 inches to the point of beginning;

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Deed dated February 18, 1924 and of record in Deed Book 1370, Page 370 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1404, Page 515

BEGINNING at the Northeast corner of Brook Street and Woodlawn Avenue; running thence Northwardly, along the East line of Brook Street, 165 feet; running thence Eastwardly, and parallel with the South line of Francis Avenue, as formerly existed, 200 feet; running thence Southwardly, parallel with Brook Street, 65.39 feet, to a stake in the Northwest line of the strip of ground conveyed by the parties of the first part to the City of Louisville, by deed dated February 22nd, 1929, and recorded in Deed Book 1376, page 351, in the office of the Clerk of the County Court of Jefferson County, Kentucky; running thence Southwestwardly, along the Northwest line of said strip, 222.8 feet, to a point in the North line of Woodlawn Avenue; thence Westwardly, with the North line of Woodlawn Avenue 71/100 foot, to the Northeast corner of Brook Street and Woodlawn Avenue, the point of beginning.

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Deed dated September 6, 1929 and of record in Deed Book 1404, Page 515 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1445, Page 587

FIRST:     A tract lying on the Northeastwardly side of High Street, between High Street and the Canal, and between Nineteenth Street and Twenty-second Street, and more particularly described as follows, viz:-

BEGINNING at a point in the Northeast line of High Street, 66 feet in width, where same is intersected by Ballard’s East line, said point being 873.93 feet, Northwest of the intersection of said line of High Street with the Northwest line of Eighteenth Street (sometimes called Bridge Street); thence Northeastwardly, with Ballard's East line, 336.92 feet to a stake corner to a strip of ground, 8 feet in width, heretofore conveyed to the Kentucky and Indiana Terminal Railroad Company, by a deed dated May 14th, 1912, and recorded in Deed Book 766, page 60, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence Northwestwardly, with the Southwest line of said 8 foot strip, a distance of 521.22 feet to a stake corner to same; thence Northeastwardly and at right angles to said last mentioned line, 8 feet, to a stake in the Southwest line of the 40 foot right-of-way heretofore conveyed to the Kentucky and Indiana Bridge Company, by a deed dated October 12th, 1881, and recorded in Deed Book 243, page 484, in said office; thence Northwestwardly, with the Southwest line of said 40 foot right-of-way, a distance of 838.61 feet to a stake in Ballard's West line; thence Southwestwardly, with Ballard's West line 551.69 feet to the intersection of said West line with the Northeast line of High Street, 66 feet in width; thence Southeastwardly with said line of High Street, 1343.46 feet, to the point of beginning;

PROVIDED, HOWEVER, there is excepted from the foregoing boundaries, and not conveyed herewith, the tracts heretofore conveyed, viz:-

(a) A tract of land conveyed to John Dillon, by deed dated July 12th, 1877, and recorded in Deed Book 230, page 211, in said office.

(b) A tract of land conveyed to James B. Coomey, by deed dated June 25th, 1881, and recorded in Deed Book 242, page 251, in said office, and confirmed by deed dated October 30th 1897, and recorded in Deed Book 493, page 209, in said office.

(c) A tract of land conveyed to Frederick Westphal by deed dated December 4th, 1891, and recorded in Deed Book 383, page 527, in said office.

(d) A tract of land conveyed to John Kierce by a deed dated March 3rd, 1879, and recorded in Deed Book 223, Page 582, in said office.

(e) A tract of land conveyed to Mary Sweeney by a deed dated October 18th, 1873, and recorded in Deed Book 176, page 139, in said office.

(6) A tract of land conveyed to Patrick Burke by a deed dated July 30th 1867, and recorded in Deed Book 133, page 511, in said office, and by deed dated June 26th, 1883, and recorded in Deed Book 262, page 95, in said office.

TOGETHER WITH the right to construct in-take lines for water purposes reserved in deed from Louisville and Interurban Railroad Company to the Kentucky and Indiana Terminal Railroad Company, recorded in Deed Book 766, page 60, in said office.

TITLE to the above described property having been acquired by first party, by a deed dated June 5th, 1930 and recorded in Deed Book 1445, page 237, in said office.

SECOND:         BEGINNING in the North line of Liberty Street (formerly Green), 131 feet and 6 inches, East of Third Street; running thence Eastwardly along the North line of Liberty Street, 22 feet and 8-3/4 inches, to the center of a party wall mentioned in an agreement dated August 30th, 1907, and recorded in Deed Book 668, page 144, in said office; and extending back Northwardly, the West line of said lot being parallel with Third Street, and the East line of said lot running thru and with the center line of said party wall, a distance of 105 feet, the width in the rear being 23 feet and l/2 inch;

TITLE to said property having been acquired by first party by a deed dated June 5th, 1930 and recorded in Deed Book 1445, page 237, in said office.

THIRD:            BEGINNING at the Southeast corner of Twenty-eighth and Walnut Streets, running thence Eastwardly, with the South line of Walnut Street, 90 feet, and extending back Southwardly, of that width thruout, the West line of said lot being identical with the East line of Twenty-eighth Street, a distance of 161 feet, to an alley

TITLE to said property having been acquired by the first party by two deeds, one dated June 3rd, 1903, and recorded in Deed Book 593, page 316, in said office, and the other dated  June 1st, 1903, and recorded in Deed Book 590, page 425, in said office.

FOURTH:         BEGINNING at a point in the West line of Third Street, as shown on the plat of Meadow Brook Addition, recorded in Deed Book 410, page 641, in said office, 410 feet, North of Tenny Avenue, as measured along said line of Third Street; thence with the West line of Third Street, North 195 feet and 9 inches, to the North line of Meadow Brook Addition, aforesaid; thence with the North line of said Meadow Brook Addition, in a Southwestwardly direction, 390.36 feet, to the East line of Fourth Street, as shown on said Addition; thence with the East line of Fourth Street, South 22.71 feet to a point 410 feet North of Tenny Avenue, as measured along said line of Fourth Street; thence Eastwardly and parallel with Tenny Avenue, 350 feet, to the beginning;

TITLE to said property having been acquired by first party by a deed dated June 16th, 1892, and recorded in Deed Book 393, page 367, in said office.

TOGETHER WITH all and singular all buildings, power houses, stations and sub-stations, structures and improvements, canals, tunnels, mains sheds, shops, engines, turbines, boilers, generators, batteries, switches, motors, converters, transformers, switchboards, meters, tools, machinery, equipment, auxiliaries, appliances, materials, supplies (except coal) and appurtenances, etc., now thereon and any other equipment and materials now thereon or elsewhere, which may be used, useful, or intended for use in the adequate operation and/or maintenance of said power houses, stations, substations, also including all substation and transmission equipment and supplies of the Campbell Street Station, also including all contracts, easements, agreements and rights-of-way necessary for such adequate operation, also including the following cables, ducts and lines:-

TRANSMISSION LINES – OVERHEAD:

The following overhead transmission lines including all rights and easements now owned by Louisville Railway Company, to-wit:-

(a) Two (2) overhead transmission lines, circuits #301 and #302, each three-conductor, extending from roof of High Street Power Station to and through private right-of-way opposite 20th Street, to Portland, through 20th Street, to 20th and Market, on Market to 28th Street, on 28th Street to #3 Substation at Southeast corner of 28th and Walnut, including the supporting poles, cross-arms, equipment, etc., Pole line also supports d. c. feed wires between High Street Power Station and #3 Substation, and trolley bracket arms and span wires in right-of-way, and span wires on Market Street, and the Louisville Railway Company shall have the right to maintain and use the attachments of cross-arms, feed wires and trolley supports and any others where necessary and desirable and convenient, unless such attachments interfere with the then existing attachments of the Gas and Electric Company;

(b) One (l) overhead three-conductor transmission line circuit #2, extending from #4 Substation, Campbell and Finzer, via: Finzer Avenue, Shelby Street, Preston Street, Phillips Lane, Ashbottom Road or Crittenden Drive, Pocahontas Street, Douglass Park Race Track Grounds, Douglass Avenue to #2 Substation at Southwest corner of Third Street and Kenwood Way, including the poles from Shelby and Kentucky Streets to #2 Substation, and also including the right to install and maintain wires, cross-arms, and insulators on poles from Campbell Street Station to Shelby and Kentucky Streets, except where such attachments interfere with the then existing attachments of the Louisville Railway Company.

The Louisville Rialway Company maintains trolley support contacts, and d. c. feeder cross-arms on these poles and is to have the right to maintain and use such attachments where necessary, desirable and convenient, except where such attachments interfere with the then existing attachments of the Gas and Electric Company.

The Gas and Electric Company shall have the right to remove any poles, pole lines, or circuits at any time, except that before such poles, pole lines or circuits are removed, the Railway Company is to be given reasonable opportunity to purchase them.

TRANSMISSION LINES – UNDERGROUND:

Cables:        All cables now used and necessary for the operation of the present high tension system, including the following cables now installed and in the hereinafter described ducts:

(a)            A. C. feeders Nos. 501, 502, and 503, being the three (3) 3-conductor high tension cables now running from High Street Power Station to #5 Substation.

(b)            A. C. feeders Nos. 7, 8 and 14, being the three (3) 3-conductor high tension cables now running from #5 Substation to Campbell Street;

(c)            A. C. feeders Nos. 3 and 4, being the three (3) 3-conductor high tension cables now running from #4 Substation to #3 Substation.

Conduit System:       Such parts of the conduit system as are used and necessary for the operation of the present high tension system, including the hereinafter specified duct lines and also including the right to operate, maintain, and replace the cables now or hereinafter therein installed, to-wit:-

(a)           Six (6) ducts under the East sidewalk of Logan Street from a manhole near the Northwest corner of Campbell Street Power Station on Finzer Street to conduit system under North sidewalk of Broadway (all occupied by A. C. cables).

(b)           Six (6) ducts, four (4) on South side of conduit system and two (2) on North side of conduit system under North side of sidewalk of Broadway from Logan Street to 3rd Street (all occupied by A. C cables).

(c)           Four (4) ducts on South side of conduit system in North sidewalk of Broadway from 3rd to 28th Street (three occupied by cables, except between Third and Fourth where two are occupied by cables) and in addition one distribution duct between Third and Fourth Streets, now containing an A. C. cable.

(d)            Four ducts on West side of conduit system under East sidewalk of 28th Street from Broadway to #3 Substation at 28th and Walnut (Three (3) occupied by A. C. cables)

(e)            Four (4) ducts on East side of conduit system on West side of Third Street - Broadway to Liberty (Two (2) occupied by cables) and in addition one distribution duct now containing an A. C. cable.

(f)            Five (5) ducts, being the top layer of ducts in conduit system on the East side of Third Street - Liberty to Jefferson (Three (3) occupied by A. C. cables).

(g)            Four (4) ducts on the East side of conduit system, East side of Third Street - Jefferson to Main Street (no cables).

(h)           Eight (8) ducts in North sidewalk of Liberty Street, Third Street to #5 Substation at 223 West Liberty, being bottom two rows of system (Six (6) occupied by A. C. cables).

(i)           Four (4) ducts in North side of Jefferson Street, Third Street to 9th Street (Three (3) occupied by A. C. cables) and the top ten (10) ducts from 9th Street to 20th Street (three occupied by A. C. cables).

(j)           Thirty (30) ducts on East side of conduit system on West side of 20th Street from Jefferson to High Street Power Station (Three (3) occupied by A. C. cables).

Being the same property conveyed to Louisville Gas and Electric Company, a Corporation, by Deed dated July 1, 1930 and of record in Deed Book 1445, Page 587 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1470, Page 262

An irregular tract or parcel of land lying on the east side of the Main Stem First Division of the railroad of the party of the first part, and on the south side of Ormsby Avenue in the City of Louisville, Jefferson County, State of Kentucky, more particularly described as follows;

Beginning at a point in the said South line of Ormsby Avenue seventy (70) feet eastwardly at right angles from a point in the center line of the north bound passenger main track of said Main Stem First Division; thence in an easterly direction along said South line of Ormsby Avenue a distance of fifty-two and fifty two hundredths (52.52) feet to a point in the property line between the lands of the said parties of the first and second parts; thence in a southerly direction with said property line between the lands of the said parties of the first and second parts, a distance of two hundred and eighteen and five tents (218.5) feet; thence in a westerly direction parallel to the south line of Ormsby Avenue a distance of five and twenty-two hundredths (5.22) feet to a point seventy (70) feet eastwardly at right angles from a point in said center line of the north bound passenger main track; thence in a northerly direction parallel to and seventy (70) feet eastwardly from said center line of north bound passenger main track a distance of two hundred and twenty three and two tents (223.2) feet to the point of beginning, containing fourteen hundredths (0.14) acres, more or less, and being part of the same property conveyed to the party of the first part by William B. Belknap and wife, by deed dated September 28.1870, recorded in Deed Book 152, Page 261, Office County Court Clerk, Jefferson County, Ky.,

Being the same property conveyed to the Louisville Gas & Electric Company, a corporation, by Deed dated September 24, 1927 and of record in Deed Book 1470, Page 262 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1481, Page 12

BEGINNING at the Southeast corner of Main and Young Streets; thence Eastwardly with the South line of Main Street, 100 feet; thence Southwardly along the East line of Lot 2 on plat filed in case of Bridgeford vs Bowles and others Number 31627 Louisville Chancery Court 180 feet to an alley; thence Westwardly along the North line of said alley, 92 7/12 feet more or less to Young Street; thence Northwardly along the East line of Young Street, 180 feet more or less to the beginning.  Being Lots 1 and 2 on plat aforesaid.

Being the same property conveyed to Louisville Gas & Electric Company, a Corporation, by Deed dated May 12, 1931 and of record in Deed Book 1481, Page 12 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1526, Page 415

The following described tracts or parcels of land situate, lying and being in the County of Jefferson, State of Kentucky, to-wit:

(1)           Beginning in the center of the River Road, at the Southeast corner of Sallie Y. Henderson’s tract; thence with the center of said River Road North fifty-seven (57) degrees ten (10) minutes, East three hundred seventy-seven and eighty-five hundredths (377.85) feet to the corner of what was formerly the Toll House lot; thence with a line of same North thirty-four (34) degrees forty (40) minutes, West six hundred thirty-three and one-half (633 ½) feet; thence North fifty-four (54) degrees fifty-five (55) minutes, East four hundred fourteen and four-twelfths (414-4/12) feet to a line of R. A. McElroy; thence with McElroy’s line North thirty-four (34) degrees forty (40) minutes, West seven hundred fifty-two and eight-twelfths (752-8/12) feet; thence North fifty-four (54) degrees forty (40) minutes, East three thousand thirty-two (3,032) feet to the West line of the Louisville Water Company; thence with the West line of same North thirty-three (33) degrees forty (40) minutes, West four hundred five (405) feet to low water mark on the Ohio River; thence down said Ohio River South fifty-four (54) degrees thirty-five (35) minutes, West three thousand twenty-five (3,025) feet; thence South fifty-three (53) degrees twenty-five (25) minutes, West seven hundred sixty-one (761) feet to the Northeast corner of Sallie Y. Henderson’s tract; thence with the East line of same South thirty-four (34) degrees, East one thousand six hundred twenty-one (1,621) feet to the beginning, containing fifty-two and seven hundred  thirty-two thousandths (52.732) acres; subject to any existing rights to use as roadways so much of said property as lies on the River Road and subject to the exclusive right of Pittsburgh Fuel Company to moor and harbor all kinds of river craft, with all convenient, necessary privileges of placing, maintaining and using all proper and necessary fastenings to the shore, between the high water mark along the bank of the Ohio River in said Jefferson County for a distance of two thousand (2,000) feet, beginning at the Water Works Pumping Station and extending Westwardly two thousand (2,000) feet with the shore line, and to the right to tie to any natural trees along said two thousand (2,000) feet of the shore line, with the right to said Pittsburgh Fuel Company, its successors or assigns, to ingress to and egress from the River Road to the one (1) acre reserved for residence property; being the same property conveyed to Kentucky Coke Company by Pittsburg Fuel Company by deed dated March 6, 1923, and recorded in the office of the Clerk of the County Court of Jefferson County, Kentucky, in Deed Book 1038, Page 129.

(2)           Beginning at a point in the center of Oldham Turnpike Road and a corner common to Atkinson and Henrietta Jacob; thence with said road South fifty-four and one-half (54 ½) degrees, West thirty-one and one-tenth (31.1) poles to a corner with Clifton Atkinson’s eighteen (18) acres; thence with a line of same North Thirty-six and one-half (36 ½) degrees, West ninety and fifty-seven hundredths (90.57) poles to the Ohio River at low water; thence up the river with the meanders thirty-one and four-tenths (31.4) poles to the corner with Jacob aforesaid; thence with Jacob’s West line South thirty-six and one-half (36 ½) degrees, East ninety-five and two-tenths (95.2) poles to the beginning, containing eighteen (18) acres more or less, subject to the reservation in the deed hereinafter mentioned by which said property was conveyed to Kentucky Coke Company by Duffy Realty Company, of the exclusive right to excavate sand and gravel from the said river so long as its interest may require, opposite said eighteen (18) acres tract, and for that purpose to use such dredges, boats or other equipment on the said river as may be necessary, but so as not to unnecessarily obstruct the Kentucky Coke Company in the use of the river as a harbor for boats or barges in loading or unloading freight to or from said eighteen (18) acres; being the same property conveyed to Kentucky Coke Company by Duffy Realty Company by deed dated March 1, 1923, and recorded in the office of the Clerk of the County Court of Jefferson County, Kentucky, in Deed Book 1036, Page 387.

(3)           Beginning on the North side of River Road, at the Southeast corner of the land allotted to Henrietta Jacob, in the division of the Pope estate; thence along the North side of River Road, North fifty-seven and one-fourth (57 ¼) degrees East four hundred fourteen (414) feet eight (8) inches to a corner of R. A. McElroy; thence along McElroy’s West line North thirty (30) degrees fifty (50) minutes West six hundred twenty and one-half (620 ½) feet to a line of Henrietta Jacob; thence along said line South fifty-four (54) degrees fifty-five (55) minutes West, four hundred fourteen and one-third (414-1/3) feet to another line of said Jacob; thence along last mentioned line South thirty-four (34) degrees fifty (50) minutes East six hundred three and one-half (603 ½) feet to the beginning, containing six (6) acres more or less; being the same property conveyed to Kentucky Coke Company by W. B. Harrison and wife by deed dated April 17, 1923, and recorded in the office of the Clerk of the County Court of Jefferson County, Kentucky, in Deed Book 1053, Page 317.

(4)           Beginning in the center of said River Road at a corner to the tract of about fifteen (15) acres owned by John B. Jones; running thence along the Eastwardly line of said tract of about fifteen (15) acres, North thirty-four (34) degrees West one thousand five hundred ninety-three (1,593) feet to low water mark on the Ohio River; thence Eastwardly along the Ohio River five hundred thirty-one (531) feet; thence South thirty-four (34) degrees East one thousand six hundred fifty (1,650) feet to the center of the River Road; thence with the center of said Road, South fifty-seven (57) degrees ten (10) minutes West five hundred twenty-eight (528) feet to the beginning, containing nineteen and sixty-five hundredths (19.65) acres, more or less; subject to the right of Nugent Sand Company under lease from J. B. Jones, dated August 3, 1922, to the sole and exclusive right to take and remove sand and gravel from the water of the Ohio River opposite the property above described; being the same property conveyed to Kentucky Coke Company by John B. Jones and wife by deed dated May 4, 1923, and recorded in the office of the Clerk of the County Court of Jefferson County, Kentucky, in Deed Book 1043, Page 322.

(5)           Beginning at a point in the South line of Berry Boulevard, three hundred ninety-four (394) feet East of the Southeast corner of Berry Boulevard and Ariadne Street, running thence Southwardly and parallel to Ariadne Street, one hundred sixty-three (163) feet and eleven (11) inches to a stake; thence Eastwardly thirty (30) feet more or less to a stake in the East line of Lot fourteen (14), Block forty-one (41) in Jacob Addition, twenty-five (25) feet eight (8) inches from Conn Street; thence Northwardly, parallel to Ariadne Street one hundred sixty-four (164) feet and four (4) inches to the South line of Berry Boulevard; and with the same Westwardly thirty (30) feet to the beginning; being a part of the property conveyed to Kentucky Coke Company by Louisville Gas and Electric Company by deed dated October 31, 1922, and recorded in the office of the Clerk of the County Court of Jefferson County, Kentucky, in Deed Book 1022, Page 502.

(6)           That parcel being a part of Lot 21 in Block 2 Peter Andi’s Subdivision, plat of which is recorded in Deed Book 438, Page 636, in the office of the Clerk of the County Court of Jefferson County, Kentucky, and bounded as follows: beginning in Northwestwardly line of a fifty (50) foot street, at a point sixty (60) feet Southwestwardly from Burnett Avenue, measured along said line of said fifty (50) foot street; running thence Southwestwardly with the said street, thirty (30) feet; thence Northwestwardly and parallel to Burnett Avenue one hundred twelve (112) feet and one-half (1/2) inch to a stake; thence Northeastwardly thirty (30) feet to a point in the Northeastwardly line of said Lot twenty-one (21) distant one hundred twelve (112) feet and two (2) inches from said fifty (50) foot street, measured along said line; thence with said line to the point of beginning; being a part of the property conveyed to Kentucky Coke Company by Louisville Gas and Electric Company by deed dated October 31, 1922, and recorded in the office of the Clerk of the County Court of Jefferson County, Kentucky, in Deed Book 1022, Page 502.

(7)           Beginning in Westwardly line of Stilz Avenue as widened by deed from the Stilz Realty Company, et al., to the City of Louisville, dated July 1, 1922, and recorded in Deed Book 1017, Page 132 in the office of the Clerk of the County Court of Jefferson County, Kentucky, at a point at which said line intersects the Northwardly line of lot conveyed to Louisville Gas and Electric Company by the deed from J. E. McGrath, and others, dated January 15, 1914, and recorded in Deed Book 799, Page 403, in the office aforesaid, running thence with said line of said lot South seventy-six  and one-half (76 ½) degrees West seventy-two (72) feet six and one-half (6 ½) inches, more or less, to appoint in said line thirty-one (31) feet eleven and one-half (11 ½) inches from an alley; thence Southwardly fifty-four (54) feet and one (1) inch to a stake in the South line of said lot thirty-two (32) feet and one-half (½) inch from said alley; thence Southeastwardly with the South line of said lot ninety-nine (99) feet four and one-half (4 ½) inches more or less to the Westwardly line of Stilz Avenue as widened as aforesaid; thence with said line of Stilz Avenue sixty-six (66) feet and four (4) inches more or less to the point of beginning; being a part of the property conveyed to Kentucky Coke Company by Louisville Gas and Electric Company by deed dated October 31, 1922, and recorded in the office of the Clerk of the County Court of Jefferson County, Kentucky, in Deed Book 1022, Page 502.

(8)           Beginning at the Southeast corner of 39th Street and Grand Avenue, thence running Eastwardly along the South line of Grand Avenue, twenty-five (25) feet, and extending back Southwardly, of the same width thruout and between lines parallel with 39th Street, ninety (90) feet, the West line of said lot binding on the East line of 39th Street; being the same property conveyed to Kentucky Coke Company by Maggie Montague Phillips, a widow, by deed dated June 29, 1925, and recorded in the office of the Clerk of the County Court of Jefferson County, Kentucky, in Deed Book 1154, Page 240.

(9)           Beginning at a point in the North line of State Street, four hundred eighty-five (485) feet West of Sixth Street (formerly Haldeman Avenue); thence with the North line of State Street, Westwardly, forty (40) feet and extending back Northwardly, between lines of equal width, and at right angles to State Street, one hundred fifteen (115) feet; being the same property conveyed to Kentucky Coke Company by J. Albert Krieger and wife by deed dated October 6, 1926 and recorded in the office of the Clerk of the County Court of Jefferson County, Kentucky, in Deed Book 1238, Page 328.

(10)           Beginning in the Northwestwardly line of Stevens Avenue, two hundred five (205) feet Northeastwardly of Fernwood Avenue (formerly Heinsohn’s Lane); thence Northeastwardly with said line of Stevens Avenue, twenty-five (25) feet, to an alley twelve (12) feet wide, and extending back Northwestwardly of that width thruout, and binding on said twelve (12) foot alley, one hundred five (105) feet to another alley; being part of Lot Nine (9), Block One (1) of Bullock’s Highland Addition; being the same property conveyed to Kentucky Coke Company by W. O. Smith by deed, dated October 24, 1927, and recorded in the office of the Clerk of the County Court of Jefferson County, Kentucky, in Deed Book 1304, Page 443.

All other real estate owned by the party of the first part, together with all the right, title and interest of the party of the first part in and to any and all works, plants, buildings, structures, erections and constructions placed on any of its real estate described or referred to in this indenture, with the fixtures, tenements, hereditaments and appurtenances thereunton appertaining or belonging.

All gas generating and gas storage plants and gas distributing systems of the party of the first part, together with the buildings, erections, structures, generating, purifying and compressing apparatus, holders, engines, boilers, benches, retorts, tanks, pipe lines, mains and connections, facilities, machinery and other property used or provided for use in the construction, maintenance, repair and operation of such systems, and together also with all the rights, privileges, rights of way, franchises, licenses, easements, grants, liberties, immunities, permits and ordinances of the party of the first part howsoever conferred or acquired with respect to the construction, maintenance, repair and operation of said gas generating and gas storage plants and said gas distributing systems and each of them, and any additions thereto and extensions thereof.

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky corporation, by Deed dated June 30, 1933 and of record in Deed Book 1526, Page 415 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1555, Page 595

THOSE PARCELS OF LAND DESCRIBED AS FOLLOWS:

1.           BEGINNING at the southwest corner of Tarascon and Plum Streets, running thence westwardly along the south side of Tarascon Street, 72 feet, and extending back southwardly of the same width, the east line of said lot binding on the west line of Plum Street, 125 feet.
TITLE to said property was acquired by the party of the first part from HARRY L. APPLEGATE and CLARA KINKEAD APPLEGATE, his wife, under deed dated June 21, 1927, and recorded in Deed Book 1283, Page 207, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

2.           BEGINNING at a point in the south line of Tarascon Avenue or Tobacco Street at the northeast corner of Lot #11, Shippingport;  running thence eastwardly along the south line of Tarascon Avenue or Tobacco Street, 25 feet, and extending back southwardly of the same width throughout, 144 feet, the west line of said lot binding on the east line of Lots #11 and #12, Shippingport, and being the western one-half of Cherry Street as abutting on Lots #11 and #12, Shippingport.
TITLE to said property was acquired by the party of the first part from the BOARD OF EDUCATION OF LOUISVILLE, KENTUCKY, a corporation, under deed dated December 3, 1925, and recorded in Deed Book 1196, Page 72, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

3.           BEGINNING in the east line of McHarry Street (formerly called Front Street) 60 feet, north of Florida Street (formerly called Jackson Street) running thence northwardly along the east line of McHarry Street, 40 feet, and extending back eastwardly of the same width, between lines parallel, 144 feet to an alley; and being the southern 40 feet in width of Lot #58 as shown on the old map of Shippingport, TOGETHER with all right, title and interest in and to an 18 foot strip of land immediately south of and adjoining the above described tract.
TITLE to said property was acquired by the party of the first part from J. H. BOYLES, unmarried, under deed dated January 10, 1929, and recorded in Deed Book 1375, Page 543, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

4.           LYING on the southwestwardly side of Tarascon Street (formerly Tobacco Street) and having a frontage on said street of 69-1/2 feet, and extending back southwestwardly, of that width throughout, between lines at right angles to said Tarascon Street, 150 feet.
TITLE to said property was acquired by the party of the first part from EDWARD COBURN and NETTIE COBURN, his wife, GEORGE COBURN, unmarried, WILLIAM COBURN, unmarried, and VIOLA EASTRIDGE and AARON EASTRIDGE, her husband, by deed dated February 26, 1927, and recorded in Deed Book 1265, Page 321, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

5.           BEGINNING at a point in the north line of Hemp Street 114-1/2 feet east of Plum Street (formerly Second Street); running thence eastwardly along the north side of Hemp Street 29-1/2 feet and extending back northwardly the same width throughout, the east line of said lot binding on the west line of an alley 120 feet.
TITLE to said property was acquired by the party of the first part from REUBEN H. CRAVENS and MAY CRAVENS, his wife, under deed dated May 22, 1930, and recorded in Deed Book 1446, Page 8, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

6.           BEING 32 feet more or less on the east side of Hemp Street of Lot #49 on the north side of Hemp Street, 40 feet, east of the first alley; if there is, by survey, more than 32 feet east of the 40 foot front on Hemp Street.
TITLE to said property was acquired by the party of the first part from RUBEN CRAVEN and MAY CRAVEN, his wife, also known as RUBEN CRAVENS and MAY CRAVENS, under deed dated May 16, 1927, and recorded in Deed Book 1280, Page 245, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

7.           BEGINNING on the east side of McHarry Street, 100 feet, north of Florida Street, running thence northwardly along the east side of McHarry Street, 35 feet, and extending back eastwardly of the same width, between parallel lines, 144 feet, to an alley, being a part of Lot #58, on the old map of Shippingport.
TITLE to said property was acquired by the party of the first part from ALEX CRAVENS and GRACE CRAVENS, his wife, under deed dated February 25, 1927, and recorded in Deed Book 1255, Page 5, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

8.           BEGINNING at a point which is the southeast intersection of Tarascon and Plumb Street, thence southwestwardly along east side of Plumb Street 177 feet; thence southeastwardly S. 44° 55’ E. 53 feet more or less; thence N. 45° east 177.3 feet to Tarascon Avenue; thence north 44° 55’ west 53 feet to point of beginning.
TITLE to said property was acquired by the party of the first part from HOWARD DE GRAW, bachelor, under deed dated February 3, 1926, and recorded in Deed Book 1206, Page 166, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

9.           BEGINNING at a stake at the intersection of the northeast line of Florida Street with the northwest line of Plum Street; running thence northeastwardly along the northwest line of Plum Street, 100 feet, and extending back northwestwardly of the same width throughout, between lines parallel with the north east line of Florida Street, 144 feet to an alley; the southwestern line of said lot binding on and being coincident with the northeast line of Florida Street.
TITLE to said property was acquired by the party of the first part from REBECCA ANN DEZERN, a widow, under deed dated July 10, 1929, and recorded in Deed Book 1400, Page 265, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

10.
(A).           BEGINNING at a United States Government stone 40 feet from northwest line of McHarry Street and on the southwest line of Logan Lockhart property; thence with a line north 44° 55’ west, 70 feet more or less to southwest corner of Logan Lockhart property; thence with a line north 45° east, 136 feet more or less; thence with a line north 44° 55’ west, 90 feet more or less to the southwest corner of Mary Graff property; thence with a line north 45° east, 194 feet more or less to Zurlinder property; thence in a line north 43° 57’ west, 450 feet more or less to Ohio River; thence in a southwestwardly direction along the meanders Ohio River boundary, 500 feet more or less to United States Government property; thence in a westwardly direction along United States Government property line, 610 feet more or less to United States stone, 40 feet more or less from northwest line of McHarry Street; thence in a line north 45° east, 95 feet more or less to the beginning; containing 5.4 more or less acres.

(B).           BEGINNING in the northwest line of McHarry Street, 50 feet more or less northeast of United States Government stone in northwest line of McHarry Street; thence with a line north 44° 55’ west, 110 feet more or less to northwardly corner of Logan Lockhart property, thence in a line north 45° east, 74 feet more or less to alley; thence in a line south 44° 55’ east, 110 feet more or less to McHarry Street; thence southwest along McHarry Street, 74 feet more or less to beginning, containing 0.193 acres.

(C).           BEGINNING in the northwest line of Cherry Street, 15 feet southwestwardly from intersection of said line of Cherry Street, with center line of Jackson or Florida Street; thence southeastwardly with said line of Cherry Street 134.7 feet; and extending back northwestwardly, of that width throughout, 144 feet to an alley, containing 0.44 acres.

TITLE to the last three above mentioned parcels of property, listed as (A), (B) and (C) – Item 10, was acquired by the party of the first part from JOSEPH A. FERTIG and ELIZABETH FERTIG, his wife, under deed dated August 28, 1925, and recorded in Deed Book 1166, Page 325, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

11.           BEGINNING on the west side of Plum Street, at a point 126-1/2 feet, north of Tarascon Street, extending thence northwardly along the west side of Plum Street, 126-1/2 feet to a point, and extending back westwardly between parallel lines, 144 feet; said property being shown on the map of the Assessor of the City of Louisville as Lot #6, Block 1791.
TITLE to said property was acquired by the party of the first part from EVERETT JONES, a widower, under deed dated November 25, 1925, and recorded in Deed Book 1181, Page 486, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

12.           BEGINNING on the west side of Tarascon Avenue, at the northeast corner of the lot conveyed by J. R. Buchanan and others to Robinson and Belknap; running thence westwardly with Robinson and Belknap’s line, 100 feet; thence northwardly and parallel with Tarascon Avenue to a point 25 feet from Robinson and Belknap’s line, as measured at right angles to said line; thence eastwardly, 100 feet to Tarascon Avenue; thence southwardly on said Tarascon Avenue to the point of beginning;
EXCEPTING THEREFROM so much of said property as was conveyed to the United States of America, by deed dated September 22, 1911, and recorded in Deed Book 748, Page 355, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky;
BEING the same property coveyed to Lula May Kern, by deed dated December 21, 1925, and recorded in Deed Book 1191, Page 284, in the office aforesaid;
TOGETHER WITH all right, title and interest in and to any other property with Lula May Kern and John Kern may own, or in which they may have an interest in Shippingport;
TITLE to said property was acquired by the party of the first part from LULA MAY KERN and JOHN KERN, her husband, under deed dated December 21, 1929, and recorded in Deed Book 1421, Page 545, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

13.
(A).           A PIECE 163 feet by 213 feet , BEGINNING at the northeast intersection of Tarascon Avenue and McHarry Street; thence southeast along Tarascon Avenue 163 feet more or less; thence at right angles toward the river 213 feet more or less; thence at right angles northwest 163 feet more or less; thence at right angles southwest 213 feet more or less to the point of beginning; being the same property conveyed to Henry C. Lapsey in two pieces, one piece in 1913 from John Fertig who had purchased the same from Joseph Fertig, and the second piece in about 1913 from John Henry Cravens.

(B).           BEGINNING at a point on the south side of Tarascon Avenue 700 feet east of the intersection of Tarscon Avenue and Plum Street; thence south 45 degrees west 262.3 feet; thence north 44 degrees 55 minutes west 176 feet; thence south 45 degrees west 114 feet, thence south 44 degrees 55 minutes east 144 feet; thence south 45 degrees west 135 feet; thence south 44 degrees 55 minutes east 166 feet; thence north 45 degrees east 64.8 feet; thence south 48 degrees 37 minutes east 50 feet; thence north 42 degrees 46 minutes east 443 feet; thence north 44 degrees 55 minutes west 140 feet to the point of beginning.
TITLE to the above two mentioned parcels of property in Item 13, listed as (A) and (B), was acquired by the party of the first part from HENRY C. LAPSEY and MINNIE LAPSEY, his wife, under deed dated February 25, 1926, and recorded in Deed Book 1195, Page 607, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

14.
(A).           BEGINNING at the intersection of the southeast line of Cherry Street with the northeast line of Tarascon Avenue, as shown on the plats of Shippingport; thence with the southeast line of Cherry Street, north 45 degrees east, 963 feet, to the low water mark on the Ohio River; thence with the Ohio River, south 40 degrees east, 351.2 feet, south 32 degrees 5 minutes east, 755.3 feet; thence south 29 degrees 25 minutes east, 897 feet; thence leaving said river, south 45 degrees west, 520 feet, to a stone in the northeast line of Tarascon Avenue; thence with said line of Tarascon Avenue, north 44 degrees 55 minutes west, 1949.5 feet, to the beginning, containing 34.59 acres.

(B).           BEGINNING at the intersection of the southwest line of Illinois Avenue with the northwest line of Plum Street; thence southwestwardly with said line of Plum Street, 160 feet, and extending back northwestwardly, of that width throughout, the northeastwardly line of said lot binding on the southwestwardly line of Illinois Avenue, a distance of 137 feet.

(C).           BEGINNING at the intersection of the northeast line of Illinois Avenue with the northwest line of Cherry Street, as shown on the plats aforesaid; thence northwestwardly, with said line of Illinois Avenue, 300 feet, to its intersection with the southeast line of Plum Street; and extending back northeastwardly, of that width throughout, the southeastwardly line of said lot binding on the northwestwardly line of Cherry Street, and the northwestwardly line of said lot binding on the southeastwardly line of Plum Street, a distance of 290 feet, to the southwestwardly line of Mill Street.

(D).           BEGINNING at the intersection of the northeastwardly line of Mill Street with the northwestwardly line of Cherry Street; thence northwestwardly, with said line of Mill Street, 300 feet, to its intersection with the southeastwardly line of Plum Street, thence northeastwardly, with said line of Plum Street, 180 feet, to low water mark on the Ohio River; thence with the same, south 41 degrees 55 minutes east, 300.4 feet, to the northwestwardly line of Cherry Street; thence with said line of Cherry Street, southwestwardly, 160 feet to the beginning.

(E).           BEING that certain tract of land known as the Island in the Ohio River, slightly northeast of the land herein conveyed; and being known as Rock Island.
TITLE to the foregoing five mentioned parcels of land in Item 14, listed as (A), (B), (C), (D) and (E), was acquired by the part of the first part from LOUISVILLE CEMENT COMPANY, a corporation, under deed dated December 29, 1924, and recorded in Deed Book 1121, Page 332, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

15.
(A).           BEGINNING at a point in the line common to Andrew Morrison and Julia Morrison , his wife, and the Louisville Cement Company and corner to the tract of 2.87 acres heretofore conveyed by Union Cement and Lime Company to United States of America by deed dated September 22, 1911, and recorded in Deed Book 747, Page 554, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky, thence with the north line of said tract of 2.87 acres, north 41 degrees 30 minutes west 661.4 feet, to a stake in the east line of Tarascon Avenue, thence with the east line of said avenue, north 8 degrees 30 minutes west 1766 feet, to a bend in said Avenue, thence with another line of Tarascon Avenue, north 45 degrees 58 minutes west 109 feet, to the most southern corner of the tract of 4.215 acres heretofore conveyed to the Louisville Cement Company by deed dated March 4, 1901, and recorded in Deed Book 454, Page 14, in said office, thence with a line of same, north 54 degrees 34 minutes east 420 feet, to the Ohio River, thence up the same, south 34 degrees east 475 feet, south 24 degrees 30 minutes west 160 feet, south 31 degrees east 726 feet, south 39 degrees east 528 feet, thence leaving said Ohio River, south 47 degrees west 990 feet, to the beginning; containing 39.765 acres.

(B).           BEGINNING at a stone, the northwest corner of the 2.87 acres heretofore conveyed by Union Cement and Lime Company to the United States of America by deed dated September 22, 1911, and recorded in Deed Book 747, Page 554, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky, said stone being also in the southeast line of a 30-foot lot, thence with a line of said 30-foot lot, north 48 degrees 30 minutes east 80.83 feet, to a stone in the west line of Tarascon Avenue 60 feet wide, thence with the west line of said Avenue, south 8 degrees 30 minutes east 148.32 feet, to a point where the west line of Tarascon Avenue intersects the north line of the 2.87 acres heretofore referred to, thence with the north line of said 2.87 acres, north 41 degrees 30 minutes west 124.46 feet, to the beginning; containing .115 acres.

(C).           BEGINNING at a stone, the northwest corner to the tract of .907 acres heretofore conveyed by Louisville Cement Company to the United States of America by deed dated September 22, 1911, and recorded in Deed Book 750, Page 57, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky, being also the north line of the Canal property, and corner to Lytle Buchanan’s Estate, thence with the north line of the Canal property, south 41 degrees 30 minutes east 259 feet, to a corner of the aforementioned .907 acres and the west line of a 30-foot lot, thence with the west line of said lot, north 48 degrees 30 minutes east 97.47 feet, to the west line of Tarascon Avenue, thence with the west line of Tarascon Avenue, north 8 degrees 30 minutes west 311.33 feet, to a stake, corner to Lytle Buchanan’s Estate, thence with a line of same, south 48 degrees 30 minutes west 267.8 feet, to the beginning; containing 1.086 acres.
TITLE to the aforesaid three parcels of property in Item 15, listed as (A), (B) and (C), was acquired by the party of the first part from ANDREW MORRISON and JULIA MORRISON, his wife, under deed dated June 26, 1926, and recorded in Deed Book 1225, Page 206, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

16.
(A).           BEGINNING at a stone in the southwest line of Tarascon Avenue, corner to Rowan Buchanan’s 15.74 acres; thence with the line of same, south 45 degrees 10 minutes west, 666 feet, to a stake, corner to same; thence with another line of same, north 44 degrees 55 minutes west, 993-1/2 feet, to a large stone, corner to same, and in the line of the land hereinafter described; thence with the same, north 45 degrees 14 minutes east, 663 feet, to a stone at a corner post, and in the southwest line of Tarascon Avenue; thence with said line of Tarascon Avenue, south 44 degrees 55 minutes east, 992-1/2 feet, to the beginning; containing 15.111 acres; said property being known as Lot #10, Block 1052, as shown on the maps of the Assessor of the City of Louisville in the State of Kentucky.

(B).           BEGINNING at a stone in the southwest line of Tarascon Avenue, and corner to the tract of land hereinabove described; thence with the line of said tract of land hereinabove described, south 45 degrees, 14 minutes west, 813 feet, to a corner of Rowan Buchanan’s 15.74 acres; thence with the same, north 47 degrees 45 minutes west, 80.2 feet, to a corner of the land next herein described; thence with a line of same, and with a line of John Wilt, north 41 degrees 40 minutes east, 816.5 feet, to a point in the southwest line of Tarascon Avenue; thence with a line of same, south 44 degrees 55 minutes east, 140 feet, to the beginning, containing 2.055 acres.

(C).           BEGINNING in the southeast line of Cherry Street, where the same is intersected by the center line of Jackson Street, or Florida Street; thence with said line of Cherry Street, south 45 degrees west, 339.7 feet, to the center of Hemp Street; thence southeastwardly, with said center line of Hemp Street, 143.6 feet, to a stone; thence south 47 degrees 45 minutes east, 664.6 feet, to the corner of the tract of land second herein described; thence with the same, north 41 degrees 40 minutes east, 390.7 feet, to a corner of John Wilt; thence with his line, north 48 degrees 37 minutes west, 320 feet, to a corner with H.C. Lapsey; thence with Lapsey’s line, south 45 degrees west, 64.8 feet, to a corner of same; thence north 44 degrees 55 minutes west, to the southeast line of Cherry Street, the point of beginning; containing 6.39 acres; and being known as Lot #14, Block 1736, as shown on the maps of the Assessor of the City of Louisville in the State of Kentucky.

(D).           BEGINNING at a point in the northwest line of Cherry Street, 77 feet northeastwardly from the intersection of said line of Cherry Street with the northeastwardly line of Hemp Street; thence northeastwardly, with said line of Cherry Street, 83 feet; and extending back northwestwardly, of that width throughout, 144 feet, to an alley; and being known as Lot #8, Block 1736, as shown on the maps of the Assessor of the City of Louisville in the State of Kentucky, and containing .274 acres.

(E).           BEGINNING in the southeast line of Plum Street, 177.3 feet southwestwardly from the intersection of said line of Plum Street with the southwestwardly line of Tarascon Avenue, thence southwestwardly, with said line of Plum Street, 334 feet, to the center of Jackson Street, or Florida Street; thence with the same, south 44 degrees 55 minutes east, 494 feet, to an alley; thence with the line of said alley, north 45 degrees east, 135 feet; thence south 44 degrees 55 minutes east, 30 feet; thence north 45 degrees east, 114 feet; thence north 45 degrees 39 minutes east, 262.3 feet, to the southwest line of Tarascon Avenue, thence with the same, north 44 degrees 55 minutes west, 227 feet, to a corner of the schoolhouse lot; being also in the northwest line of Cherry Street; thence with said line of Cherry Street, south 45 degrees west, 144 feet; thence north 46 degrees 10 minutes west, 142 feet, to another corner of the schoolhouse lot; thence leaving same, south 45 degrees west 29 feet; thence north 44 degrees 55 minutes west, 158 feet, to the beginning; containing 4.97 acres; and being also known as Lot #5, Block 1735, as shown on the maps of the Assessor of the City of Louisville, in the State of Kentucky.

(F).           BEGINNING in the southwest line of Tarascon Avenue, 237 feet southeastwardly from the intersection of said line of Tarascon Avenue with the southeastwardly line of Cherry Street; thence with said line of Tarascon Avenue, south 44 degrees 55 minutes east, 113 feet, to a corner with H.C. Lapsey, thence with a line of same, south 45 degrees west 262.3 feet, to another corner of same; thence with another line of same, and running through Bengal Street, north 44 degrees 55 minutes west, 176 feet, to the line of the tract last herein described; thence with the line of same, north 45 degrees 39 minutes east, 178.3 feet, to the church lot, thence with the line of the church lot, south 44 degrees 55 minutes east, 60 feet; thence with another line of the church lot, north 45 degrees east, 84 feet, to the beginning; containing .935 acres; and being known as Lots #7 and #14, Block 1735, as shown on the maps of the Assessor of the City of Louisville in the State of Kentucky.

(G).           BEGINNING at the intersection of the northwest line of Cherry Street with the southwest line of Illinois Avenue, thence southwestwardly, with said line of Cherry Street, 173 feet; thence northwestwardly, and parallel with Illinois Avenue, 300 feet, to the southeastwardly line of Plum Street; thence northeastwardly, with said line of Plum Street, 173 feet, to the southwestwardly line of Illinois Avenue; thence with said line of Illinois Avenue, southeastwardly, 300 feet, to the beginning; containing 1.19 acres; and being known as Lot #2, Block 1796, as shown on the maps of the Assessor of the City of Louisville in the State of Kentucky.
TITLE to the foregoing seven tracts of property in Item 16, listed as (A), (B), (C), (D), (E), (F) and (G), was acquired by the party of the first part from THOMAS PARAGON (also known as Thomas Parigan) and MARY PARAGON, his wife; and VIRGIL PARAGON (also known as VIRGIL PARIGAN) and LAILA PARAGON, his wife, under a deed dated December 24, 1924, and recorded in Deed Book 1128, Page 393, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

17.           BEGINNING at a point in the south side of Illinois Street 137 feet west of west side of Plumb Street, thence northwestwardly along south side of Illinois Street 163 feet, thence westwardly at right angles to previous line 200 feet, thence parallel to Illinois Street 163 feet, thence northeastwardly 200 feet to the beginning.  All of said property being in that part of Louisville, Kentucky, known as Shippingport.
TITLE to said property was acquired by the party of the first part from EUGENE NAPIER and REBECCA NAPIER, his wife, and JAMES NAPIER and LAURA NAPIER, his wife, under deed dated November 5, 1925, and recorded in Deed Book 1178, Page 492, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

18.           BEGINNING at a point in the northwest line of Plum Street, 130 feet, southwest of Hemp Street, running thence southwestwardly along the northwest side of Plum Street, 47 feet, thence in a northwestwardly direction, 145 feet and 7 inches to the southeast line of the first alley, 12 feet wide, northwest of Plum Street, thence northeastwardly along the southeast line of said alley, 68 feet and 6 inches to the southwest line of another alley, 12 feet wide, said last mentioned alley being the first alley southwest of Hemp Street; thence southeastwardly along the southwest line of said last mentioned alley, 144 feet, to the point of beginning.
TITLE to said property was acquired by the party of the first part from SAMUEL NAPIER and ELIZABETH NAPIER, his wife, under deed dated February 15, 1926, and recorded in Deed Book 1194, Page 435, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

19.           BEING 29 x 200 feet on the northwest side of McHarry Street, between Hemp and Florida Streets, and said property being designated on the plat in the office of the Assessor of the City of Louisville in the State of Kentucky as of March 24, 1919, as Lot #6, Block 1793.
TITLE to said property was acquired by the party of the first part from HERBERT NEEDY and ISABELLE ATZINGER NEEDY, his wife, under a deed dated June 10, 1927, and recorded in Deed Book 1281, Page 167, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

20.
(A).           BEGINNING at a point in the northwest line of McHarry Street, formerly known as Front Street, said point being in the center line of Jackson Street, or Florida Street; thence with the northwest line of McHarry Street, north 45 degrees east 571.3 feet to a stake; thence leaving said line of McHarry Street, north 60-3/4 degrees east, 221.3 feet; thence north 65 degrees east, 266.7 feet, to a point in the northeastwardly line of Illinois Avenue; thence with the same, south 44 degrees 55 minutes east, 207.3 feet, to the intersection of said line of said Avenue with the northwestwardly line of Plum Street; thence with said line of Plum Street, north 45 degrees east, 520 feet, to low water mark on the Ohio River; thence down said river, with the low water mark of same, north 51 degrees 40 minutes west, 523 feet, north 72-1/2 degrees west, 130 feet; north 84-3/4 degrees west, 330 feet, south 72-1/2 degrees west, 210 feet, south 51 degrees west, 222 feet; thence continuing with same, south 45 degrees west, 814 feet, to a point in low water mark on the Ohio River, and in the center line of Jackson Street if extended; thence with the center line of said Jackson Street if extended, south 44 degrees 55 minutes east, 650 feet, to the beginning; containing 25.007 acres, and being known as Lot #1, Block 1792; Lot #8, Block 1794; and Lot #1, Block 1794, as shown on the maps of the Assessor of the City of Louisville in the State of Kentucky.

(B).           BEGINNING at the intersection of the northwest line of Cherry Street with the northeast line of Tarascon Avenue; thence northwestwardly, with said line of Tarascon Avenue, 300 feet, to the intersection of same with the southeast line of Plum Street; thence northeastwardly, with said line of Plum Street, 300 feet; thence southeastwardly, and parallel with Tarascon Avenue, 300 feet, to the northwest line of Cherry Street; thence southwestwardly, with said line of Cherry Street, 300 feet, to the beginning; and being also known as Lot #3, Block 1796, as shown on the maps of the Assessor of the City of Louisville in the State of Kentucky; containing 1.65 acres.

(C).           BEGINNING at a stake, the intersection of the center line of Jackson Street, or Florida Street, with the northwest line of St. Paul Street, thence with said line of St. Paul Street, north 45 degrees east, 135 feet; thence north 44 degrees 55 minutes west, 144 feet, to an alley; thence with the same, south 45 degrees west, 135 feet, to the center line of Jackson Street, or Florida Street; thence with the center line of same, south 44 degrees 55 minutes east, 144 feet, to the beginning, containing .45 acres.

(D).           BEGINNING at a point in the northwest line of McHarry Street where same is intersected by the center line of Jackson Street or Florida Street and being the most southern corner of the tract of land as herein described; thence with the center line of Jackson Street, and the southwestwardly line of the land first herein described, north 44 degrees 55 minutes west 650 feet to the low water mark on the Ohio River; thence down same, south 45 degrees west 124.4 feet; thence south 43 degrees 57 minutes east 650 feet to the northwest line of McHarry Street; thence with the same north 45 degrees east 135.4 feet to the beginning, containing 1.95 acres.
TITLE to the aforesaid four parcels of property in Item 20, listed as (A), (B), (C) and (D), was acquired by the party of the first part from JAMES J. POTEET, (also known as J.J. Poteet) and BETTIE J. POTEET, his wife, under deed dated February 2, 1925, and recorded in Deed Book 1133, Page 193, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

21.           BEGINNING on the eastwardly line of Canal Street, at a point where the first alley eastwardly of McHarry (formerly Front) Street intersects said Canal Street, thence with said Canal Street, as marked on the City Assessor’s map, westwardly, 72 feet, and extending back, of the same width, northwardly, 60 feet, more or less, to an alley, commonly known as Short Alley; the premises above being described as a part of Triangular Lot #9, on the original plat of Shippingport.
TITLE to said property was acquired by the party of the first part from J. J. POTEET and BETTIE JANE POTEET, his wife, under deed dated May 13, 1926, and recorded in Deed Book 1214, Page 241, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

22.           BEGINNING at the northeast corner of Hemp Street and Second or Plum Street, running thence eastwardly along the north side of Hemp Street, 72 feet, and extending back northwardly of the same width, the west line binding on the east side of Second or Plum Street, 130 feet.
TITLE to said property was acquired by the party of the first part from EDGAR L. ROBERTSON and ONETA ROBERTSON, his wife, under deed dated April 6, 1929, and recorded in Deed Book 1387, Page 21, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

23.           BEGINNING on the east side of McHarry Street, (formerly Front Street) 135 feet north of Florida (formerly Jackson) Street; running thence northwardly along the east line of McHarry Street, 300 feet and extending back eastwardly of the same width throughout, 144 feet.
TITLE to said property was acquired by the party of the first part from B. F. ROUTH and LULLIE ROUTH, his wife, under deed dated September 30, 1929, and recorded in Deed Book 1411, Page 439, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

24.           BEGINNING at the southeast corner of McHarry and Florida Streets, running thence southwestwardly along the southeast line of McHarry Street, 25 feet, and extending back southeastwardly of the same width throughout, the northeast line of said lot binding on the southwest line of Florida Street, 144 feet to an alley.
TITLE to said property was acquired by the party of the first part from L. S. SALTER, unmarried, under a deed dated December 2, 1927, and recorded in Deed Book 1303, Page 640, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

25.           BEGINNING on the northwest corner of Cherry Street and Hemp Street, running thence northwardly with the westwardly line of Cherry Street 77 feet and extending back westwardly between lines parallel with Hemp Street’s south line, said lot binding on the northwestwardly line of Hemp Street 144 feet.
TITLE to this property was acquired by the party of the first part from WALTER R. SMITH and WILHEIMENA C. SMITH, his wife, (sometimes called Willima C. Smith), under deed dated September 8, 1925, and recorded in Deed Book 1164, Page 635, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

26.           BEGINNING on the east side of Plum Street, 100 feet south of the southeast corner of Florida and Plum Streets; running thence southwardly along the east side of Plum Street, 50 feet, and extending back eastwardly of that same width throughout, between lines at right angles to Plum Street, 144 feet to a twenty foot alley.
TITLE to said property was acquired by the party of the first part from BENJAMIN STAMBLER and BERTHA STAMBLER, his wife, under deed dated June 6, 1930, and recorded in Deed Book 1447, Page 247, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

27.           BEGINNING at a monument of pipe in concrete in the southeast line of Cherry Street where same is intersected by the center line of Hemp Street; thence south 45 degrees west with the said line of Cherry Street 30 feet, to the southwest line of Hemp Street; thence north 44 degrees 55 minutes west with said line of Hemp Street, 350 feet more or less, to the southeast line of Plum Street; thence south 45 degrees west with the southeast line of Plum Street, 193 feet more or less, to U.S. Government property; thence in a southeasternly direction along United States Government property 502 feet, more or less to a United States Government stone; thence north 45 degrees east, 130 feet more or less, to a United States Government stone in the center line of Hemp Street; thence north 44 degrees 55 minutes west with said center line of Hemp Street, 143.6 feet more or less to the beginning.
TITLE to said property was acquired by the party of the first part from CRAWFORD E. STEPHENS and ZULA STEPHENS, his wife, under deed dated September 8, 1925, and recorded in Deed Book 1162, Page 622, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

28.
(A).           BEGINNING at a point on the south side of Tarascon Avenue, at a point approximately 841 feet east of Plum Street, or what was formerly known as Tobacco Street, running thence northwardly 50 feet, and extending back 190 feet of the same dimensions to the point of beginning; said property being on said Tarascon Avenue, between what is known as Plum and Cherry Street, and adjoining what was known as the Michael Folbert property.
(B).           BEING the lot of land in Shippingport, containing 1-1/2 acres, more or less, situated on Tobacco Street (now known as Tarascon Avenue) and adjoining the Seymour Tract and adjacent to the land of JOHN WILT and MARY WILT, his wife.
TITLE to said two parcels of land described in Item 28, and listed as (A) and (B), was acquired by the party of the first part from JOHN H. WILT (sometimes known as John Wilt) and MARY WILT, his wife, under a deed dated February 19, 1929, and recorded in Deed Book 1378, Page 380, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

29.           BEGINNING at a point in the east line of Plum Street (formerly Second Street) 100 feet, north of Florida Street (formerly Jackson Street) running thence northwardly along the east line of Plum Street, 78 feet, and extending back westwardly, of the same width throughout, between lines parallel to Florida Avenue, 144 feet, to an alley.
TITLE to said property was acquired by the party of the first part from WILLIAM ZURLINDER (sometimes known as William Zurlinden) under deed dated March 18, 1926, and recorded in Deed Book 1207, Page 277, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

30.           BEGINNING at a point in the southeast line of McHarry Street, 41 feet, more or less, northeast of the northeast line of the property owned by the United States Government and used for canal purposes, said point also being where the southwest line of the property owned by Sunshine Jones intersects the southeast line of McHarry Street, thence southeastwardly along the southeast line of Sunshine Jones’ lot aforesaid, 85 feet, more or less to the west line of property formerly owned by Elizabeth Frank, thence southwestwardly with line of said Frank’s property, 35 feet, more or less, to the north line of the United States Government property aforesaid, thence northwestwardly with the United States Government property aforesaid to the southeast line of McHarry Street, thence northeastwardly along the southeast line of McHarry Street, 41 feet more or less to the point of beginning.
TITLE to said property was acquired by the party of the first part from WILLIAM ZURLINDER (sometimes known as William Zurlinden) under deed dated March 17, 1926, and recorded in Deed Book 1206, Page 238, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

31.           BEGINNING from a United States Government stone in the northwest line of McHarry Street, north 45 degrees east along said line of McHarry, 130 feet; thence with a line north 44 degrees 55’ west, 200 feet.  From said point of beginning with a line north 45 degrees east, 229 feet; thence with a line south 43 degrees 57 minutes east, 450 feet, more or less, to the Ohio River; thence in a southwestwardly line along meanders of Ohio River, 230 feet, more or less; thence in a line south 44 degrees 55 minutes east, 450 feet, more or less, to the beginning.
TITLE to said property was acquired by the party of the first part from WILLIAM ZURLINDEN, Executor of the Estate of Victoria Zurlinden, WILLIAM ZURLINDEN, individually, (single), ELIZABETH ZURLINDEN, (single) FLORENCE ZURLINDEN, (single) and EMMA ZURLINDEN SIMMS, individually and as the only heirs of Victoria Zurlinden, deceased, under deed dated August 18, 1925, and recorded in Deed Book 1161, Page 444, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

32.           BEGINNING at a point which is 104.5 feet north 51 degrees 40 minutes west of a point in the west line of Plum Street, extended, the latter point being 983.0 feet north 45 degrees east from the north line of Tarascon Avenue as measured along the west line of Plum Street extended; thence north 45 degrees east 615.53 feet; thence north 45 degrees west 250 feet; thence south 45 degrees west 644.75 feet; thence south 51 degrees 40 minutes east 251.7 feet along the northwardly property line of the property conveyed to the Louisville Hydro-Electric Company by James J. Poteet and Bettie J. Poteet under deed dated February 2, 1925, and recorded in the in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky, in Deed Book 1133, Page 195, to the point of beginning; said parcel containing approximately 3.62 acres.
TITLE to said property was acquired by the party of the first part from E. MILDRED BUCHANAN, unmarried, under a quit-claim deed dated May 8, 1934, and recorded in Deed Book 1546, Page 206, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

33.           BEGINNING at the southeast corner of Tarascon (formerly Tobacco) Street and Third Alley; running thence eastwardly along the south line of Tarascon Street, 60 feet; thence southwardly, 100 feet; thence westwardly, 60 feet to Third Alley; thence northwardly along the east line of Third Alley, 100 feet to the place of beginning; BEING a part of Lot #131, on the map or plan of the town of Shippingport.
TITLE to said property was acquired by the party of the first part from W. L. MATTHEWS, C. E. HOKENSON, R. H. HOLLAND, W. H. KOHLER, S. S. BOYD and BEDFORD TURNER, TRUSTEES AND PASTOR OF THE METHODIST EPISCOPAL CHURCH SOUTH, under deed dated September 24, 1925, and recorded in Deed Book 1177, Page 127, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

34.           BEGINNING in the southeast line of McHarry Street where the same is intersected by northeast line of Hemp Street; thence with said line of McHarry Street, north 45° east, 79 feet; thence south 44° 55’ east, 144 feet to alley; thence south 45° west, 79 feet to northeast line of Hemp; thence along line of Hemp to beginning; containing 0.26 acres.
TITLE to said property was acquired by the party of the first part from THE KENTUCKY COKE COMPANY under deed dated August 9, 1928, and recorded in Deed Book 1346, Page 593, in the office of the Clerk of the County Board of Jefferson County in the State of Kentucky.

35.
(A).           BEGINNING at a bolt in the Louisville and Portland Canal grounds corner to a 21 acre tract belonging to the Louisville Cement Company, thence with line of said canal, south 43 degrees east, 324 feet, south 60 degrees east, 1749-1/2 feet, more or less to corner of Lot #2 allotted to Rowan, Buchanan et al, thence with line of same north 40 degrees 15 minutes east, 475 feet, more or less, to the line of Rowan, Buchanan, et al, aforesaid, thence with said line north 49-3/4 degrees west 722.39 feet, to an iron bolt (being original bolt #1) and corner to Lot #3 allotted to Rowan, Buchanan, et al, thence with line of same north 49 degrees west, 1120 feet, thence north 83 degrees west, 760 feet, to a bolt corner to Lot #3 in a line with the 21 acre tract aforesaid; thence with line of same south 1 degree east, 65 feet to a bolt, thence south 11 degrees east, 500 feet to the point of beginning; containing 35-1/10 acres more or less;

(B).           BEGINNING at a point in the Louisville and Portland Canal Grounds corner to the second described tract of land conveyed to James F. Irwin, by deed dated Aprill 29, 1864, and recorded in Deed Book 117, Page 591, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky; thence with the west line of said tract, north 45 degrees 46 minutes east, 1120 feet, to the Ohio River, thence with same south 39-1/4 degrees east, 197 feet, to a corner of the first described tract of land in deed aforesaid, thence continuing with said river south 32-1/2 degrees east 97 feet, south 23-1/2 degrees east, 200 feet, thence south 12-1/2 degrees east 200 feet, south 1 degree east, 950 feet, south 11 degrees east, 500 feet to the Canal line, thence with same north 44 degrees 14 minutes west, 1769 feet, to the point of beginning, and containing 26 acres more or less.
PROVIDED, there is excepted from the two tracts of land above described, and not included in this conveyance a strip of land along the Canal as described in deed dated September 22, 1911, and recorded in Deed Book 750, Page 57, in the office aforesaid; said strip being conveyed by said deed to the United States Government and containing 13.44 acres of land.

(C).           BEGINNING on the north side of Tarascon Avenue at a point 63 feet east from the point at which the eastwardly line of Irwin’s 15 acres would intersect the north line of said avenue, if extended, being the southwardly corner on the north side of Tarascon Avenue of the land conveyed by John Rowan’s executors to Joseph R. Buchanan, Trustee, by deed dated March 4, 1859, and recorded in Deed Book 106, Page 615 in the office aforesaid, thence north 45-1/4 degrees east 520 feet, to low water mark on the Ohio River, thence up said river south 33 degrees east, 479-1/2 feet, thence south 62-1/4 degrees west, 217 feet, thence south 56 degrees 10 minutes west, 220 feet, to the north side of Tarascon Avenue, thence with the north line of said avenue, north 44 degrees 25 minutes west, 16 feet, to the eastwardly line of Square #68 on the plat of Portland, thence with said east line, north 6 degrees west, 185-1/2 feet to the northwardly corner of said Square, thence with said northwardly line of said Square south 83-3/4 degrees west, 150 feet to the north line of Tarascon Avenue, thence with the north line of said avenue, north 44 degrees 25 minutes west, 108 feet, to the beginning, and containing 4.215 acres of land.
TITLE to said three parcels of land as described in Item 35, and listed as (A), (B) and (C), was acquired by the party of the first part from THE KENTUCKY COKE COMPANY under deed dated August 9, 1928, and recorded in Deed Book 1350, Page 221, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

36.           BEGINNING in the northwestwardly line of tract conveyed to Lytle Buchanan by deed dated December 1, 1877, and recorded in Deed Book 215, Page 95, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky, at a corner to the tract conveyed to the United States of America by deed dated September 22, 1911, and recorded in Deed Book 750, Page 53 in the aforesaid office; thence with the northwestwardly line of tract conveyed to Lytle Buchanan as aforesaid, north 47 degrees 50 minutes east, 710 feet, to the westwardly line of Tarascon Avenue; thence with the westwardly line of said avenue north 8-1/2 degrees west 369-8/12 feet to the angle in said avenue; thence again with said avenue north 46 degrees 20 minutes west 261-1/2 feet to a corner of the tract conveyed to Rowan Buchanan by deed dated December 1, 1877, and recorded in Deed Book 215, Page 95, in the aforesaid office; thence with the southeastwardly line of said last mentioned tract south 43 degrees 40 minutes west 895-13/100 to a corner of the tract conveyed to the United States of America as aforesaid; thence with the northeastwardly line of said tract southeastwardly 503-2/10 feet to the beginning.
TITLE to said property was acquired by the party of the first part from ROWAN WORNALL, ELIZABETH WORNALL ROLL and HARRY S. ROLL, her husband, and EDYTH WORNALL HOWRY and HENRY B. HOWRY, her husband, under deed dated March 9, 1932, and recorded in Deed Book 1499, Page 376, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

37.
(A).           BEGINNING in the northwestwardly line of tract conveyed to the Louisville Cement Company by Deed dated April 26, 1883, and recorded in Deed Book 260, Page 257, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky, at a corner to the tract conveyed to the United States of America by deed dated September 22, 1911, and recorded in Deed Book 749, Page 110, in the aforesaid office; thence with the northeastwardly line of said last mentioned tract northwestwardly 661 feet to a corner of same in the southeastwardly line of tract conveyed to Alice W. Wornall by deed dated December 1, 1877, and recorded in Deed Book 215, Page 95, in the aforesaid office; thence with said southeast line north 47 degrees, 50 minutes east 710 feet to the westwardly line of Tarascon Avenue; thence with the westwardly line of said Avenue south 8-1/2 degrees east 792 feet to a corner of tract conveyed to the Louisville Cement Company as aforesaid; thence with the northwestwardly line of said last mentioned tract south 47 degrees 50 minutes west 270 feet to the beginning.

(B).           BEGINNING in the northwestwardly line of the tract conveyed to Alice W. Wornall by deed dated December 1, 1877, and recorded in Deed Book 215, Page 95, in the aforesaid office, at a corner to the tract conveyed to the United States of America by deed dated September 22, 1911, and recorded in Deed Book 749, Page 116, in the aforesaid office; thence with a line of said last mentioned tract northwestwardly 1251-68/100 feet to a corner of said tract; thence northeastwardly with another line of said tract 6-25/100 to another corner of said tract; thence north 43-1/2 degrees east 150 feet to a stone, Irvine’s southwest corner; thence with Irvine’s southwest line south 46 degrees 20 minutes east 991-1/2 feet to a stone – his southeast corner; thence with his southeastwardly line north 43 degrees 40 minutes east 664 feet to Tarascon Avenue; thence with the southwestwardly line of Tarascon Avenue south 46 degrees 20 minutes east 254 feet to a corner of the tract conveyed to Alice W. Wornall, as aforesaid; thence with the northwestwardly line of tract last above mentioned, south 43 degrees 40 minutes, west 895-13/100 feet to the beginning.
TITLE to said two parcels of property as described in Item 37, and listed as (A) and (B), was acquired by the party of the first part from ANSELAN BUCHANAN, E. MILDRED BUCHANAN, GILBERT BURNETT and HELEN W. BURNETT, his wife, ROWAN WORNALL, ELIZABETH WORNALL ROLL and HARRY S. ROLL, her husband, and EDYTH WORNALL HOWRY and HENRY B. HOWRY, her husband, and
TITLE to the said second parcel of land as described in Item 37, and listed as (B), was also acquired by the party of the first part from R. J. MC BRYDE, surviving husband of ROBERTA T. MC BRYDE (nee Buchanan);
ALL UNDER A DEED dated March 9, 1932, and recorded in Deed Book 1498, Page 445, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

38.           BEGINNING at a point on the northeast side of Hemp Street, 72 feet southeast of Plum Street (formerly Second Street) running thence southeastwardly along the northeast side of Hemp Street, a distance of 42 feet 6 inches, more or less, to the southwest corner of a lot conveyed to the party of the second part by deed dated May 22, 1930, and recorded in Deed Book 1446, Page 8, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky; thence northeastwardly with the western line of the aforesaid lot conveyed to the party of the second part by the aforesaid deed, a distance of 120 feet, thence southeastwardly with another line of said lot, of the party of the second part, a distance of 29-1/2 feet, more or less, to an alley 12 feet wide; thence northeastwardly with a line of said alley; a distance of 10 feet to the southwestwardly line of the lot conveyed to the party of the second part by deed dated June 6, 1930, and recorded in Deed Book 1447, Page 247, in the office aforesaid; thence northwestwardly with a line of the property conveyed to the party of the second part by deed aforesaid, a distance of 72 feet to the southeastwardly line of a lot conveyed to the party of the second part by deed dated April 6, 1929, and recorded in Deed Book 1367, Page 21, in the aforesaid office; thence southwestwardly with a line of the aforesaid lot owned by the party of the second part, a distance of 130 feet, more or less, to the point of beginning, being all of the property on Shippingport Island owned by the hereinafter named grantors.
TITLE to said property was acquired by the party of the first part from WILIAM T. ROBBINS and ADDIE E. ROBBINS, his wife, under a deed dated March 17, 1933, and recorded in Deed Book 1522, Page 139, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky, and from VIRGIL CLATER and CLEO CLATER, his wife, and FRANK A. LOID and ADELINE LOID, his wife, under deed dated March 2, 1933, and recorded in Deed Book 1521, Page 135, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

39.           BEGINNING at a point in the north line of Tarascon Avenue where the same intersects the eastwardly line of Square #68 on the plat of Portland; thence with said east line north 6 degrees, west 185-1/2 feet to the northwardly corner of said Square; thence with said northwardly line of said Square south 83-3/4 degrees, west 150 feet, to the north line if Tarascon Avenue; thence southeastwardly with the north line of said avenue to the point of beginning, containing .31 acres.
TITLE to said property was acquired by the party of the first part from the LOUISVILLE CEMENT COMPANY under deed dated December 29, 1924, and recorded in Deed Book 1121, Page 332, in the office of the Clerk of the County Court of Jefferson County in the State of Kentucky.

TOGETHER with all other real estate owned by the party of the first part, including all the right, title and interest therein, and including all fixture and appurtenances, plants, buildings, structures, erections and constructions placed thereon.

Being the same property conveyed to the Louisville Gas and Electric Company, a Kentucky corporation, by Deed dated August 31, 1934 and of record in Deed Book 1555, Page 595, in the Office of the Clerk of the Jefferson County, Kentucky.

Deed Book 1572, Page 317

Beginning in the westerly line of Plum Street, 50 feet Southwestwerly from the intersection of said street line with the southerly line of Florida Street; thence Southwestwardly with the westerly line of Plum Street 67 feet and extending back Northwestwardly of equal width and between lines parallel with Florida Street 144 feet to an alley, and being the entire southerly 10 feet in width of Lot Numbered forty-six (46) and the entire northerly 57 feet in width of Lot Number Forty-seven (47) in Shppingport, according to the plat thereof, as recorded in Deed Book 8, page 116, and Deed Book 65, page 216, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

Being the same property conveyed to Louisville Gas and Electric Company of Kentucky by Deed dated April 8, 1935 and of record in Deed Book1572, Page 317 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1582, Page 47

1.
BEGINNING on the South side of Magazine Street 66 feet West of Thirteenth Street; running thence Westwardly along the South side of Magazine Street, 24 feet, and extending back Southwardly of the same width, between lines parallel with Thirteenth Street, 200 feet to an alley or Esquire Street.

Title to said property having been acquired by the said William Phelps by deed dated June 24, 1916 and recorded in Deed Book 858 page 9, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

2.
Beginning on the North side of an alley between Magazine Street and Broadway, said alley also known as Esquire Street, at a point 90 feet West of Thirteenth Street; thence Westwardly along the North side of said alley or Esquire Street, 21 feet, and extending back Northwardly of the same width, between lines parallel with Thirteenth Street, 100 feet to, the South line of the lot conveyed to Mary Graves by deed dated February 1, 1916 and recorded in Deed Book 850 page 161, in aforesaid office

Being the same property conveyed to Louisville Gas & Electric Company by Deed dated July 6, 1935 and of record in Deed Book 1582, Page 47 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1590, Page 15

Beginning on the Northwest side of Plum Street 125 feet Southwest of Tarascon Avenue; running thence Southwestwardly along the Northwest side of Plum Street, 105 feet more or less, and extending back Northwestwardly of the same width, between lines parallel with Tarascon Avenue, 144 feet to an alley.

Being the same property conveyed to Louisville Gas & Electric Company by Deed dated November 18, 1935 and of record in Deed Book 1590, Page 15 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1601, Page 246

BEGINNING at the intersection of the Northwestwardly line of McHarry Street and the Northeastwardly line of what was formerly a 12 foot alley; said alley being approximately opposite the Southwestwardly line of Hemp Street; thence Northeastwardly with the Northwestwardly line of McHarry Street, 78 feet, and extending back Northwestwardly, between parallel lines; 200 feet; the Southwestwardly line of said lot being identical with the Northeastwardly line of what was formerly a 12 foot alley above referenced to.

Being the same property conveyed to Louisville Gas and Electric Company by Deed dated May 13, 1936 and of record in Deed Book 1601, Page 246 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1606, Page 375

Mill Street in its entirety; China Street in its entirety; Illinois Avenue, formerly Tarascon Avenue, in its entirety; Poplas or Porter Street, formerly Market Street, in its entirety; Hemp Street from the northwest line of Cherry Street to the southeast line of the first alley northwest of Cherry Street; Cherry Street, formerly 3rd Street, in its entirety, except its intersection with Tarascon Avenue, formerly Tobacco Street; St. Paul Street, formerly 4th Street, from the northeast line of Tarascon Avenue, formerly Tobacco Street, to the southwest line of Mill Street; Alabama Street, formerly 5th Street, in its entirety; 6th Street from the northeast line of Tarascon Avenue, formerly Tobacco Street, to the southwest line of Mill Street; Bengall Street in its entirety; Plum Street, formerly 2nd Street, from a line 160 feet southwest of Illinois Avenue, formerly Tarascon Avenue, northeastwardly to the Ohio River. Alley from Tarascon Avenue to Poplar Street and between Cherry Street and St. Paul Street; alley from Poplar Street to Illinois Avenue and between Cherry Street and St. Paul Street; alley from Illinois Avenue to China Street and between Cherry Street and St. Paul Street; alley from China Street and Mill Street and between Cherry Street and St. Paul Street; alley from Tarascon Street to Poplar Street and between St. Paul Street and Alabama Street; alley from Poplar Street to Illinois Street and between St. Paul Street and Alabama Street; alley from Illinois Street to China Street and between St. Paul Street and Alabama Street; alley from China Street to Mill Street and between St. Paul Street and Alabama Street; alley from Tarascon Avenue to Poplar Street and between Alabama Street and Sixth Street; alley from Poplar Street to Illinois Street and between Alabama Street and Sixth Street; alley from Illinois Avenue to China Street and between Alabama Street and Sixth Street; alley from China Street to Mill Street and between Alabama Street and Sixth Street; alley from Tarascon. Avenue to Poplar Street and being the first alley southeast of Sixth Street; alley from Poplar Street to Illinois Street and being the first alley southeast of Sixth Street; alley from Tarascon Avenue to Poplar Street and being the second alley southeast of Sixth Street; alley from Poplar Street to Illinois Street and being the second alley southeast of Sixth Street; alley from Tarascon Avenue to Poplar Street and being the third alley southeast of Sixth Street; alley from Poplar Street to Illinois Street and being the third alley southeast of Sixth Street; alley from Tarascon Avenue to Poplar Street being the fourth alley southeast of Sixth Street; alley from Poplar Street to Illinois Street and being the fourth alley southeast of Sixth Street; a 12 foot alley from a line 106-2/10 feet southwest of Bengall Street to a line 242-2/10 feet southwest of Bengall Street and between Cherry Street and St. Paul Street; alley from Cherry Street to the first alley northwest of Cherry Street and between Hemp Street and Tarascon Avenue; alley from Hemp Street southwestwardly to the Louisville and Portland Canal property and between Cherry Street and Plum Street; alley from McHarry Street, formerly Front Street, northwestwardly to the Ohio River and being opposite Hemp Street,

Being the same property conveyed to Louisville Gas and Electric Company by Deed dated August 31, 1934 and of record in Deed Book 1606, Page 375 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1923, Page 271

Lot Numbered 1191, as shown on the plat or plan of the Subdivision of Camp Zachary Taylor, Main Camp Unit, attached to and made a part of the deed dated March 21, 1921, and recorded in Deed Book 974 page 1 in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Being the same property conveyed to Louisville Gas and Electric Company by Deed dated December 17, 1936 and of record in Deed Book 1923, Page 271 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1639, Page 233

BEING forty-eight (48) feet front on the south side of Tarascon Street by a depth of one hundred fifty (150) feet, between Plum and Cherry Streets; being formerly known as Lot 59 in Block 1795, and now known as Lot 3 in block 1735 on the City Assessor’s Map; Albert Wilt, of the first part, having acquired title to said property by deed dated December 15, 1922, and recorded in Deed Book 1028 Page 489, in the office of the Clerk of the County Court of Jefferson County, Kentucky; it being the intention of the first parties to convey unto second party all of the property they own on Shippingport Island.

Being the same property conveyed to Louisville Gas And Electric Company by Deed dated May 24, 1937 and of record in Deed Book 1639, Page 233 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1641, Page 494

BEGINNING at a point in the North boundary of U. S. Highway No. 60 as now located, corner to J. L. Seay; thence North 8 degrees West 63.05 feet to a pipe corner to Fisher and Seay; thence South 78-1/2 degrees West 38.94 feet; thence South 4 degrees East 70 feet to a pipe in the Northern boundary of U. S. Highway No. 60; thence North 71 degrees 27 minutes East 45.4 feet to the beginning; the Southern boundary of said tract being the Northern boundary of a tract of land conveyed by Idelle Casey and Ivey Casey, her husband, to the Commonwealth of Kentucky, by deed dated February 2nd, 1934, and recorded in Deed Book 1533, page 636, in the office of the Clerk of the County Court of Jefferson County, Kentucky and being therein identified as Tract No. 2; being a part of the same property conveyed to Ivey Casey by deeds dated November 5th, 1918, and February 4th, 1926, recorded, respectively, in Deed Book 899, page 425, and Deed Book 1290, page 437, in the office aforesaid.

Being the same property conveyed to Louisville Gas & Electric Company by Deed dated July 24, 1937 and of record in Deed Book 1641, Page 494 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1642, Page 261

Beginning at the intersection of the Southeast line of McHarry Street with the Southwest line of the first alley Southwest of Hemp Street; thence Southeastwardly along the line of said alley, 72 feet; thence Southwestwardly, at right angles to said line, 35 feet; thence Northwestwardly72 feet to the Southeast side of McHarry Street; thence Northeastwardly along the Southeast side of McHarry Street, 37 1/2 feet to the beginning.

Being the same property conveyed to Louisville Gas and Electric Company by Deed dated July 7, 1937 and of record in Deed Book 1642, Page 261 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1647, Page 315

BEGINNING on the Northeast side of Tarascon Avenue 63 feet Northwest of Plum Street; running thence Northwestwardly along the Northeast side of Tarascon Avenue, 39 feet, and extending back Northeastwardly of the same width, between lines parallel with Plum Street, 126 1/2 feet.

Being the same property conveyed to Louisville Gas and Electric Company by Deed dated August 26, 1937 and of record in Deed Book 1647, Page 315 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1652, Page 137

BEGINNING on the Southwestwardly side of Tarascon Avenue or Tobacco Street at its intersection with the center line of Cherry or Third Street, as originally laid out; thence Northwestwardly with the Southwestwardly line of Tarascon Avenue, 166 feet, 9-1/2 inches, to a stake; thence South 44 degrees, 22 minutes West 151 feet, 4 inches, to a post; thence South 45 degrees, 28 minutes East 165 feet, 4 inches more or less, to the center line of Cherry or Third Street, as originally laid out; thence with said center line, North 45 degrees East 147 feet, more or less, to the point of beginning.

Being the same property conveyed to Louisville Gas and Electric Company by Deed dated September 30, 1937 and of record in Deed Book 1652, Page 137 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1652, Page 316

BEGINNING at the intersection of the Northeastwardly line of Hemp Street, with the Northwestwardly line of Plum Street; thence Northeastwardly with the Northwestwardly line of Plum Street, 168 feet, more or less, to corner of lot conveyed by Barbara Runger to Charles H Runger, in deed dated March 21, 1911, and recorded in Deed Book 739, Page 42 in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence Northwestwardly, parallel with Hemp Street, and with the West line of aforesaid lot 144 feet to an alley; thence Southwestwardly witt the Southeastwardly line of said alley, 88 feet, more or less to a line 80 feet Northeast of Hemp Street; thence Southeastwardly parallel with Hemp Street, 76 feet; thence Southwestwardly, parallel with Plum Street 80 feet to Hemp Street; thence Southeastwardly, with the Northeastwardly line of Hemp Street 69 feet to the beginning.

Being the same property conveyed to Louisville Gas and Electric Company by Deed dated October 7, 1937 and of record in Deed Book 1652, Page 316 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1656, Page 522

BEGINNING at a stone corner to B. B. Veech and the tract of land formerly owned by John Stutzenberger, now owned by ____________ Buechel; thence thru the land of said Veech South 51 degrees 48 minutes West, passing a stone, an original corner to said Veech and the tract of land formerly owned by T. M. Murphy, at 707.9 feet and running in part with the center line of a strip of land 50 feet wide (referred to in deed from B. B. Veech and other to Jefferson County, Kentucky, dated April 26, 1926, and recorded in Deed Book 1243 page 469, in the Office of the Clerk of the County Court of Jefferson County, Kentucky, as a permanent easement or right-of-way 50 feet wide) and also with the original line common to T. M. Murphy and B. B. Veech; in all, 1202.9 feet to an original corner to said T. M. Murphy and B. B. Veech; thence with said original line South 36 degrees 30 minutes East, running in part with the center of said 30 foot strip of land above referred to, 902.98 feet; thence North 51 degrees 48 minutes East 1210.17 feet to a point in the line common to said B. B. Veech and the said tract originally owned by John Stutzenberger, now _________ Buechel; thence with said line North 36 degrees 57 minutes West 902.79 feet to the point of beginning, containing 25 acres of land.

Being the same property conveyed to Louisville Gas and Electric Company by Deed dated July 15, 1937 and of record in Deed Book 1656, Page 522 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1657, Page 182

BEGINNING at the intersection of the Southwestwardly line of Hemp Street and the Southeastwardly line of the first alley Northwestwardly of Plum or Second Street; thence Southeastwardly along the Southwestwardly line of Hemp Street, 36 feet, and extending back Southwestwardly, between parallel lines, - the Northeastwardly line of said lot being identical with the Southeastwardly line of said alley, - 118 feet more or less to another alley.

Being the same property conveyed to Louisville Gas and Electric Company by Deed dated November 16, 1937 and of record in Deed Book 1657, Page 182 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1657, Page 623

BEGINNING on the Northeast side of Tarascon Avenue, 102 feet Northwest of Plum Street; thence Northwestwardly along the Northeast side of Tarascon Avenue, 35 feet, and extending back Northeastwardly of that width throughout between lines parallel with Plum Street, 253 feet.

Being the same property conveyed to Louisville Gas and Electric Company by Deed dated December 21, 1937 and of record in Deed Book 1657, Page 623 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1673, Page 610

BEGINNING in the Southeastwardly line of Plum Street 75 feet Southwestwardly from the Southwestwardly line of Florida Street, as reduced in width; thence Southwestwardly, with the Southeastwardly line of Plum Street, 39.7 feet, and extending back Southeastwardly, between lines parallel to the Southwestwardly line of Florida Street, as reduced in width, 144 feet to an alley.

Being the same property conveyed to Louisville Gas and Electric Company by Deed dated May 28, 1938 and of record in Deed 1673, Page 610 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1678, Page 6

A tract or lot of land in the City of Louisville, Jefferson County, Kentucky:

beginning at the intersection of the southeastwardly line of Plum Street, and the southwestwardly line of Florida Street, as said latter street was reduced in width; thence southwestwardly with the southeastwardly line of Plum Street 75 feet, and extending back southeastwardly, between parallel lines, 144 feet to an alley, the Northeastwardly line of said lot being coincident with the southwestwardly line of Florida Street, as reduced in width; being the same property conveyed to John Stults and Jeanette Stults, his wife, by deed dated June 4, 1937, and recorded in Deed Book 1638, page 423, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

The parties of the first part hereby also convey to the party of the second part all their right, title and interest in, and to, any land located in what is known as SHIPPINGPORT.

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky Corporation, by deed dated May 26, 1938 and recorded in Deed Book 1678, Page 6, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 1697, Page 217

BEGINNING in the Northeast line of Ohio Street, 260 feet Northwest of the first alley (known as Stoecker Avenue, or Lost Alley) Northwest of Story Avenue; thence North 50 degrees, 19 minutes East 220 feet to a point which is 206 feet Northwest of the above mentioned alley measured at right angles to said alley; thence North 51 degrees West 477.4 feet to a corner of a lot of land conveyed by Charles Stoecker Tanning Company to Bruce Hoblitzell by deed dated February 18, 1924, and recorded in Deed Book 1083, page 68, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with a line of said lot South 62 degrees, 39 minutes West  138 feet, 8-1/4 inches to the Northeast line of Ohio Street; thence with said line  of Ohio Street South 40 degrees, 44 minutes East 497 feet, 10 inches to the beginning. Together with the easement described in the deed to Bruce Hoblitzell above referred to.

Being the same property conveyed to Louisville Gas and Electric Company by deed dated January 10, 1939 and recorded in Deed Book 1697, Page 217, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 1727, Page 512

BEGINNING at the intersection of the Southwestwardly line of Hemp Street with the Northwestwardly line of Plum, formerly second, street; running thence Northwestwardly along the Southwest side of Hemp Street, 65 feet and extending back Southwestwardly, of that width throughout, 118 feet to Short Street,-the Southeast line being co-incident with the Northwest line of Plum Street, - Being all of Fraction “A” and the Southeastwardly 29 feet of Fraction “B” of Lot 159 according to what is known and referred to as the new plan of the Town of Shippingport.

Being the same property conveyed to Louisville Gas and Electric Company, a Corporation, by deed dated November 20, 1939, of record in Deed Book 1727, Page 512 in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 1732, Page 282

Beginning at the Northeast corner of Herman Street and the first alley East of Thirty-eighth Street; running thence Eastwardly along the North side of Herman Street, 50 feet, and extending back Northwardly of the same width thruout, between parallel lines, 148.73 feet to an alley, the West line of said lot binding on and being coincident with the East line of the first alley East of Thirty-eighth Street.  Being Lot 71 and the Westwardly 10 feet of Lot 72 of Pusey Addition as shown in Plat and Subdivision Book 3 pages 57 and 58, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky Corporation, by deed dated February 6, 1940, of record in Deed Book 1732, Page 282, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 1739, Page 501

1.  Beginning on the Southeastwardly corner of McHarry Street (formerly Front Street) and Tarascon Avenue (formerly Tobacco Street); running thence Southwardly along the Eastwardly side of McHarry Street, 75 feet, and extending back Eastwardly of the same width, the Northwardly line of said lot being coincident with the Southwardly line of Tarascon Avenue, 144 feet to an alley.

2.      Beginning on the Eastwardly side of McHarry Street (formerly Front Street)   70 feet Northwardly of Hemp Street; running thence Northwardly along the Eastwardly side of McHarry Street, 33 feet, and extending back Eastwardly of the same width, 144 feet to an alley.

Being the same property conveyed to Louisville Gas and Electric Company by deed dated March 28, 1940 of record in Deed Book 1739, Page 501 in the office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 1743, Page 317

BEGINNING in the East line of Park Boulevard at its intersection with the North line of Highland Park Subdivision; thence with the North line of Highland Park Subdivision, South 87 degrees 25 minutes East 362.41 feet to an iron pipe at the Southwest corner of the tract of 14.284 acres conveyed to Fidelity and Columbia Trust Company, Trustee under the will of George Gaulbert, Deceased, by deed of record in Deed Book 1208 Page 447, in the office of the Clerk of the Couty Court of Jefferson County, Kentucky; thence with the West line of the aforesaid 14.284 acre tract North 0 degrees 21 minutes East 417.90 feet to an iron pipe; thence North 87 degrees 45 minutes West along a line 200 feet South of the center line of the Louisville and Nashville Railroad Company’s track as measured at right angles to same, 380.15 feet to an iron pipe; thence South 81 degrees 28 minutes West 75.75 feet to an iron pipe in the East line of Park Boulevard if extended, said iron pipe being 200 feet South of the center line of the Louisville and Nashville Railroad Company’s track as measured along the East line of Park Boulevard, if extended; thence with the East line of Park Boulevard if extended, South 12 degrees 33 minutes East 415.20 feet to the beginning.  Containing 3.9106 acres.

Being the same property conveyed to Louisville Gas and Electric Company by deed recorded May 10, 1940 in Deed Book 1743, Page 317, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 1744, Page 316

1.  BEGINNING at a point in the center of Crittenden Drive (formerly Ashbottom Road) at the Southeast corner of the 14.284 acres conveyed to the Fidelity and Columbia Trust Company, Trustee under the will of George Gaulbert, deceased, by deed dated February 9, 1926 and recorded in Deed Book 1208 Page 447, in the office of the Clerk aforesaid; thence with the South line of the tract conveyed to the Fidelity and Columbia Trust Company, Trustee by the aforesaid deed, North 87 degrees 25 minutes West, passing an iron pipe at 30.02 feet in all 755.13 feet to an iron pipe at the Southeast corner of the tract conveyed to the Southern Railway Company by deed dated October 18, 1906 and recorded in Deed Book 653 Page 42 in the office aforesaid; thence with the East line of the tract conveyed to the Southern Railway Company by the aforesaid deed, North 6 degrees 55 minutes West, 50.70 feet to an iron pipe corner to the remaining lands of the first party herein; thence with the remaining lands of the first party herein, South 87 degrees 25 minutes East 761.31 feet to the center of Crittenden Drive; thence with the center line of Crittenden Drive, South 0 degrees 5 minutes West, 50.05 feet to the beginning.  Containing 0.8703 acres.

2.  BEGINNING at an iron pipe in the Southwest corner of the 14.284 acre tract conveyed to the Fidelity and Columbia Trust Company, Trustee under the will of George Gaulbert, deceased, by deed dated February 9, 1926 and recorded in Deed Book 1208 Page 447, in the aforesaid office; thence with the West line of the 14.284 acre tract conveyed to the Fidelity and Columbia Trust Company, Trustee by the aforesaid deed, North 0 degrees 21 minutes East 417.90 feet to an iron pipe, said iron pipe being 200.11 feet South of the center line of the Louisville and Nashville Railroad Company track as measured along the said West line; thence South 87 degrees 45 minutes East 121.25 feet to an iron pipe in the West line of the tract conveyed to the Southern Railway Company by deed of record in Deed Book 653 Page 42, in said office; said iron pipe being 202.58 feet South of the center line of the Louisville and Nashville Railroad Company’s track as measured along the West line of the tract conveyed to the Southern Railway Company by the aforesaid deed; thence with the West line of the tract conveyed to the Southern Railway Company by the aforesaid deed, South 6 degrees 55 minutes East 424.10 feet to an iron pipe in the South line of the 14.284 acres conveyed to the Fidelity and Columbia Trust Company, Trustee by deed of record in Deed Bok 1208 Page 447, in the aforesaid office; thence with said South line, North 87 degrees 25 minutes West 175 feet to the point of beginning.  Containing 1.4215 acres.

Being the same property conveyed to Louisville Gas and Electric Company by deed dated May 3, 1940 of record in Deed Book 1744, Page 316 in the office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed of Correction - Deed Book 1753, Page 417

Deed of Correction addresses property previously conveyed to Louisville Gas and Electric Company in a prior deed, more particularly described as follows:

The southern 112 feet 2 inches of Lot 21, Block 2, of Peter Andi’s Division, as shown on the plat recorded in Deed Book 438, page 636, in the office of the Clerk of Jefferson County, Kentucky.

Being the same property conveyed to Louisville Gas and Electric Company by Deed dated June 30, 1933, of record in Deed Book 1526 at page 415 in the office of the Clerk of the County Court of Jefferson County, Kentucky.

AND Deed of Correction itself conveys the following property, more particularly described as follows:

All that portion of Fetter Avenue in the City of Louisville, Jefferson County, Kentucky, which reverted to the owner of Lot 21, Block 2, of Peter Andi’s Division,  as shown on the plat recorded in Deed Book 438, page 636, in the office aforesaid as a result of the judgment of the Jefferson Circuit Court in action No. 177105, styled City of Louisville v. Board of Education, et al., closing a portion of Fetter Avenue.

Being the same property conveyed to Louisville Gas and Electric Company by deed dated May 29, 1940, of record in Deed Book 1753, Page 417 in the office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 1758, Page 56

BEGINNING on the Northeastwardly side of Northwestern Parkway, (formerly High Street), 70 feet Northwestwardly from the Southeastwardly line of the tract conveyed by George L. Douglass to Bland Ballard, by deed dated June 21, 1860 and recorded in Deed Book 108 Page 529, in the office of the Clerk of the County Court of Jefferson County, Kentucky: running thence Northwestwardly with the Northeastwardly line of Northwestern Parkway 50 feet, and extending back Northeastwardly of that width throughout, between lines parallel with the Southeastwardly line of the tract conveyed to Bland Ballard as aforesaid, 160 feet.

BEING the same property conveyed to Louisville Gas and Electric Company by deed dated September 10, 1940 and recorded in Deed Book 1758, Page 56 in the office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 1764, Page 192

(a)
a lot of land 20 feet square, lying in the most South easterly corner of Lot No. 8 of Block C of Beaumont Subdivision, said Lot and Subdivision being more particularly  shown on that certain plat thereof recorded in Plat Book 5, page 48, in the Jefferson County Clerk’s office.

(b)
An easement and right of way for the purpose of installing, inspecting, maintaining, removing and replacing wires, pipes and conduits underground in a strip of land five (5) feet wide, along the southerly side of Lot NO. 8 in Block C of Beaumont Subdivision, as shown and described in Plat Book 5, page 48, in the Jefferson County Clerk’s office, and extending for said width from Bon Air Avenue, along the southerly side of said Lot 8, a distance of ninety (90) feet more or less to parcel (a) hereinabove described, said parcels (a) and (b) being a part of the same property conveyed to the Grantors herein by Walter H. Fritschner and Anabel K. Fritschner, his wife, by deed dated August 24, 1939, recorded in Deed Book 1718, page 284,

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky Corporation, by Deed dated October 25, 1940 of record in Deed Book 1764, Page 192 in the office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 1768, Page 355

BEGINNING at a point on the North side of Northwestern Parkway (formerly High Street) at the Eastwardly line of the lot conveyed by Bland Ballard to John Dillion by deed recorded in Deed Book 230, Page 211, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence Eastwardly along the North side of Northwestern Parkway, 50 feet and extending back Northwardly of the same width throughout, 190 feet, more or less, to the South line of the property conveyed to Louisville Gas and Electric Company by deed dated July 1, 1930 and recorded in Deed Book 1445 Page 587, in the aforesaid office.  Being in Block 1047 as shown on the map in the Office of the Assessor of the City of Louisville, Kentucky.

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Deed dated January 18, 1941 and recorded in Deed Book 1768, Page 355 in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 1779, Page 19

BEGINNING at a point 60 feet west of Fifth Street, on No. side of Evelyn Avenue, thence north 130 feet to an alley at a point 60 feet west of Fifth Street, thence west 30 feet along said alley thence south 130 feet to Evelyn Avenue, thence east 30 feet to the point of beginning, being the same property conveyed to the Grantor herein by John P. Doll and wife by deed dated March 9, 1904, and recorded in Deed Book 601 Page 426, in the office of the County Clerk of Jefferson County.

Being the same property conveyed to the Louisville Gas and Electric Company, a Kentucky corporation of Louisville, Jefferson County, Kentucky, by Deed dated March 21, 1941, and of record in Deed Book 1779, Page 19 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1791, Page 71

TRACT 1.        BEGINNING  at a point in the West line of the property conveyed to the Kentucky and Indiana Terminal Railroad Company by deed dated May 1, 1935 and recorded in Deed Book 1590 Page 392, in the office of the Clerk of the County Court of Jefferson County, Kentucky, said point being South 38 degrees 10 minutes West 200 feet from the Northwest corner of said property, which Northwest corner is in the center line of Bells Lane; thence with said West line, South 38 degrees 10 minutes West 400 feet; thence South 88 degrees 45 minutes East 150.75 feet to a point which is 25 feet Westwardly from the center line of the railroad track of the Kentucky and Indiana Terminal Railroad Company as measured at right angles thereto; thence North 47 degrees East and parallel with the center line of said track, 389.46 feet to a stake; thence with a curve to the right and parallel with the center line of said track, said curve having a radius of 734.4 feet, 72.35 feet; thence North 88 degrees 45 minutes West 243.28 feet to the beginning.

TRACT 2.         BEGINNING at a point, which point is South 1 degree 15 minutes West 146 feet from a point in the center line of Bells Lane which point in the center line of Bells Lane is North 88 degrees 45 minutes West 311 feet from the Northeast corner of the tract of land conveyed to Bond Brothers by deed dated April 1, 1935 and recorded in Deed Book 1572 Page 543, in the office of the Clerk of the County Court of Jefferson County, Kentucky (which point of beginning was erroneously described in deed to the Ashland Oil and Refining Company by deed of record in Deed Book 1701 Page 45, in said office, as being 156.62 feet South of the center line of Bells Lane 3110 feet Westwardly from the line dividing the property of the Kentucky and Indiana Terminal Railroad Company and Bond Brothers); thence South 38 degrees 47 minutes West 689.35 feet to a stake; thence North 88 degrees 45 minutes West 883.47 feet to a point which point is 25 feet East of and at right angles to the center line of the track of the Kentucky and Indiana Terminal Railroad Company; thence North 47 degrees East and parallel with the center line of said track, 643.70 feet to an iron pin; thence with a curve to the right, said curve having a radius of 684.4 feet and with a line which line is 25 feet distant from and parallel to the center line of said track 806.7 feet, more or less, to the terminus of said curve; thence South 65 degrees 27 minutes East parallel with and 25 feet distant from the center line of said track, 100 feet, more or less, to the point of beginning.

Being the same property conveyed to Louisville Gas and Electric Company, a Corporation, by Deed dated May 28, 1941 and of record in Deed Book 1791, Page 71 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1794, Page 285

BEGINNING at a concrete monument corner common to the property conveyed by the Standard Oil Company to Commissioners of  Sewerage of Louisville, Kentucky, by deed dated June 9, 1926, and recorded in Deed Book 1221, page 557, in the office of the Clerk of the County Court of Jefferson County, Kentucky; also corner to the property first described in deed to Kentucky & Indiana Terminal Railroad Company dated May 1, 1935, and recorded in Deed Book 1590 at page 392, in the office aforesaid, and being also corner to the tract second described in deed from said Kentucky & Indiana Terminal Railroad Company to Indian Refining Company dated May 17, 1940, and recorded in Deed Book 1747 at page 125, in the office aforesaid; thence with a line of the property conveyed to Commissioners of Sewerage of Louisville, Kentucky, by deed above referred to, south 60 degrees, 17 minutes west, 665.6 feet to a stake corner to said last mentioned tract; thence with the lines of the property conveyed to the Commissioners of Sewerage of Louisville, Kentucky, by Edward Plenge and others, by deed dated May 26, 1926, and recorded in Deed Book 1214, at page 316, in the office aforesaid (as defined by concrete monuments) as follows: North 76 degrees, 33 minutes west, 109.94 feet, south 65 degrees, 59 minutes west, 653.96 feet, north 88 degrees, 38 minutes west, 383.08 feet, north 54 degrees, 36 minutes, 10 seconds west, 549.21 feet to low water mark of the Ohio River as referred to in said deed; said point being also the southwesterly corner of the tract of land second described in deed from Bond Brothers to Kentucky & Indiana Terminal Railroad Company, dated May 1, 1935, and recorded in Deed Book 1590 at page 392, in the office aforesaid; thence with the northwesterly line of said last mentioned tract, north 42 degrees, 14 minutes east, 321.31 feet to the southwesterly corner of the tract of land first described in deed from Bond Brothers to Kentucky & Indiana Terminal Railroad Company, dated May 1, 1935, and recorded in Deed Book 1590 at page 392, in the office aforesaid; thence with the northwesterly line of said last mentioned tract, which is the line of low water mark as referred to in former deeds, north 38 degrees, 10 minutes east, 629.79 feet to the southwesterly corner of the tract of land first described in deed from Kentucky & Indiana Terminal Railroad Company to Ashland Oil & Refining Company, dated November 22, 1938, and recorded in Deed Book 1701 at page 45, in the office aforesaid; thence with the line of said tract, south 88 degrees, 45 minutes east, 150.75 feet to the southeasterly corner of same; thence with another line of said tract, north 47 degrees east, 389.46 feet to a point corner to same; thence with a curve to the right, said curve having a radius of 734.4 feet, 72.35 feet to a corner of said tract conveyed to the Ashland Oil & Refining Company by deed above referred to; thence south 88 degrees, 45 minutes east, 86.13 feet to a point in the northwesterly line of the tract second described in deed from said Kentucky & Indiana Terminal Railroad Company to Ashland Oil & Refining Company, dated November 22, 1938, and recorded in Deed Book 1701, page 45, in the office aforesaid, thence southwestwardly with a line of said tract and with a curve to the left, said curve having a radius of 684.4 feet, 134.72 feet to an iron pin; thence with another line of said last mentioned tract, south 47 degrees west, 643.70 feet to a corner of same; thence with the southerly line of said tract, south 88 degrees 45 minutes east, 883.47 feet to the southeasterly corner of same; thence with another line of said last mentioned tract, north 38 degrees, 47 minutes east, 689.35 feet to a stake at the northeasterly corner of same; said stake being at the beginning point of description of said tract conveyed by Kentucky & Indiana Terminal Railroad Company to Ashland Oil & Refining Company by second description in deed above referred to; thence south 65 degrees, 27 minutes east, 80.26 feet to a stake; said stake being in the west line of a 50 foot roadway over which the Indian Refining Company was given a non-exclusive easement by deed from Kentucky & Indiana Terminal Railroad Company dated May 17, 1940, and recorded in Deed Book 1747 at page 125, in the office aforesaid; thence with the west line of said roadway, south 1 degree 15 minutes west, 61.20 feet to the northerly line of the tract conveyed by the Kentucky & Indiana Terminal Railroad Company to said Indian Refining Company by second description in deed dated May 17, 1940, and recorded in Deed Book 1747 at page 125, in the office aforesaid; thence southwestwardly with a line of said tract and with a curve to the left, said curve having a radius of 300 feet, 211.78 feet to a stake; thence with another line of said tract south 38 degrees, 25 minutes west, 427.05 feet to a stake corner to same; thence with another line of said tract, south 65 degrees 27 minutes east, 584.91 feet to the point of beginning, containing 29.6059 acres.

Said parcel of land is part of the tract conveyed by Bond Brothers to the Kentucky & Indiana Terminal Railroad Company by deed dated May 1, 1935, and recorded in Deed Book 1590 at page 392, in the office of the Clerk of the County Court of Jefferson, County, Kentucky, and subject to

(1)	the easement or right retained by Bond Brothers in said deed dated May 1,
1935, to lay and maintain a pipe line or pipe lines on said property along the south line of Bell’s Lane;

(2)	the easements or rights granted to Ashland Oil & Refining Company to construct, maintain and operate pipe lines and roadway crossings, and the waiver of any right to prevent the Ashland Oil & Refining Company from constructing, maintaining and operating tanks for the storage of petroleum products in bulk on the property conveyed, all of which are set out by the terms of deed dated November 22, 1938, and recorded in Deed Book 1701 at page 45 in said office;

(3)	the easement granted to Indian Refining Company to construct, maintain and operate pipe lines set out in deed dated May 17, 1940, and recorded in Deed Book 1747 at page 125.

There is reserved from this conveyance and there is created hereby a perpetual easement in the Kentucky & Indiana Terminal Railroad Company, its successors and assigns, over the following described portion of the property herein conveyed for the construction, reconstruction, maintenance and operation of a line of railroad and river terminal facilities:

BEGINNING at a point near the low water mark of the Ohio River, said point being the southwest corner of the above described tract; thence with the west line of said tract north 42 degrees, 14 minutes, east, 321.31 feet; thence continuing with said west line, north 38 degrees, 10 minutes, east, 506 feet; thence south 43 degrees east, 86.2 feet more or less to a point that is 25 feet distant from the center line of the Kentucky & Indiana Terminal Railroad Company track as existing at the time of this conveyance; thence north 47 degrees east and parallel to said track 619.57 feet; thence with a curve to the right having a radius of 734.4 feet, 72.35 feet; thence south 88 degrees, 45 minutes east, 86.13 feet; thence southwestwardly with a curve to the left having a radius of 684.4 feet, 134.72 feet to an iron pin; thence south 47 degrees west 1437.7 feet more or less to the south line of the property above described; thence north 54 degrees, 36 minutes, 10 seconds, west with said south line, 32.44 feet to the point of beginning.

The use of said easement shall not unreasonably interfere with the use by the Louisville Gas and Electric Company of the property herein conveyed.

Being the same property conveyed to Louisville Gas and Electric Company, a corporation of Kentucky, by Deed dated June 20, 1941 and of record in Deed Book 1794, Page 285 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1797, Page 101

BEGINNING at the intersection of the Northwestwardly line of U.S. Highway No. 60 with the Northeastwardly line of the tract of 92 acres conveyed to Taylor Pearce, by deed dated April 6, 1885, recorded in Deed Book 282 Page 285, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with said Northeastwardly line North 18 degrees West 50.62 feet, and extending back in a Southwestwardly direction, between parallel lines, South 62 degrees, 50 minutes West 224.04 feet; the Southeastwardly line being coincident with the Northwestwardly line of aforesaid Highway.

Being the same property conveyed to Louisville Gas and Electric Company by Deed dated August 22, 1941 and of record in Deed Book 1797, Page 101 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1799, Page 59

Beginning at a point in the division line between Buchanan’s Upper Tract and Ballard’s land, said line being 875 feet west of 18th Street in the City of Louisville, and said point of beginning being 48 feet south of the south line of the Louisville & Portland Canal property; thence southwardly along said dividing line 142 feet more or less to the northerly line of a 25 foot alley; thence eastwardly along said line of alley 60 feet to a point at the east line of the Kentucky & Indiana Terminal Railroad Company property; thence northwardly with said last line, 142 feet more or less to appoint that is 48 feet south of the before mentioned canal property line; thence westwardly, 48 feet south of and parallel to said canal property line, 60 feet more or less to the point of beginning and containing 8520 square feet more or less, being all except the north 48 feet of the land conveyed to the Kentucky & Indiana Terminal Railroad Company by the Union Cement & Lime Company by deed dated August 17th, 1926 and recorded in Deed Book 1242, page 335, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

The Terminal Company reserves and specifically excludes from this conveyance any and all right, title and interest in or to an open way for the construction and operation of an incline across the property and right of way and under the tracks of the Terminal Company north of the property herein conveyed, created by deed dated March ____, 1886, and recorded in Deed Book 333 at page 367, in the office aforesaid and which was relinquished and released to the Terminal Company by deed dated August 17, 1926, recorded in Deed Book 1242 at page 335, in said office.
Being the same property conveyed to Louisville Gas and Electric Company, a corporation of Kentucky, by Deed dated June 20, 1941 and of record in Deed Book 1799, Page 59 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1799, Page 596

Beginning at a point on the southeast corner of Lot No. 15 as shown on the plat of said Southlawn Subdivision recorded in Plat and Subdivision Book 6, page 23, in the Jefferson County Clerk’s office; thence in a northerly direction with the eastern boundary of Lot No. 15, 44 feet; thence westerly with the north boundary of said Lot No. 15, 25 feet; thence southerly on a line parallel with the eastern boundary of Lot No. 15 a distance of 44 feet; thence easterly with the southern boundary of Lot No. 15, 25 feet to the point of beginning, begin a plot of ground 44 feet by 25 feet at the rear or easterly extremity of said Lot No. 15 and being a part of the same property conveyed to Kenwood Homes, Incorporated, by deed of July 1, 1941, recorded in Deed Book 1788, page 275, in the Jefferson County Clerk’s office.
Being the same property conveyed to Louisville Gas and Electric Company, a corporation of Louisville, Kentucky, by Deed dated September 25, 1941 and of record in Deed Book 1799, Page 596 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1842, Page 543

Beginning at a point in the Northwest line of  Plum Street (formerly called Second Street) 178 feet Northeast of the Northeast line of Florida Street (formerly Jackson Street), said point being a corner of the property owned by the Louisville Gas and Electric Company; thence running Northeastwardly along the Northwest line of Plum Street 88 feet more or less, to the Southeast corner of the property conveyed to the Louisville Gas and Electric Company by deed dated November 18, 1935 and of record in Deed Book 1590 Page 15, in the office of the Clerk of the County Court of Jefferson County, Kentucky, and extending back Northwestwardly, of the same width throughout between lines parallel with the Louisville Gas and Electric Company tract, 144 feet to an alley; the Northeast line of said lot and the Southwest line of said lot being identical with the properties of the Louisville Gas and Electric Company.

Being the same property conveyed to Louisville Gas and Electric Company, a Corporation, by Deed dated October 28, 1942 and of record in Deed Book 1842, Page 543 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1881, Page 524

BEGINNING at a point in the North line of the first alley South of Kentucky Street, said point being 13 feet East of Jackson Street; thence Eastwardly, along the North line of said alley, 12 feet, and extending back Northwardly between lines parallel with Jackson Street, 12 feet.

Being the same property conveyed to Louisville Gas and Electric Company, a Corporation, by Deed dated July 29, 1943 and of record in Deed Book 1881, Page 524 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1893, Page 409

BEGINNING on the Northeastwardly side of Northwestern Parkway (formerly High Street), 45 feet Northwestwardly from the Southeastwardly line of the tract conveyed by George L. Douglas to Bland Ballard, by deed dated June 21, 1860, and recorded in Deed Book 108 Page 529 in the office of the Clerk of the County Court of Jefferson County, Kentucky; running thence Northwestwardly with the Northeastwardly line of Northwestern Parkway 25 feet, and extending back Northeastwardly of that width throughout, between lines of parallel with the Southeastwardly line of the tract conveyed to Bland Ballard, as aforesaid, 160 feet.

Being the same property conveyed to Louisville Gas and Electric Company, a Corporation, by Deed dated September 25, 1943 and of record in Deed Book 1893, Page 409 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 1908, Page 130

TRACT I. “Beginning on the North side of High Street, 841 feet West of Eighteenth or Bridge Street; running thence Northwardly parallel with Eighteenth, 146 feet, more or less, to an alley; thence Westwardly with said alley 35 feet, more or less, to Ballard’s East line; thence Southwardly with Ballard’s East line 150 feet, more or less, to High Street; thence Eastwardly with High Street, 32-1/2 feet, more or less, to the beginning; and being the same property heretofore conveyed to said Charles A. Harmon by deed dated March 5th, 1924, and recorded in Deed Book 1083, Page 261, in the office of the Clerk of the County Court of Jefferson County, Ky., wherein the said rear line of said lot is given as fronting 25 feet, more or less, to Ballard’s East line, and the front line as 32-1/2 feet on the High Street, more or less, to the beginning, and in said deed describing the same therein as, more or less, to Ballard’s East line will establish the correct lines as set forth in this deed sufficient to cure the same.”

TRACT II.  “Beginning at a point on the Northerly side of High Street at the Westerly line of the parcel of land owned by Buchanan, the said line begin about 865 feet, more or less, Westwardly of Bridge or 18th Street; running thence Northwardly along the said line  170 feet; thence Westwardly parallel with High Street 45 feet; thence Southwardly parallel with the said first line of High Street; thence Eastwardly along the Northwardly line of said High Street 45 feet to the point of beginning; being Lot #6 in Block 1045, in the City of Louisville, as laid out in the plat in the City Assessor’s Office.”

Being the same property conveyed to Louisville Gas and Electric Company by Deed dated November 30, 1943 and of record in Deed Book 1908, Page 130 in the Office of the Clerk of Jefferson County, Kentucky.

Deed 1981, Page 156

The following described real estate situated in Jefferson County, Kentucky about 7-1/4 miles Southeastwardly from the Court House in the City of Louisville and more particularly bounded and described as follows:

BEGINNING at the intersection of the Northeastwardly line of the tract of land first described in deed to George Hartmann dated November 7th, 1938 and of record in Deed Book 1691 Page 17, in the office of the Clerk of the County Court of Jefferson County, Kentucky, with the Southeastwardly line of the graveyard as referred to in said deed; thence with the Northeastwardly line of said first mentioned tract South 38-1/2 degrees East 60 feet; thence South 48 degrees West 40 feet; thence North 38 ½ degrees West 60 feet to the Southeastwardly line of the graveyard above referred to; thence with the Southeastwardly line of the graveyard North 48 degrees East 40 feet to the beginning.

TOGETHER with the right to use as a road the following described strip of land, viz:

BEGINNING at the intersection of the Northeastwardly line of the tract above described with the Northwestwardly line of said tract; thence with the Northwestwardly line of said tract South 48 degrees West 12 feet and extending back between parallel lines on a course North 38-1/2 degrees West 71 feet to the Southeastwardly line of Hikes Lane.

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky Corporation, by Deed dated November 6, 1944 and of record in Deed Book 1981, Page 156 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2017, Page 222

Beginning at the point where the Southwesterly line of the property conveyed to A.V. Thomson by deed dated June 12, 1924, and recorded in Deed Book 1097, page 427 in the Office of the Clerk of the County Court of Jefferson County, Kentucky, intersects the Southeasterly line of Hikes Lane; thence Southeastwardly along the Southwesterly line of said property, 131 feet; thence Northeastwardly, parallel with the Southeasterly line of Hikes Lane, 60 feet; thence Northwestwardly, parallel with the Southwesterly line of the property conveyed to A.V. Thomson by the deed aforesaid, 131 feet to the Southeasterly line of Hikes Lane; thence Southwestwardly, along the Southeasterly line of Hikes Lane, 60 feet to the point of beginning;

Being the same property conveyed to Louisville Gas & Electric Company, a Kentucky Corporation, by Deed dated May 7, 1945 and of record in Deed Book 2017, Page 222 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2199, Page 394

BEGINNING at a point 470 feet East of Preston Street as measured along a line parallel with Ormsby Avenue and 109 feet South of Ormsby Avenue as measured alone a line parallel with Preston Street; thence East and parallel with Ormsby Avenue 28 feet 9 inches and extending back Southwardly between lines parallel with Preston Street 35 feet, to an alley, the East line of said lot binding on the West line of an alley.

Being the same property conveyed to Louisville Gas and Electric Company by Deed dated January 16, 1947, and of record in Deed Book 2199, Page 394 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2199, Page 546

(1)
BEGINNING at a point marked by a railroad rail driven in the Northwest line of the property conveyed to Louisville and Nashville Railroad Company by deed of record in Deed Book 1422 Page 627 in the office of the Clerk of the County Court of Jefferson County, Kentucky, at its intersection with the West line of Ashbottom Road, said point being South 22 degrees 45 minutes West 34.8 feet from the center line of Ashbottom Road as measured along said Northwest line; thence with the Northwest line of said property conveyed to Louisville and Nashville Railroad Company South 22 degrees 45 minutes West 464 feet; thence North 36 degrees 48-1/2 minutes West 595.06 feet; thence North 53 degrees 11-1/2 minutes East 400 feet to the West line of Ashbottom Road; thence with said line of said road South 36 degrees 48-1/2 minutes East 360 feet to the beginning, containing 4.4 acres, more or less.

(2)
BEGINNING at a point in the Northwest line of the property conveyed to Louisville and Nashville Railroad Company by deed dated October 27th, 1929 and of record in Deed Book 1422 Page 627 in the said office, which point is South 22 degrees 45 minutes West 464 feet from a railroad rail which rail is South 22 degrees 45 minutes West 34.8 feet from the center line of Ashbottom Road as measured along said Northwest line; thence with the Northwest line of property conveyed to Louisville and Nashville Railroad Company South 22 degrees 45 minutes West 1561.98 feet to a point which is North 22 degrees 45 minutes East 132.78 feet from a railroad rail at the intersection of said Northwest line and the East line of Louisville and Nashville Railroad Company’s property known as Strawberry Yards; thence North 26 degrees 6-3/4 minutes West 66.39 feet; thence North 22 degrees 45 minutes East 1547.69 feet to a point in the West line of tract #1 herein; thence with said West line South 36 degrees 48-1/2 minutes East 58 feet to the beginning, containing 1.8 acres, more or less.

Being the same property conveyed to Louisville Gas and Electric Company by Deed dated January 17, 1947 and of record in Deed Book 2199, Page 546 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2202, Page 227

BEGINNING at the intersection of the East line of the 15.173 acres conveyed by John H. Caperton to the Louisville & Nashville Railroad Company by deed dated July 23, 1920 and of record in Deed Book 949 Page 603 in the office of the Clerk of the County Court of Jefferson County, Kentucky with the Southerly line of the New Belt Line Highway as conveyed by Hugh J. Caperton and wife to the Commonwealth of Kentucky by deed dated July 29th, 1943 and of record in Deed Book 1882 Page 44 in said office; thence with the East line of the property conveyed to Louisville & Nashville Railroad Company South 4 degrees 38 minutes East 191.9 feet to the center lien of a drainage Ditch; thence with the center line of said ditch North 70 degrees 4 minutes East 973.6 feet to its intersection with the small branch; thence with the center line of said branch North 45 degrees 40 minutes East 232.9 feet and North 37 degrees 15 minutes East 1753.8 feet to a point in George Hoertz’s line; thence with his line North 89 degrees 18 minutes West 1534.7 feet to a stake in the East line of the New Belt Line Highway; thence with said line of said Highway and 40 feet East of and parallel with the center line South 0 degrees 15 minutes West 718.7 feet to a stake thence South 89 degrees 45 minutes East 10 feet to a stake which stake is 50 feet from the center line of said Highway; thence with said Highway and 50 feet East of and parallel with the center line of said Highway as follows: South 0 degrees 15 minutes West 240.90 feet to a stake, South 4 degrees West 108.9 feet to a stake South 11 degrees 45 minutes West 108.9 feet to a stake South 22 degrees West 134.6 feet to a stake South 37 degrees 45 minutes West 118.8 feet to a stake South 39 degrees West 105.6 feet to a stake South 48 degrees 30 minutes West 129.7 feet to a stake South 58 degrees 15 minutes West 135 feet to a stake; South 68 degrees 45 minutes West 130.7 feet to a stake and South 75 degrees West 70.9 feet to the beginning, containing 35 acres, more or less.

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky Corporation, by Deed dated December 18, 1946, and of record in Deed Book 2202, Page 227 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2245, Page 541

BEGINNING on the North side of Jefferson Street 140 feet East of Campbell Street; running thence Eastwardley along the North side of Jefferson Street 28 feet; and extending back Northwardly of the same width between lines parallel with Campbell Street, 75 feet.

Being the same property conveyed to Louisville Gas and Electric Company, a Corporation, by Deed dated 19th day of May, 1947 and of record in Deed Book 2245, Page 541 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2258, Page 12

Beginning at a point in the center line of Bell’s Lane at the west line of the property conveyed by Terminal Company to David C. Scott by deed dated the 25th day of July 1940 and recorded in Deed Book No. 1753 at page 468 in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence south 1 degree 15 minutes west, 247.81 feet more or less along the west line of the property conveyed to said David C. Scott and an extension in a straight line of said line to the north line of the second parcel of property conveyed by the Terminal Company to the Indian Refining Company by deed dated the 17th day of May, 1940 and recorded in Deed Book No. 1747 at page 125 in the before mentioned County Clerk’s Office; thence in a southwestwardly direction along said north line, 50.5 feet more or less to a point at the east line of the property conveyed by the Terminal Company to the Gas Company by deed dated the 20th day of June 1941 and recorded in Deed Book No. 1794 at page 285 in the before mentioned County Clerk’s Office; thence north 1 degree, 15 minutes east, with said east line, 61.2 feet more or less to a point in a line that is 25 feet distant from the center line of the railroad track of the Terminal Company; thence north 65 degrees, 42 minutes west 215.95 feet to a point in the north line of the property conveyed by the Terminal Company to the Ashland Oil & Refining Co. by deed dated the 22nd day of November, 1938 and recorded in Deed Book 1701 at page 45 in the before mentioned County Clerk’s Office; thence continuing along said north line and on a curve to the left having a radius of 684.4 feet, 671.98 feet more or less to a point at the north line of property conveyed by the Terminal Company to the Gas Company by the before mentioned deed; thence north 88 degrees, 45 minutes west, 91.50 feet with said line to the east line of the first described parcel of property conveyed by the Terminal Company to the Indian Refining Company by the before mentioned deed; thence northeastwardly along a curved line, which is the east line of the property conveyed to the Indian Refining Company 345 feet more or less to a point that is opposite and at right angles to the center line of Bell’s Lane at the point of beginning of the parcel conveyed to the Indian Refining Company; thence northwardly to the center line of the lane; thence south88 degrees, 45 minutes east with the center line of Bell’s Lane, 655.7 feet more or less to the point of beginning, being a portion of the property conveyed to the Terminal Company by Bond Bros. by deed dated May 1st, 1935 and recorded in Deed Book 1590 at page 392 in the office of the Clerk of the County Court of Jefferson County, Kentucky.

Provided, however, the above described parcel is sold subject to:

(1)
The easement or right retained by Bond Bros. in deed to the Terminal Company dated May1, 1935 and recorded in Deed Book 1590 at page 392 in the Office of the Clerk of the County Court of Jefferson County, Kentucky, to lay and maintain a pipe line or pipe lines on said property along the south line of Bell’s lane.

(2)
The easement granted to the Indian Refining Company to construct, maintain and operate pipe lines set out in deed dated May 17, 1940 and recorded in Deed Book 1747 at page 125 in the office of the Clerk of the County Court of Jefferson County, Kentucky.

(3)
 A permanent non-exclusive easement for a roadway over a strip of land 50 feet wide from Bell’s Lane to the land of the Indian Refining Company granted in deed from the Terminal Company to the Indian Refining Company by deed before mentioned.

(4)
A right or license granted to the National Carbide Corporation in an unrecorded agreement to construct, maintain, repair and remove an 18 inch cast iron water pipe through, across and under the property and more particularly described as follows:

Beginning at a point at the extreme southwest corner of the National’s plant site in the vicinity of Bell’s Lane and entering the right of way of the Terminal Company at said point and continuing along Terminal Company’s right of way to a point about 10 feet past the west line of National’s new sludge pond.

(5)	The right of the Terminal Company to maintain and operate its track as now located on the property with a right of way at least 12-1/2 feet in width on each side of the center of said track.

The Terminal Company hereby also releases and quitclaims to Gas Company the following easement that was reserved in the deed from Terminal Company to the Gas Company previously re-ferred to:

Beginning at a point near the low water mark of the Ohio River, said point being the southwest Corner of the tract of land conveyed by the deed referred to; thence with the westline of said tract, north 42 degrees, 14 minutes east, 321.31 feet; thence continuing with said west line, north 38 degrees, 10 minutes east, 506 feet; thence south 43 degrees east 86.2 feet more or less to a point that is 25 feet distant from the center line of the Terminal Company track as existing at the time of the conveyance; thence north 47degrees east and parallel to said track 619.57 feet; thence with a curve to the right having a radius of 734.4  feet, 72.35 feet; thence south 88 degrees, 45 minutes east 86.13 feet; thence southwestwardly with a curve to the left having a radius of 684.4 feet, 134.72 feet to an iron pin; thence south 47 degrees west 1437.7 feet more or less to the south line of the property being conveyed; thence north 54 degrees, 36 minutes, 10 seconds west with said south line, 32.44 feet to the point of beginning.

In releasing and quitclaiming the above described easement the Terminal Company reserves the right to remove its track, trestle and fixtures at such times as the stages of the river permit.

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky corporation, by Deed dated 21st day of May 1947 and of record in Deed Book 2258, Page 12, in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2322, Page 380

BEGINNING at the intersection of the Southwardly line of the first alley South of Breckenridge Street with the Westwardly line of the first alley Eastwardly of First Street; thence Southwardly along the Westwardly line of the first alley East of First Street 32 feet, and extending back Westwardly between parallel lines 40 feet, the Northwardly line of said lot being identical with the Southwardly line of the first alley Southwardly from Breckenridge Street.

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Deed dated 16th of December 1947 and of record in Deed Book 2322, Page 380 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2368, Page 446

BEGINNING at a stake in the Northeast line of Barret Avenue (formerly Castlewood Avenue) 131.71 feet Southeast of the Southeast line of Rufer Avenue as measured along the Northeast line of Barret Avenue; thence Northeast a distance of 50 feet to a stake in the Northeast line of the property conveyed by Albert B. Lammers et. al. to General Outdoor Advertising Incorporated, a Corporation by deed dated June 24, 1946 of record in Deed Book 2145 Page 153 in the office of the Clerk of the County Court of Jefferson County, Kentucky, said stake being 131.86 feet Southeast of Rufer Avenue as measured along the said Northeast line; thence Southeast and parallel with Barret Avenue a distance of 30 feet to the North line of St. Louis Cemetery; thence with the North line of St. Louis Cemetery Southwest a distance of 50 feet passing through a stone wall to the Northeast line of Barret Avenue; thence with said line of Barret Avenue Northwest 30 feet to the point of beginning.

BEING a part of the same property conveyed to the party of the first part by deed dated June 24, 1946 of record in Deed Book 2145 Page 153 in the office of the Clerk aforesaid.

Together with an easement for the purpose of ingress and egress over the remaining adjoining land of first party so long as first party shall maintain its signs facing Barret Avenue along the Southwest side of the above described property as presently located.

There is reserved to first party the right to maintain its signs facing Barret Avenue along the Southwest line of the above described property as they are presently situated. In the event such signs are moved or re-located or first party disposes of, or is divested of its adjoining land, or any part thereof, then such right to maintain signs shall cease and terminate and the above set out easement in favor of second party, shall cease and terminate, and thereafter the parties shall be restricted to their respective boundaries.

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Deed dated 22nd day of April 1948 and of record in Deed Book 2368, Page 446 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2379, Page 410

BEING lot 22A PARKSIDE, Section #3, plat of which is of record in Plat and Subdivision Book 9, page 67 in the office of the Clerk of the County Court of Jefferson County, Kentucky.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by Deed dated May 20, 1948 and of record in Deed Book 2379, Page 410 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2386, Page 182

BEGINNING at a concrete monument with brass plate marked, “Sewer Commission”, said concrete monument being in the Northwardly line of the tract conveyed to the Commissioners of Sewerage by deed dated May 21, 1926, recorded in Deed Book 1214 Page 316, in the office of the Clerk of the County Court of Jefferson County, Kentucky, said line also being the original line between the Standard Oil Company and the Plenge Estate  properties; thence North 76 degrees 33 minutes West, 109.94 feet to a concrete monument; thence South 65 degrees 59 minutes West, 653.96 feet to a concrete monument; thence North 88 degrees 38 minutes West, 383.08 feet to a concrete monument; thence North 54 degrees 36 minutes 10 seconds West, 549.21 feet to a concrete monument at the Northwest corner of Sewer Commissioner’s  Property; thence South 42 degrees 14 minutes West to a point which is 45.00 feet Northeast of the center line of the Southwestern Outfall Sewer; thence in an Easterly direction along a line which is parallel to the center line of said sewer and 45.00 feet Northerly therefrom  to a point which is South of the point of beginning; thence due North approximately 25 feet along a line to the point of beginning, containing 3.4 acres, more or less.

Being the same property conveyed to the LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, of Louisville, Kentucky, by Deed dated June 30, 1948 and of record in Deed Book 2386, Page 182 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2388, Page 22

BEGINNING at the Northeast corner of Preston Street (formerly Lawton Avenue) and Lynn Street, running thence Eastwardly along the Northwardly line of Lynn Street 120 feet to an alley; thence Northwardly along the Westwardly line of said alley 50 feet; thence Westwardly and parallel to the Northwardly line of Lynn Street 120 feet, more or less, to the East side of Preston Street; thence with the East line of Preston Street Southwardly 50 feet, more or less, to the beginning.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by Deed dated July 9, 1948 and of record in Deed Book 2388, Page 22 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2437, Page 375

BEGINNING in the center of Bardstown Road at the Southeast corner of the property owned by Rose Searcy Steiden, formerly a corner to Zelhart; thence with the center of Bardstown Road South 51 degrees 48 minutes East 158.69 feet; thence North 18 degrees 15 minutes East 624.44 feet; thence North 5 degrees 20 minutes East 1688.82 feet to a point in the line of the original A. L. Keller tract, now known as the Harris tract; thence with the line of said tract North 87 degrees 15 minutes West 150.18 feet to a stone in the line of said Harris tract corner to W. E. Karnuth, formerly a corner to Bryan Williams; thence with a line of same South 6-1/2 degrees West 1625 feet to a stake in the line of said Steiden (formerly Zilhart’s line); thence with the same South 51 degrees 48 minutes East 44 feet to a stone corner to said Steiden; thence with another line of same South 18 degrees 15 minutes West 570 feet to the point of beginning, containing 8.43 acres, more or less.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by Deed dated December 1, 1948 and of record in Deed Book 2437, Page 375 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2446, Page 108

BEGINNING on the Northeastwardly side of Hemp Street in the City of Louisville, Kentucky, at a point 104 feet Northwest of Plum Street (formerly Second Street); running thence Northwestwardly along the Northeastwardly side of Hemp Street 40 feet to a 12 foot alley; thence running Northeastwardly the same width throughout between lines parallel with Plum Street 70 feet, the Northwestwardly line being coincident with the Southeastwardly line of said alley; Being a portion of Lot 49, as shown on plan of SHIPPINGPORT recorded in Deed Book 8 Page 118 in the office of the Clerk of the County Court of Jefferson County, Kentucky,

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by Deed dated November 30, 1948 and of record in Deed Book 2446, Page 108 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2459, Page 321

BEGINNING at a pipe, corner to Lots 2 and 5 in the line of Lot 1, in the division of the estate of Philip B. Swann, deceased, dated March 17, 1863, and recorded in Deed Book 117 Page 32, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with a line common to said Lots 1 and 2, South 19 degrees 56 minutes 30 seconds East 523.35 feet to a pipe, corner to said Lot No. 2; thence with a Southeastwardly line of Lot No. 2 of said division North 66 degrees 49 minutes 30 seconds East 313.50 feet to a stone; thence with another line of said Lot No. 2 South 20 degrees 36 minutes 30 seconds East 287.50 feet to a stone, a corner to the tract conveyed to Forrest D. Durr by deed dated April 7, 1924, recorded in Deed Book 1086 Page 635 in said office; thence with a line of said tract South 46 degrees 7 minutes East 126.46 feet to a spike in the center of Pope Lick or Middletown Road, said spike being a corner to the tract conveyed to Forrest D. Durr as aforesaid; thence again with the center of said road and a line of said Durr tract South 66 degrees 47 minutes East 50 feet to a spike; thence again with the center of said road and with another line of said Durr tract North 89 degrees 41 minutes East 57.46 feet to a spike in the center of said road, and in the Southeastwardly line of Lot. No. 2 in division of the estate of  Phillip B. Swann aforesaid; thence with the center of said road and with the Southeastwardly line of Lot no. 2 aforesaid North 72 degrees 35 minutes East 721.95 feet to a spike at the Southeastwardly corner of said Lot; thence with the Northeastwardly line of said last mentioned lot North 18 degrees 57 minutes West 99_ .03 feet to a stone in line of Lot No. 4 in the division above referred to; thence with the Northwestwardly line of Lot No. 2 in said division South 69 degrees 45 minutes West, passing a stone at 530.91 feet, in all 1 _00.81 feet to the beginning, containing 23.401 acres.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by Deed dated February 17th, 1949 and of record in Deed Book 2459, Page 321 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2466, Page 454

BEGINNING at an iron pin at the intersection of the center line of Manslick Road with the Southeast line of the right-of-way of the Louisville, Henderson and St. Louis Railroad; thence with the Southeast line of said right-of-way North 42 degrees 29 minutes 30 seconds East 288.52 feet to a stone in the North line of the 68 acres, more or less, conveyed to Elza E. Morrison by deed dated July 16, 1930 and of record in Deed Book 1448 Page 230, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with said North line South 83 degrees 30 minutes East 1023.86 feet to an iron pin; thence South 6 degrees 30 minutes West 776.51 feet to an iron pipe; thence North 83 degrees 30 minutes West 1069.41 feet to the center line of Manslick Road; thence with the center line of said road North 3 degrees 5 minutes 30 seconds West 127.74 feet to an iron pin; thence North 7 degrees 20 minutes West 429.56 feet to the beginning, containing 20 acres.

BEING the same property conveyed to George R. Armstrong of the first part by Deed dated February 15th, 1949, and recorded 3-15-49, in Deed Book 2466 Page 467, in the aforesaid Clerk’s Office.

SUBJECT to the rights of Jefferson County to improve Manslick Road as set out in instrument dated July 24th, 1936 and of record in Deed Book 527 Page 1606 in said office.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by Deed dated March 11th, 1949 and of record in Deed Book 2466, Page 454 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2472, Page 124

BEGINNING on the North side of Dumesnil Street 105 feet West of 13th Street; running thence Westwardly along the North side of Dumesnil Street 35 feet and extending back Northwardly of the same width throughout between lines parallel with 13th Street 156-1/4 feet to an alley.  Being the Eastern 35 feet of lot numbered 2 in Block numbered 20 in Ormsby’s Subdivision of Bullitt’s Addition to the City of Louisville.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by Deed dated March 29th, 1949 and of record in Deed Book 2472, Page 124 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2477, Page 568

BEGINNING at a stake in the North line of U.S. Highway #60 South 82 degrees 45 minutes East 775 feet from a point in the West line of a tract of land conveyed to Frank L. Spurgin, et al. by deed dated March 11, 1936 and of record in Deed Book 1596, Page 358 in the office of the Clerk of the County Court of Jefferson County, Kentucky; running thence with the North line of U.S. Highway #60 South 82 degrees 45 minutes East 50 feet to a stake at the Southwest corner of the lot conveyed to Irene Spicher by deed dated June 2, 1941 and recorded in Deed Book 1784 Page 588 in said office; thence with Spicher’s West line North 3 degrees 30 minutes East 200 feet to a stake; thence North 82 degrees 45 minutes West 50 feet to a stake; thence South 3 degrees 30 minutes West 200 feet to the beginning.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by Deed dated April 15th, 1949 and of record in Deed Book 2477, Page 568 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2481, Page 510

BEGINNING at a point in the Northwesterly line of Lot 22 PARKSIDE, Section 3, of record in Plat and Subdivision Book 9 Page 67 in the office of the Clerk of the County Court of Jefferson County, Kentucky, at its intersection with a line common to Lots 21 and 22 in said Subdivision; thence in a Southeasterly direction along said line common to said Lots 21 and 22, a distance of 30 feet; thence in a Northeasterly direction to a corner of Lot 22-A, in said Parkside, Section 3, aforementioned; thence in a Westerly direction along the Southerly line of said Lot 22-A, a distance of 36.09 feet to the Northwesterly line of Lot 22 in said Subdivision, said line being common to Lots 16 and 22 in said Subdivision; thence in a Southwesterly direction along said line common to Lots 16 and 22 in said Subdivision;  49.19 feet to the place of beginning.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by Deed dated April 29th, 1949 and of record in Deed Book 2481, Page 510 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 2498, Page 546

BEGINNING at the intersection of the Northeasterly corner of Lot 19 and the Northwesterly corner of Lot 23 as shown on plat filed in Action No. 22386 in the Jefferson Circuit Court, Styled – Annie Churchman Estate vs. Sherley Churchman, et al; said common corners being located at a point in the  Southerly line of the William Gahlinger tract; running thence along the South line of the William Gahlinger tract and the Northerly line of Lot 19 as shown on the aforesaid plat, North 89 degrees 20 minutes West 27.92 feet to the Northwesterly corner of said Lot 19; thence along the Westerly line of said Lot 19 South 1 degree East 20 feet;  thence running Eastwardly on a line parallel with the Northerly line of said Lot 19 to the Easterly line of said Lot 19; thence North 7 degrees 5 minutes West along the Easterly line of Lot 19, 20 feet, more or less, to the point and place of beginning.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by Deed dated May 12th, 1949 and of record in Deed Book 2498, Page 546 in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 4483, Page 568

BEGINNING at the intersection of the Northwesterly line of the tract conveyed to Louisville Nurseries by deed of record in Deed Book 2106, Page 405, in the office of the Clerk of the County Court of Jefferson County, Kentucky, with the Northeasterly line of the tract conveyed to Moorgate Development Company in Deed Book 2075, Page 426, in the aforesaid Clerk's office, and being in the center line of a road 2 poles wide; thence with the Northeasterly line of the tract conveyed to Moorgate Development Company aforesaid, and with the center line of said road, North 56 degrees 36 minutes West 750 feet; thence South 33 degrees 41 minutes West 464.25 feet to a pipe; thence South 53 degrees 29 minutes 30 seconds East 751.20 feet to a pipe in the Northwesterly line of the tract conveyed to Louisville Nurseries by deed aforesaid; thence with said line North 33 degrees 41 minutes East 505 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by MOORGATE DEVELOPMENT COMPANY, a Kentucky Corporation, by deed dated January 3, 1972, and recorded in Deed Book 4483, Page 568, in the office aforesaid.

Deed Book 4473, Page 117

BEGINNING in the East line of the tract conveyed to Katherine W. Hall, by Deed of record in Deed Book 2701, Page 55, in the Office of the Clerk of the County Court of Jefferson County, Kentucky, at the Southwest corner of Lot 1, as shown on Plat of Montclair Villa, of record in Plat and Subdivision Book 14, Page 18, in the Office aforesaid; thence with a line common to the aforesaid Hall tract, and to said Lot 1, North 1 degree 30 minutes East 142 feet to the Southeasterly line of the Southern Railroad right-of-way and to the Northeasterly corner of the aforesaid Hall tract; thence with the line common to said right-of-way and to said Hall tract, South 77 degrees 40 minutes West 333 feet; thence South 12 degrees East 197.83 feet North 77 degrees 40 minutes East 297.7 feet to the East line of the tract conveyed Katherine W. Hall by deed aforesaid, thence with said East line North 1 degree 30 minutes East 60.04 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by JAN M. J. BERBERS and CHRISTINE BERBERS, his wife, by deed dated September 21, 1971, and recorded in Deed Book 4473, Page 117, in the office aforesaid.

Deed Book 4474, Page 314

BEGINNING at the intersection of the South line of the first alley South of Broadway with the West line of the first alley East of 40th Street; thence Southwardly along the West line of said last mentioned alley 34 feet 7 inches and extending back Westwardly of that width throughout the North line binding on the South line of said first mentioned alley, 45 feet and being the Easterly 45 feet of the tract conveyed to William H. Barker and Robertha H. Barker, his wife, by deed dated April 1, 1960 and of record in Deed Book 3625, Page 501, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by WILLIAM H. BARKER and ROBERTHA H. BARKER, his wife, by Deed dated November 18, 1971, and recorded in Deed Book 4474, Page 314, in the office aforesaid.

Deed Book 4481, Page 411

BEGINNING at the Northwesterly corner of the tract conveyed to H and H Equipment Rental Co., Inc., by deed of record in Deed Book 4339, Page 255, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the Northerly line of same South 66 degrees 45 minutes East 200 feet; thence South 16 degrees 53 minutes West 251.68 feet to the Southerly line of the tract conveyed to H and H Equipment Rental Co., Inc., by deed aforesaid; thence with the Southerly line of same North 65 degrees 35 minutes West 200 feet to the Southwesterly corner of said tract; thence with the Westerly line of same North 16 degrees 53 minutes East 247.6 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by H & H EQUIPMENT RENTAL CO., INC., a Kentucky Corporation, by deed dated December 22, 1971, and recorded in Deed Book 4481, Page 411, in the office aforesaid.

Deed Book 4492, Page 13

BEING Lot 5, OXMOOR SHOPPING CENTER, SECTION 2, as shown on plat of same recorded in Plat and Subdivision Book 28, Page 95, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by THOMAS W. BULLITT and CITIZENS FIDELITY BANK AND TRUST COMPANY, a corporation, Co-Trustees of Trust created under the Will of William Marshall Bullitt, by deed dated February 7, 1972, and recorded in Deed Book 4492, Page 13, in the office aforesaid.

Deed Book 4609, Page 246

BEGINNING in the Southeasterly line of Tract 2 described in deed to the City of Louisville, of record in Deed Book 2136, Page 143, in the office of the Clerk of the County Court of Jefferson County, Kentucky, at its intersection with the existing flood wall fence; thence with same, North 37 degrees 36 minutes 42 seconds West 190.83 feet to its intersection with the Easterly right-of-way line of Ramps B & C as shown on right-of-way map of Riverside Parkway (also known as I-64), designed as SP 56-273-11, R, 1-64-2(13), the plans of which are on file in the office of the Department of Highways in Frankfort, Kentucky; thence with the Easterly line of Ramps B & C aforesaid, and with a curve to the right, South 2 degrees 8 minutes 18 seconds West 84 feet as measured along the chord of said curve; thence continuing with the Easterly lines of Ramps B & C aforesaid, the following courses and distances: South 24 degrees 12 minutes 18 seconds West 84 feet, South 24 degrees 26 minutes 18 seconds West 109.85 feet, and South 11 degrees 42 minutes 20 second West 178.07 feet to the Southeasterly line of the tract conveyed to Commonwealth of Kentucky by deed of record in Deed Book 3945, Page 216, in the aforesaid office; thence with the Southeasterly line of same, North 43 degrees 23 minutes 39 seconds East 53.18 feet to a corner of the tract conveyed to Louisville Gas and Electric Company by deed of record in Deed Book 4177, Page 190, in the aforesaid office; thence with the Westerly line of same, North 2 degrees 20 minutes 8 seconds East 38.07 feet to the Southeasterly line of Tract 6 described in deed to City of Louisville, of record in Deed Book 2136, Page 143, aforesaid; thence with the Southeasterly line of same, and with the Southeasterly line of Tract 2 as described in said last mentioned deed, North 43 degrees 23 minutes 39 seconds East 287 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by CITY OF LOUISVILLE, a Municipal Corporation, by deed dated March 19, 1973, and recorded in Deed Book 4609, Page 246, in the office aforesaid.

Deed Book 4735, Page 173

BEGINNING on the Northwest side of Seventh Street Road, 177 feet Southwest of Eleventh Street; running thence Southwestwardly along the Northwest side of Seventh Street Road 45 feet and extending back Northwestwardly of that width between lines that are parallel with division line between Lots 12 and 13, Revised Plan of GUELDAS SUBDIVISION, plat of which is of record in Plat and Subdivision Book 7, Page 50, in the office of the Clerk of the County Court of Jefferson County, Kentucky, 138 feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by HUGH W. RADCLIFF and EMMA J. RADCLIFF, his wife, by deed dated June 24, 1974, and recorded in Deed Book 4735, Page 173, in the office aforesaid.

Deed Book 4735, Page 247

TRACT 1:

BEGINNING at a point in the Northwesterly line of 7th Street Road 222 feet Southwestwardly from the Southwesterly line of 11th Street as shown on map of GUELDA’S SUBDIVISION, plat of which is of record in Plat and Subdivision Book 7, Page 50, in the office of the Clerk of the County Court of Jefferson County, Kentucky, as measured with said line of 7th Street Road; thence Northwestwardly at right angles 138 feet; thence Southwestwardly and parallel with 7th Street Road, 14.84 feet to the Northeasterly line of 12th Street as shown on said map; thence Southeastwardly with said line of 12th Street 140.39 feet to the Northwesterly line of 7th Street Road; thence Northeastwardly with said line of 7th Street Road 40.66 feet to the beginning.

TRACT 2:

BEGINNING at a point in the Northwesterly line of 7th Street Road 73 feet Southwestwardly from the Southwesterly line of 11th Street as shown on map of Guelda’s Subdivision of record in plat and Subdivision Book 7, Page 50, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence Southwestwardly with said line of 7th Street Road 66 feet; thence Northwestwardly 138 feet to a point 155.33 feet Southwestwardly from the Southwesterly line of said 11th Street as measured on a line parallel with 7th Street Road; thence Northeastwardly and parallel with 7th Street Road 74.33 feet; thence Southeastwardly 138.25 feet to the beginning.

TRACT 3:

BEGINNING at a point in the North line of 7th Street Road, said point being 123.66 feet Northeast of 12th Street; running thence Southwestwardly along the most Northerly side of 7th Street, 38 feet to another point in the most Northerly side of 7th Street Road; running thence Northwestwardly of even width between parallel lines 138 feet, more or less, being Lot 14 and the most Easterly 5 feet of Lot 13, GUELDA SUBDIVISION, plat of which is of record in Plat and Subdivision Book 5, Page 11, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by GEORGE ELIAS and STELLA ELIAS, his wife, by deed dated June 24, 1974, and recorded in Deed Book 4735, Page 247, in the office aforesaid.

Deed Book 4606, Page 390

BEING a part of Lot 469 as shown on plat of CAMP ZACHARY TAYLOR, MAIN CAMP UNIT, attached to and made a part of the deed from the United States of America to National Bank of Kentucky of record in Deed Book 974, Page 1, in the office of the Clerk of the County Court of Jefferson County, Kentucky, which is as follows:

BEGINNING in the Southeasterly line of Clarks Lane at its intersection with the Northeasterly line of Lot 469 aforesaid, thence Southeastwardly with the Northeasterly line of said Lot 150 feet to a corner of same, thence Southwestwardly with the Southeasterly line of the aforesaid Lot 469, 32 feet to a pipe, thence Northwestwardly 150 feet to a pipe in the Southeasterly line of Clarks Lane, said pipe being 30.52 feet Southwestwardly from the beginning point, thence Northeastwardly with the Southeasterly line of Clarks Lane 30.52 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by ETHEL MEIER, a widow, by deed dated March 21, 1973, and recorded in Deed Book 4606, Page 390, in the office aforesaid.

Deed Book 4606, Page 316

BEING a part of Lot 14, Block "D", REVISED PLAN OF BLOCK "C" & "D", ASTORIA PLACE # 2, plat of which is recorded in Plat and Subdivision Book 6, Page 86, in the office of the Clerk of the County Court of Jefferson County, Kentucky; more particularly described as follows:

BEGINNING in the Westerly line of Twenty-fifth Street, at the Northeasterly corner of Lot 14, Block "D" aforesaid; thence Westwardly with the Northerly line of said Lot, 68.44 feet to the Northwesterly corner of said lot; thence Southwardly with the Westerly line of same 66.26 feet to a pipe; thence Eastwardly 57.83 feet to a pipe in the Westerly line of Twenty-fifth Street, said pipe being 77.44 feet Southwardly from the Northeasterly corner of the aforesaid lot; thence Northwardly with the Westerly line of Twenty-fifth Street, 77.44 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by JAMES S. TAYLOR and BETTIE L. TAYLOR, his wife, by deed dated March 21, 1973, and recorded in Deed Book 4606, Page 316, in the office aforesaid.

Deed Book 4740, Page 819

BEING Lots 122, 123, 124, 125, 126, 127, 128 and 129, BONNIE VIEW SUBDIVISION, as shown by the map or plat of same recorded in Plat and Subdivision Book 4, Pages 82 and 83, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by EDWARD J. SCHMITT, unmarried, by deed dated July 23, 1974, and recorded in Deed Book 4740, Page 819, in the office aforesaid.

Deed Book 4741, Page 483

PARCEL 1:

BEGINNING at a point in the center line of a 30 foot Avenue, corner to Lots numbered 14,
16, 23 and 24, as shown on the Plat of ANSONIA SUBDIVISION, recorded in Plat and Subdivision Book 1, Page 209, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the center line of said 30 foot Avenue, South 1 degrees 38 minutes East 491.08 feet to a stake corner to Lots Numbered 25 and 26 in said Subdivision; thence with the line common to said Lots Numbered 25 and 26 in said Subdivision, North 88 degrees 22 minutes East 409.89 feet to an iron pin, another corner to said Lots Numbered 25 and 26; thence North 14 degrees 19 minutes West 503.35 feet to an iron pin, corner common to Lots Numbered 23 and 24 in said Subdivision; thence with the line common to said Lots Numbered 23 and 24, South 88 degrees 22 minutes West 299.8 feet to the point of beginning.

PARCEL 2:

The Northwardly one-half of Lot 26 as shown on Plat of ANSONIA SUBDIVISION, recorded in Plat and Subdivision Book 1, Page 209, in the office of the Clerk of the County Court of Jefferson County, Kentucky, and being more particularly described as follows:

BEGINNING at a pipe in the Northeast corner of the aforesaid Lot 26 as shown on the aforesaid recorded plat; thence with the Easterly line of said Lot, South 14 degrees 19 minutes East 106 feet to a point in said line; thence South 88 degrees 22 minutes West 435 feet to a point in the Westerly line of the aforesaid Lot 26, as shown on the aforesaid recorded plat; thence with said line, North 1 degree 38 minutes West 101.5 feet to a point which is the Northwest corner of aforesaid Lot 26, as shown on the aforesaid recorded plat; thence with the Northerly line of said lot, North 88 degrees 22 minutes East 409.89 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by CLEM LINDSEY and DORIS J. LINDSEY, his wife, by deed dated July 25, 1974, and recorded in Deed Book 4741, Page 483 in the office aforesaid.

Deed Book 4473, Page 300

BEGINNING at a point in the center line of Pennsylvania Run Road, said point being South 2 degrees 0 minutes West 1250 feet from the Northeast corner of the tract of land conveyed to Edward Kaufman by Deed dated December 10, 1923, recorded in Deed Book 1073, Page 252, in the Office of the Clerk of the County Court of Jefferson County, Kentucky, as measured along the center line of Pennsylvania Run Road; running thence South 2 degrees 0 minutes West 75 feet with the center line of Pennsylvania Run Road, and extending back between parallel lines of that said width throughout, North 88 degrees 0 minutes West 190 feet; PROVIDED, HOWEVER, there is excepted therefrom so much of said property as lies in Pennsylvania Run Road.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by EDWARD E. MILTON, III, and JOAN L. MILTON, his wife, by deed dated November 18, 1971, and recorded in Deed Book 4473, Page 300, in the office aforesaid.

Deed Book 4757, Page 838

BEGINNING in the center line of Pope Lick Road at the Southeast corner of the tract conveyed to Louisville Gas and Electric Company, by deed of record in Deed Book 4246, Page 431, in the office of the Clerk of the County Court of Jefferson County, Kentucky, thence with the East line of said tract and the East line of another tract conveyed to Louisville Gas and Electric Company, by deed of record in Deed Book 3488, Page 400, in the office aforesaid, being the West line of Tract #3, conveyed to John O. Matlick and Helen Matlick, his wife, by deed of record in Deed Book 2750, Page 510, in the office aforesaid, thence with the line common to said tracts, North 18 degrees 57 minutes West 997.04 feet to a corner to the 2nd and 3rd tracts mentioned herein, thence North 69 degrees 38 minutes 30 seconds East 177.88 feet to a pin, thence South 18 degrees 57 minutes East 1005.16 feet to a P K nail in the center line of Pope Lick Road, thence with said center line South 72 degrees 15 minutes 30 second West 177.79 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by JOE GUY HAGAN and MERWYN HAGAN, his wife, by deed dated October 23, 1974, and recorded in Deed Book 4757, Page 838, in the office aforesaid.

Deed Book 4761, Page 764

TRACT 1

BEGINNING in the center line of Freys Hill Road at the most Easterly corner of the tract conveyed to The Sovereign Company, Inc., by Deed of record in Deed Book 3837, Page 244, in the Office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the Southeasterly line of said tract South 57 degrees 19 minutes West 847.30 feet to the most Southerly corner of same, thence with the Southwesterly line of same, North 33 degrees 15 minutes West 240 feet thence leaving said line North 57 degrees 19 minutes East 240 feet to an iron pipe, thence South 33 degrees 15 minutes East 180 feet to an iron pipe, thence North 57 degrees 19 minutes East 617.92 feet to the center line of Freys Hill Road, thence with said center line South 23 degrees 11 minutes East 60.83 feet to the beginning, per plat attached.

TRACT 2

BEGINNING at a P.K. nail in the center line of Freys Hill Road at the Southeasterly corner of the tract conveyed to The Sovereign Company, Incorporated, by Deed dated July 29, 1963, of record in Deed Book 3837, Page 244, in the aforesaid Office; thence with the Southeasterly line of said tract, South 57 degrees 19 minutes West passing an iron pipe at 30 feet in all, 607.30 feet to an iron pipe at the most Easterly corner of Tract 1 herein described; thence with the Southeasterly line of said last mentioned Tract North 33 degrees 15 minutes West 40 feet to an iron pipe; thence leaving said line North 57 degrees 19 minutes East passing a pipe at 583.39 feet in all a distance of 613.39 feet to the center line of Freys Hill Road; thence with said center line South 23 degrees 11 minutes East 40.56 feet to the beginning.

TRACT 3

BEGINNING in the center line of Freys Hill Road at a P.K. nail which is North 23 degrees 11 minutes West 40.56 feet from the Southeasterly corner of the tract conveyed to The Sovereign Company, Incorporated, by Deed dated July 29, 1963, of record in Deed Book 3837, Page 244, in the aforesaid Office; thence with said center line North 23 degrees 11 minutes West 20.27 feet to a P. K. nail; thence leaving said center line South 57 degrees 19 minutes West passing an iron pipe at 30 feet in all 617.92 feet to an iron pipe in the Southeasterly line of Tract 1 herein described; thence with said line South 33 degrees 15 minutes East 20 feet to an iron pipe at the Northwesterly corner of Tract 2 herein described; thence with the Northwesterly line of said Tract 2, North 57 degrees 19 minutes East passing an iron pipe at 583.39 feet in all a distance of 613.39 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by THE SOVEREIGN COMPANY, INCORPORATED, A Corporation, by deed dated November 18, 1974, and recorded in Deed Book 4761, Page 764, in the office aforesaid.

Deed Book 4765, Page 418

BEGINNING in the Southwesterly line of Plantside Drive as dedicated on plat of BLUEGRASS RESEARCH AND INDUSTRIAL PARK SECTION #1, of record in Plat and Subdivision Book 23, Page 63, in the office of the Clerk of the County Court of Jefferson County, Kentucky, at its intersection with the Southeasterly line of the tract conveyed to Pruitt Built Homes, Inc., by deed of record in Deed Book 4049, Page 140, in the aforesaid office; thence with the Southwesterly line of Plantside drive and with a curve to the left North 31 degrees 42 minutes 38 seconds West 140.61 feet as measured along the chord of said curve; thence continuing with the Southwesterly line of said Drive North 32 degrees 03 minutes 24 seconds West 11.31 feet and North 32 degrees 06 minutes 05 seconds West 129.17 feet to a pipe; and extending back between parallel lines South 58 degrees 37 minutes 43 seconds West to the Southwesterly line of the tract conveyed to Pruitt Built Homes, by deed aforesaid, the Southeasterly line being coincident with the Southeasterly line of said tract and measuring 309.16 feet and the Northwesterly line measuring 310.10 feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by PRUITT BUILT HOMES, INC., a Kentucky Corporation, by deed dated December 13, 1974, and recorded in Deed Book 4765, Page 418, in the office aforesaid.

Deed Book 4809, Page 295

BEGINNING at an iron pipe in the West line of Bellaire Avenue, said pipe being 40.03 feet North of the first 20 foot alley North of Payne Street; thence Northwardly along the West line of Bellaire Avenue 146.09 feet to the South line of the L & N Railroad right of way; thence Westwardly along the South line of said right of way 159.22 feet to an iron pipe; thence Southwardly and parallel with the West line of Bellaire Avenue 146.09 feet to an iron pipe; thence Eastwardly and parallel with the South line of above mentioned right of way 152.29 feet to the west line of Bellaire Avenue and the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by WILLIAM S. ABEL, Executor under the will of William Martin Abel, also known as William M. Abel, by deed dated September 15, 1975, and recorded in Deed Book 4809, Page 295, in the office aforesaid.

Deed Book 4838, Page 751

BEGINNING at a point in the center line of Muddy Lane, said point being South 89° East 465 feet from the Northwest corner of Lot 15 of Wallace Subdivision, of record in Plat and Subdivision Book 8, Page 104, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the said center line of Muddy Lane, which is the Northerly line of said Lot 15, South 89° East 265 feet to a corner of the tract conveyed to Louisville Gas and Electric Company, by deed of record in Deed Book 3538, Page 394, in the office aforesaid, and extending back Southwardly between parallel lines 250 feet to the North line of Lot 14 of said Wallace Subdivision; the East line being coincident with the West line of the tract conveyed to Louisville Gas and Electric Company.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by NORBERT P. HAAG, JR. and MARGERY R. HAAG, his wife, by deed dated February 23, 1976, and recorded in Deed Book 4838, Page 751, in the office aforesaid.

Deed Book 4816, Page 749

BEGINNING at an iron pin in the Northerly line of the Southern Railroad right-of-way as shown on the plat of McAlisters Buechel Subdivision, plat of which is of record in Plat and Subdivision Book 5, Page 40, in the office of the Clerk of the County Court of Jefferson County, Kentucky, at the Southeast corner of Lot 238 as shown on aforesaid plat; thence with the Northerly line of aforesaid Southern Railroad right-of-way, South 78° 01' West 639.03 feet to an iron pin in the Easterly line of Hikes Lane as dedicated to public use on the Plat of Indian Trail Area Project No. R-69, of record in Plat and Subdivision Book 30, Page 79, in the office aforesaid; thence with the Easterly line of aforesaid Hikes Lane, the following courses and distances, as measured along the chords of a curve to the left, North 28° 51' 30" East 24.14 feet, North 25° 06' East 100 feet to an iron pin, North 19° 01' East 100 feet to an iron pin and North 12° 57' East 100 feet to an iron pin at the end of said curve; thence continuing with said line, North 9° 54' 30" East 6 feet to an iron pin; thence leaving said line North 78° 01' East 467.05 feet to an iron pin; thence South 11° 59' East 280 feet to the beginning; EXCEPT SO MUCH OF THE ABOVE TRACT AS WAS CONVEYED TO Louisville Gas and Electric Company by deed dated March 24, 1963, of record in Deed Book 3882, Page 104, in the office aforesaid.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by the URBAN RENEWAL AND COMMUNITY DEVELOPMENT AGENCY OF LOUISVILLE, a Public Entity, by deed dated October 23, 1975, and recorded in Deed Book 4816, Page 749, in the office aforesaid.

Deed Book 4809, Page 611

BEGINNING at a point in the Southeasterly right-of-way line of the Illinois Central Railroad 323.34 feet Northeast of the most Westerly corner of the tract conveyed to Mack Dickerson by deed recorded in Deed Book 4622, Page 191 in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence continuing with said right-of-way North 28 degrees 06 minutes 25 seconds East (old call North 27 degrees 57 minutes 06 seconds East) 14.08 feet to a pipe; North 27 degrees 13 minutes 30 seconds East (old call North 26 degrees 37 minutes East) 157.63 feet to a pipe and North 26 degrees 53 minutes 55 seconds East 228.65 feet to a pipe in the Southwesterly right-of-way of Atlas Powder Road which is hereby acknowledged to be 60 feet in width; thence with said line of said road South 65 degrees 26 minutes 35 seconds East 400 feet to a pipe; thence South 24 degrees 33 minutes 25 seconds West 400 feet to a pipe; thence North 65 degrees 26 minutes 35 seconds West 417.52 feet to the beginning. Being Tract 2 as shown on the plat attached hereto and made a part hereof containing 3.6692 acres, together with a strip 30 feet wide, and being all that property located between the Northeasterly line of the tract hereinabove described and the center line of Atlas Powder Road, and together with the right to use Atlas Powder Road from Dixie Highway to the Southeast line of the property herein conveyed as shown on the plat attached hereto.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by MACK DICKERSON and LENA MARGARET DICKERSON, his wife, by deed dated September 17, 1975, and recorded in Deed Book 4809, Page 611, in the office aforesaid.

Deed Book 4838, Page 88

TRACT 1:

BEGINNING at a point in the East line of Robb's Subdivision, plat of which is of record in Plat and Subdivision Book 3, Page 8, in the office of the Clerk of the County Court of Jefferson County, Kentucky; which point is at the Southwesterly corner of the tract conveyed to Henry Luffman, by deed dated June 9, 1939, of record in Deed Book 1713, Page 215, in the office aforesaid; thence Eastwardly with the Southerly line of tract conveyed to Luffman as aforesaid 422.55 feet to Luffman's Southeasterly corner; thence Southwardly and parallel to the East line of Robb's Subdivision 180.40 feet; thence Westwardly in a line parallel with the Southerly line of Luffman tract as aforesaid, 247.06 feet; thence Northwardly and parallel with the East line of Robb's Subdivision 120 feet thence Westwardly and parallel with Luffman's Southerly line 175 feet to the East line of Robb's Subdivision; thence Northwardly along the East line of Robb's Subdivision 60.5 feet to the beginning.

TRACT 2:

BEGINNING at a point in the East line of Robb's Subdivision, plat of which is of record in Plat and Subdivision Book 3, Page 8, in the office of the Clerk of the County Court of Jefferson County, Kentucky, 60.52 feet South of the Southwest corner of tract of land conveyed to Henry Luffman by deed dated June 9, 1939, of record in Deed Book 1713, Page 215, in the office aforesaid; thence South with the East line of said subdivision, 60 feet and extending back Eastwardly between parallel lines with the South line of property conveyed to Henry Luffman aforesaid, 175 feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by HAROLD WOLFORD and PATSY LEE WOLFORD, his wife, by deed dated February 23, 1976, and recorded in Deed Book 4838, Page 88, in the office aforesaid.

Deed Book 4838, Page 33

BEGINNING in the East line of Mercury Lane, which is also the East line of Robb's Subdivision, as shown on plat of same recorded in Plat and Subdivision Book 3, Page 8, in the office of the Clerk of the County Court of Jefferson County, Kentucky; at a point 180.52 feet South of the Luffman tract described in and recorded in Deed Book 1713, Page 215, in the office aforesaid; running thence Southwardly with the East line of Mercury Lane and the East line of said subdivision, 60 feet, and thence extending back Eastwardly between parallel lines 421.9 feet, the South line of this tract being coincident with the South line of the Leo Thompson tract described in deed recorded in Deed Book 2772, Page 558, in the office aforesaid.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by DOUGLAS H. FELL, SR. and MARIE M. FELL, his wife, by deed dated February 23, 1976, and recorded in Deed Book 4838, Page 33, in the office aforesaid.

Deed Book 4838, Page 56

BEGINNING at a point in the East line of Robb's Subdivision, plat of which is of record in Plat and Subdivision Book 3, Page 8, in the office of the Clerk of the County Court of Jefferson County, Kentucky; which point is 120.52 feet South of the Southwest line of the tract of land conveyed to Henry Luffman, by deed dated June 9, 1939, of record in Deed Book 1713, Page 215, in the office aforesaid; thence Southwardly with the East line of said Subdivision, 60 feet and extending back Eastwardly between lines parallel with the South line of the property conveyed to Henry Luffman as aforesaid, 175 feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by LEONARD J. ELDER and IRENE ELDER, his wife, by deed dated February 23, 1976, and recorded in Deed Book 4838, Page 56, in the office aforesaid.

Deed Book 4870, Page 814

Being Tract E in the Indian Trail Area, Section 3, Project No. Ky. R-69, plat of which is of record in Plat and Subdivision Book 32, Page 16, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by the URBAN RENEWAL AND COMMUNITY DEVELOPMENT AGENCY OF LOUISVILLE, a Public Entity, by deed dated July 8, 1976, and recorded in Deed Book 4870, Page 814, in the office aforesaid.

Deed Book 4918, Page 317

BEGINNING at the Southeast corner of Magazine and 14th Street; thence Eastwardly along the South line of Magazine Street 283 feet 6 inches to the Northeast corner of the tract conveyed to Urban Renewal and Community Development Agency of Louisville by deed of record in Deed Book 3863, Page 288, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence Southwardly with the East line of said tract 200 feet to a point in the North line of Esquire Alley; thence with the North line of Esquire Alley 283 feet 6 inches to the East line of 14th Street; thence Northwardly with the East line of 14th Street 200 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY by the URBAN RENEWAL AND COMMUNITY DEVELOPMENT AGENCY OF LOUISVILLE, a Public Entity, by deed dated March 17, 1977, and recorded in Deed Book 4918, Page 317, in the office aforesaid.

Deed Book 4870, Page 466

BEGINNING at an iron pin located in the West right-of-way line of Floyd Street, South 08° 48' 45" West, 264.51 feet from the Southwest rights-of-way intersection corner of Floyd Street and Bloom Avenue, said intersection corner having Kentucky State Plane Coordinates of 266,080.9475 North and 1,567,890.9012 East; thence South 08° 48' 45" West, 150.00 feet to an iron pin at the Southeasterly corner of the tract conveyed to K. A. Barker Construction Company by Deed of Correction in Deed Book 4862, Page 990, in the Office of the Clerk of the County Court of Jefferson County, Kentucky; thence North 81° 18' 21" West, 259.59 feet to an iron pin at the Southwesterly corner of the aforesaid Barker Company tract; thence North 08° 54' 23" East, 150.00 feet to an iron pin; thence South 81° 18' 21" East, 259.34 feet to the point of beginning and containing 38,920 square feet (0.89 acre), more or less.”

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by K. A. BARKER CONSTRUCTION COMPANY, a Kentucky Corporation, by deed dated July 21, 1976, and recorded in Deed Book 4870, Page 466, in the office aforesaid.

Deed Book 4963, Page 6

BEGINNING at a pipe in the Southerly line of Bernheim. Lane South 87 degrees 53 minutes 24 seconds East 75.99 feet from the Northwesterly corner of the tract conveyed to National Distillers Products Corporation by deed dated December 28, 1935, of record in Deed Book 1589, Page 369, in the Office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the Southerly line of Bernheim Lane, South 87 degrees 53 minutes 24 seconds East 299.99 feet to a pipe; thence leaving said line South 14 degrees 36 minutes 36 seconds West 200.39 feet to a pipe; thence North 75 degrees 23 minutes 24 seconds West 293 feet to a pipe; thence North 14 degrees 36 minutes 36 seconds East 135.42 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by NATIONAL DISTILLERS AND CHEMICAL CORPORATION, a Virginia corporation, by deed dated September 7, 1977, and recorded in Deed Book 4963, Page 6, in the office aforesaid.

Deed Book 4977, Page 864

BEING a certain lot of ground in the City of Louisville beginning on the East side of Seventh Street 65' 5-3/4" North of the first alley North of Ormsby Avenue, thence with the East line of Seventh Street, Northwardly 25' 2 1/4″, thence Eastwardly paralleled with said Alley 183.79 to a 20' Alley, thence Southwardly with said Alley 25', thence Westwardly 186.63 to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by AUGUST A. KLAPHEKE and GERALDINE KLAPHEKE, his wife, and JOHN J. FORD and MARY L. FORD, his wife, by deed dated November 11, 1977, and recorded in Deed Book 4977, Page 864, in the office aforesaid.

Deed Book 4977, Page 883

BEGINNING at a point in the East line of Seventh Street, said point being 40 feet North of the first alley North of Ormsby Avenue, as measured along the East line of Seventh Street; thence East with the North line of the tract conveyed to J. & F. Realty Corporation, by deed of record in Deed Book 3390, Page 436, in the office of the Clerk of the County Court of Jefferson County, Kentucky and same extended 189.47 feet to an alley; thence North with the West line of said alley 25 feet to the South line of the tract conveyed to Charles W. Erdman, by deed of record in Deed Book 289, Page 195, in the office aforesaid; thence West with the South line of said Erdman tract 186.63 feet to the East line of Seventh Street; thence South with East line of Seventh Street 25.18 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by RAYMOND F. DOUGLAS, widower, by deed dated November 21, 1977, and recorded in Deed Book 4977, Page 883, in the office aforesaid.

Deed Book 4981, Page 562

TRACT#1: BEING Lot 12 of Molter's Subdivision, plat of which is of record in Plat and Subdivision Book 1, Page 152, in the office of the Clerk of the County Court of Jefferson County, Kentucky; BEGINNING at a point in the center of a 50 foot private avenue 337-6/10 feet Eastwardly of the East line of Preston Street Road corner to Lot 11 of Molter's Subdivision; thence with the center line of said Avenue North 66-1/2 degrees East 145-4/10 feet corner to Lot 13 of Molter's Subdivision; thence South 27 degrees 38 minutes East 418-1/2 feet to a stone in the original South line of the John MOlter's tract corner to Lot 13 aforesaid; thence with said line North 88 degrees 35 minutes West 165-7/10 feet to a stone corner to Lot 11 aforesaid; thence North 27 degrees 38 minutes West parallel with Preston Street Road 347-3/10 feet to the beginning, containing 1.27 acres, more or less.

TRACT #2: BEGINNING at a point in the Center line of a 50 foot private avenue where the East line of a 15 foot private alley intersects the same, being 165 feet Eastwardly of the East line of Preston Street Road, also corner to Lot 6; thence with the Center line of said avenue and parallel with John Molter's North line North 66-1/2 degrees East 172-6/10 feet corner to Lot 12; thence South 27 degrees 38 minutes East parallel with Preston Street Road 347-3/10 feet to a stone in the original South line of the Peter MOlter tract; thence with said line North 88 degrees 35 minutes West 198 feet to a stone in the East line of a 15 foot private alley; thence with the East line of same and parallel with Preston Street Road North 27 degrees 38 minutes West 264-1/2 feet to the beginning, containing 1-22/100 acres, more or less. Said land is known as Lot 11 of Molter's Subdivision, filed with deed of partition between Henrietta Kroall and others, dated January 6, 1908, of record in Deed Book 671, Page 465, in the office of the Clerk aforesaid.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by GLADYS L. SCHAEFER, widow, JERRY ANDREW SCHAEFER, GEORGE ROBERT SCHAEFER, CAROLYN LEE HUTCHISON (formerly CAROLYN LEE SCHAEFER) and BARBARA ANN TURNER (formerly BARBARA ANN SCHAEFER), by deed dated November 19, 1977, and recorded in Deed Book 4981, Page 562, in the office aforesaid.

Deed Book 5082, Page 604

BEGINNING at the Northwest corner of the Jefferson County Board of Education tract as described in Deed Book 3684, Page 527, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence South 19° 12' 19" West along the West line of said tract, 1286.45 feet to the Southwest corner of said tract; thence South 55° 16' 21" East along the South line of said tract 245.49 feet to a point; thence North 22° 22' 01" East 591.85 feet to a point; thence along an arc to the left 42.22 feet, having a radius of 847.96 feet, the chord of which is North 20° 56' 26" East 42.21 feet to a point; thence North 19° 30' 51" East 583.71 feet; thence North 70° 29' 09" West 25.00 feet; thence North 19° 30' 51" East 65.65 feet to a point in the North line of said tract; thence North 55° 11' 41" West along said North line 258.48 feet back to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by the JEFFERSON COUNTY COMMUNITY IMPROVEMENT DISTRICT by deed dated September 18, 1978, and recorded in Deed Book 5082, Page 604, in the office aforesaid.

Deed Book 5070, Page 286

BEGINNING at a stake in the Western line of the right of way of Illinois Central Railroad at the Southeastern corner of Louisville Gas and Electric Company's tract running thence with the Western line of said right of way South 21° 26' West 165.61' to a stake; thence North 66° 43' West 288.43 feet; thence North 24° 58' East 166.48 feet; thence South 66° 43' East 278.19 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY by ELIZABETH L. HALEY, unmarried, by deed dated January 30, 1979, and recorded in Deed Book 5070, Page 286, in the office aforesaid.

Deed Book 5033, Page 424

BEING Lot 25, Revised Plat of Section No. 6, Bluegrass Research and Industrial Park, plat of which is of record in Plat and Subdivision Book 30, Page 53, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by Collectramatic, Inc., a Corporation, by deed dated August 16, 1978, and recorded in Deed Book 5033, Page 424, in the office aforesaid.

Deed Book 5038, Page 507

BEGINNING at the intersection of the South line of U.S. Highway No. 60 as conveyed to the Commonwealth of Kentucky, by deed of record in Deed Book 1534, Page 546, in the Office of the Clerk of the County Court of Jefferson County, Kentucky, with the center line of Eastwood Turnpike (or Road), also known as Fisherville Road; thence with the center line of Fisherville Road South 26 degrees 55 minutes East 40.50 feet, and South 11 degrees 40 minutes East 122.40 feet to the Southeast corner of Tract 1 conveyed to Theodore C. Alfred, Jr. and wife, by deed of record in Deed Book 4470, Page 144, in the Office aforesaid; thence with the South line of said Tract No. 1, South 85 degrees 53 minutes West 224.40 feet to the Southwest corner of same; thence with the West line of said last mentioned tract and the West line of Tract 2 conveyed to Theodore C. Alfred, Jr. and wife, by deed aforesaid, North 10 degrees 09 minutes West 88 feet to the South line of U.S. Highway 60, as mentioned aforesaid; thence with the lines of U.S. Highway 60 North 70 degrees 30 minutes East 173.50 feet, North 19 degrees 30 minutes West 15 feet, and North 70 degrees 30 minutes East 40 feet to the beginning.

This description being in conformity with the survey by Paul T. Foster, Land Surveyor No. 601, dated June 23, 1978.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by THEODORE C. ALFRED, JR. and BARBARA J. ALFRED, his wife, by deed dated September 1, 1978, and recorded in Deed Book 5038, Page 507, in the office aforesaid.

Deed Book 2515, Page 282

BEGINNING at a point in the center line of Hubbards Lane as now paved North 70 degrees 39 minutes West 93 feet, North 52 degrees 39 minutes West 93.6 feet from a point in the said center line of said Hubbards Lane as now paved at the intersection with Southeasterly line of the tract of land conveyed by Peter Bitzer and wife to Jefferson County, Kentucky by deed dated July 8, 1921 and recorded in Deed Book 983 Page 5 in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the center line of said Hubbards Lane as now paved North 43 degrees 19 minutes West 50.03 feet and extending back North 48 degrees 35 minutes East between parallel lines the Southeasterly line measuring 82.34 feet and the Northwesterly line measuring 93.80 feet.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by JEFFERSON COUNTY, KENTUCKY, JEFFERSON COUNTY FISCAL COURT, by deed dated August 4, 1949, and recorded in Deed Book 2515, Page 282, in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 7361, Page 914

Containing 7-1/2 acres, more or less, and is that part of the property conveyed to John A. Floersch, Roman Catholic Bishop of Louisville, by Deed dated August 11, 1931, and of record in Deed Book 1486, Page 224, in the Office of the Clerk of Jefferson County, Kentucky, as lies West of U.S. Highway 42 which Highway was conveyed by the Right Reverend John A. Floersch, Roman Catholic Bishop of Louisville to Commonwealth of Kentucky through its State Highway Commission, by Deed dated June 28, 1935, and of record in Deed Book 1577, Page 553, in the Office aforesaid. Less excepting therefrom so much as was conveyed to the Commonwealth of Kentucky, by deed dated May 1, 1963, of record in Deed Book 3817 Page 519, in the Office aforesaid.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, by A. WILLIAM FERRIELL and ANN C. FERRIELL, husband and wife, and TERRY A. TURBEVILLE and PATRICIA A. BELL-TURBEVILLE, husband and wife, by deed dated November 29, 1999, and recorded in Deed Book 7361, Page 914, in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 8054, Page 712

BEGINNING in the center line of the 18th Street Road or Dixie Highway corner to Lots No. 12 and 17 of E. V. Thompson’s Subdivision of Craycroft Tract, and running thence with the center line of said road or highway, South 37 degrees 55 minutes West 180.61 feet to a point, thence leaving said road or highway North 56 degrees 05 minutes West 200.68 feet to a point, thence running parallel with 18th Street Road or Dixie Highway South 38 degrees 15 minutes West 722.45 feet to a point, thence North 56 degrees 05 minutes West 1125.06 feet to a point, thence North 33 degrees 55 minutes East 900 feet to a line common to Lots 13 and 16 of said Subdivision, thence South 56 degrees 05 minutes East 1400 feet to the point of beginning, excepting so much of said property being sold to Jefferson County Community Improvement District, by Deed dated September 3, 1979, of record in Deed Book 5132, Page 116. Said remaining property containing 19.728 acres more or less.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by WALTER E. DAVIS and DIANA DAVIS, his wife, and MARTHA REIN, Family Trust, MARTHA REIN, Trustee, by deed dated January 21, 2003, and recorded in Deed Book 8054, Page 712, in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 8387, Page 468

Beginning at the southwest property corner of the Bettie C. Davis tract as described in Deed Book 3555, Page 104, 94.09 feet left (east) of the Jefferson County Floodwall centerline Station 784+86.45 thence North 35°11′ 21″ East, along the west property line of said tract 647.98 feet to a point 105.68 feet left (east) of said centerline Station 777+47.73; thence South 14°12’10” East 221.56 feet, to a point 284.10 feet left (east) of said centerline Station 778+79.08; thence South 12°19’22” West, 391.16 feet to a point 289.74 feet left (north) of said centerline Station 789+21.91; thence South 41°56’20” East, 171.59 feet to a point 241.12 feet left (north) of said centerline Station 790+86.47; thence South 16°44’20” East 170.52 to a point in the South property line of said tract 127.78 feet left (north) of said centerline Station 792+13.87; thence North 54°48’32” West along said south property line 621.71 feet back to the point of beginning.  Containing 3.992 acres more or less.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by LOUISVILLE/JEFFERSON COUNTY METRO GOVERNMENT, Successor to JEFFERSON COUNTY, KENTUCKY, by deed dated March 25, 2004, and recorded in Deed Book 8387, Page 468, in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 9028, Page 352

Tract A

Being two tracts of land lying on the south side of River Road, on the West of Third Street in Metro Louisville, Kentucky and being more particularly described as follows:

Beginning at the intersection of the North line of the tract conveyed to Al J. Schneider Company by deed of record in Deed Book 8182, Page 541 in the office of the Clerk of Jefferson County, Kentucky, with the north line of the tract conveyed to Galt House, Inc., by deed of record in Deed Book 5174, Page 405 in the office aforesaid, said point also being North 70 degrees 32 minutes 26 seconds West 20.09 feet as measured along the north line of said Galt House, Inc., tract from its intersection with the west line of Third Street; thence with said north line of the Galt House, Inc., tract, North 82 degrees 00 minutes 20 seconds West 85.29 feet to a point in same; thence leaving said north line North 08 degrees 48 minutes 23 seconds East 17.25 feet to its intersection with the north line of the tract conveyed to Al J. Schneider Company aforesaid;  thence with said north line South 70 degrees 32 minutes 26 seconds East 86.78 feet to the point of beginning, containing 735.5 square feet.

Tract B

Beginning at the intersection of the north line of the tract conveyed to Louisville Gas and Electric by deeds of record in Deed Book 5280, Page 218 and Deed Book 1100, Page 20 of record in the office of the Clerk of Jefferson County, Kentucky, with the west line of Third Street; thence with said north line North 81 degrees 11 minutes 37 seconds West 105.00 feet to a point in same; thence leaving said north line North 08 degrees 48 minutes 23 seconds East 29.51 feet to its intersection with the south line of the tract conveyed to Al J. Schneider Company by deed  of record in Deed Book 8182, Page 541 in the office aforesaid; thence with said south line South 82 degrees 00 minutes 20 seconds East 85.29 feet to its intersection with the north line of the tract conveyed to Galt House, Inc., by deed of record in Deed Book 5174, Page 405 in the office aforesaid; thence with said north line South 70 degrees 32 minutes 26 seconds East 20.09 feet to its intersection with the west line of Third Street aforesaid; thence with said west line South 08 degrees 51 minutes 22 seconds West 27.00 feet to the point of beginning, containing 3137.2 square feet.

The-above described tracts are consolidated into Tract 1 pursuant to the Minor Subdivision Plat approved by the Louisville Metro Planning Commission on April 26, 2007, under Docket No. 8756, the original of which is attached hereto and made a part hereof.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by AL J. SCHNEIDER COMPANY,  (f/k/a Home Supply Company, Successor by merger to Galt House, Inc.), a Kentucky Corporation, by deed April 30, 2007, and recorded in Deed Book 9028, Page 352, in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 9400, Page 718

Being all of Tract 5A as shown on approved minor subdivision plat bearing Docket #11909, attached hereto and made a part hereof; TOGETHER WITH right, title and interest in and to 60-foot private access easement as shown on said plat.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, A Kentucky corporation, by OTTE FAMLY LIMITED PARTNERSHIP, a Kentucky limited partnership, by deed dated December 31, 2008, and recorded in Deed Book 9400, Page 718, in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 9340, Page 535

BEING a tract of land in the downtown portion of Metro Louisville, Kentucky, on the south side of River Road and west side of Third Street and being more particularly described as follows:

BEGINNING at an iron pin with identifier #2747 at the intersection of the north line of Tract 1 as shown on the plat attached to and made a part of deed of record in Deed Book 9028, Page 352 in the office of the Clerk of Jefferson County, Kentucky, with the west line of Third Street; thence with said north line North 70 degrees 32 minutes 26 seconds West 106.87 feet to a cross cut at its intersection with the west line of said Tract 1; thence with said west line and same, if extended, North 08 degrees 48 minutes 23 seconds East 26.54 feet to a cross cut at its intersection with the south line of River Road; thence with said south line South 77 degrees 01 minute 52 seconds East 105.33 feet to a cross cut at its intersection with the west line of Third Street aforesaid; thence with said west line South 08 degrees 51 minutes 22 seconds West 38.65 feet to the point of beginning, containing 3,423.77 square feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by LOUISVILLE/JEFFERSON COUNTY METRO GOVERNMENT, a Kentucky consolidated local government, by deed dated December 24, 2008, and recorded in Deed Book 9340, Page 535, in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 9496, Page 669

This description prepared from a physical survey conducted by AGE Engineering, Douglas Gooch, Ky. RLS #3118, dated 1st day of December, 2009. BEGINNING at P.K. nail set with washer Stamped “Gooch PLS 3118” in the centerline of Eastwood-Fisherville Road, said nail being the Northeast corner of the property being described and being the Southeast corner of the property of Louisville Gas and Electric Company (D.B. 5038, Pg. 507), said nail being approximately 197 feet south of the intersection of centerlines of Eastwood-Fisherville Road and the centerline of US Hwy 60, lying in Jefferson County, Kentucky and being the Point of Beginning for this description; Thence leaving the corner of Louisville Gas and Electric Company, and with the centerline of Eastwood-Fisherville Road, S06°27’14”E – 95.04 feet to a P.K. nail set with washer stamped “Gooch PLS 3118”in the centerline of said road, said nail being the Northeast Corner of Larry Shuck (D.B. 8441, Pg. 399);  Thence leaving the centerline of Eastwood-Fisherville Road, N88°51’38”W – passing a 1” iron pipe found at 22.14 feet and continuing for a total distance of 133.16 feet to an iron pipe found, said iron pipe being the Northwest corner of Larry Shuck (D.B. 8441, Pg. 399) and being the northeast corner of Shuck-Evans, Inc. (D.B. 6900, Pg. 507);  Thence leaving the line of Larry Shuck and with the northern line of Shuck-Evans, Inc., N89°27’07”W – passing an iron pipe found at 94.84 feet and continuing for a total distance of 95.50 feet to an iron pin set (5/8" x 18" rebar with aluminum cap bearing PLS-3118, as will be typical for all set corner monuments), said pin being the northwest corner of Shuck-Evans, Inc. and being on the eastern line of Eastwood Development, (D.B. 8282, Pg. 590);  Thence leaving the line of Shuck-Evans, Inc. and with the eastern line of Eastwood Development, N06°08’04”W – 85.41 feet to an iron pin set, said pin being on the eastern line of Eastwood Development and being the Southwest corner of Louisville Gas and Electric Company (D.B. 5038, Pg. 507); Thence leaving the line of Eastwood Development and with the southern line of Louisville Gas and Electric Co., N88°29’48”E – passing an iron witness pin set at 207.03 feet and continuing for total distance of 227.15 feet to the Point of Beginning for this description and containing 0.468 acres by survey.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by MICHAEL/ANN PROPERTIES, INC., a Kentucky corporation, by deed dated December 11, 2009, and recorded in Deed Book 9496, Page 669, in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 5260, Page 895

BEGINNING at a point in the South property line of the tract of Citizens Fidelity Bank and Trust Company, as described in deed of record in Deed Book 4013, Page 178, in the office of the Clerk of the County Court of Jefferson County, Kentucky, at the Southwest corner of the tract conveyed to Jefferson County, Kentucky, by deed dated August 31, 1976, of record in Deed Book 4881, Page 31, in the Office aforesaid; thence with the Westerly lines of said last mentioned tract the following courses and distances, North 13 degrees 38 minutes 42 seconds East 110.80 feet; thence North 76 degrees 21 minutes 18 seconds West 150 feet; thence North 13 degrees 38 minutes 42 seconds East 150 feet; thence North 58 degrees 38 minutes 22 seconds East 212.09 feet; thence North 13 degrees 38 minutes 42 seconds East 482.86 feet; thence with a curve to the right, having a radius of 1295.92 feet, the chord of which is North 20 degrees 32 minutes 01 seconds East 310.18 feet to the true point of beginning; thence from said point of beginning North 60 degrees 23 minutes 55 seconds West 351 feet; thence North 29 degrees 35 minutes 52 seconds East 100 feet; thence South 60 degrees 23 minutes 55 seconds East 331 feet; thence South 18 degrees 17 minutes 17 seconds West 101.98 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by JEFFERSON COUNTY, KENTUCKY, JEFFERSON COUNTY FISCAL COURT, by deed dated August 25, 1981, and recorded in Deed Book 5260, Page 895, in the office aforesaid.

Deed Book 5193, Page 332

To find the true point of beginning, commence at the southeast corner of a tract of land conveyed to the Houston-McCord Realty Company by Citizens Fidelity Bank and Trust Company, Trustee, and Monon Transportation Corporation by deed dated February 15, 1974, recorded in Deed Book 4857, page 75, in the office of the Court Clerk, Jefferson County, Kentucky, said point being in the centerline of Lower River Road, also known as Cane Run Road; thence North 76° 02' 49" West, along the south line of said conveyance, fifteen hundred twenty and thirty-three hundredths (1520.33) feet to an iron pipe in the west line of the Southwest Jefferson County Floodwall Property; thence North 13° 38' 42" East, one hundred forty-four and ninety-seven hundredths (144.97) feet to an iron pipe; thence North 76° 21' 18" West, one hundred fifty (150.0) feet to an iron pipe; thence North 13° 38' 42" East, one hundred sixteen and fifty-three hundredths (116.53) feet to an iron pipe, the true point of beginning of this description; thence North 76° 21' 18" West, sixty (60.0) feet to an iron pipe; thence North 13° 38' 42" East, fifty-eight and thirty-two hundredths (58.32) feet to an iron pipe; thence North 58° 38' 42" East, two hundred twelve and nine hundredths (212.09) feet to an iron pipe; thence North 13° 38' 42" East, three hundred twenty-three (323.0) feet to an iron pipe; thence North 75° 36' 55" West, nine hundred twenty-one and seventy-two hundredths (921.72) feet to a point in the Ohio River, said point also being the northwest property corner of Rogers Kentucky Corporation; thence North 16° 41' 11" East, four hundred and twenty hundredths (400.20) feet; thence North 63° 44' 21" East, forty-five and sixty-three hundredths (45.63) feet; thence North 19° 57' 15" East, eleven hundred five and five tenths (1105.5) feet; thence North 26° 27' 15" East, two hundred thirty-nine and twenty-five hundredths (239.25) feet; thence North 25° 27' 15" East, three hundred (300.0) feet to a point, said point being in the southwest property corner of Louisville Gas and Electric Company; thence following the aforesaid property line, South 61° 26' 45" East, eleven hundred seventy and four hundredths (1170.04) feet to an iron pipe set in concrete, said iron pipe also being the southeast property corner of Louisville Gas and Electric Company; thence North 47° 52' 29" East, three hundred forty-four and twenty-five hundredths (344.25) feet to an iron pipe set in concrete; thence North 16° 05' 29" East, eleven hundred (1100.0) feet to an iron pipe set in concrete; thence North 41° 51' 01" East, three hundred sixty-five and forty-four hundredths (365.44) feet to an iron pipe set in concrete; thence South 55° 59' 46" East, thirty-three and seventy-four hundredths (33.74) feet to an iron pipe; thence with a curve to the left, radius of six hundred forty-two and ninety-six hundredths (642.96) feet, an arc distance of one hundred ninety and ninety-seven hundredths (190.97) feet, and a chord bearing South 11° 58' 25" West, one hundred ninety and twenty-seven hundredths (190.27) feet to an iron pipe; thence South 03° 27' 16" West, one hundred twelve and four hundredths (112.04) feet to an iron pipe; thence North 86° 32' 44" West, fifty-five (55.0) feet to an iron pipe; thence South 03° 27' 16" West, one hundred ninety-six and eleven hundredths (196.11) feet to an iron pipe; thence with a curve to the right, radius of four hundred seventy-seven and ninety-six hundredths (477.96) feet, an arc distance of one hundred ninety-three and eighty-three hundredths (193.83) feet, and a chord bearing South 15° 51' 45" West, one hundred ninety-two and fifty hundredths (192.50) feet to an iron pipe; thence South 28° 16' 13" West, eight hundred seven and fifty-three hundredths (807.53) feet to an iron pipe; thence with a curve to the right, radius of one thousand twenty and ninety-two hundredths (1020.92) feet, an arc distance of one hundred forty-four and twenty-one hundredths (144.21) feet, and a chord bearing South 32° 19' 03" West, one hundred forty-four and nine hundredths (144.09) feet to an iron pipe; thence South 36° 21' 54" West, one hundred twenty-eight and forty-one hundredths (128.41) feet to an iron pipe; thence North 60° 57' 57" West, twenty-five and seventeen hundredths (25.17) feet to an iron pipe; thence South 36° 21' 54" West, nine hundred twenty-eight and forty-two hundredths (928.42) feet to an iron pipe; thence North 53° 38' 06" West, twenty (20.0) feet to an iron pipe; thence South 36° 21' 54" West, two hundred sixty-two and seventy-two hundredths (262.72) feet to an iron pipe; thence with a curve to the left, having a radius of thirteen hundred fifteen and ninety-two hundredths (1315.92) feet, an arc distance of one hundred five and thirty-one hundredths (105.31) feet, a chord bearing South 34° 04' 21" West, one hundred five and twenty-eight hundredths (105.28) feet to an iron pipe; thence North 60° 23' 55" West, three hundred thirty-one (331.0) feet to an iron pipe; thence South 29° 35' 52" West, one hundred (100.0) feet to an iron pipe; thence South 60° 23' 55" East, three hundred fifty-one (351.0) feet to an iron pipe; thence with a curve to the left, having a radius of twelve hundred ninety-five and ninety-two hundredths (1295.92) feet, an arc distance of three hundred ten and ninety-three hundredths (310.93) feet, a chord bearing of South 20° 32' 01" West, three hundred ten and eighteen hundredths (310.18) feet to an iron pipe; thence South 13° 38' 42" West, four hundred eighty-two and eighty-six hundredths (482.86) feet to an iron pipe; thence South 58° 38' 42" West, two hundred twelve and nine hundredths (212.09) feet to an iron pipe; thence South 13° 38' 42" West, thirty-three and forty-seven hundredths (33.47) feet to the point of beginning, containing fifty-four and four hundred ninety-seven thousandths (54.497) acres, more or less and being a part of the same property conveyed to Houston-McCord Realty Company by Citizens Fidelity Bank and Trust Company and Monon Transportation Company by deed dated February 15, 1974, recorded in Deed Book 4857, page 75, in the Office of the Court Clerk, Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by HOUSTON-MCCORD REALTY COMPANY, a Tennessee corporation, by deed dated August 18, 1980, and recorded in Deed Book 5193, Page 332, in the office aforesaid.

Deed Book 5280, Page 218

BEGINNING at a point in a line of Tract #2 as shown on the Minor Subdivision Plat attached to Deed Book 4918, Page 326, acquired by Urban Renewal and Community Development Agenty of Louisville, of record in the office of the Clerk of the County Court of Jefferson County, Kentucky, said point being North 08° 50' 30" East 182.99 feet and South 81° 09' 30" East 22.14 feet from the most Southeasterly corner of Tract #2 on plat of aforesaid deed and in the South line of same, thence South 81° 09' 30" East 67.86 feet to a corner in the East line of Tract #2 aforesaid, thence with the East line of same North 08° 50' 30" East 11.20 feet, thence North 82° 26' 28" West 67.85 feet to a pipe, thence South 08° 51' 29" West, 9.68 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by GALT HOUSE, INC., a Kentucky Corporation, by deed dated March 22, 1982, and recorded in Deed Book 5280, Page 218, in the office aforesaid.

Deed Book 5348, Page 181

Beginning at a point in the west line of Second Street 31 feet north of the northwest corner of Second and Kentucky Streets; running thence northwardly with the west line of Second Street 363 feet 1 inch to a point; said point also being 5 inches south of the north line of Tract 16 of the property conveyed to V. V. Cooke, Jr., by deed dated December 24, 1982, and recorded in Deed Book 5327, Page 31, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence leaving Second Street and running westwardly and parallel with Kentucky Street 200 feet to a point in the east line of a 20 foot alley; thence with the east line of said alley southerly and parallel with Second Street 394 feet 1 inch to a spike in the north line of Kentucky Street; thence easterly with the north line of Kentucky Street 86 feet to a point; thence northwardly and parallel with Second Street 31 feet to a spike; thence eastwardly and parallel to Kentucky Street 114 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by V. V. COOKE, JR., unmarried, by deed dated May 2, 1983, and recorded in Deed Book 5348, Page 181, in the office aforesaid.

Deed Book 5463, Page 1

BEGINNING at the intersection of the west line of Shelby Street with the north line of the first alley, 24 feet wide, south of Madison Street; said point being South 7 degrees 48 minutes 15 seconds West 153.00 feet from the south line of Madison Street, as measured along said west line; thence with said north line of an alley, North 82 degrees 06 minutes 01 second West 65.00 feet to a point in same; thence leaving said north line, North 7 degrees 48 minutes 15 seconds East 65.00 feet and South 82 degrees 06 minutes 01 second East 65.00 feet to its intersection with the west line of Shelby Street aforesaid; thence with said west line, South 7 degrees 48 minutes 15 seconds West 65.00 feet to the point of beginning, containing 0.10 acre.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, Kentucky corporation, by PHOENIX HILL APARTMENTS ASSOCIATES, a Kentucky limited partnership, by deed dated August 8, 1984, and recorded in Deed Book 5463, Page 1, in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 5473, Page 867

BEGINNING at a point in the north line of Dumesnil Street, North 83 degrees 22 minutes 06 seconds West 140.0 feet from its intersection with the west line of 13th Street; thence with said north line, North 83 degrees 22 minutes 06 seconds West 20 feet to a point in same; thence leaving said north line and with a line parallel to the west line aforesaid, North 7 degrees 55 minutes East 60.25 feet to a point; thence with a line parallel to the north line aforesaid, South 83 degrees 22 minutes 06 seconds East 20 feet to its intersection with the west line of the tract conveyed to Louisville Gas and Electric Co. by deed of record in Deed Book 2472, Page 124 in the Office of Clerk of the County Court of Jefferson County, Kentucky; thence with same, South 7 degrees 55 minutes West 60.25 feet to the point of beginning, containing 1205 square feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by UNITED CATALYSTS, INC., a Delaware corporation (formerly Catalysts and Chemicals, Inc.), by deed dated December 17, 1984, and recorded in Deed Book 5473, Page 867, in the office aforesaid.

Deed Book 5469, Page 112

TRACT #1:

BEGINNING at the intersection of the north line of the tract conveyed to Lampton Baptist Church by deed of record in Deed Book 4838, Page 360, in the office of the Clerk of the County Court of Jefferson County, Kentucky, with the west line of St. Pauls Court, said point being North 7 degrees 50 minutes East 205.00 feet as measured along said west line from its intersection with the north line of Kentucky Street; thence with the north line of said Church tract, North 82 degrees 28 minutes 17 seconds West 118.00 feet to its intersection with the east line of an alley, 17 feet wide; thence with said east line, North 7 degrees, 50 minutes East 25.00 feet to its intersection with the north line of Inter Park Subdivision, a plat of record in Plat and Subdivision Book 1, Page 64, in the office aforesaid; thence with said north line, South 82 degrees 28 minutes 17 seconds East 118.00 feet to its intersection with the west line of St. Pauls Court, aforesaid; thence with said west line, South 7 degrees 50 minutes West 25.00 feet to the point of beginning, containing 0.068 acre.

TRACT #2:

BEGINNING at the intersection of the east line of the tract conveyed to Lula and Estella Clark by deed of record in Deed Book 2361, Page 245 in the office of the Clerk of the County Court of Jefferson County, Kentucky, with the south line of Caldwell Street, said point being South 82 degrees 26 minutes 30 seconds East 55.79 feet as measured along said south line from its intersection with the original east line of Hancock Street, 50 feet wide; thence with said south line, South 82 degrees 26 minutes 30 seconds East 21.25 feet to its intersection with the west line of the tract conveyed to Lampton Baptist Church by deed of record in Deed Book 4831, Page 266, in the office aforesaid; thence with the west line, South 7 degrees 50 minutes West 125.50 feet to the north line of another tract conveyed to said Church by deed of record in Deed Book 4833, Page 229, in the office aforesaid; thence with said north line, North 82 degrees 26 minutes 30 seconds West 21.25 feet to its intersection with the east line of the Clark tract aforesaid; thence with said east line North 7 degrees 50 minutes East 125.50 feet to the point of beginning, containint 0.061 acre.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by LAMPTON BAPTIST CHURCH, a Kentucky Corporation, by deed dated December 18, 1984, and recorded in Deed Book 5469, Page 112, in the office aforesaid.

Deed Book 5469, Page 156

TRACT #1:

BEGINNING at the intersection of the north line of the first alley north of Kentucky Street with the west line of St. Pauls Court, said point being North 7 degrees 50 minutes East 155.00 feet as measured along said west line from its intersection with the north line of Kentucky Street aforesaid; thence with said north line of an alley, North 82 degrees 28 minutes 17 seconds West 118.00 feet to its intersection with the east line of an alley 17 feet wide; thence with said east line, North 7 degrees 50 minutes East 50.00 feet to its intersection with the south line of the tract conveyed to Charles and Sara Norton by deed of record in Deed Book 3023, Page 576, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with said south line, South 82 degrees 28 minutes 17 seconds East 118.00 feet to its intersection with the west line of St. Pauls Court aforesaid; thence with said west line, South 7 degrees 50 minutes West 50.00 feet to the poing of beginning, containing 0.135 acre.

TRACT #2:

BEGINNING at the intersection of the south line of Caldwell Street with the west line of Clay Street; thence with said west line, South 7 degrees 50 minutes West 267.72 feet to its intersection with the north line of Inter Park Subdivision, a plat of record in Plat and Subdivision Book 1, Page 64, in the office of the Clerk of the County Court of Jefferson County, Kentucky, said point also being North 7 degrees 50 minutes East 230.00 feet as measured along said west line from its intersection with the north line of Kentucky Street; thence with the north and west lines of said Inter Park Subdivision, North 82 degrees 28 minutes 17 seconds West 431.25 feet and South 7 degrees 50 minutes West 61.00 feet to its intersection with the north line of the tract conveyed to Weldon and Mildred Willard by deed of record in Deed Book 5162, Page 80 in the office aforesaid; thence with said north line and same if extended, North 82 degrees 28 minutes 17 seconds West 103.05 feet to its intersection with the east line of Hancock Street, said point being North 7 degrees 50 minutes East 169.00 feet as measured along said east line from its intersection with the north line of Kentucky Street; thence with said east line, North 7 degrees 50 minutes East 80.00 feet to its intersection with the south line of the tract conveyed to Eugenia New by deed of record in Deed Book 4813, Page 989, in the office aforesaid; thence with the south, east, and north lines, respectively, of the said New tract the following courses and distances: South 82 degrees 26 minutes 30 seconds East 34.37 feet; North 7 degrees 50 minutes East 81.50 feet; and North 82 degrees 26 minutes 30 seconds West 34.37 feet to its intersection with the east line of Hancock Street aforesaid; thence with said east line, North 7 degrees 50 minutes East 42.00 feet to its intersection with the south line of the tract conveyed to the City of Louisville by deed of record in Deed Book 1156, Page 283, in the office aforesaid; thence with the south and east lines of said City of Louisville tract, South 82 degrees 26 minutes 30 seconds East 9.37 feet and North 7 degrees 50 minutes East 125.50 feet to its intersection with the south line of Caldwell Street; thence with said south line, South 82 degrees 26 minutes 30 seconds East 25.00 feet to its intersection with the west line of the tract conveyed to Lula and Estella Clark by deed of record in Deed Book 2361, Page 245 in the office aforesaid; thence with said west line, South 7 degrees 50 minutes West 125.50 feet to its intersection with the south line of same; thence with the south line of the said Clark tract and same, if extended, South 82 degrees 26 minutes 30 seconds East 42.67 feet to its intersection with the east line of the tract conveyed to Mimmie De Haven by deed of record in Deed Book 2361, Page 261, in the office aforesaid; thence with said east line, North 7 degrees 50 minutes East 125.50 feet to its intersection with the south line of Caldwell Street aforesaid; thence with said south line, South 82 degrees 26 minutes 30 seconds East 457.26 feet to the point of beginning, containing 3.216 acres.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by LAMPTON BAPTIST CHURCH, a Kentucky Corporation, by deed dated December 18, 1984, and recorded in Deed Book 5469, Page 156, in the office aforesaid.

Deed Book 5253, Page 73

Being Lot 22, River Terrace, as shown on Plat of same recorded in Plat and Subdivision Book 9, Page 37, in the Office of the Clerk of the County Court of Jefferson County, Kentucky, more particularly described as follows:

BEGINNING at the Southwest corner of Duncan and 44th Street; running Southwardly with the West line of 44th Street South 14° 23' West 45 feet; thence Westwardly at right angles to 44th Street North 75° 37' West 129.24 feet; thence Northwestwardly parallel with 44th Street North 14° 23' East 43.01 feet to the South line of Duncan Street; thence Eastwardly with the South line of Duncan Street South 76° 30' East 129.26 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by SHAWNEE PRESBYTERIAN CHURCH, a Kentucky Corporation, by deed dated September 21, 1981, and recorded in Deed Book 5253, Page 73, in the office aforesaid.

Deed Book 5546, Page 677

BEGINNING at the intersection of the south line of Ballardsville Road, 60' wide, with the east line of the tract conveyed to the Sovereign Company by deed of record in Deed Book 5070, Page 523, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with said South line North 74 degrees 56 minutes 05 seconds East 251.93 feet to a point in same; thence leaving said south line South 15 degrees 41 minutes 09 seconds East 1669.57 feet to its intersection with the north line of Hickory Hollow Subdivision, Section 1, a plat of record in Plat and Subdivision Book 32, Page 6, in the office aforesaid; thence with said north line South 72 degrees 29 minutes 47 seconds West 1190.58 feet to its intersection with the east line of the tract conveyed to Estelle Goins Head by deed of record in Deed Book 49, Page 91, in the office aforesaid; thence with said east line North 15 degrees 41 minutes 09 seconds West 1140.0 feet to a point in same; thence leaving said east line North 74 degrees 18 minutes 51 seconds East 900.00 feet and North 15 degrees 41 minutes 09 seconds West 391.76 feet to its intersection with the south line of the Sovereign Company, Inc. aforesaid; thence with the south and east lines of said Sovereign Company tract North 74 degrees 56 minutes 05 seconds East 36.14 feet and North 15 degrees 03 minutes 55 seconds West 178.71 feet to the point of beginning containing 3_.26 acres, being Tract 4 as shown on the attached plat.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY by EASTMOOR ACRES REALTY COMPANY, INC., A Kentucky Corporation,  by deed dated December 12, 1985, of record in Deed Book 5546, Page 677, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 5546, Page 672

BEGINNING at the intersection of the south line of Ballardsville Road 60' wide with the east line of the tract conveyed to the Sovereign Company by deed of record in Deed Book 5070, Page 523, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with said east line South 15 degrees 03 minutes 55 seconds East 178.71 feet to its intersection with the south line of said Sovereign Company tract; thence with said south line South 74 degrees 56 minutes 05 seconds West 36.14 feet to a point in same; thence leaving said south line North 15 degrees 41 minutes 09 seconds West 178.72 feet to its intersection with the south line of Ballardsville Road aforesaid; thence with same North 74 degrees 56 minutes 05 seconds East 38.07 feet to the point of beginning, being Tract 3-A as shown on the attached plat.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY by THE SOVEREIGN COMPANY, (INCORPORATED), A Kentucky Corporation, by deed dated December 12, 1985, of record in Deed Book 5546, Page 672, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 6023, Page 853

Being LOT 1, C. E. GHEENS SUBDIVISION, SECTION 1, plat of which is of record in Plat and Subdivision Book 24, Page 27, in the Office of the Clerk of Jefferson County, Kentucky.

BEING the same property conveyed to the LOUISVILLE GAS AND ELECTRIC CO., a Kentucky corporation, by H. J. SCHEIRICH CO., a Kentucky corporation, by and through Thomas M. Duddy, the trustee for the estate of H. J. SCHEIRICH CO., by deed dated December 27, 1990, of record in Deed Book 6023, Page 853, in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 6061, Page 855

PARCEL 17xb - EXCESS PURCHASE

Beginning at a point in the southeast property corner 172.24 feet left of the proposed Hurstbourne Parkway centerline station 16+47.26; thence with said south property line N 49°28'40" W, 255.04 feet to a point 337.89 feet left of the proposed Hurstbourne Parkway centerline station 19+12.23; thence leaving said south property line S 59°59'30" E, 232.48 feet to a point 162.01 feet left of the proposed Hurstbourne Parkway centerline station 17+06.59; said point also being in the east property line; thence with the said east property line S 08°33'43" W, 50.00 feet to the point of beginning.

Containing 0.124 acres or 5,409 square feet.

BEING the same property conveyed to the LOUISVILLE GAS AND ELECTRIC COMPANY from JEFFERSON COUNTY, KENTUCKY, by deed dated April 23, 1991, of Record in Deed Book 6061, Page 855, in the Office of the Clerk of County Court of Jefferson County, Kentucky.

Deed Book 2651, Page 266

BEGINNING on the Northeast side of Northwestern Parkway, formerly High Street, at a point 816 feet Southwest of Eighteenth Street, formerly Bridge Street; thence Southwest along the Northeast side of Northwestern Parkway 28 feet and extending back Northeastwardly of the same width throughout and between lines parallel with Eighteenth Street 146 feet, more or less, to an alley.

BEING the same property conveyed to the LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by GEORGE E. BALLARD and ROSELLA BALLARD, his wife, by deed dated August 4, 1950, and recorded in Deed Book 2651, Page 266, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 2645, Page 278

BEGINNING on the North side of North Western Parkway, (formerly High Street), at a point 791 feet West of 18th Street, (formerly Bridge Street); thence West along the North side of North Western Parkway, 25 feet, and extending back North of the same width, and parallel with 18th Street, 144 feet to an alley.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by JOHN O. BARMORE and LOUISE BARMORE, his wife, by deed dated July 21, 1950, and recorded in Deed Book 2645, Page 278, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 2792, Page 15

BEGINNING on the Northeast side of North Western Parkway, (formerly High Street) at a point 791 feet Northwest of 18th Street (formerly Bridge Street); thence Southeastwardly along the Northeast side of North Western Parkway 15 feet, and extending back Northeastwardly between parallel lines to the Northeastwardly line of the tract conveyed to Charles Wesley Lannan and Lois Myrtle Lannan, by deed dated December 4, 1947 and recorded in Deed Book 2321 Page 102 in the office of the Clerk of the County Court of Jefferson County, Kentucky, the Northwest line being 88.04 feet in length and coincident with the East line of the tract conveyed to Louisville Gas and Electric Company, by deed dated July 21, 1950 and recorded in Deed Book 2645 Page 278 in the aforesaid Clerk's office.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by CHARLES WESLEY LANNAN and LOIS MYRTLE LANNAN, his wife, by deed dated August 16, 1951, and recorded in Deed Book 2792, Page 15, in the office aforesaid.

Deed Book 2749, Page 458

BEGINNING at an iron pin in the center line of Cane Run Road at the Southwest corner of the tract of 73.4 acres described in deed to Albert Miller dated May 12, 1930, and recorded in Deed Book 1444 Page 89 in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the center line of Cane Run Road, South 80 degrees 48 minutes West, 248.26 feet to an iron pin, corner to the one acre tract conveyed to Julius and Beatrice Buchlohd by deed dated February 15, 1924, recorded in Deed Book 1088 Page 344 in said Clerk's office; thence with the Northeast line of said tract, North 48 degrees 22 minutes West, 335.29 feet to an iron pipe, corner to said tract; thence with another line of said tract, South 41 degrees 28 minutes West, 161.92 feet to an iron pipe, another corner to said tract; thence with the Southwest line of said tract, South 48 degrees 22 minutes East, 200 feet to an iron pin in the center line of Cane Run Road; thence with the center line of said road, South 85 degrees 5 minutes West, 382 feet to an iron pin, corner to the tract of 90 acres, more or less, conveyed to William Miller by deed dated January 18, 1917, recorded in Deed Book 866 Page 547 in the aforesaid Clerk's office; thence with the Northeast line of said tract, North 48 degrees 8 minutes West, 3059.92 feet to a stake, another corner to said tract; thence continuing with the line of said tract, North 59 degrees 5 minutes West, passing a stone at 448.78 feet at high bank of the Ohio River, in all 613.84 feet to low water mark of the Ohio River; thence with said low water mark, the following courses and distances: North 32 degrees 29 minutes East, 487.59 feet; North 27 degrees 28 minutes East, 868.63 feet; North 24 degrees 41 minutes East, 549.61 feet; and North 31 degrees 09 minutes East, 459.56 feet to a corner to Fred Schlatter; thence with his line, South 60 degrees 48 minutes East, passing high bank at 165.10 feet, in all 1322.29 feet to a stake; thence South 60 degrees 9 minutes East, 1238.50 feet to a stone, corner to the aforesaid tract of 73.4 acres conveyed to Albert Miller by deed aforesaid; thence with a line of said tract, South 27 degrees 44 minutes West, 1675.47 feet to a post, corner to said last mentioned tract; thence with another line of same, South 33 degrees 50 minutes East, 1908.4 feet to the beginning, containing 178.642 acres, which includes 8.969 acres lying between high bank and low water mark of the Ohio River.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by BRUCE HOBLITZELL, SR. and IRENE F. HOBLITZELL, his wife, by deed dated April 19, 1951, and recorded in Deed Book 2749, Page 458, in the office aforesaid.  LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN DEED BOOK 8167, PAGE 433, OF RECORD IN THE OFFICE AFORESAID.

Deed Book 2750, Page 199

BEGINNING at an iron pin at an angle in Cane Run Road corner to the Albert Geiger tract and in Duckwall's line; thence with that part of Cane Run Road that leads to the Ohio River and with Duckwall's line North 58 degrees 30 minutes West 2084.68 feet to low water mark of the Ohio River; thence with low water mark of the Ohio River North 27 degrees 17 minutes East 990.45 feet and North 30 degrees 7 minutes East 626.60 feet corner to Albert Miller; thence with Miller's line South 59 degrees 5 minutes East 613.84 feet to a stake; thence continuing with Miller's line South 48 degrees 8 minutes East 3059.92 feet to an iron pin in the center line of Cane Run Road; thence with the center line of said road South 85 degrees 5 minutes West 1801.79 feet to the beginning, containing 96.641 acres which includes 6.128 acres lying between the high bank and low water mark of the Ohio River.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by BRUCE HOBLITZELL, SR., and IRENE F. HOBLITZELL, his wife, by deed dated April 23, 1951, and recorded in Deed Book 2750, Page 199, in the Office of the Clerk of the County Court of Jefferson County, Kentucky. LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN DEED BOOK 8167, PAGE 433, OF RECORD IN THE OFFICE AFORESAID.

Deed Book 2750, Page 203

BEGINNING at an iron pin in the center line of Cane Run Road at the Southwest corner of the tract of 73.4 acres conveyed to Albert Miller by deed dated May 12, 1930 of record in Deed Book 1444 Page 89 in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the Southwest line of said tract North 33 degrees 50 minutes West 1908.4 feet to a post corner to said tract; thence with another line of said tract North 27 degrees 44 minutes East 1675.47 feet to a stone in what was formerly Meriwether or Allsmiller's line; thence with said line South 60 degrees East 762.30 feet to a stone corner to the aforesaid tract of 73.4 acres; thence with lines of same South 31 degrees 18 minutes West 285.45 feet to a stone; South 29 degrees 10 minutes West 318.45 feet and South 36-3/4 degrees West 70.12 feet to another corner of said 73.4 acre tract; thence with Northeast lines of said tract South 30 ¼ degrees East 1105.5 feet and South 24 ¼ degrees East 1085.7 feet to an iron pin in the center line of Cane Run Road; thence with center line of said road South 81 degrees 10 minutes West 1073.98 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY,  a Kentucky Corporation, by BRUCE HOBLITZELL, SR., and IRENE F. HOBLITZELL, his wife, by deed dated April 19, 1951, and recorded in Deed Book 2750, Page 203, in the office aforesaid. LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN DEED BOOK 8167, PAGE 433, OF RECORD IN THE OFFICE AFORESAID.

Deed Book 2750, Page 208

BEGINNING at a stone corner to Henry Fruechtenecht and J. S. Peak (formerly Matthew Brennan) and in line of George J. Graf; thence South 31 degrees West with the line common to said Henry Fruechtenecht and J. S. Peak 287 feet to a stone corner to Samuel Olson and in the Easterly line of said Henry Fruechtenecht; thence South 29 degrees 25 minutes East with the line common to Samuel Olson and J. S. Peak 380 feet, more or less, to the center of a 75 foot right-of-way conveyed to Jefferson County, Kentucky, by Matthew and Mary Brennan for a drainage ditch by deed dated August 1, 1910 recorded in Deed Book 783 Page 374 in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the center line of said 75 foot right-of-way South 70 degrees 4 minutes East 496.34 feet; thence continuing with said center line of 75 foot right-of-way and center line extended North 75 degrees 56 minutes East 596.28 feet to a point in the Northern line of the 33 acre tract conveyed to J. S. Peak recorded in Deed Book 1772 Page 624 in the office of the Clerk as aforesaid; thence with the Northern line of said J. S. Peak North 60-1/2 degrees West 1240 feet, more or less, to the point of beginning, containing 9.75 acres, more or less.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by BRUCE HOBLITZELL, SR., and IRENE F. HOBLITZELL, his wife, by deed dated April 19, 1951, and recorded in Deed Book 2750, Page 208, in the office aforesaid.

Deed Book 2768 Page 68

BEGINNING at Logan's upper corner at low water mark on the Ohio River at the Northwest corner of Lot 1 of the Deed of Partition recorded in Deed Book 68 Page 45 in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the Northerly line of said Lot 1, South 58 degrees 30 minutes East, passing an iron pipe at 1950.85 feet, passing a spike at 2094.83 feet, in all 5524.21 feet to a point in the Northerly line of said Lot 1, said point being North 58 degrees 30 minutes West, 1073.3 feet from a stone at the Northeast corner of said Lot 1, as measured along the Northerly line of said Lot 1; thence South 21 degrees 4 minutes West, and parallel with the Easterly line of said Lot 1, 206.25 feet; thence parallel with the Northerly line of said Lot 1, South 58 degrees 31 minutes East, 1073.30 feet to the Easterly line of said Lot 1; thence with the Easterly line of said Lot 1, South 21 degrees 4 minutes West, 1152.79 feet to a stone, the Southeast corner of said Lot 1; thence with the Southerly line of said Lot 1, North 59 degrees 43 minutes West, 3704.35 feet to a stone corner to said Lot 1; thence continuing with the line of said Lot 1, South 33 degrees 21 minutes West 540.2 feet to a stone, another corner to said Lot 1; thence continuing with the Southerly line of said Lot 1, North 63 degrees 24 minutes West, passing a spike at 538.56 feet, in all 2837.36 feet to the low water mark of the Ohio River and the Southwest corner of said Lot 1; thence with said low water mark and with the Westerly line of said Lot 1, North 23 degrees 30 minutes East, 1189.13 feet and North 24 degrees 11 minutes East, 1026.33 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by ANNA ETHELYN DUCKWALL MCCREE (formerly Anna Ethelyne Duckwall Steinacker), a widow, by deed dated June 28, 1951, and recorded in Deed Book 2768 Page 68, in the office aforesaid.  LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN DEED BOOK 3107, PAGE 103, DEED BOOK 3770, PAGE 535, DEED BOOK 7363 PAGE 828, BOOK 5211, PAGE 761, AND DEED BOOK 7363, PAGE 533 AND DEED BOOK 7363, PAGE 541, ALL OF RECORD IN THE OFFICE AFORESAID.

Deed Book 2561, Page 476

BEGINNING at a point in the North line of U.S. Highway #60, South 82 degrees 45 minutes East, 725 feet from the West line of a tract of land conveyed to Frank L. Spurgin, et al, by deed dated March 11, 1936 of record in Deed Book 1596 Page 358 in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the North line of U.S. Highway #60, South 82 degrees 45 minutes East, 50 feet to the Southwest corner of the lot conveyed to Louisville Gas and Electric Company, a Corporation, by deed dated April 15, 1949 and recorded in Deed Book 2477 Page 568 in the aforesaid Clerk's Office; thence with Louisville Gas and Electric Company's West line, North 3 degrees 30 minutes East, 200 feet; thence North 82 degrees 45 minutes West, 50 feet; thence South 3 degrees 30 minutes West, 200 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by HENRY G. SMITH and CLARA M. SMITH, his wife, by deed dated December 22, 1949, and recorded in Deed Book 2561, Page 476, in the office aforesaid.

Deed Book 2563, page 254

beginning at the southwest corner of the property conveyed to Jefferson County, Kentucky by Peter Bitzer and wife by deed dated July 8, 1921 and recorded in Deed Book 983 Page 5 in the office of the County Clerk of Jefferson County, thence following the center line of Hubbards Lane north 70 degrees 39′ west 93.0 feet, north 52 degrees 39′ west 93.6 feet, north 43 degrees 19′ west 50.03 feet, north 41 degrees 19′ 30″ west 112.5 feet thence leaving said Hubbards Lane north 53 degrees 25′ east 162.02 feet to a stake which marks the point of beginning of said tract which is described as follows:

“BEGINNING at said stake thence south 36 degrees 35′ east 40.0 feet to a stake; thence north 53 degrees 25′ east 30.0 feet to a stake; thence north 36 degrees 35′ west 40.0 feet to a stake: thence south 53 degrees 25′ west 30.0 feet to the stake which marks the point of beginning, in all containing 0.027 acres of land and is shown on a survey plat which is attached hereto.”

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by JEFFERSON COUNTY, KENTUCKY by and through its FISCAL COURT, by deed dated December 21, 1949, and recorded in Deed Book 2563, page 254, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 2745, Page 112

BEGINNING at the intersection of the Southeastwardly line of Wilson Avenue, formerly Cane Run Road, with the Northwardly line of Gaulbert, formerly "A" Street; thence Northeastwardly along the Southeastwardly line of said Wilson Avenue 65 feet; thence Southeastwardly at right angles to Wilson Avenue, to the Northwardly line of Gaulbert Street; thence Westwardly along the Northwardly line of Gaulbert Street to the beginning; being a part of Lot No. 1 in Homelawn Terrace, a plat of which is recorded in Plat & Subdivision Book 4, page 1, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by LOUIS C. KOSSE and MARY T. KOSSE, his wife, by deed dated April 26, 1951, and recorded in Deed Book 2745, Page 112, in the office aforesaid.

Deed Book 2670, Page 151

BEGINNING at a point in the Northwest line of a 40 foot road leading from the residence of Eli Lambert; said point being North 64 degrees 38 minutes East, 280 feet from the original center line of Preston Street Road; thence with the Northwest line of said 40 foot road North 64 degrees 38 minutes East 50 feet to the Southeast corner of the tract conveyed to Anna Staser by deed dated September 15, 1938 of record in Deed Book 1688 Page 119 in the office of the Clerk of the County Court of Jefferson County, Kentucky; and extending back between parallel lines of equal width throughout North 23 degrees 52 minutes West, 40 feet to the Northwest line of the tract conveyed to Anna Staser by deed aforesaid.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by ANNA STASER, unmarried, by deed dated August 16, 1950, and recorded in Deed Book 2670, Page 151, in the office aforesaid. LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN DEED BOOK 5929, PAGE 543, OF RECORD IN THE OFFICE AFORESAID.

Deed Book 2793, Page 376

BEGINNING at the intersection of the East line of the alley mentioned in the deed from Karl A. Bergmann to Angeline C. Redman dated October 24, 1902, of record in Deed Book 582 Page 100, in the office of the Clerk of the County Court of Jefferson County, Kentucky (being the first alley West of Taylor Boulevard) with the South line of Bluegrass Avenue (formerly Pleasure Ridge Road); thence East with the South line of Bluegrass Avenue, 25 feet and extending back Southwardly between parallel lines 82.68 feet to the South line of Tract 1, as described in deed to A. M. Kelley, Sr. dated April 8, 1946, of record in Deed Book 2110 Page 191, in the aforesaid Clerk's office, the West line of said lot being coincident with the East line of the aforementioned alley.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by KATIE LEE KELLEY, single, ANNIE E. KELLEY, single, and A. M. KELLEY, JR., single, by deed dated August 27, 1951, and recorded in Deed Book 2793, Page 376, in the office aforesaid.  LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN DEED BOOK 5418, PAGE 27, OF RECORD IN THE OFFICE AFORESAID.

Deed Book 2605, Page 344

BEGINNING at the intersection of the Northeast line of Arcade Avenue with the Northwest line of the Subdivision known as BROAD ACRES, Section #1, plat of which is of record in Plat and Subdivision Book 10 Page 12 in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence Northwestwardly with the Northeast line of Arcade Avenue 29.32 feet to a pipe; thence in a Northeastwardly direction with the Northwest line of the tract of land conveyed to Central Concrete Construction Company by deed dated January 9, 1947 and recorded in Deed Book 2197 Page 416 in the aforesaid Clerk's Office, 141.60 feet to a pipe; thence Southeastwardly 26.45 feet to a pipe in the Northwest line of the aforesaid Subdivision, 141.23 feet Northeast of Arcade Avenue as measured along said Northwest line; thence Southwest with the Northwest line of said Subdivision 141.23 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by CENTRAL CONCRETE CONSTRUCTION COMPANY, a Corporation, by deed dated April 17, 1950, and recorded in Deed Book 2605, Page 344, in the office aforesaid.

Deed Book 2615, Page 272

BEGINNING at a stake in the South line of the first 20 foot alley South of Broadway, 130.13 feet West of the West line of Shelby Street as measured along said line of said alley; thence running West along the South line of said alley 20 feet to the East line of another alley and extending back South between parallel lines the same width throughout 30 feet; the West line of said lot being coincident with the East line of the last mentioned alley and being part of the same property conveyed to Michael E. Corso of the first part by deed dated April 12, 1946 and of record in Deed Book 2107 Page 406 in the office of the Clerk of the County Court of Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, A Corporation, by MICHAEL E. CORSO and ANN J. CORSO, his wife, by deed dated May 9, 1950, and recorded in Deed Book 2615, Page 272, in the Office of the Clerk of -the County Court of Jefferson County, Kentucky.

Deed Book 2631, Page 7

BEGINNING at a point in the East line of the first 20 foot alley West of Brook Street, at a point 16 feet 3 inches North of the North line of the first 20 foot alley North of Kentucky Street; thence North with the East line of the first 20 foot alley West of Brook Street, 20 feet to the Northwest corner of the Lot conveyed to Charles V. Johnson by deed dated March 23, 1885 and recorded in Deed Book 279, Page 397 in the office of the Clerk of the County Court of Jefferson County, Kentucky, and extending back East of the same width throughout between lines parallel with the first alley North of Kentucky Street, 30 feet, the North line being coincident with the North line of said Charles V. Johnson lot.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by VIRGINIA JOHNSON BARNUM, a widow, by deed dated June 13, 1950, and recorded in Deed Book 2631, Page 7, in the office aforesaid.

Deed Book 2692, Page 538

BEGINNING in the center of a Public Utility easement 10 feet wide, and at the corner common to Lots 62, 63, 28 and 29, as shown on plat of Edgewood Subdivision, of record in Plat and Subdivision Book 5 Page 55, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence Southwest with the center line of said easement and with the division line common to Lots 62 and 63, as shown by plat aforesaid, 20 feet and extending back Southeastwardly between parallel lines and of that width throughout, 25 feet; the Northeastwardly line of said lot being coincident with the Southwestwardly line of Lot 29, as shown by the aforesaid plat of Edgewood Subdivision, and also running with the center line of another 10 foot Public Utility Easement.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by WELBA E. RAFFERTY and ARTIE MAY RAFFERTY, his wife, by deed dated November 3, 1950, and recorded in Deed Book 2692, Page 538, in the office aforesaid.

Deed Book 2676, Page 353

BEGINNING at a point which is the following courses and distances from a spike which marks the intersection of the West line of Manslick Road with the Southeast line of 7th Street Road, as measured along the chord of the curve of the Southeast line of 7th Street, South 83 degrees 18 minutes West, 100.06 feet; South 80 degrees 04 minutes West, 50 feet and South 78 degrees 10 minutes West, 10 feet to a pipe; South 78 degrees 58 minutes West, 40.03 feet; South 74 degrees 49 minutes West, 100 feet, and South 72 degrees West 14.79 feet; thence leaving said Road, South 18 degrees East, 20 feet, which is the point of beginning; thence South 67 degrees 13 minutes West, 125 feet; thence South 22 degrees 47 minutes East, 50 feet; thence North 67 degrees 13 minutes East, 125 feet; thence North 22 degrees 47 minutes West, 50 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by R. S. TRIGG and SARA ELIZABETH TRIGG, his wife, by deed dated September 25, 1950, and recorded in Deed Book 2676, Page 353, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.  LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN DEED BOOK 2928, PAGE 223, OF RECORD IN THE OFFICE AFORESAID.

Deed Book 2847, Page 233

BEGINNING at a point in the center of Cane Run Creek, in the Northeast line of the 9.75 acre tract conveyed to Louisville Gas and Electric Company, a corporation, by deed dated April 19, 1951, of record in Deed Book 2750 Page 208 in the office of the Clerk of the County Court of Jefferson County, Kentucky, said point also being a corner to the 96 acre tract conveyed to Anna L. Hawes by deed dated November 1, 1938, of record in Deed Book 1688 Page 592 in the office of the Clerk aforesaid; thence with the Southeasterly lines of the tract conveyed to Anna Hawes aforesaid, North 30 degrees 57 minutes East, 321.75 feet to a stake; North 53 degrees 33 minutes West, 165 feet to a stake; North 23 degrees 57 minutes East, 396 feet to a stake; thence North 37 degrees 57 minutes East, 11.5 feet to a stake in the Southwest line of the tract of land condemned for Flood Protection purposes in Action No. 323-721, Jefferson Circuit Court, and conveyed by John O. Arnold, Commissioner, to Jefferson County Fiscal Court, by deed dated August 22, 1951, of record in Deed Book 2819 Page 146 in the aforesaid office; thence with the Southwest line of said Flood Protection Structure, the following courses and distances: North 47 degrees 54 minutes 26 seconds West, 202.53 feet to a stake, said stake being 280 feet from the center line of the Flood Protection Structure on file in the U. S. Engineer's Office; thence South 42 degrees 5 minutes 34 seconds West, 180 feet to a stake; thence North 47 degrees 54 minutes 26 seconds West, and 460 feet from the center line of said Flood Protection Structure, 1200 feet to a stake; thence North 2 degrees 54 minutes 26 seconds West, 347.95 feet to a stake; thence North 59 degrees 52 minutes 47 seconds West, 351.32 feet to a stake; thence South 30 degrees 07 minutes 13 seconds West, 50 feet to a stake; thence North 59 degrees 52 minutes 47 seconds West, 235.6 feet to a stake in the Northwest line of the 96 acre tract conveyed to Anna L. Hawes and the Southeast line of the tract conveyed to Frederick Schlatter by deed dated April 6, 1906, of record in Deed Book 636 Page 574 in the aforesaid office; thence with the said Hawes and Schlatter line, South 32 degrees 56 minutes 43 seconds West, passing a stone at 1062.37 feet, in all 1064.56 feet to the corner common to the Schlatter and Hawes tracts, and in the Northeast line of the tract of land conveyed to the Louisville Gas and Electric Company by deed dated April 19, 1951, of record in Deed Book 2749 Page 458 in the aforesaid Clerk's office; thence with the Southwesterly line of the tract of land conveyed to Anna Hawes aforesaid and the line of the Louisville Gas and Electric Company property last mentioned, South 58 degrees 51 minutes 30 seconds East, 622.33 feet to a stone; thence continuing with the Southwest line of the Anna L. Hawes tract, mentioned aforesaid, and with the Northeast line of the tract of lands conveyed to Louisville Gas and Electric Company by deeds dated April 19, 1951, of record in Deed Books 2750 Page 203 and 2750 Page 208, both of record in the aforesaid Clerk's office, South 59 degrees 03 minutes East, passing a stone at 763.52 feet, and a stake at 1784.44 feet, in all 1817.03 feet to the point of beginning, containing 44.9238 acres, as shown on survey made December 20, 1951, by Stonestreet and Ford, Surveyors.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by ANNA L. HAWES, unmarried, by deed dated February 14, 1952, and recorded in Deed Book 2847, Page 233, in the office aforesaid. LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN DEED BOOK 8167, PAGE 433, OF RECORD IN THE OFFICE AFORESAID.

Deed Book 2977, Page 27.

BEGINNING at a point in the South line of Magazine Street 90 feet west of the west line of 13th Street; thence Westwardly along the south line of Magazine Street 21 feet, and extending back Southwardly between lines parallel with the west line of 13th Street 100 feet to the North line of the lot conveyed to Louisville Gas and Electric Company by deed dated July 6, 1935, of record in Deed Book 1582 Page 47 in the office of the Clerk of the County Court of Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by MARGARET SYKES, unmarried, by deed dated February 6, 1953, and recorded in Deed Book 2977, Page 27, in the office aforesaid.

Deed Book 2867, Page 258

BEGINNING at a stake at the intersection of the West right-of-way line of the Illinois Central Railroad with the East right-of-way line of Stewart Lane, 33 feet wide, said stake being the most Southerly corner of the tract conveyed to A. A. Judath by deed dated July 2, 1948, recorded in Deed Book 2384 Page 227 in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence Northeastwardly with the West right-of-way line of Illinois Central Railroad 285 feet to an iron pipe; thence Northwestwardly 143.75 feet to an iron pipe in the East right-of-way line of Stewart Avenue as aforesaid, said pipe being 319.20 feet Northwardly from the point of beginning as measured along the East right-of-way line of Stewart Avenue; thence Southwardly with the East right-of-way line of Stewart Avenue 319.20 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by A. A. JUDATH and JANE ELIZABETH JUDATH, his wife, by deed dated April 11, 1952, and recorded in Deed Book 2867, Page 258, in the office aforesaid.

Deed Book 2876, Page 428

BEGINNING at a stake in the Southeast line of the first alley Northwest of Main Street, or Watterson Trail, said stake being 298 feet Northeast of the Northeast line of the 16-1/2 foot alley Northeast of and adjoining the Southwesterly line of Jeffersontown, as measured along the Southeast line of said first mentioned alley; thence Northeast along the Southeast line of said first mentioned alley 32 feet to an iron pipe in the Southwest line of Water Street or College Drive; thence Southeast along the Southwest line of Water Street or College Drive 50 feet to a stake; thence Southwest and parallel with the Southeast line of the first alley Northwest of Main Street or Watterson Trail 32 feet to a stake; thence Northwest and parallel with the Southwest line of Water Street or College Drive 50 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by JAMES W. CURRY, single, by deed dated May 8, 1952, and recorded in Deed Book 2876, Page 428, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 2881, Page 477

BEGINNING at an iron pipe in the Southeastwardly line of U.S. Highway #42, said pipe being North 56 degrees 51 minutes East 22.43 feet from a concrete monument at the Northeastwardly corner of the tract conveyed to County of Jefferson by deed of record in Deed Book 1608 Page 261 in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence South 34 degrees 13 minutes East and parallel with the Northeastwardly line of the tract conveyed to County of Jefferson as aforesaid, 544.1 feet; thence North 41 degrees 50 minutes East 110.95 feet; thence North 34 degrees 56 minutes West 514.40 feet to an iron pipe in the Southeastwardly line of U. S. Highway #42; thence with said line, South 56 degrees 51 minutes West 100 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by JOHN L. PARSONS and GENEVA PARSONS, his wife, by deed dated May 21, 1952, and recorded in Deed Book 2881, Page 477, in the office aforesaid.

Deed Book 2881, Page 440

BEGINNING at an iron pipe in the Southeastwardly line of U. S. Highway #42; said pipe being North 56 degrees 51 minutes East 122.43 feet from a concrete monument at the Northeastwardly corner of the tract conveyed to County of Jefferson by deed of record in Deed Book 1608 Page 261 in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the Southeast line of said Highway #42, North 56 degrees 51 minutes East 100 feet to a pipe; thence South 34 degrees 56 minutes East 490.90 feet to a stake in the fence; thence with said fence, South 41 degrees 50 minutes West 102.35 feet to a stake, said stake being North 41 degrees 50 minutes East 133.85 feet from the Northeastwardly line of the tract conveyed to County of Jefferson by the aforesaid deed; thence North 34 degrees 56 minutes West 514.40 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by JAMES H. MCMILLAN and HARRIETTA D. MCMILLAN, his wife, by deed dated May 21, 1952, and recorded in Deed Book 2881, Page 440, in the office aforesaid.

Deed Book 2958, Page 297

BEGINNING at a cut in the center of paving of Bardstown Road as now improved; said cut marking the Southeastwardly corner of the tract 4th described in deed to J. Dan Eddie and wife by deed dated May 14, 1934, of record in Deed Book 1547 Page 150 in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence North 51 degrees 38 minutes West 300 feet; thence leaving said Road, North 17 degrees 56 minutes East 569.61 feet to a point in the Northeastwardly line of the tract 3rd described in deed to Eddie aforementioned; thence with the Northeastwardly lines of tracts 3 and 4 described in deed to Eddie aforementioned, South 52 degrees 08 minutes East 299.04 feet to a stone at the Northeastwardly corner of the tract 4th described in deed to Eddie aforementioned; thence with the Southeastwardly line of said tract 4 aforementioned, South 17 degrees 56 minutes West passing a pipe at 545.72 feet, in all 572.40 feet to the point of beginning, containing 3.685 acres.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by J. DAN EDDIE and MARY BELLE EDDIE, his wife, by deed dated November 28, 1952, and recorded in Deed Book 2958, Page 297, in the office aforesaid. LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN DEED BOOK 3516, PAGE 93, OF RECORD IN THE OFFICE AFORESAID.

Deed Book 2965, Page 26

BEGINNING at the Southeast corner of Grady Avenue and 40th Street; thence South with the East line of 40th Street, 161.20 feet, more or less, to the North line of the strip conveyed to Kentucky and Indiana Terminal Railroad Company by deed dated September 15, 1927, of record in Deed Book 1302, page 537, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence Eastwardly with the Northerly line of said strip, 290.32 feet, more or less, to the West line of 39th Street; thence North with the West line of 39th Street, 170.55 feet, more or less, to the South line of Grady Avenue; thence West with the South line of Grady Avenue, 290 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by MARTIN L. ADAMS & SONS, a corporation, by deed dated December 18, 1952, and recorded in Deed Book 2965, Page 26, in the office aforesaid.

Deed Book 3033, Page 441

BEGINNING at a pipe in the Northeasterly corner of the tract of land conveyed to L. C. Wigginton and wife by deed dated December 9, 1952, of record in Deed Book 2959, page 105, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the Northwesterly line of same, South 54 degrees 45 minutes West 95 feet to a stake; thence South 31 degrees 28 minutes East 42.25 feet to a stake; thence South 87 degrees 02 minutes East 93.94 feet to a stake in the Easterly line of the above mentioned tract; thence with the Easterly line of same, North 2 degrees 58 minutes East 30.5 feet to a pipe and North 31 degrees 28 minutes West 76.5 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY by L. C. WIGGINTON and RUTH M. WIGGINTON, his wife, by deed dated June 27, 1953, and recorded in Deed Book 3033, Page 441, in the office aforesaid.  LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN DEED BOOK 3808, PAGE 52, OF RECORD IN THE OFFICE AFORESAID.

Deed Book 2954, Page 316

BEING a part of Lots 22 and 23, Block 17, as shown on revised and consolidated plat of Vance Land Company's Subdivision of Highland Park, of record in Plat and Subdivision Book 1, Page 91, in the office of the Clerk of the County Court of Jefferson County, Kentucky, and being more particularly described as follows:

BEGINNING at the Southeasterly corner of said Lot 23, thence Northwestwardly with the Northeasterly line of Lot 23 aforesaid 20 feet and extending back Westwardly between parallel lines 26 feet, the Southeasterly line being coincident with the Northwesterly line of an alley shown on the aforesaid plat.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by HIRAM I. IRELAND and ANNA H. IRELAND, his wife, by deed dated November 25, 1952, and recorded in Deed Book 2954, Page 316, in the office aforesaid.  LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN DEED BOOK 7789, PAGE 749, OF RECORD IN THE OFFICE AFORESAID.

Deed Book 3090, Page 75

BEGINNING at a stake in the southwest line of the tract conveyed to Pawnee Tribe #42, Improved Order of Red Men by deed dated March 1, 1905 recorded in Deed Book 617, Page 532, in the office of the Clerk of the County Court of Jefferson County, Kentucky, north 33° 30′ west 56.53 feet from an iron pipe at the most southern corner of said tract; thence north 89° 15′ west 36.29 feet to a stake; thence north 33° 30′ west 30 feet to a stake; thence north 56° 30′ east passing a stake at 10 feet, in all 30 feet, to the southwest line of the tract conveyed in Deed Book 617 Page 532, aforesaid; thence with said southwest line, south 33° 30′ east 50.71 feet, more or less, to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by MARTIN L. ADAMS & SONS, a corporation, by deed dated November 9, 1953, and recorded in Deed Book 3090, Page 75, in the office aforesaid.

Deed Book 2920, Page 528

BEGINNING at the Southwest corner of the property conveyed to Louisville Gas and Electric Company by deed dated September 25, 1950, of record in Deed Book 2676, Page 353, in the office of the Clerk of the County Court of Jefferson County, Kentucky; running thence with the Westerly line of same North 22 degrees 47 minutes West 50 feet and extending back Southwestwardly between parallel lines on a bearing South 67 degrees 13 minutes West to the Easterly line of the Illinois Central Railroad Company right of way, the Northerly line measuring 95.76 feet and the Southerly line measuring 170.12 feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by R. S. TRIGG and SARA ELIZABETH TRIGG, his wife, by deed dated August 29, 1952, and recorded in Deed Book 2920, Page 528, in the office aforesaid.

Deed Book 3328, Page 490

BEGINNING on the South side of Magazine Street 111 feet West of 13th Street; thence Westwardly along the South side of Magazine Street 26 ½ feet and extending back Southwardly between lines parallel with 13th Street 200 feet to an alley.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by HOWARD GHOLSTON, a widower, by deed dated July 20, 1955, and recorded in Deed Book 3328, Page 490, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 3160, Page 76

BEGINNING in the Easterly line of 12th Street as closed by Judgment in Action #275,281, Jefferson Circuit Court, at its intersection with the Northwestwardly line of the tract conveyed to Board of Education of Louisville, Kentucky, by deed dated May 22, 1950, of record in Deed Book 2650, page 517, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence Northeastwardly with the Northwestwardly line of said tract, 39.75 feet, more or less, to the Northeastwardly corner of same; thence Southeastwardly with the Northeastwardly line of said tract and with the Southwestwardly line of revised plan of GUELDA’S SUBDIVISION, of record in Plat and Subdivision Book 7, page 50, in the office of the Clerk aforesaid, 628.38 feet to the Northwestwardly line of Seventh Street Road; thence Southwestwardly with said line of Seventh Street Road 100 feet as measured on a line at right angles to the Northeastwardly line of the aforementioned tract conveyed to Board of Education of Louisville, Kentucky; thence Northwestwardly, parallel with and 100 feet Southwestwardly from the Northeastwardly line of said tract, 710 feet, more or less to the Northerly line of said tract; thence Eastwardly with said Northerly line 80 feet, more or less, to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by BOARD OF EDUCATION OF LOUISVILLE, KENTUCKY, a corporation, by deed dated May 24, 1954, and recorded in Deed Book 3160, Page 76, in the office aforesaid.

Deed Book 3129, Page 406

BEGINNING at a stake at the Southwesterly corner of the tract conveyed to William Heissler and wife by deed dated July 18, 1945, of record in Deed Book 2041, page 198, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the Westwardly line of said tract, North 26 degrees 30 minutes West 1467.85 feet to a pipe in concrete at the most Westerly corner of said tract; thence South 36 degrees 34 minutes 30 seconds East 880.89 feet to an iron pipe; thence South 20 degrees 17 minutes East passing a stake at 200 feet, in all 500 feet to an iron pipe; thence South 16 degrees 56 minutes West 142 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by WILLIAM HEISSLER and HALLIE HEISSLER, his wife, by deed dated March 10, 1954, and recorded in Deed Book 3129, Page 406, in the office aforesaid.

Deed Book 3109, Page 135

Beginning at an iron pipe in the Southerly line of Fern Valley Road, the northeasterly corner of the tract conveyed to Fred P. Reker and wife by deed dated June 26, 1951, of record in Deed Book 2770, Page 235, and by Deed of Correction dated May 12, 1953, of record in Deed Book 3015, Page 491, both in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the easterly line of said tract, south 1° 26′ west 962.28 feet to the center  line of a drainage ditch; thence with the center line of said ditch south 88° 29′ 30″ west 500 feet; thence north 1° 26′ east and parallel with the easterly line of the tract conveyed to Fred P. Reker and wife by deeds aforesaid 400 feet to an iron pipe; thence north 88° 29′ 30″ east and parallel with the center line of the aforementioned ditch 459.95 feet to an iron pipe, said pipe being 40 feet west of the easterly line of the tract conveyed to Fred P. Reker and wife aforesaid, as measured on a line at right angles thereto; thence north 1° 26′ east and 40 feet distant from said easterly line, 557.64 feet to an iron pipe in the southerly line of Fern Valley Road; thence with the southerly line of said Road, north 81° 55′ east 40.57 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by FRED P. REKER and ANNA MAY REKER, his wife, and GERTRUDE REKER, widow, by deed dated December 30, 1953, and recorded in Deed Book 3109, Page 135, in the office aforesaid.

Deed Book 3109, Page 133

BEGINNING at an iron pipe in the Southerly line of Fern Valley Road at its intersection with the Easterly line of the tract conveyed to Fred P. Reker and wife by deed dated June 26, 1953, of record in Deed Book 2770, Page 235, and by deed dated May 12, 1953, of record in Deed Book 3015, Page 491, both in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the Southerly line of Fern Valley Road, North 81 degrees 55 minutes East 60.84 feet to an iron pipe, and extending back South 1 degree 26 minutes West between lines parallel with the Easterly line of the tract conveyed to Fred P. Reker and wife by the aforesaid deeds to the center line of a drainage ditch; the Westerly line being coincident with the Easterly line of said Reker tract and measuring 962.28 feet; the Easterly line measuring 969.26 feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by GERTRUDE REKER, a widow, by deed dated January 9, 1954, and recorded in Deed Book 3109, Page 133, in the office aforesaid.

Deed Book 3260, Page 530

BEGINNING at the Northwest corner of 15th and Pirtle Streets; running thence Westwardly with the North line of Pirtle Street 28 feet, and extending back Northwardly of the same width, the East line of said lot binding on the West line of 15th Street, 66 feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by ROY JACKSON and VIRGINIA M. JACKSON, his wife, by deed dated January 27, 1955, and recorded in Deed Book 3260, Page 530, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 3265, Page 302

Beginning at the Southeast corner of the lot conveyed to the City of Louisville by deed dated August 11, 1952, of record in Deed Book 2914, Page 329, in the Office of the Clerk of the County Court of Jefferson County, Kentucky; thence Northwestwardly 27 feet more or less to a point in the Westerly line of said lot at its intersection with a curve parallel to and 31 feet East of the center line of the 34th Street Cut-Through between Bank and Gilligan Streets; thence Northeastwardly and with a curve parallel to and 31 feet East of the Center line of said Cut-Through to its intersection with the East line of the lot conveyed to City of Louisville by deed aforesaid; thence Southwardly with the Easterly line of said lot to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS & ELECTRIC COMPANY by the CITY OF LOUISVILLE, by deed dated January 4, 1955, and recorded in Deed Book 3265, Page 302, in the office aforesaid.  LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN DEED BOOK 3836, PAGE 343, OF RECORD IN THE OFFICE AFORESAID.

Deed Book 3269, Page 248

BEGINNING in the Northerly line of the first alley South of Bank Street at the Southeasterly corner of the lot conveyed to Emma Avery by deed of record in Deed Book 2185, page 327, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence Westwardly with the Northerly line of said alley, 25 feet and extending back Northwardly between parallel lines 50 feet; the Easterly line being coincident with the Easterly line of the lot conveyed to Emma Avery as aforementioned.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by EMMA AVERY, a widow, by deed dated February 21, 1955, and recorded in Deed Book 3269, Page 248, in the office aforesaid.

Deed Book 3268, Page 49

BEGINNING in the Northeasterly line of Preston Highway at its intersection with the Southeasterly line of Lot 3, as shown on plat of SHADOWLAWN FARMS, of record in Plat and Subdivision Book 7, page 103, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence Northwestwardly with the Northeasterly line of Preston Highway, as shown on the aforesaid plat, 50 feet and extending back Northeastwardly between parallel lines, 231 feet; the Southeasterly line being coincident with the Southeasterly line of Lot 3, above referred to.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by FRED E. OLLER and FANNIE OLLER, his wife, by deed dated February 18, 1955, and recorded in Deed Book 3268, Page 49, in the office aforesaid.

Deed Book 3328, Page 378

BEGINNING on the Northeast corner of Eighth and Breckinridge (formerly Lexington) Streets; running thence Northwardly along the East side of Eighth Street, 32 feet, and extending back Eastwardly of the same width, the South line of said lot binding on the North side of Breckinridge (formerly Lexington) Street, 66 feet 8 inches.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by TOM SANGESTER and ERMA D. SANGESTER, his wife, by deed dated July 20, 1955, and recorded in Deed Book 3328, Page 378, in the Office of the Clerk of the County Court of Jefferson, County, Kentucky.

Deed Book 3371, Page 173

BEGINNING on the West side of Clay Street 185 feet South of Breckinridge Street; running thence Southwardly along the West side of Clay Street 25 feet, and extending back Westwardly of the same width throughout between lines parallel with Breckinridge Street, 150 feet to an alley.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by MARGARET B. NAZOR and NANCY NAZOR, both unmarried, by deed dated February 29, 1956, and recorded in Deed Book 3371, Page 173, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 3371, Page 316 and Deed Book 3376, Page 437

BEGINNING at a point on the West side of Clay Street, 210 feet South of Breckinridge Street; thence West 150 feet to a 12 ½ foot alley; thence South with the East line of said alley, 25 feet; thence East 150 feet to the West line of Clay Street; thence North with the West line of Clay Street, 25 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by ARTHUR HARRIS, single, and ESSIE M. WHITLEY, a widow, by deed dated March 2, 1956, and recorded in Deed Book 3371, Page 316, and re-recorded in Deed Book 3376, Page 437, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 3371, Page 481

BEGINNING 235 feet from the Southwest corner of Breckinridge and Clay Streets; thence South along the West line of Clay Street 25 feet; thence at right angles 150 feet to a 12-foot alley; thence North along the East line of said alley 25 feet; thence at right angles 150 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by JAMES GARNETT and ELLEN GARNETT, his wife, by deed dated March 5, 1956, and recorded in Deed Book 3371, Page 481, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 3371, Page 520

BEGINNING on the West side of Clay Street 260 feet South from the Southwest corner of Breckinridge and Clay Streets; thence at right angles West 150 feet to a 12 ½ foot alley; thence South with the East line of said alley 25 feet; thence at right angles East 150 feet to Clay Street; thence with the West line of Clay Street, North 25 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by NETTIE JONES, a widow, by deed dated March 5, 1956, and recorded in Deed Book 3371, Page 520, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 3409, Page 133

BEGINNING on the West side of Clay Street 160 feet South of Breckinridge Street; thence South along the West side of Clay Street 25 feet and extending back Westwardly of the same width in lines parallel with Breckinridge Street 150 feet to an alley.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by ESTELLA HORTON PRYOR and HESIKA PRYOR, her husband, by deed dated September 6, 1956, and recorded in Deed Book 3409, Page 133, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 3369, Page 312

BEGINNING at an iron pipe in the Southeasterly line of the right-of-way of the Louisville and Nashville Railroad Company, which pipe is North 68 degrees 08 minutes East 34.35 feet from the Northeasterly line of the Charles Ochsner tract, said pipe being also in the Northeasterly line of the roadway established for public use in deed recorded in Deed Book 375, page 259, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the Southeasterly line of said railroad right-of-way, North 68 degrees 08 minutes East 166.01 feet to an iron pipe; thence South 38 degrees East 250.9 feet to an iron pipe; thence South 47 degrees 21 minutes West 160 feet to an iron pipe in the Northeasterly line of the aforesaid roadway established for public use; thence with the Northeasterly line of said roadway North 38 degrees West 310 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by LYNDON SUPPLY CO., INC., a corporation, by deed dated February 21, 1956, and recorded in Deed Book 3369, Page 312, in the office aforesaid.

Deed Book 3382, Page 7
BEING Lot 8, Block “1” in WESTERN PARKVIEW LAND COMPANY’S SUBDIVISION, of record in Plat and Subdivision Book 3, page 54, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by MEDIE A. BLOTZ, a widow, by deed dated April 25, 1956, and recorded in Deed Book 3382, Page 7, in the office aforesaid.

Deed Book 3412, Page 546

TRACT 1:  BEGINNING at a pipe in the Northwest line of the tract of land conveyed to H. & K. Developers, Inc., by deed dated December 4, 1953, and recorded in Deed Book 3098, page 79, in the office of the Clerk of the County Court of Jefferson County, Kentucky, at the most Northern corner of Lot 5, as shown on plat of BRECKINRIDGE VILLAGE, Section 1, of record in Plat and Subdivision Book 12, page 103, in the office aforesaid; thence with the Northwest line of said Lot 5, South 56 degrees 10 minutes West 63 feet to a pipe; thence South 33 degrees 50 minutes East 63 feet to a pipe; thence North 56 degrees 10 minutes East 44.17 feet to a pipe in the Easterly line of said Lot 5; thence with said Easterly line, North __ degrees 54 minutes East 26.02 feet to a pipe, another corner to said Lot 5; thence with another line of said Lot 5, North 33 degrees 55 minutes West 44.19 feet to the point of beginning.

TRACT 2:  BEGINNING at a pipe in the Northwest line of the tract of land conveyed to H. & K. Developers, Inc., by deed dated December _, 1953, and recorded in Deed Book 3098, page 79 in the office of the Clerk of the County Court of Jefferson County, Kentucky, at the most Northern corner of Lot 5, as shown on plat of BRECKINRIDGE VILLAGE, Section 1, of record in Plat and Subdivision Book 12, page 103, in the office aforesaid; thence with a line of said Lot 5, South 33 degrees 55 minutes East 22 feet 6 inches to a pipe and extending back between parallel lines, North 56 degrees 10 minutes East 240 feet to the Westwardly line of Breckinridge Lane, and Northwest line being coincident with the Northwesterly line of the aforesaid tract conveyed to H. & K. Developers, Inc. recorded in Deed Book 3098, page 79, in the office aforesaid.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by H. & K. DEVELOPERS, INC., a corporation, by deed dated September 26, 1956, and recorded in Deed Book 3412, Page 546, in the office aforesaid.  LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN DEED BOOK 5287, PAGE 552, OF RECORD IN THE OFFICE AFORESAID.

Deed Book 3426, Page 293

BEGINNING at a pipe in the Northwesterly line of the first alley West of Eighteenth Street, 92 feet 8 1/4 inches Northeast of Hale Avenue as measured along said line of said alley; thence Westwardly and parallel with Hale Avenue 28 feet 2 inches to a pipe, thence Northwardly 44 feet 1 5/8 inches to a pipe in the South line of another alley 37 feet 3 inches West of the first mentioned alley; thence East along the South line of said alley 37 feet 3 inches to the West line of said first mentioned alley; thence Southwestwardly with said line 45 feet to the beginning, and being a part of Lot 937, as shown on Plat of TENNANT LAND COMPANY'S SUBDIVISION of DULANEY PLACE, of record in Plat and Subdivision Book 1, page 162, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by GEORGIE LEE HAMMOND, a widow, by deed dated December 14, 1956, and recorded in Deed Book 3426, Page 293, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 3429, Page 516

BEING the West 43 feet of Lot 26, as shown on the plan of THORNBERRY MANOR, plat of which is of record in Plst and Subdivision Book 8, page 3, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by FRANK REINHARD and LAURENA H. REINHARD, his wife, by deed dated January 10, 1957, and recorded in Deed Book 3429, Page 516, in the Office of the Clerk of the County Court of Jefferson County, Kentucky. LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN DEED BOOK 5678, PAGE 264, OF RECORD IN THE OFFICE AFORESAID.

Deed Book 3430, Page 460

BEING Lots 65, 66, 67 and 68, ARLINGTON VILLAGE, a plat of which is of record in Plat and Subdivision Book 14, page 46, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by R. J. STEWART and BARBARA B. STEWART, his wife, and GEORGE SETTOS and VIOLET SETTOS, his wife, by deed dated January 16, 1957, and recorded in Deed Book 3430, Page 460, in the office aforesaid.

Deed Book 3449, Page 552

BEGINNING in the original center line of Hikes Lane North 50 degrees 37 minutes East, 174 feet from its intersection with the Southwesterly line of the tract conveyed to A. B. Thompson, by deed of record in Deed Book 684, page 202, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with said line of Hikes Lane, North 50 degrees 37 minutes East, 50 feet, and extending back between parallel lines, South 36 degrees 14 minutes East, 140 feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by THE DEERFIELD COMPANY, INCORPORATED, a corporation, by deed dated May 24, 1957, and recorded in Deed Book 3449, Page 552, in the office aforesaid.

Deed Book 3458, Page 464

BEGINNING in the Northwesterly line of the tract conveyed to Julia H. Miller by deed of record in Deed Book 552, page 104 in the office of the Clerk of the County Court of Jefferson County, Kentucky at the most Westerly corner of the tract conveyed to R. & J. Corporation by deed of record in Deed Book 3278, page 19, in the office aforesaid; thence with the Southwesterly line of said tract and same extended, South 33 degrees 30 minutes East 200 feet; thence South 55 degrees 40 minutes West 50 feet; thence North 33 degrees 30 minutes West 200 feet to the Northwesterly line of the tract conveyed to Julia H. Miller aforesaid; thence with said line, North 55 degrees 40 minutes East 50 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS & ELECTRIC COMPANY, INC., a corporation, by GEORGIE MILLER GARR, widow, by deed dated July 17, 1957, and recorded in Deed Book 3458, Page 464, in the office aforesaid.

Deed Book 3459, Page 465

BEING Lot 13, as shown on Plan of INDIAN MEADOWS SUBDIVISION, SECTION NO. 1, plat of which is of record in Plat and Subdivision Book 14, page 90 in the office of the Clerk of the County Court of Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, INC., a corporation, by SCHICKLI DEVELOPMENT COMPANY, a corporation, by deed dated July 18, 1957, and recorded in Deed Book 3459, Page 465, in the office aforesaid.

Deed Book 3103, Page 483

BEGINNING at a point in the Southerly line of Bohne Avenue; said point being 150 feet East of the Southeast corner of 35th Street and Bohne Avenue; said point also being a corner common to Lots 3 and 4, as shown on the Plan of HEGAN’S HOMESTEAD ADDITION, plat of which is recorded in Deed Book 308, page 638, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence Southwardly with the line common to Lots 3 and 4, as shown on the plan of Hegan's Homestead Addition, aforementioned, 74.77 feet to a stake in the Northwesterly line of 34th Street as dedicated by instrument dated November 23, 1950, of record in Deed Book 2710, page 331, in the office aforesaid (as now improved 60 feet wide); thence with the Northwesterly line of 34th Street, as now improved and with a curve to the right, the chord of which is 60.50 feet to a stake; thence continuing with the Northwesterly line of 34th Street, as now improved and with a curve to the left which chord is 60.66 feet to a stake in the Southerly line of Bohne Avenue, now closed by Action No. 325-221, Jefferson Circuit Clerk's Office, Jefferson County, Kentucky; said stake also being in the Northerly line of Lot 5, as shown on the plan of Hegan's Homestead Addition, aforementioned; thence Westwardly with the Southerly line of Bohne Avenue, and the Southerly line of Bohne Avenue as closed by action aforesaid, 95.18 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by CITY OF LOUISVILLE MUNICIPAL HOUSING COMMISSION, a corporation, by deed dated December 17, 1953, and recorded in Deed Book 3103, Page 483, in the office aforesaid.

Deed Book 3133, Page 456

BEGINNING at a point in the Southwesterly line of Tract "C" Area, as shown on Revised Plan of HIGHGATE SPRINGS, SECTION #2, of record in Plat and Subdivision Book 11, page 80, in the office of the Clerk of the County Court of Jefferson County, Kentucky; said point being North 35 degrees 46 minutes 15 seconds West 98.30 feet as measured along said Southwesterly line from the Southwesterly corner of Tract "C" Area aforesaid; thence with the Southwesterly line of same, North 35 degrees 46 minutes 15 seconds West 20 feet and extending back between parallel lines, North 54 degrees 13 minutes 45 seconds East, 30 feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by CRAWFORD HOMES, INC., a corporation, by deed- dated March 6, 1954, and recorded in Deed Book 3133, Page 456, in the office aforesaid.

Deed Book 3326, Page 358

BEGINNING at a stake in the Southwesterly line of Lot 1 as shown on plat of SOUTHSIDE COURT of record in Plat and Subdivision Book 11, page 65, in the office of the Clerk of the County Court of Jefferson County, Kentucky, at a point South 42 degrees 22 minutes 25 seconds East, 120 feet from a pipe in the Southeasterly line of Strawberry Lane; thence with said Southwesterly line South 42 degrees 22 minutes 25 seconds East, 20 feet to a corner of said Lot 1; thence with the Southeasterly line of said lot, North 47 degrees 37 minutes 35 seconds East, 49.18 feet to a stake in the center line of the easement granted to the Louisville Gas and Electric Company by instrument of record in Deed Book 1972, page 127, in the aforesaid office; thence with the center line of said easement North 41 degrees 32 minutes 10 seconds West 20 feet to a stake; thence Southwestwardly 49.47 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by OSCAR GOLDMAN and LOIS GOLDMAN, his wife, by deed dated July 11, 1955, and recorded in Deed Book 3326, Page 358, in the office aforesaid.

Deed Book 3452, Page 232

BEGINNING at a point in the Northwestwardly line of a 40-foot roadway as hereinafter described; said roadway as hereinafter described being a corrected description of the 40-foot roadway referred to in deed from Bessie S. King and husband to Bettie Hoke Owen dated September 18, 1953, of record in Deed Book 3077, page 514, in the office of the Clerk of the County Court of Jefferson County, Kentucky; said point being the following courses and distances from the Northwest corner of the tract conveyed to Bettie Hoke Owen by deed of record in Deed Book 2649, page 562, in the aforesaid office; North 87 degrees West, 48.07 feet, South 35 degrees 30 minutes West, 292.33 feet and North 54 degrees 30 minutes West, 20 feet; thence with the Northwesterly line of said Road, South 35 degrees 30 minutes West, 50 feet, and extending back between parallel lines North 54 degrees 30 minutes West, 85 feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by WILLIAM BEARD HOKE III and MARY E. HOKE, his wife, and BETTIE HOKE OWEN and RICHARD E. OWEN, JR., her husband, by deed dated May 23, 1957, and recorded in Deed Book 3452, Page 232, in the office aforesaid.

Deed Book 3558, Page 425

BEGINNING at the intersection of the North line of Carter’s Alley with the East line of O’Neill’s Alley or Donne Street; thence North with East line of O’Neill’s Alley or Donne Street 136 feet to the North line of Parcel 2 conveyed to Leroy G. Droppelman in deed dated August 8, 1950, recorded in Deed Book 2712, page 134, in the office of the Clerk of the County Court of Jefferson County, Kentucky, and extending back Eastwardly between parallel lines 90 feet to Andrew Street; South line being coincident with the North line of Carter’s Alley.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by LEROY G. DROPPELMAN, and MARY AGNES DROPPELMAN, his wife, by deed dated March 19, 1959, and recorded in Deed Book 3558, Page 425, in the office aforesaid.

Deed Book 3550, Page 80

BEGINNING at a point in the East line of O’Niel’s Alley also known as Donne Street, said point being 136 feet North of the North line of Carter’s Alley as measured along the East line of O’Niel’s Alley; thence North along the East line of O’Niel’s Alley 75 feet; and extending back East between lines parallel to Carter’s Alley 90 feet to the West line of Andrew Street.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by TESCO, a Kentucky corporation, by deed dated January 29, 1959, and recorded in Deed Book 3550, Page 80, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 3488, Page 400

BEGINNING at a pipe in the Southwesterly line of tract #3 containing 28 acres in deed to John O. Matlick and wife dated May 14, 1951, of record in Deed Book 2750, page 510, in the office of the Clerk of the County Court of Jefferson County, Kentucky; said pipe being North 18 degrees 57 minutes West 398.03 feet from the center line of Pope Lick Road (as measured along the Southwesterly line of tract #3 aforementioned); thence North 71 degrees 03 minutes East 75 feet to a pipe and extending back between parallel lines North 18 degrees 57 minutes West to the Northwesterly line of tract #3 aforesaid; the Southwesterly line being coincident with the Southwesterly line of tract #3 aforesaid and measuring 600 feet and the Northeasterly line measuring 601.70 feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by JOHN O. MATLICK and HELEN MATLICK, his wife, by deed dated February 1, 1958, and recorded in Deed Book 3488, Page 400, in the office aforesaid.

Deed Book 3473, Page 263

BEGINNING at a point in the West line of the tract conveyed to Florence Realty Corporation in deed of record in Deed Book 2861, page 107, in the office of the Clerk of the County Court of Jefferson County, Kentucky; said line being located in Watterson Lane, said point of beginning being North 1 degree 07 minutes East 2450.81 feet as measured along said West line from iron spike at the intersection of an extension of fence line recognized and agreed to by adjoining land owners as common corner and said point of intersection being 37.77 feet North of original South line of the tract of land described in deed to Florence Realty Corporation, above referred to; running thence North with the West line of said Florence Realty Corporation tract North 1 degree 07 minutes East 100 feet and extending back between parallel lines in a direction South 88 degrees 53 minutes East 175 feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by JOHN P. BISCHOFF, unmarried, by deed dated October 11, 1957, and recorded in Deed Book 3473, Page 263, in the office aforesaid.

Deed Book 3479, Page 336

BEGINNING at a pipe in the Northwesterly line of the Illinois Central Railroad at the most Southerly corner of the tract conveyed to Right Reverend John A. Floersh, Roman Catholic Bishop of Louisville, a corporation sole, by deed of record in Deed Book 3367, page 323, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with said line of the Illinois Central Railroad North 30 degrees 19 minutes 40 seconds East 297.48 feet to a pipe; thence North 88 degrees 22 minutes 20 seconds West 155.62 feet to a pipe in the Westerly line of the aforementioned tract; thence with the Westerly line of same South 1 degree 09 minutes 50 seconds East 261.30 feet to the beginning; the Northerly line of said tract being coincident with a straight extension Eastwardly of the North line of Herbert Avenue. PROVIDED, HOWEVER, party of the first part reserves for himself, his successors and assigns, the right to use as a roadway easement and as a utility easement so much of subject property as hereinabove described and conveyed as lies within the extension Eastwardly of Herbert Avenue to the Northwest line of the Illinois Central Railroad Company right-of-way, (said Herbert Avenue being the Roadway as shown on the Southerly 37 feet of the plat of T. H. Herberts Subdivision of record in Plat and Subdivision Book 4, page 33 in the office of the Clerk aforesaid).

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by RIGHT REVEREND JOHN A. FLOERSH, ROMAN CATHOLIC BISHOP OF LOUISVILLE, a corporation sole, by deed dated November 22, 1957, and recorded in Deed Book 3479, Page 336, in the office aforesaid.

Deed Book 3516, Page 476

BEGINNING at a pipe, said pipe being South 71 degrees 45 minutes West 535.70 feet from the original center line of Bardstown Road as measured along the Northwesterly line of Lot 5, as conveyed to Reuben W. Hawkins by deed of partition, dated August 20, 1903, of record in Deed Book 593, page 461, in the office of the Clerk of the County Court of Jefferson County, Kentucky, and South 21 degrees 47 minutes East 20.04 feet; thence North 71 degrees 45 minutes East and parallel with the Northwesterly line of Lot 5 aforesaid, 70 feet to a pipe and extending back between parallel lines South 21 degrees 47 minutes East 100 feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by MATT ASHER and JULIA ASHER, by MATT ASHER,  her Attorney-in-Fact, by deed dated July 25, 1958, and recorded in Deed Book 3516, Page 476, in the office aforesaid.

Deed Book 3522, Page 372

BEING the Southwest 50 feet of Lots 80 and 81, MEADOW HILL SUBDIVISION, plat of which is of record in Plat and Subdivision Book 2, page 921, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by G. R. THROGMORTON and HELEN THROGMORTON, his wife, by deed dated August 26, 1958, and recorded in Deed Book 3522, Page 372, in the office aforesaid.

Deed Book 3644, Page 229

BEGINNING in the Southwesterly line of Farnsley Road as shown on the plan of Heatherfields Subdivision, Section #6, of record in Plat and Subdivision Book 15, Page 18, in the office of the Clerk of the County Court of Jefferson County, Kentucky, at its intersection with the Southeasterly line of the tract described in the Amended Lease Agreement to Shell Oil Company, a Delaware corporation, dated February 13, 1959, of record in Deed Book 3557, Page 459, in the office aforesaid; thence South 45 degrees 05 minutes West with said last mentioned line 150 feet to a hub at the most Southerly corner of same; thence South 00 degrees 32 minutes 30 seconds West 160.5 feet to a pipe in the Southerly line of Tract #1 described in deed to J. W. Hottell dated October 30, 1957, of record in Deed Book 3554, Page 418, in the office of the Clerk aforesaid; thence South 87 degrees 55 minutes East with said line 144.57 feet to a pipe at the Southeasterly corner of same; thence North 00 degrees 32 minutes 30 seconds East with the Easterly line of said last mentioned tract 234.7 feet to a pipe in the Southwesterly line of Farnsley Road as shown on the aforesaid plan of Heatherfields Subdivision, Section #6; thence following said line of Farnsley Road North 53 degrees 15 minutes West 10.50 feet, and North 44 degrees 55 minutes West 43.03 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY by J. W. HOTTELL and JUANITA D. HOTTELL, his wife, by deed dated July 16, 1960, and recorded in Deed Book 3644, Page 229, in the office aforesaid.

Deed Book 3626, Page 124

BEGINNING in the original center line of Bardstown Road at the most northern corner of the tract of land conveyed to Pawnee Tribe #42, Improved Order of Red Men by deed dated March 1, 1905 and recorded in Deed Book 617, Page 532, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the northwest line of said tract south 55° 40' west 208.79 feet to an iron pipe at the southwest corner of said tract; thence with the southwest line of said tract south 33° 30' east 101.55 feet; thence south 56° 30' west 20 feet to a stake; thence north 33º 30' west 161.55 feet to a stake; thence north 55° 40' east 228.79 feet to the original center line of Bardstown Road; thence with said center line south 33° 30' east 60.01 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by MARTIN L. ADAMS & SONS, a corporation, by deed dated February 16, 1960, and recorded in Deed Book 3626, Page 124, in the office aforesaid. EXCEPTING FROM THE ABOVE DESCRIBED PROPERTY THE RIGHT, TITLE, AND INTEREST OF OTHERS IN SO MUCH OF SAID PROPERTYAS LIES IN BELMONT ROAD, DEDICATED TO PUBLIC USE BY PLAT AND SUBDIVISION BOOK 12, PAGE 97, INCLUDING RIGHTS OF THE PUBLIC TO USE SAME AS A WAY.

Deed Book 3231, Page 551 and Deed Book 3463, Page 70

BEGINNING at a pipe at the Northeast corner of Lot 8 as shown on plat of BROADMOOR PARK, SECTION #1, of record in Plat and Subdivision Book 11, page 81, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with a line common to Lots 8 and 7, as shown on said plat, South 51 degrees 09 minutes West 19.87 feet to a pipe; thence South 1 degree 56 minutes East 27 feet to a pipe; thence North 88 degrees 04 minutes East 27 feet to a pipe in a line common to Lots 7 and 1 on the aforesaid plat; thence with said last mentioned line North 1 degree 56 minutes West 35.61 feet to a pipe, corner to said Lots 7 and 1; thence with the Northeasterly line of said Lot 7, North 75 degrees 23 minutes West 11.60 feet to the beginning;

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by INDIAN TRAILS CORPORATION, a corporation, by deed dated October 24, 1954, and recorded in Deed Book 3231, Page 551, in the office aforesaid. Also by quitclaim deed dated August 7, 1957, from HERBERT LEE SKILES and WILLIE ROSE SKILES, his wife, to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, recorded in Deed Book 3463, Page 70 in the office aforesaid.

Deed Book 3542, Page 257

BEGINNING at a point in the center line of Bell's Lane at the Northwest corner of Tract #4 conveyed to H. K. Porter Company (Delaware) by deed of record in Deed Book 3478 page 529, in the Office of the Clerk of the County Court of Jefferson County, Kentucky; thence with said center line South 88 degrees 45 minutes East 34.88 feet to a point in said center line which is 30 feet Northeastwardly of the Northeasterly line of the Tract conveyed to Kentucky and Indiana Terminal Railroad Company by deed of record in Deed Book 2388, page 92, in the Office of the Clerk aforesaid, as measured along a line at right angles thereto; thence South 29 degrees 25 minutes East and parallel to the Northeastwardly line of the Tract conveyed to Kentucky and Indiana Terminal Railroad Company aforesaid, passing a pin at 23.25 feet, in all 60 feet to a bolt; thence South 60 degrees 35 minutes West 30 feet to a pin in the Northeasterly line of said last mentioned Tract; thence with said last mentioned line, North 29 degrees 25 minutes West, passing a pipe at 54.54 feet, in all 77.79 feet to the point of beginning.

BEING the same property conveyed to LOUSIVILLE GAS AND ELECTRIC COMPANY, a corporation, by H. K. PORTER COMPANY (DELAWARE), a corporation, by deed dated December 1, 1958, and recorded in Deed Book 3542, Page 257, in the office aforesaid.

Deed Book 3562, Page 152 and Deed Book 3565, Page 480

BEGINNING on the West side of Bullitt Street 569 feet 4 inches North of Main Street; thence Northwardly along the West side of Bullitt Street 20 feet, and extending back Westwardly between lines parallel with Main Street, 75 feet;

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY by deed from BERNARD C. AMSHOFF and ALVINA G. AMSHOFF, his wife, dated Apr. 8, 1959, recorded in Deed Book 3562, Page 152, and Quitclaim Deed from KINDLE WALSTON, dated Apr. 18, 1959, and recorded in Deed Book 3565, Page 480, all in the office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 3640, Page 470

BEGINNING at a pipe at the intersection of the Southwesterly right of way line of Produce Road (Jennings Road) as shown on survey by Hubbard E. Rudy Company, dated March ____, 1960, with the Southeasterly line of the tract conveyed to Louis A. Koch by Deed of record in Deed Book 3325, page 317, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the Southwesterly right of way line of Produce Road as aforesaid, North 33 degrees 50 minutes 45 seconds West 66.66 feet to a concrete monument and North 32 degrees 23 minutes 15 seconds West 446.62 feet to a concrete monument at the intersection of said right of way line with the Northwesterly line of the tract conveyed to Louis A. Koch aforesaid; thence with said last mentioned line South 52 degrees 21 minutes 45 seconds West 1312.18 feet to a concrete monument at the most Westerly corner of the tract conveyed to Louis A. Koch aforesaid; thence with the Southwesterly line of said tract South 35 degrees 07 minutes 45 seconds East 495.04 feet to the most Southerly corner of said last mentioned tract; thence with the Southeasterly line of said tract North 53 degrees 07 minutes 45 seconds East 1288.55 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by LOUIS A. KOCH and DOROTHY S. KOCH, his wife, by deed dated June 28, 1960, and recorded in Deed Book 3640, Page 470, in the office aforesaid.

Deed Book 3770, Page 440

BEGINNING at an iron pipe at the most Northerly corner of the tract conveyed to Corhart Refractories Company, Inc., by Deed dated December 28, 1953, and of record in Deed Book 3107 Page 103, in the Office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the most Northerly line of said tract, South 58 degrees 15 minutes East 167.07 feet; thence South 39 degrees 40 minutes West 365.43 feet to a point in a Westerly line of the above mentioned tract, said point being South 13 degrees 52 minutes West 380.32 feet from the most Northerly corner of same, as measured along said Westerly line; thence with the Westerly line of same, North 13 degrees 52 minutes East 380.32 feet to the beginning. The above described parcel contains an area of 30,235 square feet or .69 acres, more or less; being a portion of that same property conveyed to the Grantor herein by deed dated March 23, 1962 of record in Deed Book 3742, Page 461 in the Clerk's office aforesaid.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by ALBERT F. REUTLINGER, TRUSTEE, by deed dated August 14, 1962, and recorded in Deed Book 3770, Page 440, in the office aforesaid.

Deed Book 3714, Page 388

BEGINNING at an iron bolt at the intersection of the Northerly line of Bishops Lane with the center line of Robards Lane; thence with the center line of Robards Lane North 5 degrees 40 minutes East 58.98 feet to an iron bolt; thence North 84 degrees 20 minutes West 170.86 feet to an iron fence post; thence North 45 degrees 09 minutes West 41.6 feet to an iron pipe in the Southeasterly line of the tract conveyed to A. R. McDaniel by deed of record in Deed Book 2266, page 424, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the Southeasterly line of same South 50 degrees 40 minutes West 52.75 feet to an iron pin at a corner of the tract conveyed to Weslo, Inc. by deed of record in Deed Book 3654, page 393, in the office of the Clerk aforesaid; thence with the Southwesterly line of same South 37 degrees 35 minutes East 200.7 feet to the Northerly line of Bishops Lane; thence with the Northerly line of said Lane North 51 degrees 59 minutes East 142.41 feet to the beginning.

BEING the same property conveyed to Louisville Gas and Electric Company, a corporation, by WESLO, INC., a Kentucky corporation, by deed dated September 25, 1961, and recorded in Deed Book 3714, Page 388, in the office aforesaid.

Deed Book 3956, Page 288

BEGINNING in the Northwestwardly line of Stevens Avenue 205 feet Northeastwardly of Fernwood Avenue (formerly Heinsohn’s Lane); thence Northeastwardly with said line of Stevens Avenue 25 feet to an alley 12 feet wide and extending back Northwestwardly of that width throughout and binding on said 12 foot alley, 105 feet to another alley; being a part of Lot 9, Block 1 of Bullock’s Highland Addition;

TOGETHER WITH a 6 foot strip adjacent to the Northeastwardly line, and a 6 foot strip adjacent to the Northwest line of the above property, same having been acquired in the closing of the alley in Action No. 310-824, Jefferson Circuit Court.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY,  a corporation, by WILLIAM J. BRUENDERMAN and PAULINE MARIE BRUENDERMAN, his wife, by deed dated April 2, 1965, and recorded in Deed Book 3956, Page 288, in the office aforesaid.

Deed Book 3869, Page 392

BEGINNING at the intersection of the Southeast line of Rufer Avenue with the Northeast line of Barret Avenue; thence Northeast along the Southeast line of Rufer Avenue 50 feet; thence Southeast and parallel with Barret Avenue 131.86 feet to the Northwest line of the property conveyed to the Louisville Gas and Electric Company by deed dated April 22, 1948, and of record in Deed Book 2368, page 446, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence Southwest along the Northwest line of said property 50 feet to the Northeast line of Barret Avenue; thence Northwest along the Northeast line of Barret Avenue 131.71 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by ALWES OUTDOOR ADVERTISING CO., a corporation, by deed dated January 13, 1964, and recorded in Deed Book 3869, Page 392, in the office aforesaid.

Deed Book 4013, Page 17

BEING Lot 11, ROCKFORD HEIGHTS, SECTION 1, plat of which is recorded in Plat and Subdivision Book 23, Page 6, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by FRENCH & HEISSLER, INC., a Kentucky Corporation, by deed dated December 30, 1965, and recorded in Deed Book 4013, Page 17, in the office aforesaid.

Deed Book 3814, Page 121

BEGINNING at a pipe at the intersection of the Southwest line of Bon Air Avenue with the Northwest line of Lot 1, BON AIR SUBDIVISION, recorded in Plat and Subdivision Book 1, page 212, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence Southwest with the Northwest line of said lot, which is the Southeast line of an alley, 50 feet, and extending back Southeastwardly between parallel lines 40 feet, the Northeast line being coincident with the Southwest line of Bon Air Avenue and being the Northwest 40 feet of said Lot 1.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by HARRY A. MAHAGAN and LILLIAN MAHAGAN, his wife, by deed dated April 11, 1963, and recorded in Deed Book 3814, Page 121, in the office aforesaid.

Deed Book 3814, Page 69

BEGINNING in the West line of 34th Street at the intersection with the North line of the alley between Greenwood and Grand; running thence North along the West line of 34th Street 50 feet to a point and extending back Westwardly of that width throughout; the South line binding on the North line of said alley 50 feet to the West line of Lot 1, Block 21, as shown on the map of the Town of Parkland, of record in Deed Book 237, page 628, in the office of the Clerk of the County Court of Jefferson County, Kentucky, and being the South 50 feet of said Lot 1, Block 21, PARKLAND.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by WILSON GREEN, single, by deed dated April 11, 1963, and recorded in Deed Book 3814, Page 69, in the office aforesaid.

Deed Book 3847, Page 182

BEGINNING at the Northwest corner of 26th and Crop Streets; running thence Northwardly along the West side of 26th Street 25½ feet; thence Westwardly 90 feet, more or less, to a point in the East line of an alley, which point is 20 feet 1 inch North of Crop Street, as measured along the East line of said alley; thence Southwardly along the East line of said alley 20 feet 1 inch to Crop Street; thence Eastwardly along the North line of Crop street 90 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by OSCAR T. KEELING and MARY N. KEELING, his wife, by deed dated September 18, 1963, and recorded in Deed Book 3847, Page 182, in the office aforesaid.

Deed Book 3882, Page 104

BEING Lots 239, 240, 241 and 242, as shown on the plat of McALISTER'S BUECHEL SUBDIVISION, as recorded in Plat and Subdivision Book 5, Page 40, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by QUEEN ESTER SMITH, widow, by deed dated March 24, 1963, and recorded in Deed Book 3882, Page 104, in the office aforesaid.

Deed Book 3890, Page 479

BEGINNING at an iron pipe in the Northerly line of Blevins Gap Road as established in deed to Jefferson County, Kentucky, of record in Deed Book 1741, Page 363, in the office of the Clerk of the County Court of Jefferson County, Kentucky, at its intersection with the Northwesterly line of the Illinois Central Railway Company's right-of-way; thence with the Northeasterly line of Blevins Gap Road as established in deed aforesaid North 68 degrees 16 minutes West, 75 feet to an iron pipe and extending back between parallel lines North 21 degrees 44 minutes East, 102 feet, the Southeasterly line being coincident with the Northwesterly line of the Illinois Central Railway Company's right-of-way aforesaid.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by CHARLES ROWAN and IDA MAE ROWAN, his wife, and EUGENE OWSMER ROWAN and ALBERTA ROWAN, his wife, by deed dated May 9, 1964, and recorded in Deed Book 3890, Page 479, in the office aforesaid.

Deed Book 3920, Page 24

BEING a part of Lot 13, Block 2, as shown on plat of Eastern Park Land Company Subdivision, more particularly described as follows:

BEGINNING in the Northeasterly line of the first alley Southwestwardly of Everett Avenue at its intersection with the Northwesterly line of Lot 13, Block 2, of said subdivision; thence Southeastwardly with the Northeasterly line of said alley 40 feet to a corner of the lot conveyed to Maria D. Hagan by deed of record in Deed Book 2655, page 101, in the office of the Clerk of the County Court of Jefferson County, Kentucky, and extending back Northeastwardly between parallel lines 35 feet; the Northwesterly line being coincident with the Northwesterly line of Lot 13, Block 2, of the aforesaid subdivision.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by MARIA D. HAGAN, a widow, by deed dated September 21, 1964, and recorded in Deed Book 3920, Page 24, in the office aforesaid.

Deed Book 3941, Page 561

BEGINNING at a point in the Southeastwardly line of Bluehorse (formerly Rehm Street), 120 feet Northeastwardly from Frankfort Avenue, said point being at the intersection of the Northeastwardly line of an alley; thence Northeastwardly along the Southeastwardly line of Bluehorse Avenue, 51 feet to a corner of the lot conveyed to Primus Grieshaber, by deed dated March 8, 1877, recorded in Deed Book 207, Page 390, in the office of the Clerk of the County Court of Jefferson County, Kentucky, and extending back Southeastwardly 182 feet, more or less, to Beargrass Creek, the Southwestwardly line being identical with the Northeastwardly line of the aforesaid alley, the Northeastwardly line being coincident with the Southwestwardly line of the lot conveyed to Primus Grieshaber above referred to.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by HOMER E. THOMASON & NELLIE THOMASON, his wife, by deed dated January 12, 1965, and recorded in Deed Book 3941, Page 561, in the office aforesaid.

Deed Book 3983, Page 230

BEGINNING at a point in the Westerly line of Tract No. 1, conveyed to A. L. Chaudoin and wife by deed of record in Deed Book 2692, Page 358, in the office of the Clerk of the County Court of Jefferson County, Kentucky, said point being North 34 degrees 12 minutes 30 seconds West 1082.21 feet from the Southwest corner of said tract; thence with said Westerly line, North 34 degrees 12 minutes 30 seconds West 210 feet and extending back between parallel lines of that width throughout, North 55 degrees 47 minutes 30 seconds East 210 feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY,  a Kentucky corporation, by L. LEROY HIGHBAUGH AND SON, a Kentucky corporation, by deed dated August 9, 1965, and recorded in Deed Book 3983, Page 230, in the office aforesaid.

Deed Book 3656, Page 141

BEGINNING at an iron pipe in the Westerly line of the tract conveyed to Victor H. Schiad and wife, by deed dated August 13, 1958, of record in Deed Book 3522, page 153, in the office of the Clerk of the County Court of Jefferson County, Kentucky, North 17 degrees 26 minutes 30 seconds West 126.35 feet from the Southwest corner of said tract; thence North 73 degrees 09 minutes 30 seconds East 200 feet to an iron pipe; thence parallel to the Westerly line of the Schiad tract aforesaid, North 17 degrees 26 minutes 30 seconds West, passing an iron pipe at 100 feet, and an iron pipe at 125 feet, in all 200 feet to another iron pipe; thence South 73 degrees 09 minutes 30 seconds West 200 feet to an iron pipe, same being South 17 degrees 26 minutes 30 seconds East 359.85 feet from a pipe at the Northwest corner of the tract conveyed Victor H. Schiad and wife by deed dated August 2, 1958, of record in Deed Book 3522, page 156, in the aforesaid office; thence South 17 degrees 26 minutes 30 seconds East with the West line of the tract conveyed Schiad and wife by deed recorded in Deed Book 3522, page 153, aforesaid, 200 feet to the beginning; the North line of this tract being parallel to the center line of two 26 inch high pressure gas mains of the Texas Gas Transmission Company, each buried 60 inches deep, one line being 25 feet South of the said North line, the other being 75 feet South of said North line.

PARTIES of the first part having acquired title to said property by deed dated August 13, 1958, of record in Deed Book 3522, page 153, in the office of the Clerk aforesaid.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by VICTOR H. SCHIAD and EDNA MAE SCHIAD, his wife, by deed dated September 8, 1960, and recorded in Deed Book 3656, Page 141, in the office aforesaid.

Deed Book 3959, Page 63

BEGINNING at a railroad rail set in concrete at the most Westerly corner of Tract #2 conveyed to Robert W. Greene, III, by deed of record in Deed Book 3693, page 97, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the Northwesterly line of said tract, North 53 degrees 35 minutes East 799.11 feet to the most Westerly corner of the tract conveyed to Greene Enterprises, Inc., by deed of record in Deed Book 3751, page 507, in the office aforesaid; thence with the Southwesterly line of the tract conveyed to Greene Enterprises, Inc., by deed aforesaid, and same extended, South 34 degrees 43 minutes East 1375.74 feet to the center line of River Road; thence with the center line of River Road, South 52 degrees 06 minutes 30 seconds West 800 feet to the most Southerly corner of Tract #1 conveyed to Robert W. Greene, III, by deed aforesaid; thence with the Southwesterly line of Tract #1 and Tract #2 conveyed to Robert W. Greene, III, by deed aforesaid, North 34 degrees 43 minutes West 1396.34 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by ROBERT W. GREENE, III and GAYLE FORD GREENE, his wife, by deed dated April 9, 1965, and recorded in Deed Book 3959, Page 63, in the office aforesaid.

Deed Book 4101, Page 581

BEGINNING in the Northwesterly line of Dixie Highway as widened by deeds to Commonwealth of Kentucky, of record in Deed Book 1703, Page 401 and Deed Book 1701, Page 430, in the office of the Clerk of the County Court of Jefferson County, Kentucky, at the most Southerly corner of the tract leased to Valley Auto Theatre Inc, by lease dated February 12, 1959 of record in Deed Book 3555, Page 104, in the office aforesaid, as shown on plat attached thereto; said point being South 38 degrees 15 minutes West 180.61 feet from a concrete monument common to Lots 12 and 17 as shown on plat of E. V. Thompson Subdivision of the H. I. Craycroft Farm, of record in Plat and Subdivision Book 1, Page 178, in the office of the Clerk aforesaid; thence with the Northwesterly line of Dixie Highway as widened by deeds aforesaid, the following courses and distances: South 38 degrees 15 minutes West 384.39 feet to a concrete monument; thence South 51 degrees 45 minutes East 10 feet to a concrete monument; thence South 38 degrees 15 minutes West 799.98 feet to a concrete monument: thence North 51 degrees 45 minutes West 10 feet to a concrete monument; thence South 38 degrees 15 minutes West 143 feet to a concrete monument; thence leaving said Highway North 48 degrees 13 minutes 30 seconds West 165.55 feet to an iron pipe; thence North 35 degrees 16 minutes 30 seconds East 180 feet; thence North 58 degrees 02 minutes 30 seconds West 36.26 feet; thence North 28 degrees 42 minutes 30 seconds East 83.04 feet to a pipe; thence North 56 degrees 34 minutes 30 seconds West passing a concrete monument at 2671.78 feet, in all 2876.78 feet, more or less, to the low water mark of the Ohio River; thence Northwardly with the low water mark of the Ohio River 1421.35 feet, more or less to the line common to Lots 14 and 15 as shown on plat of E. V. Thompson Subdivision of the H. I. Craycroft Farm, of record in Plat and Subdivision Book 1, Page 178, aforesaid; thence with the line common to Lots 13, 14 and 15 and 16 in said Subdivision South 56 degrees 05 minutes East 2525 feet, more or less to a corner of the tract leased to Valley Auto Theatre Inc. by deed of record in Deed Book 3555, Page 104, aforesaid; said corner being North 56 degrees 05 minutes West 1400 feet from the Northwesterly line of Dixie Highway as widened by deeds aforesaid as measured along the line common to Lots 12, 13, 16 and 17 in the aforesaid Subdivision; thence Southwestwardly and at right angles and with the Northwesterly line of said last mentioned tract 900 feet to a corner of same; thence Southeastwardly and at right angles and with the Southwesterly line of said tract 1125.06 feet to another corner of said tract; thence Northeastwardly, forming an interior angle of 94 degrees 43 minutes and with the Southeasterly line of said tract 722.45 feet to a corner of same; thence with a Southwesterly line of said tract Southeastwardly 200.68 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by BETTIE DAVIS, a widow, by deed dated March 22, 1967, and recorded in Deed Book 4101, Page 581, in the office aforesaid.

Deed Book 4103, Page 360

BEGINNING in the Northwesterly line of Dixie Highway as widened by deeds to Commonwealth of Kentucky of record in Deed Book 1703, Page 401 and Deed Book 1701, Page 430, both in the office of the Clerk of the County Court of Jefferson County, Kentucky, at its intersection with the Southwesterly line of tract #1 as described in deed to E. R. Davis dated January 4, 1950, of record in Deed Book 2565, Page 417, in the office of the Clerk aforesaid; thence with the Northwesterly line of Dixie Highway as widened by deeds aforesaid, the following courses and distances: North 38 degrees 53 minutes East 304.41 feet to a concrete monument; thence South 51 degrees 07 minutes East 10 feet to a concrete monument and North 38 degrees 53 minutes East 542.79 feet to a corner of the tract conveyed to Walter Davis, Jr. by deed dated November 26, 1951, of record in Deed Book 2841, Page 473, in the office of the Clerk aforesaid; thence North 51 degrees 07 minutes West 200 feet to an iron pipe; thence North 38 degrees 53 minutes East 300 feet to an iron pipe; thence South 51 degrees 07 minutes East 189.7 feet to an iron pipe in the Northwesterly line of Dixie Highway as widened by deeds aforesaid; thence with the Northwesterly line of Dixie Highway as widened, North 38 degrees 22 minutes East 103.6 feet to a concrete monument; thence North 48 degrees 13 minutes 30 seconds West 165.55 feet to an iron pipe; thence North 35 degrees 16 minutes 30 seconds East 180 feet to an iron pipe; thence North 58 degrees 02 minutes 30 seconds West 36.26 feet to an iron pipe; thence North 28 degrees 42 minutes 30 seconds East 83.04 feet to a pipe; thence North 56 degrees 34 minutes 30 seconds West passing a concrete monument at 2671.78 feet, in all 2876.78 feet, more or less, to the low water mark of the Ohio River; thence Southwesterwardly with the low water mark of the Ohio River 1811 feet, more or less, to the Southwesterly line of tract #2 as described in Deed Book 2565, Page 417, aforesaid; thence with the Southwesterly line of same, South 58 degrees 03 minutes 30 seconds East 2003.71 feet, more or less, to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by MARTIN DAVIS and THELMA DAVIS, his wife; JOHNNIE DAVIS, (also known as John T. Davis) unmarried; MARTHA REIN KNAPP and WILLIAM S. KNAPP, her husband; WALTER DAVIS and M. DIANA DAVIS, his wife; MAXIE REIN and MARY ELAINE REIN, his wife; and ALLEN DAVIS and LEILA E. DAVIS, his wife, by deed dated March 22, 1967, and recorded in Deed Book 4103, Page 360, in the office aforesaid.

Deed Book 4110, Page 408

BEGINNING at an iron pipe in the Northwesterly line of Dixie Highway as widened by deed to Commonwealth of Kentucky dated June 11, 1938, of record in Deed Book 1682, Page 463 in the office of the Clerk of the County Court of Jefferson County, Kentucky, at its intersection with the Northeasterly line of the tract conveyed to Jefferson County Board of Education by deed dated December 22, 1911, of record in Deed Book 753, Page 323, in the office of the Clerk aforesaid; thence with the Northeasterly line of said tract North 56 degrees 02 minutes West 487.31 feet to an iron pipe, corner of same; thence with the Northwesterly line of said tract South 37 degrees 11 minutes West 313 feet to an iron pipe, corner of same and in the center line of a 40 feet Avenue as shown on plat of E. V. Thompson Subdivision of H. I. Craycroft Farm, of record in Plat and Subdivision Book 1, Page 178, in the office of the Clerk aforesaid; thence with the center line of said Avenue and with the line common to lots 12, 17, 13, 16, 14 and 15 as shown on said plat, North 56 degrees 05 minutes West passing a concrete monument at 3194.11 feet, in all 3303.98 feet, more or less, to the low water mark of the Ohio River; thence Northwardly with the low water mark of the Ohio River 1385 feet, more or less to the line common to Lots 5 and 14 as shown on the aforesaid plat; thence with the line common to Lots 5 and 14, to lots 6 and 14, to lots 7 and 13, and to lots 10 and 11, South 56 degrees 38 minutes East 4162 feet, more or less to a concrete monument at the most Northerly corner of the tract conveyed to James F. Brown and wife by deed of record in Deed Book 1525, Page 450, in the office of the Clerk aforesaid; thence South 38 degrees 15 minutes West 313.41 feet to a concrete monument at the most Westerly corner of the tract conveyed to David Doriot by deed of record in Deed Book 1712, Page 323, in the office of the Clerk aforesaid; thence with the Southwesterly line of said last mentioned tract South 56 degrees 39 minutes East 357.11 feet to a concrete monument in the Northwesterly line of Dixie Highway as widened by deed of record in Deed Book 1682, Page 463, aforesaid; thence with the Northwesterly line of Dixie Highway as widened, the following courses and distances: South 38 degrees 15 minutes West 215.3 feet to a concrete monument, North 51 degrees 45 minutes West 10 feet to a concrete monument and South 38 degrees 15 minutes West 416.35 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by JOHN T. DAVIS, unmarried, by deed dated April 26, 1967, and recorded in Deed Book 4110, Page 408, in the office aforesaid.

Deed Book 4101, Page 341

Tract 1. BEING Lots 5, 6, and 7, as shown on plat of E. V. THOMPSON's SUBDIVISION OF The H. I. Craycroft Farm, a plat of which is of record in Plat and Subdivision Book 1, page 178, in the office of the Clerk of the County Court of Jefferson County, Kentucky.

Tract 2. BEING a part of Lot 4 as shown on plat of E. V. THOMPSONS SUBDIVISION of the H. I. Craycroft Farm, a plat of which is of record in Plat and Subdivision Book 1, page 178, in the office of the Clerk of the County Court of Jefferson County, Kentucky, more particularly bounded and described as follows: BEGINNING in the Southwesterly line of Lot 4 aforesaid at its intersection with the Northwesterly line of the tract conveyed to Board of Education of Jefferson County, Kentucky, by deed of record in Deed Book 3684 page 527, in the office of the Clerk aforesaid; thence with the Northwesterly line of same, North 17 degrees 39 minutes East, 1286.45 feet to the Northeasterly line of Lot 4 aforesaid; thence with the Northeasterly line of said Lot 4, North 56-3/4 degrees West 741.5 feet to a corner of said lot and in the center of Mill Creek; thence with the Northwesterly lines of said lot 4 the following courses and distances: South 2 degrees West 66 feet, South 65½ degrees West, 156.25 feet, South 24½  degrees West 132 feet, South 15½  degrees West, 627 feet, and South 1 degree West, 297 feet to a corner of Lot 4 aforesaid; thence with the Southwesterly line of same South 56-3/4 degrees East, 1056 feet more or less, to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by DOROTHY H. SHIPLEY, unmarried, by deed dated March 20, 1967, and recorded in Deed Book 4101, Page 341, in the office aforesaid.

Deed Book 4102, Page 2

BEGINNING at an iron pipe in the Northwesterly line of Dixie Highway as widened by deeds to Commonwealth of Kentucky of record in Deed Book 1703, Page 401 and Deed Book 1701, Page 430, in the office of the Clerk of the County Court of Jefferson County, Kentucky, said iron pipe being North 38 degrees 53 minutes East 304.41 feet, South 51 degrees 07 minutes East 10 feet and North 38 degrees 53 minutes East 642.79 feet from the Southwesterly line of tract #1 as described in deed to E. R. Davis recorded in Deed Book 2565, Page 417, in the office of the Clerk aforesaid, as measured along the Northwesterly line of Dixie Highway as widened by deeds aforesaid; thence North 51 degrees 07 minutes West 200 feet to an iron pipe; thence North 38 degrees 53 minutes East 100 feet to an iron pipe; thence South 51 degrees 07 minutes East 189.93 feet to an iron pipe in the Northwesterly line of Dixie Highway as widened by the aforesaid deeds; thence with the Northwesterly line of said Dixie Highway South 38 degrees 49 minutes West 42.7 feet to a concrete monument; thence continuing with same South 51 degrees 07 minutes East 10 feet to a concrete monument; thence continuing with a curve of said Highway South 38 degrees 53 minutes West 57.21 feet as measured along the chord of said curve to the point of beginning.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by MARTIN A. DAVIS and THELMA DAVIS, his wife, by deed dated March 22, 1967, and recorded in Deed Book 4102, Page 2, in the office aforesaid.

Deed Book 4101, Page 598

BEGINNING at an iron pipe in the Northwesterly line of Dixie Highway as widened by deeds to Commonwealth of Kentucky of record in Deed Book 1703, Page 401 and Deed Book 1701, Page 430, in the office of the Clerk of the County Court of Jefferson County, Kentucky, said iron pipe being North 38 degrees 53 minutes East 304.41 feet, South 51 degrees 07 minutes East 10 feet and North 38 degrees 53 minutes East 700 feet, North 51 degrees 07 minutes West 10 feet and North 38 degrees 49 minutes East 42.71 feet from the Southwesterly line of tract #1 conveyed to E. R. Davis recorded in Deed Book 2565, Page 417, in the office of the Clerk aforesaid, as measured along the Northwesterly line of Dixie Highway as widened by deeds aforesaid; thence North 51 degrees 07 minutes West 189.93 feet to an iron pipe; thence North 38 degrees 53 minutes East 100 feet to an iron pipe; thence South 51 degrees 07 minutes East 189.7 feet to an iron pipe in the Northwesterly line of Dixie Highway as widened by deeds aforesaid; thence with a curve of said Highway South 38 degrees 40 minutes West 99.92 feet as measured along the chord of the curve of same, to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by MARY MARTHA REIN KNAPP (formerly MARY MARTHA REIN) and WILLIAM S. KNAPP, her husband, by deed dated March 22, 1967, and recorded in Deed Book 4101, Page 598, in the office aforesaid.

Deed Book 4101, Page 594

BEGINNING at an iron pipe in the Northwesterly line of Dixie Highway as widened by deeds to Commonwealth of Kentucky of record in Deed Book 1703, Page 401 and Deed Book 1701, Page 430, in the office of the Clerk of the County Court of Jefferson County, Kentucky, said iron pipe being North 38 degrees 53 minutes East 304.41 feet, South 51 degrees 07 minutes East 10 feet and North 38 degrees 53 minutes East 542.79 feet from the Southwesterly line of tract #1 as described in deed to E. R. Davis recorded in Deed Book 2565, Page 417, in the office of the Clerk aforesaid, as measured along the Northwesterly line of Dixie Highway as widened by deeds aforesaid; thence North 51 degrees 07 minutes West 200 feet to an iron pipe; thence North 38 degrees 53 minutes East 100 feet to an iron pipe; thence South 51 degrees 07 minutes East 200 feet to an iron pipe in the Northwesterly line of Dixie Highway as widened by deeds aforesaid; thence with the Northwesterly line of said highway South 38 degrees 53 minutes West 100 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by WALTER DAVIS, JR. and M. DIANA DAVIS, his wife, by deed dated March 22, 1967, and recorded in Deed Book 4101, Page 594, in the office aforesaid.

Deed Book 4128, Page 125

BEGINNING at a concrete monument in the Northwesterly line of Dixie Highway as widened by deed of record in Deed Book 1678, Page 171, in the office of the Clerk of the County Court of Jefferson County, Kentucky, at its intersection with the line common to Lots 12 and 17 as shown on the plat of E. V. Thompson Subdivision of H. I. Craycroft Farm, plat of which is of record in Plat and Subdivision Book 1, Page 178, in the aforesaid office; thence with the line common to said lots North 56 degrees 05 minutes West 481.61 feet to a concrete monument at the most Westerly corner of the tract conveyed to Jefferson County Board of Education by deed of record in Deed Book 753, Page 323, in the aforesaid office; thence with the Northwesterly line of same North 37 degrees 11 minutes East 313 feet to an iron pipe corner of same; thence with the Northeasterly line of said tract South 56 degrees 02 minutes East 487.31 feet to an iron pipe in the Northwesterly line of Dixie Highway as widened by deed aforesaid; thence with the Northwesterly line of same South 38 degrees 15 minutes West 313 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by JEFFERSON COUNTY BOARD OF EDUCATION, a body politic and corporate, by deed dated July 14, 1967, and recorded in Deed Book 4128, Page 125, in the office aforesaid.

Deed Book 4085, Page 593

BEGINNING in the center line of Pope Lick Road, at the Northeasterly corner of the tract conveyed to Charles E. Allison and wife, by Deed of record in Deed Book 3706, Page 27, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the center line of Pope Lick Road, North 74 degrees 07 minutes East 750 feet; thence South 18 degrees 44 minutes East, passing an iron pipe at 22.32 feet, and an iron pipe at 392.8 feet, in all 730.97 feet to an iron pipe; thence South 0 degrees 14 minutes East 151.80 feet to an iron pipe in the North right-of-way line of I-64; thence with the North right-of-way line of I-64, South 89 degrees 46 minutes West 738.79 feet to an iron pipe at the Southeast corner of the tract conveyed to Charles E. Allison and wife by Deed aforesaid; thence with the East line of said Allison tract, North 18 degrees 44 minutes West, passing an iron pipe at 656.10 feet, in all 677.91 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by ELMO MARTIN and MARTHA MARTIN, his wife, by deed dated December 22, 1966, and recorded in Deed Book 4085, Page 593, in the office aforesaid.

Deed Book 4064, Page 262

BEGINNING at the intersection of the East line of 39th Street, with the South line of a 4-foot 6-inch strip added to Kentucky and Indiana Terminal Railroad Company right-of-way, by deed of record in Deed Book 1401, Page 312, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with said East line of 39th Street Southwardly 192.27 feet to the Northwest corner of a 30-foot strip, set out in Action #1634, Jefferson County Court, styled Louisville and Jefferson County Metropolitan Sewer District of Louisville, vs. John I. Shafer Hardwood Company; thence South 83 degrees 12 minutes East along the North line of said 30-foot strip, 350 feet to an iron pipe; thence North 3 degrees 55 minutes East 192.27 feet to the South line of the 4-foot 6-inch strip, hereinabove mentioned; thence with said South line of said strip, North 83 degrees 12 minutes West 350 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by JOHN I. SHAFER HARDWOOD COMPANY, a Delaware Corporation, by deed dated September 1, 1966, and recorded in Deed Book 4064, Page 262, in the office aforesaid.

Deed Book 4041, Page 576,

BEGINNING at a point in the South line of South Park or Fairdale Road, said point being South 18 degrees 09 minutes East 20.23 feet from the Northwest corner of the tract conveyed to Louisville Gas & Electric Company by Deed of record in Deed Book 3176, Page 350, in the Office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the South line of said road, South 63 degrees 40 minutes West 60 feet to a pipe; thence South 26 degrees 08 minutes 30 seconds East 180 feet to a pipe; thence North 63 degrees 40 minutes East 34.86 feet to the Southwest corner of the tract conveyed to Louisville Gas & Electric Company, aforesaid; thence with the West line of said last mentioned tract, North 18 degrees 09 minutes West 181.82 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by NORMAN EUGENE FRENCH and CATHERINE FRENCH, his wife, by deed dated May 27, 1966, and recorded in Deed Book 4041, Page 576, in the office aforesaid.

Deed Book 4038, Page 52

BEGINNING at a point in the Easterly line of Tract No. 1, conveyed to WHAS,  Inc., by deed of record in Deed Book 2396, Page 304, in the office of the Clerk of the County Court of Jefferson County, Kentucky, said point being North 36 degrees East 257.96 feet from the Southeast corner of said tract; thence leaving said line, North 56 degrees 24 minutes West, 225.26 feet to an iron pipe; thence North 33 degrees 36 minutes East, 259.42 feet to an iron pin; thence South 56 degrees 24 minutes East, passing an iron pipe at 210.96 feet, in all, 236.14 feet to the Easterly line of the tract conveyed to WHAS, Inc., by deed aforesaid; thence with said line, South 36 degrees West, 259.65 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by WHAS, INC., a Kentucky Corporation, by deed dated May 12, 1965, and recorded in Deed Book 4038, Page 52, in the office aforesaid.

Deed Book 4118, Page 258

BEGINNING at a point in the Southwesterly line of Lot 7, as shown on the Plat of Fred Steedly, Sr., Heirs Subdivision, of record in Plat and Subdivision Book 2, Page 245, in the office of the Clerk of the County Court of Jefferson County, Kentucky, said point being North 42 degrees 05 minutes West 125 feet from the most Southerly corner of said lot; thence North 47 degrees 33 minutes East 373 feet; thence South 42 degrees 05 minutes East 125.32 feet to the Southeasterly line of Lot 7 aforesaid; thence with said line North 47 degrees 35 minutes East 224.3 feet to the most Easterly corner of Lot 7 aforementioned; thence with the Northeasterly line of said Lot 7, North 42 degrees 11 minutes West 228.2 feet to the most Northerly corner of same; thence with the Northwesterly line of Lot 7 aforesaid, South 47 degrees 35 minutes West 347 feet; thence South 42 degrees 11 minutes East 78 feet; thence South 47 degrees 33 minutes West 250 feet to the Southwesterly line of aforementioned Lot 7; thence with said line, South 42 degrees 05 minutes East 25 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by BOYLES GALVANIZING COMPANY OF KENTUCKY, INC., a corporation, by deed dated April 5, 1967, and recorded in Deed Book 4118, Page 258, in the office aforesaid.

Deed Book 4145, Page 478

BEGINNING at an iron pipe at the Northwest corner of the tract conveyed to the Commonwealth of Kentucky, for widening of Taylorsville Road, by deed recorded in Deed Book 2958, Page 8, in the Office of the Clerk of the County Court of Jefferson County, Kentucky, said point being also in the Easterly line of the tract conveyed to Leo T. First, by deed recorded in Deed Book 1651, Page 43, in the aforesaid office; thence with said Easterly line, North 0 degrees 03 minutes West, 701.73 feet to a pipe at the Northeast corner of said last mentioned tract, said point also being the Northwest corner of the tract conveyed to Bernard J. Maloney and wife, by deed recorded in Deed Book 2801, Page 317, in the aforesaid office; thence with the Northerly line of said tract, South 88 degrees 30 minutes East, 223.02 feet to an iron pipe; thence leaving said line, South 14 degrees 10 minutes West 134.21 feet to an iron pipe; thence South 2 degrees 10 minutes East, 573.41 feet to an iron pipe in the Northerly line of the tract conveyed to the Commonwealth of Kentucky by deed aforesaid; thence with the Northerly line of said tract, the following courses and distances: South 89 degrees 45 minutes West, 53.67 feet to a pipe, North 88 degrees 27 minutes West, 76.15 feet to a pipe, and North 86 degrees 18 minutes West, 80.91 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by BERNARD J. MALONEY and DOROTHY S. MALONEY, his wife, by deed dated September 27, 1967, and recorded in Deed Book 4145, Page 478, in the office aforesaid.

Deed Book 4169, Page 46

Beginning at a nail in the center line of Collins Lane, said nail being in the most southwesterly corner of a tract of land conveyed to the Grantor by Alban C. Tipton and wife by deed dated September 7, 1967, recorded in Deed Book 4141, page 287 in the office of the County Court Clerk, Jefferson County, Kentucky, said nail also being in the property line between the Grantor and Stanley S. Chamberlain; thence North 34° 57' 20" West along said center line of Collins Lane a distance of one hundred seventy five (175) feet to a spike; thence North 54° 26' 06" East a distance of four hundred eighty eight (488) feet to a pipe, said pipe being thirty (30) feet measured southwestwardly from and at right angles to the center line of the Louisville and Nashville Railroad Company's spur track serving the new Ford Plant; thence South 55° 14' 56" East along a line thirty (30) feet southwestwardly from and parallel to said center line of spur tract a distance of one hundred eighty five and eighty three hundredths (185.83) feet to an old stake in the most southeasterly corner of the aforesaid conveyance, said stake also being in the property line between the Grantor and Stanley S. Chamberlain; thence South 54° 26' 04" West along the southeast line of the aforesaid conveyance and said property line between the Grantor and Stanley S. Chamberlain a distance of five hundred fifty two and forty five hundredths (552.45) feet to a nail in the center line of Collins Lane, the point of beginning, containing two and eight hundred ninety six ten thousandths (2.0896) acres, more or less, and being a part of the same property conveyed to the Grantor by Alban C. Tipton and wife by deed dated September 7, 1967, recorded in Deed Book 4141, page 287, in the office of the County Court Clerk, Jefferson County, Kentucky. See plat attached hereto and made a part hereof.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by HOUSTON-MCCORD REALTY COMPANY, a Tennessee corporation, by deed dated January 11, 1968, and recorded in Deed Book 4169, Page 46, in the office aforesaid.

Deed Book 4177, Page 190

BEGINNING in the Southeasterly line of the tract conveyed to John Dillon, dated July 12, 1877, by deed of record in Deed Book 230, Page 200, in the office of the Clerk of the County Court of Jefferson County, Kentucky, at its intersection with the Easterly line of the tract conveyed to Commonwealth of Kentucky, dated February 2, 1965, by deed of record in Deed Book 3945, Page 216, in the office of the Clerk aforesaid, thence with the Southeasterly line of the tract conveyed to John Dillon by deed aforesaid, Northeastwardly 28.70 feet to the most Eastwardly corner of same; thence with the Northeasterly line of same Northwestwardly 25 feet to a point in the Easterly line of the tract conveyed to Commonwealth of Kentucky, by deed aforesaid; thence with the Easterly line of said last mentioned tract Southwardly 38.07 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by OLLIE PARKER, a widow, by deed dated February 27, 1968, and recorded in Deed Book 4177, Page 190, in the office aforesaid.

Deed Book 4289, Page 262

BEING Part of Lot 10, as shown on Plat of E. V. Thompson's Subdivision of the H. I. Craycroft Farm, of record in Plat and Subdivision Book 1, Page 178, in the office of the Clerk of the County Court of Jefferson County, Kentucky, more particularly bounded and described as follows:

BEGINNING at the most Northerly corner of the tract conveyed to Ruth C. Shipley, by deed recorded in Deed Book 1206, Page 56, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the Northeasterly line of said tract, South 56 degrees 38 minutes East 600 feet, and extending back between parallel lines, South 33 degrees 15 minutes West 629.20 feet to the Southwesterly line of the tract conveyed to Ruth C. Shipley, by deed aforesaid, the Northwesterly line being coincident with the Northwesterly line of said last mentioned tract.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by RUTH C. SHIPLEY RAHM, (formerly Ruth C. Shipley), a widow, by deed dated July 9, 1969, and recorded in Deed Book 4289, Page 262, in the office aforesaid.

Deed Book 4310, Page 390

Tract 1

BEGINNING at a sugar tree and two beeches on the bank of the Ohio River, (original corner to Drake's Survey); thence South 60 degrees East 106 poles to a stake, corner to the 121 acre tract, part of Dubbenly's purchase from Floyd; thence South 30-3/4 degrees West 91.8 poles to a stake, another corner of the 121 acre tract; thence North 61 degrees 41 minutes West 65.2 poles to a sugar, beech and hickory on the bank of the Ohio River; thence up the River to the beginning; containing 50 acres, more or less.

Tract 2

BEGINNING at a point at the mouth of Mill Creek; running thence up the Ohio River 86 poles to a sugar tree, one of the corners of the division line between James J. and John Bate; thence South 60 degrees East to the center of the above named Mill Creek; thence down the middle of Mill Creek to the point of beginning; containing 12 acres, more or less.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by RONALD K. WATSON and KATHRYN WATSON, his wife, by deed dated October 16, 1969, and recorded in Deed Book 4310, Page 390, in the office aforesaid.

Deed Book 4313, Page 358

BEGINNING in the center line of Watson Lane at its intersection with the Southeasterly line of the tract conveyed to Fred S. Watson by deed of record in Deed Book 699, Page 603, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with said Southeasterly line South 34 degrees 34 minutes West 209.42 feet to a corner of said tract; thence with the Southwesterly line of said tract North 56 degrees 50 minutes West 208 feet to a corner of said tract and in the Southeasterly line of the tract conveyed to Fred S. Watson, et al., by deed of record in Deed Book 937, Page 351, in the aforesaid office; thence with said Southeasterly line South 34 degrees 34 minutes West 1293.7 feet to a corner of the tract described in deed to Fred Watson of record in Deed Book 3637, Page 481, in the aforesaid office; thence with the Southwesterly line of said tract South 56 degrees 26 minutes East 894.3 feet to a corner of said tract; thence with the Southeasterly line of said tract North 34 degrees 45 minutes East 1509.5 feet to the center line of Watson Lane; thence with said center line North 56 degrees 50 minutes West 691.35 feet to the beginning.

BEING the same property conveyed to LOUSIVILLE GAS AND ELECTRIC COMPANY, a corporation, by HENRY E. WATSON and CAROLYN WATSON, his wife, ALBERT WATSON and ALBERTA L. WATSON, his wife, FRED S. WATSON, JR. and MARGARET F. WATSON, his wife, by deed dated October 28, 1969, and recorded in Deed Book 4313, Page 358, in the office aforesaid.

Deed Book 4246, Page 431

BEGINNING at a pipe at the Southwesterly corner of the tract conveyed to Louisville Gas and Electric Company by deed of record in Deed Book 3488, Page 400, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the Southeasterly line of the tract aforesaid, North 71 degrees 03 minutes East 75 feet to a pipe at the Southeasterly corner of same, and extending back between parallel lines, South 18 degrees 57 minutes East to the Southeasterly line of Tract 3, conveyed to John O. Matlick and wife, by Deed of record in Deed Book 2750, Page 510, in the office of the Clerk aforesaid; the Southwesterly line being coincident with the Southwesterly line of Tract 3 aforesaid, and measuring 398.03 feet, and the Northeasterly line measuring 396.33 feet, more or less.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by JOHN O. MATLICK and HELEN MATLICK, his wife, by deed dated November. 8, 1968, and recorded in Deed Book 4246, Page 431, in the office aforesaid.

Deed Book 4199, Page 251

BEGINNING at the Northeast corner of the tract conveyed to Matthew Shipley by Deed dated April 24, 1919, of record in Deed Book 910, Page 160, in the Office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the Easterly line of said tract, South 1 degrees 08 minutes 15 seconds West 297.79 feet; thence North 88 degrees 30 minutes 45 seconds West 148 feet; thence North 1 degree 08 minutes 45 seconds East 296.8 feet to the North line of the tract conveyed to Matthew Shipley by Deed aforesaid; thence with the North line of same, South 88 degrees 57 minutes 15 seconds East 148 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by ETHEL D. SHIPLEY, a widow, by deed dated April 30, 1968, and recorded in Deed Book 4199, Page 251, in the office aforesaid.

Deed Book 4199, Page 246

BEGINNING at an iron pipe in the West line of Terry Road, as established in instrument of record in Deed Book 3247, page 352, in the office of the Clerk of the County Court of Jefferson County, Kentucky, at the Southeast corner of the tract conveyed to Board of Education of Jefferson County, Kentucky, by deed dated June 14, 1961, of record in Deed Book 3696, page 423, in the aforesaid office; thence with the South line of same, and with the South line of another tract conveyed to Board of Education of Jefferson County, Kentucky, by deed dated June 14, 1961, of record in Deed Book 3696, page 427 in said office, North 82 degrees 57 minutes 15 seconds West 197.84 feet, and North 88 degrees 30 minutes 45 seconds West 677.82 feet to the Southwest corner of the second mentioned tract herein; thence with the West line of same, North 1 degree 08 minutes 15 seconds East 12 feet 6 inches; thence South 88 degrees 30 minutes 45 seconds East, 678.66 feet; thence South 82 degrees 57 minutes 15 seconds East 126.5 feet; thence North 77 degrees 16 minutes 45 seconds East 75.65 feet to a spike in the West line of Terry Road; thence Southwardly along the said line of Terry Road, 38.2 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by COUNTY OF JEFFERSON, KENTUCKY, a public entity, and BOARD OF EDUCATION OF JEFFERSON COUNTY, KENTUCKY, a body politic and corporate, by deed dated April 4, 1968, and recorded in Deed Book 4199, Page 246, in the office aforesaid.

Deed Book 4225, Page 300

BEGINNING at a pipe in the West line of 43rd Street, (formerly Falls City Avenue) 13 feet 3 inches South of the intersection of the West line of 43rd Street with the division line common to Lots 27 and 28 as shown on the plat of Falls City Real Estate & Building Ass'n. Subdivision, of record in Deed Book 440, Page 640, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence South with the West line of 43rd Street 40 feet, more or less, to the Southeast corner of the tract conveyed to Harry I. Harris and wife, by deed dated October 2, 1946, of record in Deed Book 2169, Page 412, in the aforesaid office; thence West with the South line of said tract 150 feet to the East line of an alley; thence North with the East line of said alley 53 feet 3 inches, more or less, to a pipe in the division line common to Lots 27 and 28, aforesaid; thence East with said division line, 30 feet to a pipe; thence Southwardly and parallel with 43rd Street 13 feet 3 inches to a pipe; thence Eastwardly and parallel with the division line aforesaid, 120 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by ANNA M. HARRIS, a widow, by deed dated September 26, 1968, and recorded in Deed Book 4225, Page 300, in the office aforesaid.

Deed Book 4245, Page 172

BEGINNING in the North right-of-way line of Fairmount Road at a spike which is North 76 degrees 45 minutes East 220 feet and North 77 degrees 25 minutes East 497.55 feet from the Northeasterly corner of Fairmount Road and Bardstown Road; thence continuing along the North line of said Fairmount Road North 77 degrees 25 minutes East 126.8 feet to a pipe; thence North 83 degrees 32 minutes East 83.78 feet to a pipe; thence leaving said road North 12 degrees 35 minutes West 218.9 feet to a pipe; thence South 77 degrees 25 minutes West 210 feet to a pipe; thence South 12 degrees 35 minutes East 210 feet to the beginning.

BEING the same property conveyed to LOUSIVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by LEO L. ZIEGLER and LIZZIE L. ZIEGLER, his wife, by deed dated December 6, 1968, and recorded in Deed Book 4245, Page 172, in the office aforesaid.

Deed Book 4249, Page 236

Tract 1

BEGINNING at a point in the Western right-of-way line of the Illinois Central Railroad, at the Northeastern corner of the tract of land conveyed to George and Hettie Melton, by deed dated May 29, 1939, of record in Deed Book 1708, Page 447, in the Office of the Clerk of the County Court of Jefferson County, Kentucky, which point is 1280.81 feet South 66 degrees 43 minutes East of the center line of the Dixie Highway; thence in a Northwesterly direction, with the Northeastern line of said tract, North 66 degrees 43 minutes West 130.81 feet to a point; thence South 24 degrees 58 minutes West 200 feet to a pipe; thence in a Southeasterly direction along the Southwestern line of said tract, South 66 degrees 43 minutes East 143.19 feet to a pipe; thence with said right-of-way line, along the Southeast line of said tract aforesaid; North 21 degrees 25 minutes 20 seconds East 200.02 feet to the point of beginning, and identified as Tract No. 1 in survey of Napier Engineering Co., for George Melton, dated October 28, 1960.

Tract 2

BEGINNING at a point in the Western right-of-way line of the Illinois Central Railroad, at the Northeastern corner of the tract of land conveyed to George and Hettie Melton, by Deed dated May 29, 1939, of record in Deed Book 1708, Page 447, in the Office of the Clerk of the County Court of Jefferson County, Kentucky, which point is 1280.81 feet South 66 degrees 43 minutes East of the center line of the Dixie Highway; thence in a Northwesterly direction, with the Northeastern line of said tract, 130.81 feet to a point, which is the beginning point of this tract; thence in a Northwesterly direction with the Northeastern line of said tract, North 66 degrees 43 minutes West 135 feet to a point; thence South 24 degrees 58 minutes West 200 feet to a pipe; thence in a Southeasterly direction along the Southwestern line of said tract, South 66 degrees 43 minutes East 135 feet to a pipe; thence North 24 degrees 58 minutes East 200 feet to the point of beginning; and identified as Tract No. 2, in survey of Napier Engineering Co., for George Melton, dated October 28, 1960.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by RAYMOND M. HUNT and RUTH M. HUNT, his wife, by deed dated January 15, 1969, and recorded in Deed Book 4249, Page 236, in the office aforesaid.

Deed Book 4297, Page 142

BEGINNING in the North line of Del Park Terrace (formerly Magazine Street), 160 feet East of Thirty-second Street, said point being at the intersection of the East line of an alley; thence Eastwardly along the North side of Del Park Terrace, 64 feet 4-⅜ inches, more or less, to a point 510 feet West of Thirty-first Street; thence Northwardly, parallel with Thirty-first Street; 200 feet to an alley; thence Westwardly along the South line of said alley, 64 feet 7-1/8 inches, more or less, to its intersection with the East line of the alley first herein mentioned; said intersection being 160 feet East of Thirty-second Street; thence Southwardly with said alley first herein mentioned, and parallel with Thirty-second Street, 200 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by EDMUND WIRTZBERGER/ also known as E. H. Wirtzberger and LORETTA WIRTZBERGER, his wife, by deed dated August 19, 1969, and recorded in Deed Book 4297, Page 142, in the office aforesaid.

Deed Book 4288, Page 478

BEGINNING at a point in the north line of Del Park Terrace (formerly Magazine Street) 470 feet westwardly from the west line of 31st Street; thence northwardly along the line parallel with 31st Street 200 feet to an alley 20 feet wide; thence westwardly with the line of said alley 40 feet; thence southwardly 200 feet, more or less, to the north line of Del Park Terrace; thence eastwardly along the north line of Del Park Terrace 40 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY by RONALD V. SIMPSON, Trustee in Bankruptcy for LILLIAN V. BYRNE, d/b/a Superior Chemical Works, Inc., by deed dated July 3, 1969, and recorded in Deed Book 4288, Page 478, in the office aforesaid.

Deed Book 4290, Page 132

BEGINNING on the North side of Del Park Terrace (formerly Magazine Street), 430 feet West of 31st Street; running thence Westwardly along the North side of Del Park Terrace 40 feet, and extending back Northwardly of the same width in lines parallel with 31st Street, 200 feet to an alley.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by MARGARET L. COSTELLO, a widow, by deed dated July 18, 1969, and recorded in Deed Book 4290, Page 132, in the office aforesaid.

Deed Book 4321, Page 311

BEGINNING in the Westerly line of Old Pennsylvania Run Road, at its intersection with the Southerly line of Manslick Road; thence with the Westerly line of Old Pennsylvania Run Road, South 0 degrees 30 minutes East 357.96 feet to the Northeasterly corner of the tract conveyed to Melvin T. Dezern by Deed of record in Deed Book 4007, Page 92, in the Office of the Clerk of the County Court of Jefferson County, Kentucky; thence with the Northerly line of same, South 89 degrees West 352.80 feet to the Northeasterly line of the tract conveyed to Robert Louis Hofmann, Sr., and wife, by Deed of record in Deed Book 3577, Page 386, in the aforesaid office; thence with same, North 12 degrees 44 minutes West 278.36 feet to the Southerly line of Manslick Road; thence with same, North 77 degrees 16 minutes East 421.22 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by LEONA GRUBBS, Executrix under the Will of Frank Theiler, by deed dated December 11, 1969, and recorded in Deed Book 4321, Page 311, in the office aforesaid.

Deed Book 4191, Page 447

BEGINNING at the Southeasterly corner of the tract conveyed to Louisville Gas and Electric Company, by deed dated December 1, 1958, of record in Deed Book 3542, Page 257, in the office of the Clerk of the County Court of Jefferson County, Kentucky, said point being South 29 degrees 25 minutes East 60 feet from the center line of Bell's Lane, as measured along the Northeasterly line of said tract; thence with the Southeasterly line of same, South 60 degrees 35 minutes West 30 feet to the Northeast line of the tract conveyed to Kentucky and Indiana Terminal Railroad Company, by deed of record in Deed Book 2388, Page 92, in the aforesaid office, and extending back South 29 degrees 25 minutes East of that width throughout, 30 feet, -  the Southwest line being coincident with the Northeast line of said tract of the Kentucky and Indiana Terminal Railroad Company.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by THE B. F. GOODRICH COMPANY, a New York Corporation, by deed dated April 25, 1968, and recorded in Deed Book 4191, Page 447, in the office aforesaid.

Deed Book 4351, Page 500

BEGINNING in the West line of Logan Street at a point 377-1/2 feet South of the Southwest corner of Logan Street and St. Catherine Street (formerly Cane Street), said point being also the Southeast corner of the tract conveyed to City of Louisville by Deed dated April 29, 1952, and of record in Deed Book 2873, Page 239, in the Office of the Clerk of the County Court of Jefferson County, Kentucky; thence Westwardly along the South line of said tract, 114.5 feet to the Southwest corner of same; thence Northwestwardly 16.04 feet, more or less, to a point in the South line of the tract conveyed to City of Louisville by Deed dated April 22, 1952, and of record in Deed Book 2871, Page 29, in said Clerk's office; said point being 53 feet East of the East line of an alley, sometimes called Chester Street, as measured along said South line, being also a corner of the tract conveyed to Harry F. Mason and Etta M. Mason, his wife, by Deed dated June 18, 1952, and of record in Deed Book 2928, Page 473, in said Clerk's office; thence Northwestwardly along the Northeasterly line of last mentioned tract 62.78 feet to the East line of the aforementioned alley called Chester Street; thence Southwardly with the East line of same 58.5 feet to the Southwest corner of the tract conveyed to Etta M. Mason by Deed dated March 3, 1933, and of record in Deed Book 1523, Page 42, in said Clerk's office; thence Eastwardly along the South line of said last mentioned tract, 180 feet to the West line of Logan Street; thence Northwardly along said line of Logan Street, 15 feet to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by HARRY F. MASON and ETTA M. MASON, his wife, by deed dated June 3, 1970, and recorded in Deed Book 4351, Page 500, and rerecorded in Deed Book 4432, Page 155, in the office aforesaid.

Deed Book 4351, Page 505

BEGINNING at a pipe in the East line of the first alley (called Chester Street) West of Logan Street, said pipe being 392.50 feet South of St. Catherine Street (formerly Cane Street); thence South with the East line of said alley or Chester Street 20 feet to a pipe, and extending back Eastwardly of that width throughout between lines parallel with St. Catherine Street 65.5 feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by RAYMOND F. HOFER and ARCHIE DEE HOFER, his wife, ERNEST L. GREENERT and PAULINE GREENERT, his wife, by deed dated June 3, 1970, and recorded in Deed Book 4351, Page 505, in the office aforesaid.

Deed Book 4397, Page 260

BEGINNING at a pipe in the East line of Park Boulevard at a point North 12 degrees 33 minutes West 415.20 feet from a rail marker at the intersection of the East line of Park Boulevard with the North line of Highland Park Subdivision; thence along the East line of said Park Boulevard, North 12 degrees 33 minutes West 175 feet to a point 25 feet Southwardly from and at right angles to the Louisville and Nashville Railroad Company's tract 556 A; thence Eastwardly with the curve of said tract 25 feet Southwardly from same, said curve having a chord bearing North 84 degrees 41 minutes East a distance of 152.07 feet to a pipe; thence South 87 degrees 45 minutes East 441.60 feet along a line 25 feet Southwardly from and parallel to said tract to a point in the West line of a tract of land conveyed to the Southern Railway Company by deed dated October 18, 1906, and recorded in Deed Book 653, Page 42, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence with same South 6 degrees 55 minutes East 177.26 feet more or less to the Northeast corner of the second tract of land described in deed dated May 3, 1940 and recorded in Deed Book 1744, Page 316, in said office, from Louisville and Nashville Railroad Company to Louisville Gas and Electric Company; thence along a line North 87 degrees 45 minutes West 501.40 feet more or less to a point, said line being coincident with the North line of the aforementioned Louisville Gas and Electric Company tract and the North line of another tract conveyed to the Louisville Gas and Electric Company by deed dated May 3, 1940 and recorded in Deed Book 1744, Page 317, in said office; thence South 81 degrees 28 minutes West 75.75 feet to the point of beginning;

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by SCHUHMANN PRINTING COMPANY, by deed dated January 8, 1971, and recorded in Deed Book 4397, Page 260, in the office aforesaid.

Deed Book 4399, Page 186

BEGINNING at a point in the South line of a 20 foot alley being the first alley North of Vermont Avenue said point being in the East line of Holzheimer's Rosebud Addition, said point also being 33.5 feet West of 36th Street, thence Westwardly along the Southerly line of said 20 foot alley 22 feet thence Southwardly parallel with 36th Street 30 feet, thence Eastwardly parallel with said 20 foot alley 22 feet to the East line of Holzheimer's Rosebud Addition, thence Northwardly with same 30 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by the BOARD OF EDUCATION OF LOUISVILLE, KENTUCKY, a corporation, by deed dated July 6, 1970, and recorded in Deed Book 4399, Page 186, in the office aforesaid.

Deed Book 3364, Page 292

BEGINNING at a stone in the East line of Coy B. Green as recorded in Deed Book 1891, Page 476, in the Office of the County Clerk of Jefferson County, Kentucky, thence South 18 degrees 30 minutes East, with said East line of Green, 60.79 feet to the North right-of-way line of County Road; thence South 89 degrees 09 minutes East, with the North line of County Road, 38.36 feet, thence North 46 degrees 07 minutes, 82.91 feet, to the beginning and containing 0.25 acres, more or less.  Being part of property conveyed to first parties by deed recorded in Deed Book 2667, Page 146, in the office aforesaid.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by PRESTON HOWARD and NANCY HOWARD, his wife, by deed dated November 23, 1955, and of record in Deed Book 3364, Page 292, in the office aforesaid.

Deed Book 5626, Page 645

BEGINNING at a point in the Westerly line of the tract first hereinabove described, said point being South 45 degrees 05 minutes West 30 feet from Farnsley Road; thence South 45 degrees 05 minutes West 120 feet, more or less, to a hub; thence South 87 degrees 55 minutes East to a point which is 31.50 feet Southeast of the first described line as measured at right angles to same; thence North 45 degrees 05 minutes East 70 feet; thence Northwestwardly to the beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by CITIZENS FIDELITY BANK AND TRUST COMPANY, a Kentucky Corporation, EXECUTOR OF THE ESTATE OF J.W. HOTTELL, Deceased, and JUANITA D. HOTTELL, by deed dated October 27, 1986, and recorded in Deed Book 5626, Page 645, in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 5922, Page 232

BEGINNING at a point in the South line of Caldwell Street 55 feet 9-1/2 inches East of the Southeast corner of Caldwell and Hancock Streets; running thence eastwardly with said line of Caldwell Street 21 feet 3 inches and extending back Southwardly of that width throughout between lines parallel with Hancock Street 125 feet 6 inches.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by CITY OF LOUISVILLE, KENTUCKY, A Municipal Corporation; MIMMIE A. DEHAVEN; MID-AMERICA BANK & TRUST COMPANY D/B/A BANK OF LOUISVILLE & TRUST COMPANY; CHAS. BRUNNER; COMMONWEALTH OF KENTUCKY, COUNTY OF JEFFERSON; ANY UNKNOWN PERSON WHO MAY BE CLAIMING AN INTEREST IN THE PROPERTY, all by J. R. BARTHOLOMEW, COMMISSIONER of the Jefferson Circuit Court, by deed dated November 29, 1989, and of record in Deed Book 5922, Page 232, in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 5983, Page 196

BEING Lot numbered One (1), INTERPARK SUBDIVISION, as shown by plat recorded in Plat and Subdivision Book 1, Page 64, of record in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by LAND BANK AUTHORITY OF LOUISVILLE AND JEFFERSON COUNTY, by deed dated July 25, 1990, and of record in Deed Book 5983, Page 196, in the Office of the Clerk of Jefferson County, Kentucky.

Deed Book 7569, Page 731

Parcel 1

BEGINNING at the southeast corner of Ormsby Avenue and Ninth Street, if extended, running thence southwardly (measures South 04° 06′ 32″ West), with the east line of Ninth Street, if extended, 200 feet to an alley 13 feet wide, running thence with said alley (measures South 87° 11′ 19″ East) which is parallel with said Ormsby Avenue, 338 ½ feet (measures 339.93 feet) to the westwardly side of the right of way of the Louisville & Nashville Railroad company; thence northwardly (measures North 9° 19′ 19″ West 204.52 feet) with said right of way to the south side of Ormsby Avenue; thence westwardly (measure North 87° 11′ 19″ West) with Ormsby Avenue 291 ¼ feet (measures 292.40 feet) to the beginning; excepting, however, from said premises that portion thereof included within the right of way of the Central Storage Company’s railway, and described in Deed Book 293, page 124, in the office of the Clerk of the County Court of Jefferson County, Kentucky; being the same property conveyed to the Kentucky Heating Company by A. Dumesnil, unmarried, by deed dated January 15, 1902, and recorded in Deed book 569, page 220, in the office aforesaid, and acquired by and vested in Louisville Gas and Electric Company by virtue of the Consolidation (into Louisville Gas and Electric Company) by said Kentucky Heating Company with Louisville Lighting Company) and Louisville Gas Company, effected by Articles of Agreement and consolidation dated July 2, 1913, recorded in Incorporation Book 22, page 188, in the office aforesaid.

Parcel 2

BEGINNING at a point on the east side of Ninth Street, if extended 213 1/10 feet south of Ormsby Avenue, thence with the south side of an alley 13 1/10 feet wide, south 87 degrees, 31 minutes east 342 feet and 10 inches (measures South 87° 11′ 19″ East) to a stake on the west line of the right of way of the Louisville & Nashville Railroad Company; thence with the west line of the said right of way, southeastwardly 268 feet and 5 inches (measure South 09° 19′ 19″ East) to a stake; thence north 87 degrees and 26 minutes west 405 ½  (measures North 87° 16′ 56″ West) to a stake in the east line of Ninth Street, if said street were extended; thence, along the east side of Ninth Street, if extended, north 3 degrees 52 minutes east 263 feet and 2 inches (measures North .04° 06′ 32″ East) to the beginning; being the same property conveyed to the Kentucky Heating Company by the Fidelity Trust and Safety Vault Company, Trustee, et al., by deed dated March 10, 1899, and recorded in Deed book 512, page 529, in the office of the Clerk of the County Court of Jefferson County, Kentucky, and being subject to the reservations, covenants and agreements contained in said deed as to the construction of a railroad switch from the Louisville & Nashville Railroad along the northern line of said property; being the same parcel of land heretofore owned by Kentucky Heating Company and acquired by and vested in Louisville Gas and Electric company by virtue of the consolidation (into Louisville Gas and Electric Company) of Louisville Gas Company with Louisville Lighting Company and said Kentucky Heating Company, effected by Articles of Agreement and Consolidation dated July 2, 1913, recorded in Incorporation Book, 22, page 188 in the office aforesaid.

IN ADDITION to the foregoing, the portion of Ninth Street which reverted to Louisville Gas and Electric Company by Jefferson Circuit Court Action No. 336.730 on October, 1951 Ordinance 40 is hereby conveyed to Grantee.

THERE IS EXCEPTED from this conveyance, that portion of Parcel 1 which is described as follows:

BEGINNING at a point, said point being the intersection of the western boundary of the Louisville & Nashville Railroad right of way and the South line of Ormsby Avenue; thence North 87° 11’ 19” West 124.66 feet to a point in the East right of way line of the Central Storage Company’s railway; thence in a southeasterly direction in an arc of 211.18 feet to a point in the western right of way line of the Louisville & Nashville Railroad right of way; thence North 09° 19′ 19″ West 144.05 feet to the point of the beginning;

BEING the same property conveyed to Louisville Gas and Electric Company, a Kentucky corporation, by HENRY VOGT MACHINE CO., a Kentucky corporation, by deed dated December 28, 2000, and of record in Deed Book 7569, Page 731, in the office aforesaid.

Deed Book 4432, Page 152

BEGINNING at a point in the east right of way  line of an Alley between Third and Fourth Streets, said point being N 08' 51' 04" E, 127.00 feet from a pin in a corner stone at the Third Street and Brandeis Avenue northwest rights of way corner said corner also having Kentucky State Plane Coordinates of 265,505.4899N and 1,565,731.8524E, and N 81° 21' 49" W, 200.08 feet from an iron pin in the west right of way line of Third Street; thence S 81° 21' 49" E, 30.00 feet to a point; thence S 08° 51' 04" W, 25.00 feet to a point; thence N 81° 21' 42" W, 30.00 feet to a point; thence N 08° 51' 04" E, 25.00 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by URBAN RENEWAL AND COMMUNITY DEVELOPMENT AGENCY OF LOUISVILLE, a Public Entity, by deed dated February 5, 1971, and recorded in Deed Book 4405, Page 78, and rerecorded in Deed Book 4432, Page 152 in the office aforesaid.

Deed Book 3538, Page 394

BEGINNING in the center line of Muddy Lane 730 feet East of the East line of Lot 16, shown on plat of WALLACE SUBDIVISION, of record in Plat and Subdivision Book 8, page 104, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence Eastwardly with said center line of Muddy Lane 100 feet; and extending back South between lines parallel to the said East line of Lot 16, 250 feet to the South line of Lot 15, WALLACE SUBDIVISION, aforesaid.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by MARGUERITE L. HAAG and NORBERT P. HAAG, SR., her husband, by deed dated November 20, 1958, and recorded in Deed Book 3538, Page 394, in the office aforesaid.

Deed Book 4080, Page 581

BEGINNING at a point on the North side of Madison Street, 108 feet West of the Northwest corner of Clay and Madison Streets; running thence West 24 feet 6 inches; running thence back Northwardly, of the same width, 165 feet to a 12 foot alley.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by CLARENCE E. SCHILLER and MARTHA E. SCHILLER, his wife, by deed dated November 25, 1966, and recorded in Deed Book 4080, Page 581, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 4080, Page 588

BEING on the North side of Madison Street, between Clay and Hancock Streets, and beginning at a point 45 feet West of the Northwest corner of Madison and Clay Streets; running thence West 23 feet; thence North 100 feet to a 5 foot alley; thence East 23 feet; and thence South 100 feet to the point of beginning.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by  CHARLES A. TAYLOR and GERTRUDE TAYLOR, his wife, by deed dated November 25, 1966, and recorded in Deed Book 4080, Page 588, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 4081, Page 1

BEGINNING at a point 24 feet West of the Northwest corner of Clay and Madison Streets; running thence Westwardly along the North side of Madison Street, 21 feet; running thence back Northwardly of the same width throughout, 100 feet to a 5 foot alley.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by  FRANK E. WALTER, unmarried, by deed dated November 25, 1966, and recorded in Deed Book 4081, Page 1, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 4081, Page 5

BEGINNING in the West line of  Clay Street 125 feet North of the Northwest corner of Clay and Madison Streets; thence North with the West line of Clay Street 20 feet, and extending back Westwardly of that same width throughout, 107 feet; the North line being coincident with the South line of the tract conveyed to Nanneen Phillips by Deed of record in Deed Book 2429, Page 29, in the office of the Clerk of the County Court of Jefferson County, Kentucky, and the South line being coincident with the North line, and same extended, of the tract conveyed to Sunshine Starling and Merrell C. Starling, her husband, by Deed of record in Deed Book 3322, Page 385, in the office of the Clerk aforesaid.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by FRANK E. WALTER, unmarried, by deed dated November 25, 1966, and recorded in Deed Book 4081, Page 5, in the office aforesaid.

Deed Book 4081, Page 24

BEGINNING on the West side of Clay Street 145 feet North of Madison Street; thence North with the West side of Clay Street 20 feet to an alley, and extending back Westwardly between lines parallel with Madison Street 107 feet 6 inches, the North line of said lot being coincident with the South line of said alley.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by HELM & HOUSTON, INC., a corporation, by deed dated November 25, 1966, and recorded in Deed Book 4081, Page 24, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 4081, Page 36

BEGINNING at a point on the North side of Madison Street, 68 feet West of Clay Street; running thence Westwardly along the North side of Madison Street 20 feet, and extending back Northwardly the same width throughout between lines parallel with Clay Street 100 feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by MATTIE BELLE LIVINGSTON and CHARLES P. LIVINGSTON, her husband, by deed dated November 25, 1966, and recorded in Deed Book 4081, Page 36, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 4081, Page 64

BEGINNING at the Northwest corner of Clay and Madison Streets; thence Westwardly with the North line of Madison Street, 24 feet, and extending back Northwardly, between parallel lines, 100 feet to alley, the East line being coincident with the West line of Clay Street.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by AVERY M. RILEY and JACK W. RILEY, SR., her husband, LILLIAN M. MILES and HARRY F. MILES, her husband, and JACK W. RILEY, JR. AND BETTY G. RILEY, his wife, (the said AVERY M. RILEY, LILLIAN M. MILES and JACK W. RILEY, JR., being Partners, trading and doing business as The Jefferson Company,) by deed dated October 31, 1966, and recorded in Deed Book 4081, Page 64, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 4081, Page 79

BEGINNING in the West line of Clay Street 105 feet North of the Northwest corner of Clay and Madison Streets; thence North with the West line of Clay Street 20 feet, and extending back Westwardly between parallel lines 102 feet, 6 inches, the South line being coincident with the North line of the first alley North of Madison Street.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, SUNSHINE STARLING, unmarried, by deed dated November 25, 1966, and recorded in Deed Book 4081, Page 79, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 4081, Page 173

BEGINNING at a point in the North side of Madison Street, 88 feet West of the Northwest corner of Clay and Madison Streets; running thence Westwardly with the North line of Madison Street, 20 feet, and extending back Northwardly between lines parallel with Clay Street of the same width throughout, 100 feet.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by F. EARL WRIGHT and MILDRED W. WRIGHT, his wife, by deed dated November 28, 1966, and recorded in Deed Book 4081, Page 173, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Deed Book 5254, Page 991

Tract 1

BEGINNING at the intersection of the South line of Broadway with the West line of Eighth Street; thence with said West line, South 7 degrees 57 minutes 30 seconds West 199.79 feet to the North line of an Alley; thence with said North line, North 82 degrees 48 minutes 30 seconds West 320.88 feet to the East line of property conveyed to Joseph H. Conner by deed of record in Deed Book 4737, Page 539, in the office of the Court Clerk of Jefferson County, Kentucky; thence with said Conner line, North 7 degrees 57 minutes 30 seconds East 213.52 feet to the South line of Broadway; thence with said South line, South 80 degrees 21 minutes 30 seconds East 320.99 feet to the point of beginning, containing 1.522 acres.

Tract 2

BEGINNING at the intersection of the West line of Eighth Street and the North line of York Street; thence with said North line, North 82 degrees 48 minutes 30 seconds West 419.88 feet to the East line of Ninth Street; thence with said East line, North 7 degrees 57 minutes 30 seconds East 350.00 feet to the South line of an Alley; thence with said South line, South 82 degrees 48 minutes 30 seconds East 419.88 feet to the West line of Eighth Street; thence with said West line, South 7 degrees 57 minutes 30 seconds West 350.00 feet to the point of beginning, containing 3.373 acres.

Tract 3

BEGINNING at the intersection of the South line of York Street and the West line of Eighth Street, thence with said West line, South 7 degrees 53 minutes 44 seconds West 182.39 feet to the North line of property conveyed to Charles R. and Marian Cooke by deed of record in Deed Book 4040, Page 115, in the office of the Clerk of Jefferson County, Kentucky; thence with said Cooke line, North 82 degrees 48 minutes 55 seconds West 35.00 feet and South 7 degrees 53 minutes 44 seconds West 36.75 feet to the North line of Cawthorn Street; thence with said North line, North 82 degrees 48 minutes 55 seconds West 385.85 feet to the East line of Ninth Street; thence with said East line, North 7 degrees 53 minutes 44 seconds East 219.14 feet to the South line of York Street; thence with said South line, South 82 degrees 48 minutes 55 seconds East 420.85 feet to the point of beginning, containing 2.088 acres.

BEING the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by SEARS, ROEBUCK AND CO., a New York corporation, by deed dated October 1, 1981, and recorded in Deed Book 5254, Page 991, in the office aforesaid.

SEE PAGES 427-430 FOR ADDITIONAL JEFFERSON COUNTY
LEGAL DESCRIPTIONS

TRIMBLE COUNTY

Deed Book 65, Page 424

BEING a certain parcel of land located between Corn Creek and the Ohio River approximately 1.9 mile north of Kentucky Highway 754 in Trimble County, Kentucky, and being more particularly described as follows:

BEGINNING at a point at the water's edge of the Ohio River as measured on March 28, 1989, and being South 61 degrees 06 minutes 34 seconds West 12.00 feet from a one-inch (1") iron pipe on the bank in the north line of the tract conveyed to Louisville Gas & Electric Company as described in deed dated November 29, 1982 and recorded in Deed Book 58, Page 321, in the Trimble County Court Clerk's Office; thence with said water's edge, North 16 degrees 36 minutes 27 seconds West 1,057.26 feet to a point; North 21 degrees 10 minutes 27 seconds West 227.45 feet to a point; North 02 degrees 19 minutes 32 seconds East 205.58 feet to a point; and North 10 degrees 02 minutes 27 seconds West 587.55 feet to a point in the southeast line of the land of Gayle Mahoney and Vivian Mahoney, his wife, as described in deed dated August 30, 1966, and recorded in Deed Book 45, Page 49, in the aforesaid Clerk's Office; thence with said line of Mahoney, North 61 degrees 02 minutes 43 seconds East, passing an iron pipe at 52.00 feet, in all 1,566.94 feet to a corner stone at the northwest corner of the land of Lloyd Mahoney and Anna Mahoney, his wife, as described in deed dated April 18, 1958, and recorded in Deed Book 40, Page 582, in the aforesaid Clerk's Office; thence with the lines of said Lloyd and Anna Mahoney, South 10 degrees 25 minutes 52 seconds East, passing an iron pipe at 10.00 feet, in all 608.19 feet to an iron pipe in the centerline of an abandoned outlet roadway; thence with said centerline, North 43 degrees 06 minutes 55 seconds East, passing an iron pipe at 362.61 feet, in all 429.57 feet to a point in the centerline of Corn Creek; thence with the centerline of Corn Creek the following courses and distances:
South 14 degrees 04 minutes 56 seconds East 267.25 feet to a point;
South 06 degrees 09 minutes 24 seconds West 195.96 feet to a point;
South 38 degrees 19 minutes 03 seconds West 480.21 feet to a point;
South 39 degrees 51 minutes 01 second West 245.15 feet to a point;
South 18 degrees 54 minutes 00 seconds East 182.77 feet to a point;
South 76 degrees 02 minutes 47 seconds East 250.79 feet to a point; and
North 70 degrees 58 minutes 16 seconds East 455.78 feet to a point in the creek centerline; thence leaving Corn Creek, South 85 degrees 01 minutes 14 seconds East 157.87 feet to an iron pipe in the centerline of Corn Creek-Wises Landing Road (abandoned); thence with the centerline of said road, South 26 degrees 58 minutes 07 seconds East 191.17 feet to an iron pipe; and South 19 degrees 10 minutes 28 seconds East 148.62 feet to an iron rod in concrete in the northeast line of the aforesaid land of Louisville Gas & Electric Company; thence with said line of Louisville Gas & Electric Company, South 61 degrees 06 minutes 34 seconds West 2,183.54 feet to the beginning, containing 79.413 acres per survey dated April 8, 1989, by John A. Harrison, Professional Land Surveyor, and being subject to all roadways, easements, and restrictions of record.

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky Corporation, by Allison Schlegel Dickey, unmarried, and Dianna Dey Dickey, unmarried, by Deed dated January 22, 1990, of record in Deed Book 65, Page 424, in the Office of the Clerk of Trimble County, Kentucky.

ALSO LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN THE UNRECORDED DEED FROM LOUISVILLE GAS AND ELECTRIC COMPANY TO KENTUCKY UTILITIES COMPANY DATED DECEMBER 30, 2009, PURSUANT TO WHICH LOUISVILLE GAS AND ELECTRIC COMPANY GRANTED TO KENTUCKY UTILITIES COMPANY A 48% INTEREST AS TENANTS IN COMMON IN AND TO CERTAIN “JOINT USE ASSETS” DESCRIBED IN SUCH DEED AND WHICH IS A PORTION OF THE FOREGOING DESCRIBED PROPERTY.

Deed Book 63, Page 615

TRACT NO. 1

Being a certain tract of land located between Conners Ridge Road and Ogden Ridge Road west of Mt. Pleasant in Trimble County, Kentucky, and being more particularly described as follows:

Beginning at a railroad spike in the north side of an eight inch (8") Hickory at the northeast corner of the Louisville Gas and Electric Company's Plant Site as described in Deed dated April 16, 1976,  and recorded in Deed Book 51, page 769, in the Trimble County Court Clerk's Office; thence North 20 degrees 14 minutes 01 seconds West 634.99 feet to an iron pipe in the southeast right-of-way line of Conners Ridge Road; thence with said line of Conners Ridge Road the following courses and distances: North 59 degrees 37 minutes 01 seconds East 24.41 feet to an iron pipe at a point of curvature; with a curve to the right having a central angle of 02 degrees 04 minutes 40 seconds and a radius of 2,737.249 feet, the chord of which is North 60 degrees 39 minutes 21 seconds East 99.26 feet, to an iron pipe at a point of tangency; North 61 degrees 41 minutes 41 seconds East 256.09 feet to an iron pipe at a point of curvature; with a curve to the right having a central angle of 01 degrees 36 minutes 40 seconds and a radius of 7,092.111 feet, the chord of which is North 62 degrees 30 minutes 01 seconds East 199.42 feet, to an iron pipe at a point of tangency; North 63 degrees 18 minutes 21 seconds East 183.24 feet to an iron pipe at a point of curvature; with a curve to the left having a central of 04 degrees 03 minutes 10 seconds and a radius of 2,846.303 feet, the chord of which is North 61 degrees 16 minutes 46 seconds East 201.29 feet, to an iron pipe at a point of tangency; North 59 degrees 15 minutes 11 seconds East 526.51 feet to an iron pipe at a point of curvature; with a curve to the right having a central angle of 33 degrees 01 minutes 50 seconds and a radius of 266.674 feet, the chord of which is North 75 degrees 46 minutes 06 seconds East 151.62 feet to an iron pipe at a point of tangency; South 87 degrees 42 minutes 59 seconds East 88.49 feet to an iron pipe at a point of curvature; with a curve to the left having a central angle of 43 degrees 01 minutes 10 seconds and a radius of 210.304 feet, the chord of which is North 70 degrees 46 minutes 26 seconds East 154.22 feet, to an iron pipe at a point of tangency; North 49 degrees 15 minutes 51 seconds East 94.64 feet to an iron pipe at a point of curvature; with a curve to the right having a central angle of 34 degrees 59 minutes 10 seconds and a radius of 217.970 feet, the chord of which is North 66 degrees 45 minutes 26 seconds East 131.04 feet, to an iron pipe at a point of tangency; and North 84 degrees 15 minutes 01 seconds East 188.25 feet to an iron pipe; thence leaving the right-of-way line of Conners Ridge Road, the following courses and distances: South 66 degrees 55 minutes 46 seconds West 147.12 feet to an iron pipe; South 50 degrees 48 minutes 19 seconds West 65.15 feet to an iron pipe; South 11 degrees 59 minutes 17 seconds West 144.58 feet to an iron pipe; South 48 degrees 54 minutes 33 seconds West 71.27 feet to an iron pipe; South 65 degrees 30 minutes 14 seconds West 140.41 feet to an iron pipe; South 24 degrees 05 minutes 24 seconds East 129.50 feet to an iron pipe; North 67 degrees 12 minutes 36 seconds East 100.82 feet to an iron pipe; South 24 degrees 35 minutes 06 seconds East 420.41 feet to an iron pipe; North 77 degrees 41 minutes 56 seconds East 1,667.80 feet to an iron pipe; and North 10 degrees 47 minutes 37 seconds West 530.68 feet to an iron pipe in the south right-of-way line of Conners Ridge Road; thence with said line of Conners Ridge Road, North 86 degrees 22 minutes 00 seconds East 181.14 feet to an iron pipe at a point of curvature; and with a curve to the left having a central angle of 69 degrees 30 minutes 12 seconds and a radius of 160.875 feet, the chord of which is North 51 degrees 36 minutes 54 seconds East 183.40 feet to an iron pipe; thence leaving said right-of-way line, South 05 degrees 33 minutes 04 seconds East 572.17 feet to an iron rod; North 86 degrees 29 minutes 01 seconds East 641.73 feet to an iron pipe at a corner stone;  North 02 degrees 34 minutes 19 seconds West 588.39 feet to an iron pipe; South 88 degrees 12 minutes 24 seconds East 573.63 feet to a corner stone; and North 04 degrees 32 minutes 58 seconds East 244.51 feet to an iron pipe in the south right-of-way line of Conners Ridge Road; thence with said line of Conners Ridge Road, the following courses and distances: South 87 degrees 50 minutes 52 seconds East 348.69 feet to an iron pipe at a point of curvature; with a curve to the left having a central angle of 51 degrees 06 minutes 10 seconds and a radius of 354.674 feet, the chord of which is North 66 degrees 36 minutes 03 seconds East 305.96 feet, to an iron pipe at a point of reverse curvature; with a curve to the right having a central angle of 34 degrees 30 minutes 10 seconds and a radius of 581.835 feet, the chord of which is North 58 degrees 18 minutes 03 seconds East 345.10 feet to an iron pipe at a point of tangency; North 75 degrees  33 minutes 08 seconds East 195.31 feet to an iron pipe at a point of curvature; with a curve to the left having a central angle of 73 degrees 06 minutes 10 seconds and a radius of 222.334 feet, the chord of which is North 39 degrees 00 minutes 03 seconds East 264.82 feet, to an iron pipe at a point of tangency; North 02 degrees 26 minutes 58 seconds East 85.58 feet to an iron pipe at a point of curvature; with a curve to the right having a central angle of 87 degrees 41 minutes 50 seconds and a radius of 104.923 feet, the chord of which is North 46 degrees 17 minutes 53 seconds East 145.37 feet to an iron pipe at a point of tangency; and South 89 degrees 51 minutes 12 seconds East 885.99 feet to a railroad spike in the southwest right-of-way line of Kentucky Highway 625; thence with said line of Highway  625, South 34 degrees 34 minutes 49 seconds East 534.20 feet to an iron pipe at a point of curvature; with a curve to the right having a central angle of 06 degrees 25 minutes 03 seconds and a radius of 3,310.971 feet, the chord of which is South 31 degrees 22 minutes 17 seconds East 370.65 feet, to an iron pipe at a point of tangency; and South 28 degrees 09 minutes 46 seconds East 42.40 feet to an iron pipe; thence leaving the right-of-way line of Highway 625, the following courses and distances: South 64 degrees 08 minutes 13 seconds West 402.38 feet to an iron pipe; South 16 degrees 16 minutes 28 seconds West 193.18 feet to an iron pipe; South 13 degrees 32 minutes 46 seconds East 178.50 feet to an iron pipe; South 83 degrees 17 minutes 11 seconds West 48.58 feet to an iron pipe; South 07 degrees 08 minutes 47 seconds East 459.63 feet to an iron pipe; South 75 degrees 26 minutes 35 seconds West 300.40 feet to an iron pipe; and South 07 degrees 08 minutes 46 seconds East 113.57 feet to an iron pipe in the north right-of-way line of Wentworth Ridge Road; thence with said line of Wentworth Ridge Road, South 75 degrees 26 minutes 35 seconds West 869.56 feet to an iron pipe; thence crossing Wentworth Ridge Road, South 08 degrees 51 minutes 16 seconds East, passing an iron pipe at 50.25 feet in the south line of Wentworth Ridge Road, in all 821.12 feet to an iron pipe; thence North 89 degrees 49 minutes 34 seconds East 540.28 feet to an iron pipe; and North 84 degrees 57 minutes 50 seconds East 552.41 feet to an iron pipe in the west right-of-way line of Ogden Ridge Road; thence with the west and northwest right-of-way line of Ogden Ridge Road the following courses and distances: South 06 degrees 17 minutes 44 seconds East 380.57 feet to an iron pipe; North 83 degrees 42 minutes 16 seconds East 15.00 feet to an iron pipe; South 06 degrees 17 minutes 44 seconds East 255.00 feet to an iron pipe; South 82 degrees 33 minutes 11 seconds West 30.01 feet to an iron pipe; South 08 degrees 35 minutes 54 seconds East 255.00 feet to an iron pipe; North 81 degrees 24 minutes 06 seconds East 15.00 feet to an iron pipe; South 08 degrees 35 minutes 54 seconds East 111.00 feet to an iron pipe; South 07 degrees 40 minutes 44 seconds East 749.30 feet to an iron pipe at a point of curvature; with a curve to the right having a central angle of 45 degrees 09 minutes 20 seconds and a radius of 571.244 feet, the chord of which is South 14 degrees 53 minutes 56 seconds West 438.64 feet, to an iron pipe at a point of tangency; South 37 degrees 28 minutes 36 seconds West 245.22 feet to an iron pipe at a point of curvature; with a curve to the right having a central angle of 25 degrees 35 minutes 54 seconds and a radius of 553.524 feet, the chord of which is South 50 degrees 16 minutes 33 seconds West 245.25 feet, to an iron pipe at a point of tangency; South 63 degrees 04 minutes 30 seconds West 2,139.12 feet to an iron pipe; South 58 degrees 40 minutes 35 seconds West 666.09 feet to an iron pipe; South 67 degrees 39 minutes 37 seconds West 263.45 feet to an iron pipe; South 64 degrees 05 minutes 27 seconds West 872.44 feet to an iron pipe; and South 20 degrees 00 minutes 50 seconds East 5.08 feet to an iron pipe; and South 20 degrees 00 minutes 50 seconds East 25.08 feet to an iron pipe in the centerline of Ogden Ridge Road; thence with said centerline the following courses and distances: South 65 degrees 31 minutes 17 seconds West 158.97 feet to a point of curvature; with a curve to the left having a central angle of 15 degrees 55 minutes 10 seconds and a radius of 715.184 feet, the chord of which is South 57 degrees 33 minutes 42 seconds West 198.07 feet, to a point of tangency; South 49 degrees 36 minutes 07 seconds West 135.99 feet to a point of curvature; with a curve to the right having a central angle of 22 degrees 33 minutes 30 seconds and a radius of 601.680 feet, the chord of which is South 60 degrees 52 minutes 52 seconds West 235.36 feet, to a point of tangency; South 72 degrees 09 minutes 37 seconds West 88.01 feet to a point of curvature; with a curve to the left having a central angle of 10 degrees 22 minutes 30 seconds and a radius of 826.108 feet, the chord of which is South 66 degrees 58 minutes 22 seconds West 149.39 feet, to a point of tangency; and South 61 degrees 47 minutes 07 seconds West 275.86 feet to a point; thence leaving said centerline, North 23 degrees 42 minutes 28 seconds West 25.08 feet to an iron pipe; and North 23 degrees 42 minutes 28 seconds West 84.85 feet to an iron pipe; South 63 degrees 43 minutes 44 seconds West 255.75 feet to an iron pipe; and South 20 degrees 03 minutes 30 seconds East, passing an iron pipe at 81.94 feet, in all 107.02 feet to a point in the centerline of Ogden Ridge Road; thence with said centerline, South 65 degrees 24 minutes 54 seconds West 235.81 feet to a point; thence leaving the  centerline, South 24 degrees 35 minutes 06 seconds East 25.00 feet to an iron pipe; thence South 63 degrees 03 minutes 33 seconds West 1,469.87 feet to an iron pipe in the east line of the Louisville Gas and Electric Company's Plant Site; thence with said line of the Plant Site the following courses and distances: North 21 degrees 19 minutes 27 seconds West 660.56 feet to a railroad spike in an eighteen inch (18") White Walnut; North 23 degrees 23 minutes 10 seconds West 697.95 feet to a railroad spike in a twenty inch (20") Oak stump; North 21 degrees 49 minutes 15 seconds West 572.40 feet to an iron pipe; North 25 degrees 28 minutes 59 seconds West 645.35 feet to a railroad spike in a thirty-six inch (36") Oak; South 62 degrees 06 minutes 15 seconds West 219.68 feet to an iron post by a twenty inch (20") Walnut; North 28 degrees 50 minutes 23 seconds West 1,075.60 feet to an iron pipe; North 27 degrees 41 minutes 26 seconds East 119.93 feet to a railroad spike in a twenty-six inch (26") Elm; North 58 degrees 10 minutes 14 seconds East 338.74 feet to an iron post; North 82 degrees 02 minutes 35 seconds East 100.37 feet to a railroad spike in a fourteen inch (14") Oak stump; North 58 degrees 53 minutes 51 seconds East 113.06 feet to an iron post; North 35 degrees 22 minutes 57 seconds East 214.84 feet to a railroad spike in a sixteen inch (16") Black Locust; North 45 degrees 37 minutes 24 seconds East 116.32 feet to a railroad spike in a sixteen inch (16") Maple; North 21 degrees 48 minutes 30 seconds East 66.72 feet to a railroad spike in a sixteen inch (16") Ash; North 25 degrees 00 minutes 46 seconds West 188.41 feet to a railroad spike in a twelve inch (12") Locust; North 29 degrees 15 minutes 21 seconds West 405.80 feet to an iron post; North 60 degrees 33 minutes 33 seconds East 930.50 feet to an iron pipe; and North 20 degrees 14 minutes 01 seconds West 1,252.64 feet to the beginning, containing 1,016.689 acres per survey dated August 19, 1985 (revised April 28, 1986), by John A. Harrison, Professional Land Surveyor.

The foregoing conveyance further includes that portion or portions of four county roads within the perimeter of the above described real estate, said roads being described as two roads leading off Ogden Ridge Road and also Old River Road also known as the Old Mt. Pleasant Ashby Road from the R. S. Tingle property to the Leland Scott property; and a road known as the Wentworth-Glasscock road.  All of which were closed by appropriate petition, motion and judgment of the Trimble County Fiscal Court and which is detailed in the minutes of the Trimble County Fiscal Court at Pages 148, 150 and 152 in the Trimble County Court Clerk’s Office.

TRACT NO. 2

Being a certain tract of land located on the southeast side of Ogden Ridge Road 0.75 mile south of the intersection with Kentucky Highway 625 at Mt. Pleasant in Trimble County, Kentucky, and being more particularly described as follows:

Beginning at an iron pipe in the east right-of-way line of Ogden Ridge Road approximately 3,950 feet south of its intersection with Kentucky Highway 625; thence leaving the road the following courses and distances: South 06 degrees 56 minutes 43 seconds East 281.29 feet to a steel "T" bar; South 06 degrees 56 minutes 43 seconds East 251.58 feet to a steel "T" bar; South 03 degrees 27 minutes 42 seconds East 1,800.83 feet to an iron pipe; South 62 degrees 27 minutes 28 seconds West 1,018.74 feet to a railroad spike in a twenty-six inch (26") Oak; South 63 degrees 01 minutes 43 seconds West 767.73 feet to an iron pipe; and North 20 degrees 46 minutes 54 seconds West 1,854.47 feet to an iron pipe in the southeast right-of-way line of Ogden Ridge Road; thence with said line of Ogden Ridge Road the following courses and distances: North 63 degrees 04 minutes 30 seconds East 1,797.86 feet to an iron pipe at a point of curvature; with a curve to the left having a central angle of 25 degrees 35 minutes 54 seconds and a radius of 613.524 feet, the chord of which is North 50 degrees 16 minutes 33 seconds East 271.83 feet, to an iron pipe at a point of tangency; North 37 degrees 28 minutes 36 seconds East 245.22 feet to an iron pipe at a point of curvature; and with a curve to the left having a central angle of 23 degrees 18 minutes 14 seconds and a radius of 631.244 feet, the chord of which is North 25 degrees 49 minutes 29 seconds East 254.98 feet, to the beginning, containing 89.315 acres per survey dated August 19, 1985, by John A. Harrison, Professional Land Surveyor.

TRACT NO. 3

Being a certain tract of land located on the north and west side of Conners Ridge Road northwest of Mt. Pleasant in Trimble County, Kentucky, and being more particularly described as follows:

Beginning at an iron pipe at a point of curvature in the north right-of-way line of Conners Ridge Road, said pipe being North 89 degrees 51 minutes 12 seconds West 858.27 feet, as measured along said right-of-way line, from the southwest right-of-way line of Kentucky Highway 625; thence with the west and north right-of-way line of Conners Ridge Road the following courses and distances: with a curve to the left having a central angle of 87 degrees 41 minutes 50 seconds and a radius of 144.923 feet, the chord of which is South 46 degrees 17 minutes 53 seconds West 200.79 feet, to an iron pipe at a point of tangency; South 02 degrees 26 minutes 58 seconds West 85.58 feet to an iron pipe at a point of curvature; with a curve to the right having a central angle of 73 degrees 06 minutes 10 seconds and a radius of 182.334 feet, the chord of which is South 39 degrees 00 minutes 03 seconds West 217.18 feet, to an iron pipe at a point of tangency; South 75 degrees 33 minutes 08 seconds West 195.31 feet to an iron pipe at a point of curvature; with a curve to the left having a central angle of 34 degrees 30 minutes 10 seconds and a radius of 621.835 feet, the chord of which is South 58 degrees 18 minutes 03 seconds West 368.83 feet, to an iron pipe at a point of reverse curvature; with a curve to the right having a central angle of 51 degrees 06 minutes 10 seconds and a radius of 314.674 feet, the chord of which is South 66 degrees 36 minutes 03 seconds West 271.45 feet, to an iron pipe at a point of tangency; and North 87 degrees 50 minutes 52 seconds West 347.02 feet to an iron pipe; thence leaving the right-of-way of Conners Ridge Road, North 04 degrees 32 minutes 58 seconds East 753.13 feet to a steel “T” bar; and South 89 degrees 06 minutes 56 seconds East 1,324.75 feet to the beginning, containing 16.504 acres per survey dated August 19, 1985, by John A. Harrison, Professional Land Surveyor.

TRACT NO. 4

Being a certain tract of land located on the southeast side of Ogden Ridge Road 1.36 miles, as measured along Ogden Ridge Road, southwest from the intersection of Kentucky Highway 625 at Mt. Pleasant in Trimble County, Kentucky, and being more particularly described as follows:

Beginning at an iron pipe in the southeast right-of-way line of Ogden Ridge Road approximately 7,200 feet, as measured along the road, from its intersection with Kentucky Highway 625; thence leaving said right-of-way line, South 21 degrees 09 minutes 13 seconds East 80.36 feet to an iron pipe; South 57 degrees 50 minutes 52 seconds West 363.26 feet to an iron pipe; and North 30 degrees 33 minutes 26 seconds West 125.95 feet to an iron pipe in the southeast right-of-way line of Ogden Ridge Road; thence with said right-of-way line, North 67 degrees 39 minutes 37 seconds East 266.29 feet to an iron pipe; and North 58 degrees 40 minutes 35 seconds East 112.71 feet to the beginning, containing 0.819 acre per survey dated August 19, 1985,  by John A. Harrison, Professional Land Surveyor.

Being the same property conveyed to Louisville Gas and Electric Company by Charles G. Middleton, III, Trustee, by Deed dated April 20, 1988, of record in Deed Book 63, Page 615, in the Office of the Clerk of Trimble County, Kentucky.

ALSO LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN THE UNRECORDED DEED FROM LOUISVILLE GAS AND ELECTRIC COMPANY TO KENTUCKY UTILITIES COMPANY DATED DECEMBER 30, 2009, PURSUANT TO WHICH LOUISVILLE GAS AND ELECTRIC COMPANY GRANTED TO KENTUCKY UTILITIES COMPANY A 48% INTEREST AS TENANTS IN COMMON IN AND TO CERTAIN “JOINT USE ASSETS” DESCRIBED IN SUCH DEED AND WHICH IS A PORTION OF THE FOREGOING DESCRIBED PROPERTY.

Deed Book 49, Page 501 and Deed Book 49, Page 602

TRACT 1 (Hudson Tract)
Beginning at an iron post at a corner stone at the southeasterly corner of the Hudson Farm; thence with the farm as fenced north 59 degrees and 37 minutes and 25 seconds east 1,528.92 feet to an iron post in the southwesterly line of the county road; thence crossing the road north 61 degrees and 17 minutes east 56.1 feet to an iron post in the northeasterly line of the county road; thence continuing with Hudson north 60 degrees and 47 minutes and 16 seconds east 761.93 feet to a railroad spike in a 20-inch oak; thence north 86 degrees and 12 minutes east 33.9 feet to a railroad spike in a 14 inch elm; thence south 34 degrees and 43 minutes east 139.9 feet to a railroad spike in a 12-inch oak; thence south 56 degrees and 08 minutes east 114.9 feet to a railroad spike in a 8-inch walnut; thence south 34 degrees and 43 minutes east 52.9 feet to a railroad spike in an 18-inch poplar; thence south 23 degrees and 43 minutes east 239.1 feet to a railroad spike in a 10-inch ash; thence south 55 degrees and 03 minutes east 75.6 feet to an iron post at a 20-inch walnut; thence north 58 degrees and 34 minutes and 34 seconds east 571.41 feet to an iron post; thence north 31 degrees and 40 minutes west 1,085.6 feet to an railroad spike in a 30-inch elm; thence north 30 degrees and 24 minutes east 117.8 feet to a railroad spike in a 26-inch ash; thence north 59 degrees and 56 minutes east 340.8 feet to an iron post on the southerly side of an old roadway; thence with the southerly side of the roadway north 84 degrees and 03 minutes east 101.0 feet to a railroad spike in a 12-inch oak; thence north 60 degrees and 43 minutes east 114.0 feet to an iron post; thence crossing the old roadway north 37 degrees and 11 minutes east 220.1 feet to an railroad spike in a 16-inch black locust; thence north 45 degrees and 36 minutes east 119.9 feet to a railroad spike in a 16-inch maple; thence north 22 degrees and 41 minutes east 67.6 feet to a railroad spike in a 16-inch ash; thence north 24 degrees and 43 minutes west 191.1 feet to a railroad spike in a 12-inch locust; thence north 28 degrees and 53 minutes west 406.1 feet to an iron post; thence south 61 degrees and 22 minutes and 18 seconds west 2,056.41 feet to an iron post on the northeasterly side of the county road; thence crossing the road south 61 degrees and 31 minutes west 100.0 feet to an iron post; thence south 60 degrees and 29 minutes west 151.2 feet to an iron buggy axle; thence south 62 degrees and 37 minutes and 54 seconds west 995.37 feet to a spike in a 36-inch sycamore; thence crossing the slough south 60 degrees and 48 minutes and 36 seconds west 191.8 feet to an iron post; thence south 05 degrees and 02 minutes east 606.0 feet to an iron post; thence south 50 degrees and 04 minutes west 134.0 feet to a railroad spike in a 30-inch beech; thence south 05 degrees and 39 minutes east 385.3 feet to a railroad spike in a 36-inch sycamore; thence south 30 degrees and 22 minutes east 428.1 feet to the beginning, containing 109.74 acres more or less, as per the survey of Albert Harrison, Registered Engineer, dated June 25, 1973.

TRACT II (Raush-Logan Tract)
Beginning at an iron post at a stone at the southerly corner of Hudson: thence passing a cemetery on Hudson at 314 feet and continuing with the line of Hudson north 59 degrees and 37 minutes and 25 seconds east 1,528.92 feet to an iron post on the westerly side of the county road; thence crossing the road north 61 degrees and 17 minutes and 00 seconds east 56.1 feet to an iron post; thence continuing with Hudson north 60 degrees and 47 minutes and 16 seconds east 761.93 feet to a railroad spike in a 20-inch oak; thence north 86 degrees and 12 minutes and 00 seconds east 33.9 feet to a spike in a 14-inch elm; thence south 34 degrees and 43 minutes east 139.9 feet to a spike in a 12-inch oak; thence south 56 degrees and 08 minutes east 114.9 feet to a spike in a 18-inch walnut; thence south 34 degrees and 43 minutes east 52.9 feet to a spike in a 18-inch poplar; thence south 23 degrees and 43 minutes east 239.1 feet to a spike in a 10-inch ash; thence south 55 degrees and 03 minutes east 75.6 feet to an iron post at a 20-inch walnut; thence north 58 degrees and 34 minutes and 34 seconds east 571.41 feet to an iron post at a 20-inch walnut corner with Hudson; thence with Milton Hall north 61 degrees and 40 minutes and 12 seconds east 222.36 feet to a 36-inch oak corner; thence with Leach south 31 degrees and 31 minutes and 34 seconds east 663.6 feet to a post; thence south 22 degrees and 48 minutes and 34 seconds east 725.89 feet to a spike in a 20-inch oak; thence with the south side of Barcly Road (abandoned) and being the line with Eugene and Denzil Davis south 79 degrees and 37 minutes and 38 seconds west 401.2 feet to a post; thence south 83 degrees and 19 minutes and 13 seconds west 417.7 feet to a 16-inch walnut; thence south 77 degrees and 23 minutes and 02 seconds west 266.6 feet to a 30-inch oak; thence south 87 degrees and 15 minutes and 17 seconds west 170.7 feet to a double oak; thence south 81 degrees and 23 minutes and 28 seconds west 60.4 feet to a 24 inch elm; thence south 70 degrees and 19 minutes and 38 seconds west 233.5 feet to a double elm; thence south 64 degrees and 38 minutes and 18 seconds west 260.7 feet to an iron rod at a fence post; thence south 75 degrees and 25 minutes and 18 seconds west 585.2 feet to an iron rod at a fence post on the easterly side of a county road; thence crossing the road south 72 degrees and 25 minutes and 38 seconds west 61.2 feet to an iron rod; thence south 74 degrees and 03 minutes and 23 seconds west 246.1 feet to a 24-inch oak near the mouth of an old road; thence south 03 degrees and 57 minutes and 32 seconds east 313.10 feet to a point in the center of Corn Creek near a 24-inch water maple; thence South 27 degrees 46 minutes 27 seconds east 132.10 feet to a point near a 12-inch water maple; thence down the center of Corn Creek and being the line with Davis south 19 degrees and 18 minutes and 13 seconds west 943.6 feet to a point near a 36-inch water maple; thence south 40 degrees and 25 minutes and 43 seconds west 284.1 feet to an iron rod; thence south 84 degrees and 36 minutes and 03 seconds west 387.5 feet to an iron rod; thence north 59 degrees and 16 minutes and 32 seconds west 356.8 feet to an iron rod; thence north 12 degrees and 33 minutes and 17 seconds west 460.1 feet to an iron rod in the center of the creek; thence north 66 degrees and 56 minutes and 37 seconds west 180.1 feet to an iron rod in the center of the creek; thence south 66 degrees and 25 minutes and 03 seconds west 165.5 feet to an iron rod in the mouth of Corn Creek and the waters edge of the Ohio River at Normal Pool; thence up the Ohio River at waters edge north 28 degrees and 40 minutes and 11 seconds west 1,134.95 feet to a point, being 50 feet southwest of an 8-inch ash on the river bank thence north 21 degrees and 18 minutes and 06 seconds west 1,389.13 feet to a corner with Milton Hall; thence with Milton Hall north 59 degrees and 56 minutes and 35 seconds east 1,434.54 feet to an iron post corner with Hudson; thence with Hudson south 05 degrees and 02 minutes and 00 seconds east 606.0 feet to an iron post; thence south 50 degrees and 04 minutes and 00 seconds west 134.0 feet to a spike in a 30-inch beech; thence south 05 degrees and 39 minutes and 00 seconds east 385.3 feet to a spike in a 30-inch sycamore; thence south 30 degrees and 22 minutes and 00 seconds east 428.1 feet to the beginning containing 189.05 acres, more or less, as per the survey of Albert Harrison, Registered Engineer, dated 12/4/1973.

TRACT III (Rowlett Tract)
Beginning at an iron post at waters edge of the Ohio River at normal pool and being corner with Minnie Dunlap; thence with Minnie Dunlap north 60 degrees and 40 minutes and 47 seconds east 805.94 feet to an iron rod on the west side of the county road; thence crossing the road north 61 degrees and 11 minutes and 56 seconds east 30.18 feet to an iron rod; thence north 60 degrees and 46 minutes and 18 seconds east 2,133.29 feet to an iron rod; thence continuing with Robert Dunlap north 60 degrees and 39 minutes and 03 seconds east 736.84 feet to an iron rod at a corner stone in the line of Dwane Leach; thence with Dwane Leach south 15 degrees and 23 minutes and 43 seconds east 621.54 feet to a spike in a 30-inch oak; thence north 58 degrees and 51 minutes and 46 seconds east 1,427.54 feet to an iron post corner to Walter Staples; thence with Walter Staples south 21 degrees and 18 minutes and 57 seconds east 277.83 feet to an iron post in the westerly right-of-way line of Kentucky Highway 754; thence with the line of the Highway south 38 degrees and 26 minutes and 58 seconds west 193.46 feet to an iron post; thence south 16 degrees and 03 minutes and 47 seconds west 431.52 feet to an iron post; thence south 20 degrees and 01 minutes and 31 seconds west 148.70 feet to an iron post; thence south 23 degrees and 49 minutes and 30 seconds west 162.12 feet to an iron post; thence south 29 degrees and 02 minutes and 20 seconds west 697.04 feet to an iron post; thence south 40 degrees and 30 minutes and 23 seconds west 149.77 feet to an iron post; thence south 57 degrees and 43 minutes and 27 seconds west 148.88 feet to an iron post; thence south 70 degrees and 22 minutes and 36 seconds west 125.51 feet to an iron post; thence south 85 degrees and 50 minutes and 16 seconds west 217.42 feet to an iron post; thence north 78 degrees and 52 minutes and 42 seconds west 426.34 feet to an iron post; thence north 88 degrees and 01 minutes and 53 seconds west 157.50 feet to an iron post; thence south 73 degrees and 28 minutes and 45 seconds west 187.88 feet to an iron post; thence south 63 degrees and 20 minutes and 34 seconds west 1,331.65 feet to an iron post at the end of Highway 754; thence crossing the county road that leads upstream and continuing with the westerly side of a county road running downstream south 00 degrees and 11 minutes and 16 seconds east 538.36 feet to an iron post corner to Hazel Dunlap; thence with Hazel Dunlap south 67 degrees and 42 minutes and 59 seconds west 424.24 feet to an iron post; thence with Hazel Dunlap and continuing with Perry McClure south 29 degrees and 09 minutes and 09 seconds east 483.41 feet to an iron post in the line with William Goode; thence with William C. Goode south 66 degrees and 26 minutes and 05 seconds west 412.5 feet to an iron post at waters edge of the Ohio River at normal pool; thence up the river north 27 degrees and 50 minutes and 32 seconds west 2,117.46 feet to the beginning, containing 152.94 acres more or less, as per the survey of Albert Harrison, Registered Engineer, dated December 4, 1973.

TRACT IV (A) (Dunlap Tract)
Beginning at an iron pipe at waters edge of the Ohio River at normal pool and being corner with Morris Webb; thence with Morris Webb north 60 degrees and 11 minutes and 51 seconds east 561.62 feet to an iron rod on the west side of the county road; thence crossing the road north 59 degrees and 16 minutes and 59 seconds east 30.83 feet to an iron rod; thence continuing with Morris Webb north 60 degrees and 08 minutes and 04 seconds east 2,404.24 feet to an iron rod at a stone corner, thence north 26 degrees and 36 minutes and 45 seconds west 1,023.29 feet to an iron rod at a corner post; thence with Eugene Davis and Denzil Davis north 26 degrees and 20 minutes and 29 seconds west 674.62 feet to an iron rod at a corner post; thence continuing with Eugene Davis and Denzil Davis south 73 degrees and 10 minutes and 03 seconds east 545.99 feet to a spike in a 24-inch locust; thence south 72 degrees and 57 minutes and 07 seconds east 841.05 feet to an iron rod at a corner post in the line with Leach; thence with Leach south 21 degrees and 06 minutes and 20 seconds east 964.83 feet to an iron rod at a brace post; thence south 17 degrees and 30 minutes and 29 seconds east 583.84 feet to a spike in a 24-inch oak; thence south 17 degrees and 38 minutes and 11 seconds east 580.61 feet to an iron rod at a corner stone with Howard D. Rowlett; thence with Howard D. Rowlett south 60 degrees and 39 minutes and 03 seconds west 736.84 feet to an iron rod at a corner stone; thence with Minnie Dunlap north 25 degrees and 22 minutes and 56 seconds west 494.03 feet to an iron rod at a corner post; thence with Minnie Dunlap south 60 degrees and 53 minutes and 09 seconds west 2,987.78 feet to an iron post at the waters edge of the Ohio River; thence up the river north 27 degrees and 32 minutes and 09 seconds west 870.51 feet to the beginning containing 115.33 acres more or less, as per the survey of Albert Harrison, Registered Engineer, dated December 4, 1973.

TRACT IV (B) (Dunlap Tract)
Beginning at an iron post at the waters edge of the Ohio River at Normal Pool and being corner with Robert Price Dunlap and Minnie Dunlap; thence with Robert Price Dunlap north 60 degrees and 53 minutes and 09 seconds east 2,987.78 feet to an iron rod at a corner post; thence south 25 degrees and 22 minutes and 56 seconds east 494.03 feet to an iron rod at a corner stone in the line with Howard D. Rowlett; thence with Howard D. Rowlett south 60 degrees and 46 minutes and 18 seconds west 2,133.29 feet to an iron rod on the east side of the county road; thence crossing the road south 61 degrees and 11 minutes and 56 seconds west 30.18 feet to an iron rod; thence south 60 degrees and 40 minutes and 47 seconds west 805.94 feet to an iron post at the waters edge of the Ohio River; thence up the river north 27 degrees 32 minutes and 09 seconds west 500.1 feet to the beginning, containing 33.92 acre more or less, as per the survey of Albert Harrison, Registered Engineer, dated December 4, 1973.

TRACT V (Davis Tract)
Beginning at an iron post at waters edge of the Ohio River at Normal Pool and being corner with Morris Webb; thence up the Ohio River north 28 degrees and 38 minutes and 02 seconds west 2,110.7 feet to an iron rod in the mouth of Corn Creek; thence with the line of Logan-Raush and up the center of Corn Creek north 66 degrees and 25 minutes and 03 seconds east 165.5 feet to an iron rod in the center of the creek; thence south 66 degrees and 56 minutes and 37 seconds east 180.1 feet to an iron rod; thence south 12 degrees and 33 minutes and 17 seconds east 460.1 feet to an iron rod; thence south 59 degrees and 16 minutes and 32 seconds east 356.8 feet to an iron rod; thence north 84 degrees and 36 minutes and 03 seconds east 387.5 feet to an iron rod; thence north 40 degrees and 25 minutes and 43 seconds east 284.1 feet to a 36 inch water maple; thence north 19 degrees and 18 minutes and 13 seconds east 943.6 feet to a 12 inch water maple; thence north 27 degrees and 46 minutes and 27 seconds west 132.1 feet to a 24 inch water maple; thence north 03 degrees and 57 minutes and 32 seconds west 313.1 feet to the mouth of an old road, having left Corn Creek at the beginning of this last call; thence continuing with Logan-Raush north 74 degrees and 03 minutes and 23 seconds east 246.1 feet to an iron rod on the southerly side of the county road; thence crossing the road north 72 degrees and 25 minutes and 38 seconds east 61.2 feet to an iron rod; thence north 75 degrees and 25 minutes and 18 seconds east 585.2 feet to an iron rod at a fence post; thence north 64 degrees and 38 minutes and 18 seconds east 260.7 feet to a double elm; thence north 70 degrees and 19 minutes and 38 seconds east 233.5 feet to a 24 inch elm; thence north 81 degrees and 23 minutes and 28 seconds east 60.4 feet to a double oak; thence with the south side of Barclay Road (now abandoned) south 87 degrees and 15 minutes and 17 seconds east 170.7 feet to a 30 inch oak; thence south 77 degrees and 23 minutes and 02 seconds east 266.6 feet to a 16 inch walnut; thence north 83 degrees and 19 minutes and 13 seconds east 417.7 feet to a fence post; thence north 79 degrees and 37 minutes and 38 seconds east 401.2 feet to a spike in a 30 inch oak corner to Leach; thence with Leach south 18 degrees and 18 minutes and 22 seconds east 620.6 feet to a spike in a 20 inch oak; thence south 20 degrees and 22 minutes and 22 seconds east 991.0 feet to a spike in a 24 inch ash; thence south 34 degrees and 13 minutes and 07 seconds east 65.9 feet to an iron rod at a corner post corner to Robert Price Dunlap; thence with Dunlap north 72 degrees and 57 minutes and 07 seconds west 841.05 feet to a spike in a 24 inch locust; thence north 73 degrees and 10 minutes and 03 seconds west 545.99 feet to an iron rod at a corner post; thence south 26 degrees and 20 minutes and 29 seconds east 674.62 feet to an iron rod at a corner post corner to Webb; thence with Webb south 60 degrees and 40 minutes and 17 seconds west 2,336.68 feet to an iron rod on the easterly side of the county road; thence crossing the road south 61 degrees and 08 minutes and 25 seconds west 34.12 feet to an iron rod; thence south 60 degrees and 47 minutes and 31 seconds west 704.0 feet to the beginning, containing 157.49 acres more or less, as per the survey of Albert Harrison, Registered Engineer, dated December 3, 1973.

TRACT VI (Webb Tract)

Beginning at an iron rod at the water's edge of the Ohio River at Normal Pool and corner with Eugene and Denzil Davis; thence with the line of Eugene and Denzil Davis north 60 deg. 47 min. 31 sec. east, 704.00 ft. to an iron rod on the westerly side of a county road; thence crossing the road north 61 deg. 08 min. 25 sec. east 34.12 ft. to an iron rod; thence continuing with Davis north 60 deg. 40 min. 17 sec. east 2,336.68 ft. to an iron post corner to Robert Price Dunlap; thence with the line of Robert Price Dunlap south 26 deg. 36 min. 45 sec. east 1023.29 ft. to an iron rod at the stone corner with Dunlap; thence continuing with Robert Price Dunlap south 60 deg. 08 min. 04 sec. west 2,404.24 ft. to an iron rod on the east side of a county road; thence crossing the road south 59 deg. 16 min. 59 sec. west 3.083 ft. to an iron rod; thence continuing with Dunlap south 60 deg. 11 min. 51 sec. west 561.62 ft. to an iron rod at the water's edge of the Ohio River; thence up the river north 30 deg. 56 min. 52 sec. west 1052.24 ft. to the beginning, containing 72.19 acres more or less, as per the survey of Albert Harrison, Registered Engineer, dated December 4, 1973.

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky corporation, by Thomas F. Manby, Jr., Trustee, by Deed dated March 21, 1974, of record in Deed Book 49, Page 501, and corrected by Deed of Correction dated April 30, 1974, of record in Deed Book 49, Page 602, all in the Office of the Clerk of Trimble County, Kentucky.

LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN DEED BOOK 57, PAGE 107, DEED BOOK 67, PAGE 342, DEED BOOK 71, PAGE 356, DEED BOOK 114, PAGE 108, DEED BOOK 114 PAGE 113 AND DEED BOOK 114, PAGE 102, ALL OF RECORD IN THE OFFICE AFORESAID.

ALSO LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN THE UNRECORDED DEED FROM LOUISVILLE GAS AND ELECTRIC COMPANY TO KENTUCKY UTILITIES COMPANY DATED DECEMBER 30, 2009, PURSUANT TO WHICH LOUISVILLE GAS AND ELECTRIC COMPANY GRANTED TO KENTUCKY UTILITIES COMPANY A 48% INTEREST AS TENANTS IN COMMON IN AND TO CERTAIN “JOINT USE ASSETS” DESCRIBED IN SUCH DEED AND WHICH IS A PORTION OF THE FOREGOING DESCRIBED PROPERTY.

Deed Book 58, Page 321

Beginning at an iron pipe in the centerline of the Corn Creek-Wises Landing Road (now abandoned), and being in the northwest line of a tract of Louisville Gas and Electric Company as described in deed dated April 16, 1978, and recorded in Deed Book 51, Page 769 in the Trimble County Court Clerk’s Office; thence with said line of Louisville Gas and Electric Company, South 60 degrees 00 minutes 00 seconds West 2,262.48 feet to a point at the water’s edge on the easterly side of the Ohio River, said point being South 60 degrees 00 minutes 00 seconds West 92.50 feet from an iron pipe on the bank; thence with said water’s edge, North 15 degrees 35 minutes 24 seconds West 103.25 feet to a point that is South 60 degrees 00 minutes 00 seconds West 82.36 feet from an iron pipe on the bank; thence with a division line with the First Parties, North 60 degrees 00 minutes 00 seconds East 2,253.91 feet to an iron pipe in the centerline of Corn Creek-Wises Landing Road; thence with said centerline, South 20 degrees 17 minutes 03 seconds East 101.46 feet to the beginning, containing 5.184 acres, per survey dated October 15, 1982, by John A. Harrison, Professional Land Surveyor, and being subject to all roads, easements, and restrictions of record.

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky corporation, by Allison Schlegel Dickey, unmarried, and Dianna Dey Dickey, unmarried, by Deed dated November 29, 1982, of record in Deed Book 58, Page 321, in the Office of the Clerk of Trimble County, Kentucky.

LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN DEED BOOK 114, PAGE 102, DEED BOOK 114, PAGE 108, AND DEED BOOK 114, PAGE 113 ALL OF RECORD IN THE OFFICE AFORESAID.

ALSO LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN THE UNRECORDED DEED FROM LOUISVILLE GAS AND ELECTRIC COMPANY TO KENTUCKY UTILITIES COMPANY DATED DECEMBER 30, 2009, PURSUANT TO WHICH LOUISVILLE GAS AND ELECTRIC COMPANY GRANTED TO KENTUCKY UTILITIES COMPANY A 48% INTEREST AS TENANTS IN COMMON IN AND TO CERTAIN “JOINT USE ASSETS” DESCRIBED IN SUCH DEED AND WHICH IS A PORTION OF THE FOREGOING DESCRIBED PROPERTY.

Deed Book 51, Page 769

Beginning at a stake at the water’s edge of the Ohio River at the northwesterly corner of the Hall tract; thence with the original northerly line, passing an iron post on the river bank at 70.0 feet, north 60 degrees 50 minutes 59 seconds east 5,913.78 feet to a spike in a hickory corner to Fisher, thence with Fisher south 20 degrees 02 minutes 24 seconds east 1,281.96 feet to a stake at  a large stone; thence south 60 degrees 49 minutes 53 seconds west 932.10 feet to a iron post at corner with Hudson now L.G. & E. thence with L.G. & E. south 61 degrees 22 minutes and 18 seconds west 2,056 .41 feet to an iron post; thence crossing the road south 61 degrees 31 minutes 00 seconds west 100.00 feet to an iron post; thence south 60 degrees 29 minutes 00 seconds west 151.2 feet to an iron buggy axle; thence south 62 degrees 37 minutes 54 seconds west 995.37 feet to a spike in a 36-inch sycamore; thence south 60 degrees 48 minutes 36 seconds west 191.8 feet to an iron post; thence south 59 degrees 56 minutes 35 seconds west 1,434.54 feet to a stake at waters edge; thence up the Ohio River at waters edge at normal pool north 22 degrees 15 minutes 10 seconds west 1,248.07 feet to the beginning, containing 168.358 acres more or less, as per the survey of Albert Harrison, Registered Engineer, dated February 22, 1976.

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky Corporation, by Thomas F. Manby, Jr., Trustee, by Deed dated April 16, 1976, of record in Deed Book 51, Page 769, in the Office of the Clerk of Trimble County, Kentucky.

ALSO LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN THE UNRECORDED DEED FROM LOUISVILLE GAS AND ELECTRIC COMPANY TO KENTUCKY UTILITIES COMPANY DATED DECEMBER 30, 2009, PURSUANT TO WHICH LOUISVILLE GAS AND ELECTRIC COMPANY GRANTED TO KENTUCKY UTILITIES COMPANY A 48% INTEREST AS TENANTS IN COMMON IN AND TO CERTAIN “JOINT USE ASSETS” DESCRIBED IN SUCH DEED AND WHICH IS A PORTION OF THE FOREGOING DESCRIBED PROPERTY.

Deed Book 100, Page 422

BEING Tract 2, as shown on subdivision plat approved by the Trimble County, Kentucky County Judge/Executive on April 26, 2001, the original of which is attached to Deed Book 95, Page 517, in the Office of the Clerk of Trimble County, Kentucky.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation by LG&E CAPITAL TRIMBLE COUNTY LLC, a Delaware limited liability company, by Deed dated July 10, 2002, of record in Deed Book 100, Page 422, in the Office of the Clerk of Trimble County, Kentucky.

MUHLENBERG COUNTY

Deed Book 144, Page 356

Beginning at a post in the South side of the Old Midland right-of-way, corner of P.C. Pasco and Mrs. Sallie Humphrey; thence South 60 degrees 55 minutes East 257 feet to a stake in the center of County Road, corner of T. E. Humphrey and Mrs. Sallie Humphrey; thence South 14 degrees 25 minutes West 34.7 feet to a stake in P.C. Pasco field; thence North 75 degrees 35 minutes West 1049.5 feet to a stake in the Sam Humphrey and P.C. Pasco line; thence North 9 degrees 10 minutes East 100 feet to the I.C.R.R. Company right-of-way; thence South 75 degrees 35 minutes East 807.8 feet to the beginning, containing 2.23 acres, more or less; excepting, however, the oil and gas rights in the above described land;

Being the same property conveyed to the Louisville Gas and Electric Company by P. C. Pasco and Emma Jane Pasco, his wife, by deed dated November 28, 1939 and recorded in Deed Book 144, Page 356, in the office of the Clerk of the County Court of Muhlenberg County, Kentucky.

Deed Book 145 Page 476

Beginning at a fence post, corner to P.C. Pasco, T. E. and Grover C. Humphrey and Chicago, St. Louis and New Orleans Railroad Company and running South 75 degrees 35 minutes East, 262.6 feet to a stake at edge of County Road, corner to T. E. and Grover C. Humphrey; thence South 25 degrees 51 minutes West 68.5 feet to a stake at edge of County Road, corner to T. E. and Grover C. Humphrey and P.C. Pasco; thence North 60 degrees 55 minutes West 257.0 feet to the beginning, containing 0.2 (2 tenths) of an acre;

Being the same property conveyed to the Louisville Gas and Electric Company by Mrs. S.E. Humphrey, widow, Bobbie Gish and Delmus Gish, her husband, Dennie Humphrey and Ellen Humphrey, his wife, J.C. Humphrey, unmarried, Mae Geibel and Mike Geibel, her husband, and Oscar Humphrey, unmarried, by deed dated September 21, 1940 and recorded in Deed Book 145 Page 476, in the office of the Clerk of the County Court of Muhlenberg County, Kentucky.

Deed Book 145 Page 391

Beginning at a fence post, corner to P.L. Pasco, Mrs. S.E. Humphrey and the Chicago, St. Louis and New Orleans Railroad Company and running South 75 degrees 35 minutes East, 262.6 feet to a stake in edge of road, corner to Mrs. S. E. Humphrey and County Road; thence North 25 degrees 51 minutes East 77.7 feet with County Road, corner to I.C.R.R. Company and County Road; thence with I.C.R.R. Company  right-of-way fence, North 84 degrees 43 minutes West to a willow, corner to I.C.R.R. Company and Chicago, St. Louis and New Orleans Railroad Company; thence South 60 degrees 55 minutes East 71.9 feet to beginning, containing 0.4 (four tenths) of an acre more or less;

Being the same property conveyed to the Louisville Gas and Electric Company by T. E. Humphrey, unmarried and Grover C. Humphrey and Era Humphrey, his wife, by deed dated September 23, 1940 and recorded in Deed Book 145 Page 391, in the office of the Clerk of the County Court of Muhlenberg County, Kentucky.

Deed Book 145, Page 516

A certain tract or parcel of land situated about two miles Northwest of Central City, in Muhlenberg County, Kentucky, along the Illinois Central right-of-way described as follows:

Beginning at a point on the Illinois Central (Kentucky Midland) right-of-way, corner to S.T. Humphrey and P.C. Pasco; thence with railroad North 75 degrees 35 minutes West 1070 feet to a stake corner to Sam Rager; thence South 4 degrees 00 minutes West 100 feet to a stake in the Sam Rager and S.T. Humphrey line; thence South 75 degrees 35 minutes East 1061 feet to a stake in the S.T. Humphrey and P.C. Pasco line; thence North 9 degrees 10 minutes East 100 feet to the beginning corner, containing 2.4 acres more or less;

Being the same property conveyed to Louisville Gas and Electric Company by S.T. Humphrey and Mary E. Humphrey, his wife, by deed dated November 26, 1940 and recorded in Deed Book 145, Page 516, in the office of the Clerk of the County Court of Muhlenberg County, Kentucky.

Deed Book 144, Page 257

(a)  Beginning at a point, on the Kentucky Midland right-of–way, corner to Part #1; thence with the same 1040 feet to a stake on the right-of-way; thence South 4 degrees West 1960 feet to a stake in the old line; thence with the same South 84 degrees 30 minutes East 1020 feet to a stake corner in the old line; thence North 4 degrees East 1890 feet to the beginning corner, containing 45.24 acres; but there is reserved and not conveyed herein the coal and other minerals in an under said tract of land.

(b)  Beginning at a point in the Kentucky Midland right-of-way in the old line; thence with same South 2 degrees 15 minutes East 2460.0 feet to a stake; thence with the old line South 88 degrees 00 minutes East, 99.0 feet to a stake; thence with the old line North 214.5 feet to a stake; thence with the old line South 87 degrees 00 minutes East 660 feet to a stake; thence with the old line North 165 feet to a stake; thence with the old line South 84 degrees 30 minutes East 90 feet to a point in the old line; thence North 4 degrees 00 minutes East 1960.0 feet to a point in the right-of-way; thence with same 1110 feet to the beginning, containing 45.24 acres; but there is reserved from this boundary the surface of two acres which was conveyed to John Strader, and 1.82 acres conveyed to the Chicago, St. Louis and New Orleans Railroad Company; the coal and other minerals, mining rights and privileges are reserved and not conveyed by this deed.

LESS AND EXCEPT THE PROPERTY AS DESCRIBED IN DEED BOOK 486, PAGE 662.

Both the above parcels of land being the same property conveyed to the Louisville Gas and Electric Company by H.L. Reese and Kathleen L. Reese by deed dated October 4, 1939 and recorded in Deed Book 144, Page 257, in the office of the Clerk of the County Court of Muhlenberg County, Kentucky.

Deed Book 145, Page 262

Also all the right, title and interest in and to the coal, together with all mining rights, easements and privileges, underlying the following described tracts or parcels of land, to-wit:

Beginning at a concrete monument located North 21 degrees 35-1/2 minutes East, 293.3 feet, and then North 78 degrees 33 minutes West, 431.7 feet from a point in the center line of the Chicago, St. Louis & New Orleans Railroad (Illinois Central Railroad) main track between Central City and Greenville, at Mile Post L-129, said beginning point being on the North line of tract “E”, as described in the deed from the Madison Coal Corporation to Gibraltar Coal Mining Company, dated October 24, 1924 and recorded in Deed Book 119 Page 500 in the office of the County Court Clerk of said Muhlenberg County, and running thence parallel to the center line of said railroad main track, and 425 feet at right angles thereto, and on the Westerly side thereof: North 21 degrees 35-1/2 minutes East 2934 feet to a concrete monument; thence North 68 degrees 24-1/2 minutes West 511 feet to a stake; thence North 21 degrees 35-1/2 minutes East 787 feet to a stake; thence North 68 degrees 24-1/2 minutes West 170 feet to a stake; thence North 21 degrees 35-1/2 minutes East 940 feet to a concrete monument, passing a concrete monument set near the line of D.B. Lam and P.C. Pasco on the line at 657.71 feet; thence South 68 degrees 24-1/2 degrees East 551 feet to a concrete monument located South 59 degrees 56 minutes East 602.45 feet to Drill Hole No. 2 as shown on the mine and property Maps of Madison Coal Corporation; thence North 21 degrees 35-1/2 minutes East 4690.45 feet to a concrete monument, near the property line between the Whitehouse heirs and Clark Batsel, passing concrete monument set on line on the North right-of-way line of the Chicago, St. Louis & New Orleans Railroad between Central City and Madisonville at 2137.22 feet, and also passing a concrete monument on line at the North right-of-way line of the Central City-Madisonville Highway at 3654.60 feet; thence North 68 degrees 45 minutes West 10059.80 feet to a concrete monument in the West line of Barney Eades’ farm, passing a concrete monument on line at the West fence line of the Old Central City-Gis_ton Road at 4447.49 feet, also passing a concrete monument set on line at the North fence line of _________ crossing of said Road at 7263.60 feet; thence South 14 degrees ____ minutes West 714.71 feet to a stake; thence South 14 degrees 25 minutes West 1237 feet to a concrete monument; thence South 13 degrees 30 minutes West 325.44 feet to a concrete monument at the Southwest corner of Barney Eades' farm; thence South 13 degrees 08 minutes West 2170.97 feet to a concrete monument at the Northeast corner of W.P. Woodson’s farm; thence South 7 degrees 28 minutes West 5346.39 feet to a concrete monument, a division corner between Madison Coal Corporation, Union Coal Company and Robers Brothers Coal Company, in the South line of the Baker farm; passing a concrete monument set on line at 613.8 feet; also passing a concrete monument set on line at the North road fence on the South side of the above mentioned Chicago, St. Louis & New Orleans Railroad between Central City and Madisonville at 2686.21 feet, also passing a concrete monument on line between John and Herbert Baker at 4180.81 feet; thence South 76 degrees 56 minutes  East 1410.47 feet to a concrete monument  on line between Madison Coal Corporation and Union Coal Company; thence continuing with line between said companies South 88 degrees 43 minutes East 632.99 feet to a concrete monument; thence South 11 degrees 01 minute West 782.90 feet to a stake; thence South 73 degrees 09 minutes East 2067 feet to a stake; thence South 1 degree 36 minutes West 97 feet to a stake; thence South 73 degrees 05 minutes East 1666.81 feet to a concrete monument; thence leaving lines of Union Coal Company and running with a division line between Madison Coal Corporation and the former Gibraltar Coal Company South 78 degrees 29 minutes East 2429.02 feet to the point of beginning, containing 2040.55 acres, more or less.

Excepting, however, from the above boundary of tract #7 the following four parcels:

a.  The Cherry Hill Church and school lot, which is bounded and described as follows:

Beginning at a stone, corner to the school lot and corner to Parcel No. 153 of Madison Coal Corporation property as conveyed by S.C. Gish and wife by deed dated July 3, 1918, and of record in Deed Book 96 Page 189, Muhlenberg County records, and running thence South 20 degrees 30 minutes East 125.4 feet to a stone; thence South 70 degrees 30 minutes West 419.0 feet to a stone in line of Parcel No. 174; thence North 2 degrees 35 minutes East 103 feet to a white oak stump, corner to Parcel No. 149 of Madison Coal Corporation property; thence with lines of said Parcel No. 149, North 66 degrees 00 minutes East 380 feet to a stone; thence North 7 degrees 30 minutes East 100 feet to a stone; thence North 70 degrees 30 minutes East 200 feet to a stake; thence North 15 degrees 30 minutes West 103 feet to a stake; thence North 74 degrees 30 minutes East 206.25 feet to a stake; thence South 15 degrees 30 minutes East 206.25 feet to a stake in line of Parcel No. 153 of Madison Coal Corporation property; thence with said line South 74 degrees 30 minutes West 444.8 feet to the point of beginning, containing two and five tenths (2.5) acres more or less.

b.  Located between Parcels 164, 155, 78 and 167 of the Madison Coal Corporation property and bounded and described as follows:

Beginning at an elm, corner to Parcels 167 and 164, and running thence with one line of Parcel 164 North 79 degrees 30 minutes West 292 feet to a hickory, corner to Parcel 155 and thence with one line of same North 4 degrees 30 minutes East 224 feet to a poplar stump in line of Parcel 78; thence with said line South 85 degrees 18 minutes East 371.10 feet to a stake in line of Parcel 167; thence with said line South 22 degrees 10 minutes West, 265.80 feet to the beginning, containing one and eight tenths (1.8) acres, more or less.

c.  Being the J.H. Owens one and three tenths (1.3) acre-tract, lying between Parcels 155 and 158 of the Madison Coal Corporation property and bounded and described as follows:

Beginning at a stake in line of Parcel 158 and corner to Parcel 155 and running thence with three lines of said Number 155, North 80 degrees West 277 feet to a stone; thence North 1 degree 00 minutes East 235 feet to a stone; thence South 73 degrees 20 minutes East 294 feet to a fence post, corner to Parcel 158; thence with line of same, South 4 degrees 00 minutes West 206.50 feet to the point of beginning, containing one and three tenths (1.3) acres, more or less.

d.  A strip of land 100 feet wide, being 50 feet in width on each side of the center line of the Chicago, St. Louis & New Orleans Railroad Company's main track between Central City, Kentucky and Madisonville, Kentucky, as said track is now located over and across above described 2040.55 acre-tract of land said strip containing an area of 22.8 acres, more or less.  The Company, however, shall, have the right pursuant to the provisions of the contract between the said Chicago, St. Louis & New Orleans Railroad Company and the Company, to drive narrow entries under the right-of-way of said Railroad to reach the coal on the other side.  Such entries may be driven in pairs, including not more than one connecting cross cut, at distances of not less than 300 feet between pairs. Neither entries or cross cuts shall exceed 14 feet in width and the individual entries in each pair shall not be closer together than 30 feet. The coal removed by the driving of aforesaid entries or cross-cuts shall become the property of the Company herein.

The four above excluded parcels contain in the aggregate 28.4 acres, leaving net acreage 2012.15 acres, more or less, acquired by Louisville Gas and Electric Company, being the same property conveyed to Louisville Gas and Electric Company by Madison Coal Corporation by deed dated July  29, 1940 and recorded in Deed Book 145, Page 262, in the office aforesaid.

Deed Book 197, Page 146

BEGINNING at a stake in a Southeasterly line of a certain 10.4 acre tract of Eclas Brown, said stake being North 53 degrees 45 minutes East 31.10 feet from a stone, which stone marks the most Southerly corner of said 10.4 acre tract; thence from the point of beginning, running with the Southeasterly line of the 10.4 acre tract, North 53 degrees 45 minutes East 290.4 feet to a stake in the center of a private road; thence with center of said private road North 19 degrees 15 minutes West 150 feet to a stake; thence South 53 degrees 45 minutes West, parallel with the first call herein, 290.4 feet to a stake; thence South 19 degrees 15 minutes East 150 feet to the point of beginning, containing one acre, per survey;

Being the same property conveyed to The Louisville Gas and Electric Company, a Kentucky Corporation, by Eclas Brown and wife, Mary E., by Deed dated May 23, 1956, of record in Deed Book 197, Page 146, in the Office of the Clerk of Muhlenberg County, Kentucky.

Deed Book 240, Page 431

BEGINNING at a concrete marker 153 feet South of a stone, Northeast corner of the Aubrey tract and running due West 205 feet to a concrete marker, thence due S 212.49 feet to a concrete marker; thence due East 205 feet to a concrete marker in the East line of Aubrey tract; thence with the East line of said tract 212.49 feet to the beginning, containing one acre.

The coal and minerals underlying the above described tract of surface are not included in this conveyance, the same having been heretofore sold, together with all right and privilege to mine and remove the same and the right of ingress and egress into and from said coal and minerals.  These reservations are made in former deeds that are now of record and are hereby referred to and made a part of this deed.

Being the same property conveyed to Louisville Gas & Electric Company, Inc., by A. W. Aubrey and wife, Martha Line Aubrey, by Deed dated March 17, 1964, of record in the Deed Book 240, Page 431, in the Office of the Clerk of Muhlenberg County, Kentucky.

Deed Book 212, Page 328

Beginning at an iron pipe in the South right-of-way line of the Illinois Central Railroad, corner to Tract #2 conveyed to Louisville Gas & Electric Company in Deed Book 144 at page 257 and thence with the line of same S 2-15 W 393.4 feet to an iron pipe, new division corner between Gish Realty Company and Louisville Gas & Electric Company; thence on a new division line between the parties S 82-45 W 608 feet to an iron pipe, also a new corner; thence with still another new division line between the parties N 3-15 W 407.0 feet to an iron pipe in the South right-of-way line of the Illinois Central Railroad; thence with the South right-of-way line of the Illinois Central Railroad in an Easterly direction a distance of 643.13 feet to the beginning, containing 5.65 acres, by survey.  Plat is attached hereto and made part hereof.

The surface only is conveyed in this tract, all coals, oil, gas and other minerals having been heretofore conveyed.

Being the same property conveyed to Louisville Gas & Electric Company, Inc., by Gish Realty Company, a Kentucky Corporation, by Deed dated October 12, 1959, of record in Deed Book 212, Page 328, in the Office aforesaid.

Deed Book 188, Page 173

Beginning at a concrete monument, being the northeasterly corner of the property conveyed to the Louisville Gas and Electric Company by the Madison Coal Corporation by deed dated July 29, 1940; thence north 68 degrees 45 minutes west, along the northerly line of the property conveyed in said deed, a distance of 10059.80 feet to a concrete monument, being the northwesterly corner of the property conveyed in the aforesaid deed; thence north 14 degrees, 34 minutes east 795.39 feet to a point; thence north 12 degrees, 14 minutes east 2175.8 feet, more or less, to the northwesterly corner of the Grantor’s property; thence south 67 degrees 21 minutes east 1414.8 feet to a stake; thence south 75 degrees 45 minutes east 2750 feet to an iron pipe; thence south 85 degrees 10 minutes east 770 feet to an iron pipe; thence north 75 degrees 40 minutes east 4000 feet to an iron pipe; thence north 74 degrees 30 minutes east 1064.92 feet, more or less, to an iron pipe in the westerly right of way line of the Louisville and Nashville Railroad Company; thence south 21 degrees, 2_ minutes east along said westerly right of way line parallel _______ 30 feet perpendicularly distant westerly from the center ___________ Railroad Company’s main track 1078.09 feet to _____________ point of curve; thence continuing along the said _____________ along a curve to the right having a radius of 5699.65 feet to point of tangent of curve with a chord distance of 1092.36 feet on a bearing of south 16 degrees 01 minute east from point of curve to point of tangent to an iron pin; thence along said right of way line with a bearing of south 10 degrees 26 minutes east a distance of 1237.24 feet to an iron pin; thence south 77 degrees 25 minutes west 770.18 feet to an iron pin; thence south 30 degrees east 344 feet to an iron pin; thence south 20 degrees 30 minutes west 3062 feet to a point; thence north 68 degrees 45 minutes west 205 feet, more or less, to the point of beginning, containing an area of 986.5 acres, more or less.

Being the same property conveyed to Louisville Gas and Electric Company, a Corporation, by Deed dated June 17, 1954, of record in Deed Book 188, Page 173, in the Office aforesaid.

SHELBY COUNTY

Deed Book 137, Page 531

Beginning at a point which is south 7° 30' west 520.0' from a common corner of Connor and the Crosby Estate and being the 10th corner of the Crosby property as described in Deed Book 135 Page 425 in the office of the Clerk of the County Court of Shelby County, Kentucky, which point of beginning is a point on a center line of survey of the Mid-Valley Pipe Line Company water line from Lincoln Institute to right-of-way of a line of that company through property of Connor, said point being 56+10 of said survey; running from said point of beginning north 88° 26' west 38.0' to an iron pin; thence south 1° 34' west 50’ to an iron pin; thence south 88° 26' east 50' to an iron pin; thence north 1° 34' east 50' to an iron pin; thence north 88° 26' west 12' to the point of beginning, containing approximately .057 acres.

Being the same property conveyed to the LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation, by FRANK CONNOR and ALMA K. CONNOR, his wife, PAUL CONNOR and ANNA MAE CONNOR, his wife and LYNN CONNOR and AGNES E. CONNOR, his wife, by deed dated September 12, 1952, and recorded in Deed Book 137, Page 531, in the Office of the Clerk of the County Court of Shelby County, Kentucky.

Deed Book 498, Page 363

Being all of Lot 8 as shown on the Final Plat of Kingbrook Commerce Park, Section 3, of record in Cabinet 7, Slide #389 in the Office of the Shelby County Clerk, Shelby County, Kentucky

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky Corporation, by General Warranty Deed dated April 5, 2007 from Kingbrook Commerce Park, LLC, a Kentucky limited liability company, in Deed Book 498, Page 363 in the Office of the Shelby County Clerk, Shelby County, Kentucky.

NELSON COUNTY

Deed Book 154, Page 592

Beginning at pipe in the south right of way line of U. S. Highway #62, common corner to Geoghegan and Mathis Rock Quarry and J. E. and Margaret Hayden; thence with said right of way curve 30 feet from and parallel to the center line, the chords being as follows: N. 59° 45’ E. 71.65 feet to a pipe; N. 64° 21' E. 100.00 feet to a pipe; N. 69° 21' E. 100.00 feet to a pipe; thence across land of said Hayden S. 9° 45' E. 241.65 feet to a pipe in common property line; thence with property line, N. 66° 41' W. 312.00 feet to the beginning, containing 0.755 acre by survey on March 10, 1966.

Being a part of the property to which first party, Julia Geoghegan, acquired title to an undivided one-half interest and first party, Margaret G. Hayden, acquired title to an undivided one-fourth interest by deed of date May 24, 1955, from George Geoghegan, Jr., et al., which deed is recorded in deed book 132, page 180, in the clerk’s office of the Nelson County Court, and to which first party, Margaret G. Hayden, acquired title to an undivided one-fourth interest by descent from her father, George Geoghegan, Sr., who died intestate on the 27th day of February, 1954.  See Affidavit of descent recorded in deed book 132, page 284, in the clerk’s office of the Nelson County Court.  See also Deed of Quitclaim from Julia Geoghegan, unmarried, to Margaret G. Hayden, dated December 15, 1955, recorded in deed book 132, page 179, in the clerk’s office aforesaid.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC CO., a  Kentucky Corporation, by JULIA GEOGHEGAN, unmarried, and MARGARET G. HAYDEN and her husband, JAMES E. HAYDEN, by deed dated March 25, 1966, and recorded in Deed Book 154, Page 592, in the Office of the Clerk of the County Court of Nelson County, Kentucky.

METCALFE COUNTY

Deed Book 55, Page 20

BEGINNING in the center of a county road at the southwest corner of the D. Wilcoxson tract; thence N 87 deg. 30 min. E 827' with the D. Wilcoxson and Juanita Lile lines; thence S 7 deg. E 591' with the Juanita Lile line to a common corner with Juanita Lile, N.V. Lile and L. Turner; thence S 30 deg. W 627' with the L. Turner line to a stake in the line; thence N 7 deg. W 1061' to a stake; thence S 87 deg. 30 min. W 450' to the center of a county road; thence N 10 deg. W 60' to the beginning, containing eight (8) acres, more or less, according to actual survey of January 10, 1968, by N. K. Ford, Sr., Registered Engineer # LS789.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, by L. A. STILTS, and his wife, REDIS STILTS, by Deed dated March 20, 1968, of record in Deed Book 55, Page 20, in the Office of the Clerk of Metcalfe County, Kentucky.

MEADE COUNTY

Deed Book 84, Page 91

In Meade County, Kentucky, and beginning at a stake corner with Old Weldon Road and property of B. O. Wilson; thence North 18 East 142 feet to a stake, another corner with B. O. Wilson; thence South 71 East 435 feet to a stake; thence South 19 West 306 feet to a stake, Old Weldon Road; thence with the right of way line of Old Weldon Road, North 57 West 193 feet to a stake; and North 46 West 270 feet to the beginning point, and containing 2.339 acres as per survey of H.R. Ditto dated July 26, 1952.  This being the same property conveyed to first parties by deed dated September 9, 1941 from Hartman Trent and Opal Louise Trent, his wife and of record in the office of the Clerk of the Meade County Court in Deed Book 71, page 357.

Being the same property conveyed to Louisville Gas & Electric Company, a Kentucky Corporation, by Mildred Ballard and A.T. Ballard, her husband, by Deed dated September 25, 1952, of record in Deed Book 84, Page 91, in the Office of the Clerk of Meade County, Kentucky.

Deed Book 101 Page 381

Beginning pipe is S. 47 ¼ E. 198 feet with the line of John Thomas, from the stone in the turn of the Old Weldon Road, and corner to Robert Pack farm, thence with the lines of Pack S. 47-15 E. 45 feet to a pipe, Robert Pack’s corner, thence N. 43-15 E. 45 feet to a pipe Robert Pack’s corner, thence N. 47-15 W. 45 feet to a pipe, Robert Pack’s corner in the line of John Thomas, thence with the Thomas line S. 43-15 W. 45 feet to the beginning.  The right of ingress and egress is given to second parties along the present road.  Being a part of the same conveyed to first parties by Claude Pack and Pearl Pack by deed dated the 19th day of September 1944, and which deed is of record in the office of the clerk of the Meade County Court in Deed Book No. 75, page No. 188.

Being the same property conveyed to Louisville Gas & Electric Company, a corporation of Louisville, by Robert L. Pack and Ruby Pack, his wife, by Deed dated September 17, 1964, of record in Deed Book 101 Page 381, in the Office of the Clerk of Meade County, Kentucky.

LARUE COUNTY

Deed Book 71, Page 186

A small parcel of land located on the east side of the Magnolia and Lynn Camp Creek County Road near the Hart County line, Kentucky, and being described as follows:

BEGINNING at an iron pipe stake on the east side of country road corner to property purchased by Louisville Gas & Electric Company from Beckham Ragland, only heir at law of Amos Ragland and running thence with the lines of the Louisville Gas and Electric Company, North 89 1/4 East 34.0 feet to an iron pipe stake; thence North 4 1/2 East 146 feet to a corner post, corner to Jesse Perkins; thence with the line of Jesse Perkins N 3 1/2 E 90 feet to a stump, corner to the east right-of-way line of county road, thence with the east right of way line of the country road South 25 1/2 E 101 feet to a stake; thence South 4 1/2 West 90 feet to a stake, thence South 1 1/4 East 53.5 feet to the point of beginning, containing an area of 0.2 acres more or less, and all bearings being magnetic.

Being the same property conveyed to Louisville Gas and Electric Co., Inc. a corporation, by Owen W. Wheeler and Iva Wheeler, his wife, by Deed dated July 14, 1958, of record in Deed Book 71, Page 186, in the Office of the Clerk of LaRue County, Kentucky.

Deed Book 71, Page 210

A small parcel of land located on the east side of the Magnolia and Lynn Camp Creek County Road, near the Hart County line being bounded and described as follows:

BEGINNING at an agreed corner in the county road (sometimes called the Gardner Road) and running thence S 70 E with the property line of the 30.73 acre tract owned by the Louisville Gas and Electric Company (formerly Amos Ragland property) a distance of 210 feet to a stake or stone thence N 20 E a distance of 210 feet and continuing N 70 W a distance of 210 feet to the east side of the aforesaid road and also a corner to the property of Louisville Gas and Electric Company; thence S 20 W a distance of 210 feet to the place of beginning.

Being the same property conveyed to Louisville Gas and Electric Company, Incorporated, by James G. Benningfield and Ruby Benningfield, his wife, by Deed dated September 15, 1958, of record in Deed Book 71, Page 210, in the Office of the Clerk of LaRue County, Kentucky.

Deed Book 72, Page 170

Located near the Hart County line and also near the Magnolia and Lynn Camp (or Slayton’s Mill Road) Road and being bounded and described as follows:

Begining at a 4 inch white oak, corner to the property of Louisville Gas and Electric Company and also a corner to Beckham Ragland; thence with the line of Beckham Ragland N 2-1/4 E 249 feet to a stake; thence N 87-3/4 West 265 feet with the Lorene Perkins line to a stake corner to the property now owned by the Louisville Gas and Electric Company (formerly Amos Ragland); thence with the line of the Louisville Gas and Electric Company property S 2-1/4 W 96 feet to a 12” sugar tree; thence N 86-1/2 E 109 feet to a 9 inch sugar tree; thence S 42-1/2 E 226 feet to the place of beginning.

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Beckham Ragland and Beulah Ragland, his wife, by Deed dated March 5, 1959, of record in Deed Book 72, Page 170, in the Office of the Clerk of LaRue County, Kentucky.

Deed Book 72, Page 258

Located about two miles southwest of Hodgenville on the west side of Kentucky State Highway # 357 (Hodgenville and Munfordsville Road), and being described as follows:

Beginning at a ½ inch pipe stake on the north right of way line of Ky. Highway # 357 and 30.0 feet from the centerline of the Louisville Gas & Electric Company’s 16 inch pipeline; thence with the line of Mrs. A. B. Underwood North 33-1/2 west 80.0 feet to a ½ inch pipe stake also 30.0 feet from the centerline of aforesaid pipeline; thence with the lines of Mrs. A. B. Underwood South 56-1/2 West 40.0 feet to a ½ inch pipe stake; thence South 331/2° East 88.0 feet to a ½ inch pipe stake on the North right of way line of Kentucky Highway No. 222; thence North 59-1/2° East 20 feet with the north side of Kentucky Highway # 222 to a stake at the intersection of said highway with Kentucky State Highway 357 (Hodgenville-Munfordsville Road); thence with the west side of Kentucky Highway # 357 (Hodgenville-Munfordsville Road) North 34-1/2 E 22 feet to the place of beginning.

Being the same property conveyed to Louisville Gas and Electric Company, Inc., a corporation, by Mary Oma Underwood, a widow, by Deed dated May 8, 1959, of record in Deed Book 72, Page 258, in the Office of the Clerk of LaRue County, Kentucky.

Deed Book 71, Page 144

Located on the East side of the Magnolia and Lynn Camp County Road near the Hart County line in LaRue County, Kentucky, and being bound and described as follows:

BEGINNING at a stake on the east right of way of the above mentioned road, corner to Walter Benningfield bounding the property on the west; thence with the east right of way line North 3 1/4 West 365 feet to a stake; thence North 20 East 390 feet to a stake, corner to James G. Benningfield’s one-acre lot; thence with the James Benningfield line S 70 E 210 feet to a stake, another corner to James Benningfield; thence N 20 E 210 feet along the said Benningfield line to a stake or stone, another corner of Benningfiel thence continuing with Benningfield line N 70 W 210 feet to the east side of the county road; thence with the right of way of the county road North 20 E 301 feet to an 11” black oak, corner to Eugene Ragland’s one acre lot; thence with the lines of Eugene Ragland North 88 1/2 E 210 feet to a stake; thence North 1 1/2 West 210 feet to a stake, another corner of Eugene Ragland, thence continuing with Ragland line S 88 1/2 W 210 feet to a stake, corner to the east right of way line of the county road; thence with the east right of way line of the road North 1 1/2 West 14.5 feet to a stake, corner to property of Wheeler heirs (Dr. O. M. Wheeler, Ruth Cole and Gertrude Shea); thence with the lines of the Wheeler heirs North 89 1/4 E 34 feet to a stake; thence north 4 1/2° East 146 feet to a corner post, corner to Jesse Perkins; thence with the lines of Jesse Perkins North 89 1/4° E 606 feet to a corner post; thence South 2 1/4 West 488 feet to a 12” sugar tree; thence North 86 1/2 East 109 feet to a 4” sugar tree, corner to Beckham Ragland; thence with the lines of Beckham Ragland South 42 1/2 east 226 feet to a 4” white oak tree; thence south 76 East 174 feet to a 4” Hickory tree above the mouth of a cave; thence south 36 E 93 feet to a 16” white oak tree, corner to Roscoe Vance; thence with the line of Roscoe Vance South 17 1/2 West 423 feet to a 16” sugar tree; thence with the line of Roscoe Vance and Walter Benningfield South 71 1/2 West 1336 feet to the point of beginning.

Being the same property conveyed to Louisville Gas and Electric Co., Inc., by Beckham Ragland and Beulah Ragland, his wife, by Deed dated August 15, 1958, of record in Deed Book 71, Page 144, in the Office of the Clerk of LaRue County, Kentucky.

HARDIN COUNTY

Deed Book 244, Page 474

BEGINNING at a stone in A. V. Tabb’s line; thence with said line N 1-3/4° E 89-21/25 poles to a stone in Buckles line; thence with said line S 87-1/2° E 49-9/25 poles to a stone; thence S 49° E 86-9/25 poles to a stone; thence S 7-1/2° W 30 poles to a stone; thence S 88-1/2° W 117-11/25 poles to the beginning, containing 47 acres, more or less.

TO HAVE AND TO HOLD                                                      the same with all the appurtenances thereunto belonging unto the second party, its successors and assigns forever.  The first parties warrant the title to said land generally, except as against an undivided one-half interest in minerals reserved in instrument recorded in Deed Book 115, page 390, and the rights of Stouder Drilling Company, Inc. and its successors and assigns under an oil and gas storage lease dated April 18, 1963, recorded in Deed Book 179, page 4, in the Office of the Clerk of the Hardin County Court, and this conveyance is made subject thereto.

Being the same property conveyed to The Louisville Gas & Electric Company by Calvin T. Riggs and Betty Lou Riggs, his wife, by Deed dated July 14, 1972, of record in Deed Book 244, Page 474, in the Office of the Clerk of Hardin County, Kentucky.

Deed Book 125, Page 208

Being lot No. 61 in Geoghegan’s Addition to West Point, Hardin County, Kentucky; E. T. Board, of the first part, having acquired title to said property by deed dated January 26, 1945 and recorded in deed book 125, page 62 in the office of the County Clerk of Hardin County, Kentucky.

Being the same property conveyed to Louisville Gas & Electric Company by E. T. Board and Lucy B. Board, his wife, by Deed dated June 4, 1948, of record in Deed Book 125, Page 208, in the Office of the Clerk of Hardin County, Kentucky.

Deed Book 77, Page 524

Beginning at a Iron Pipe on the East sideof the County Road near the L.H. & St L Depot thence N 60 3/4 E 35 poles and 18 liks to an iron pipe corner to Herbert Goldsmith, thence with his line N 13 1/4° W 10 poles to the center of Bee Branch, thence up the branch as it meanders in the center thereof S 70 3/4° W 11 poles, S 43 1/2° W 14 poles, S 88 1/4° W 2 poles, N 35 1/4° W 6 1/2 poles, N 82 1/4° W 8 4/5 poles to an iron pipe in the branch, thence with the East line of the County Road S 13° E 20 4/5 poles to the beginning 2 acres abd 107 poles

Being the same property conveyed to The Louisville Gas & Electric Company by Deed dated May 3, 1922, of record in Deed Book 77, Page 524, in the Office of the Clerk of Hardin County, Kentucky.

Deed Book 190, Page 26

Starting at the Southwest corner of Mary L. Johnston property and running with West property line of said Johnston property N 32° 38' E 351.4 feet to an iron pipe in said Johnston line, the point of beginning; thence continuing with said Johnston line N 32° 38' E 128.6 feet to an iron pipe in the South permanent Easement of L. G. & E. pipe line; thence with said Easement Line S 28° 40' E, 210.3 feet to an iron pipe in the West right-of-way line of Alexander Drive extended; thence with said extended line S 34 ° 20 W 40.0 feet to an iron pipe; thence N 57° 22' W, 191.2 feet to the point of beginning.

Being the same property conveyed to The Louisville Gas & Electric Company by Mary L. Johnston, widow, by Deed dated March 11, 1965, of record in Deed Book 190, Page 26, in the Office of the Clerk of Hardin County, Kentucky.

Deed Book 207, Page 371

BEGINNING at an iron pin in the South right of way line of Kentucky Highway No. 220, approximately 2250 feet Westwardly from its intersection with Kentucky Highway No. 447, and 30 feet South 83° 12' West from the center line of the Louisville Gas & Electric Company pipeline transmission easement; thence South 15° East 24.17 feet to an iron pin in a fence line; thence with the fence, South 86° 43' West 63.6 feet to an iron pin; thence North 6° 48' West 20 feet to the South right of way line of Kentucky Highway No. 220; thence with said right of way line, North 83° 12' East 60 feet to the beginning.

Being the same property conveyed to The Louisville Gas & Electric Company by Walton Everett Shanks (also known as Walter Everett Shanks) and Christine Shanks, his wife, by Deed dated October 17, 1967, of record in Deed Book 207, Page 371, in the Office of the Clerk of Hardin County, Kentucky.

Deed Book 230, Page 86

BEGINNING at a point in the Southeast right of way line of Red Hill Road where the Louisville Gas & Electric Company gas line crosses said right of way line; thence with said right of way line N 39 E 40 feet; thence leaving said road S 51° 30' E 70 feet; thence S 39 W 40 feet; thence N 51° 30' W 70 feet to the beginning.

Being the same property conveyed to The Louisville Gas & Electric Company by Virginia Leonard, single, by Deed dated January 15, 1971, of record in Deed Book 230, Page 86, in the Office of the Clerk of Hardin County, Kentucky.

GREEN COUNTY

Deed Book 94, Page 112

BEGINNING at a corner post corner to the property of Alfred Despain on the East side of the said road and running thence with the East side of the road South 35 degrees 02 minutes East 140.1 feet; thence South 41 degrees 33 minutes East 357.9 feet; thence South 50 degrees 14 minutes East 200 feet; thence South 44 degrees 58 minutes East 300 feet; thence South 21 degrees 38 minutes East 82.7 feet to a 12 inch Post Oak corner to Jesse Hill; thence with Hill's line South 87 degrees 05 minutes East 277.3 feet to a corner post corner to Tom Perkins; thence with the Perkins line North 86 degrees 37 minutes East 391.4 feet; North 84 degrees 46 minutes East 1189 feet to a burnt twin poplar, corner to Dave Pepper; thence with the lines of Dave Pepper North 6 degrees 47 minutes West 182 feet; thence North 10 degrees 54 minutes West 200 feet; thence North 9 degrees 24 minutes West 285 feet; North 14 degrees 48 minutes West 171.9 feet; thence North 11 degrees 01 minute West 55 feet to a corner post; thence still with the lines of Dave Pepper North 84 degrees 39 minutes West 182.5 feet to a 24 inch Black Hickory; thence North 17 degrees 25 minutes East 196.5 feet to a corner post corner to Alfred Despain and James Edwards; thence with the lines of Despain North 76 degrees 00 minutes West 186.2 feet to a point in the middle of the ridge road; thence with the middle of the ridge road South 83 degrees 20 minutes West 95 feet; thence North 74 degrees 45 minutes West 117.3 feet, North 78 degrees 11 minutes West 111 feet; thence South 88 degrees 24 minutes West 90 feet; thence North 68 degrees 26 minutes West 215 feet; thence North 62 degrees 25 minutes West 280.0 feet; thence North 86 degrees 11 minutes West 95.7 feet; thence South 74 degrees 51 minutes West 135.7 feet; thence South 59 degrees 15 minutes West 192.8 feet to a stake in a poplar stump; thence still with the lines of Despain South 55 degrees 11 minutes West 400 feet to a 30 inch Black Oak on the North side of the road; thence South 57 degrees 33 minutes West 388 feet to a post; thence South 60 degrees 00 minutes West 227 feet to the point of beginning containing 62.0 acres, more or less.

Being the same property conveyed to The Louisville Gas & Electric Company by Laura Rice, a widow, of Mt. Sherman, Kentucky, by Deed dated April 7, 1961, of record in Deed Book 94, Page 112, in the Office of the Clerk of Green County, Kentucky.

Deed Book 96, Page 512

Located near Mt. Sherman on the line of LaRue and Green county and beginning at a post situated in the North side of the Ridge Road corner to the Dave Pepper and Ed Stinnett properties and running thence with the North side of the said road South 76 degrees 30 minutes East 55.5 feet to a post, North 75 degrees 45 minutes East 265 feet to a twelve inch poplar, South 86 degrees 00 minutes East 140 feet to a post and South 61 degrees 30 minutes East 282 feet to a post corner to Dave Pepper; thence with the said line of Dave Pepper North 84 degrees 15 minutes East 143 feet to a Hickory snag, and continuing North 63 degrees 30 minutes East 183 feet to a 18 inch Black Oak, and North 61 degrees 30 minutes East 179 feet to a 10 inch hickory, and North 59 degrees 30 minutes East 145 feet to a 8 inch hickory and North 35 degrees 00 minutes East 38 feet to a 4 inch dogwood, and North 17 degrees 25 minutes East 181.5 feet to a 3 inch dogwood, and North 37 degrees 10 minutes East 377 feet to a stake corner to property retained by James Edwards; thence with his line North 67 degrees 00 minutes West 143 feet to a stake or stone corner to Bracher property; thence with the Bracher line North 69 degrees 00 minutes West 626 feet to a 30 inch Black Oak on the east bank of a stream and continuing North 65 degrees 30 minutes West 386 feet to a stake corner to property of Ed Stinnett and continuing with his line North 71 degrees 30 minutes West 250 feet to a White Oak; and thence South 13 degrees 30 minutes West 1244 feet to the place of beginning and containing 28.82 acres, more or less.

Being the same property conveyed to The Louisville Gas and Electric Company by James Edwards and Bessie Edwards, his wife, of Mt. Sherman, Kentucky, by Deed dated July 6, 1962, of record in Deed Book 96, Page 512, in the Office of the Clerk of Green County, Kentucky.

Deed Book 96, Page 514

Beginning at a post in the North side of the Ridge Road, a corner to James Edwards and Ed Stinnett and running thence South 76 degrees 30 minutes East 55.5 feet to a post and North 75 degrees 45 minutes East 265 feet to a 12 inch poplar, and South 86 degrees 00 minutes East 140 feet to a post and South 61 degrees 30 minutes East 282 feet to a post corner to property retained by Dave Pepper; thence a new division line with Dave Pepper South 18 degrees 30 minutes East 347 feet to a 6 inch hickory, and South 16 degrees 45 minutes West 682 feet to a post and continuing South 87 degrees 15 minutes West 341 feet to a burnt twin chestnut corner to property owned by the Louisville Gas and Electric Company; thence with the property owned by the Louisville Gas and Electric Company; North 6 degrees 47 minutes West 182 feet and continuing North 10 degrees 54 minutes West 201 feet, and North 9 degrees 24 minutes West 285 feet and North 14 degrees 48 minutes West 171.9 feet and North 11 degrees 01 minutes West 55 feet to a post and North 84 degrees 39 minutes West 182.5 feet to a 24 inch Black Hickory North 17 degrees 15 minutes East 196 feet to the place of beginning and containing 14.02 acres, more or less.

Being the same property conveyed to The Louisville Gas & Electric Company by Dave Pepper and Ethel Pepper, his wife, of Mt. Sherman, Kentucky, by Deed dated July 6, 1962 of record in Deed Book 96, Page 514, in the Office of the Clerk of Green County, Kentucky.

CLARK COUNTY

Deed Book 111, Page 542

Beginning at a point in the center line of Muddy Creek Pike, thence South eighty-three (83°) degrees, west four hundred ten (410) feet to an iron pin; thence north twenty-three (23°) degrees thirty minutes (30’), west three hundred ten (310) feet to an iron pin; thence north five degrees (5°), west two hundred forty (240) feet to an iron pin; thence north eighty degrees (80°), east seventy (70) feet to an iron pin; thence north ten degrees (10°) thirty minutes (30’), west four hundred eighty (480) feet to an iron pin; thence north eighty degrees (80°) west four hundred (400) feet to an iron pin; thence north eight degrees (8°), east three hundred twenty-five (325) feet to an iron pin; thence north eighty-six degrees (86°), east six hundred thirty-five (635) feet to the center line of Muddy Creek Pike, this being the northeast corner of the fifty-eight (58) acre tract conveyed to R. A. Watts, by deed dated February 27, 1916, and recorded in the office of the Clerk of the County Court of Clark County, Kentucky, in Deed Book 88, Page 597; thence south eleven degrees (11°) thirty minutes (30’) east, along the center line of Muddy Greek Pike, one thousand four hundred sixty (1,460) feet to the point of beginning, containing fifteen and two-tenths (15.2) acres more or less;

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky corporation, by Kentucky Pipe Line Company, a Kentucky corporation, by Deed dated July 20, 1933, of record in Deed Book 111, Page 542, in the Office of the Clerk of Clark County, Kentucky.

BULLITT COUNTY

Deed Book 95, Page 524

BEGINNING at a pipe in the Easterly line of the tract conveyed to Clarence Howlett by deed recorded in Deed Book 94, Page 483, in the office of the Clerk of the Bullitt County Court, which pipe is 28 feet Southwesterly from the center line of Kentucky State Highway No. 44 and running thence with the said Howlett's Easterly line South 10 West 375.6 feet to a pipe in said line; thence North 80 West 100 feet to a pipe; thence North 10 East 429.2 feet to a pipe in the existing fence line of the said Howlett tract; thence South 51 1/2 East 113.5 feet to the point of beginning as per survey made by Charles Holsclaw on July 10, 1959.

Being the same property conveyed to LOUISVILLE GAS & ELECTRIC COMPANY, a Kentucky corporation, by CLARENCE HOWLETT, unmarried, by deed dated July 25, 1959, and recorded in Deed Book 95, Page 524, in the Office of the Clerk of the County Court of Bullitt County, Kentucky.

Deed Book 96, Page 230

Beginning at a stake on the East side of gravel road leading from Kentucky State Highway No 44 to residence of Beulah M. Lowe and Charles H. Lowe and also at intersection of said gravel road with North right of -way line of Kentucky State Highway No 44; and running thence along East side of said gravel road North 25 deg. East 200 feet, and North 27 deg. 40 min. East 171.4 feet; and leaving said gravel road, and running with the line of Beulah M. Lowe North 72 deg. 30 min. East 67.1 feet and South 68 deg. 50 min. East 354.7 feet to another agreed corner to Beulah M. Lowe; thence with her line South 21 deg. 10 min. West 350 feet to stake in North right of way line of above Highway No. 44; thence with North right of way line of same North 70 deg. 40 min. West 100 feet; North 74 deg. 30 min. West 100 feet; North 78 deg. 30 min. West 100 feet; North 83 deg. West 144 feet, more or 1ess to beginning.

Together with an easement 150 feet in width from the above described tract to the Westerly property line of Charles and Beulah Love, subject to any rights of others in the County Road to the West of the herein described tract.

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky Corporation, by Beulah M. Lowe and her husband, Charles Lowe, by deed dated December 16, 1959, and recorded in Deed Book 96, Page 230, in the Office of the Clerk of the County Court of Bullitt County, Kentucky.

Deed Book 97, Page 95

Beginning at a stake in line of Funk and Mrs. J. K. Avey's 95 acre tract, now Oscar Heinsz, and in the northeast line of Louisville Gas and Electric easement; thence parallel with and 50 feet from the center of said easement North 47 deg. 15 min. West 261.1 feet, more or less, to a stake; thence North 40 deg. 15 min. East 438.7 feet to the center of Holsclaw Hill County Road; thence with the center of said road South 12 deg. 15 min. East 70 feet; South 34 deg. 30 min. East 65 feet; South 58 deg. 15 min. East 65 feet to a point in the center of the road; thence South 83 East, more or less, 92.1 feet to a stake on the south side of the road in Avey's line; thence with the same as the fence now runs South 40 deg. 15 min. (for 37) West 150 feet to the beginning, containing 2.45 acres, more or less, as per survey made by Charles Holsclaw, Jr. on January 24, 1960.

This is subject to easement of second party (formerly Dan C. Ewing easement) recorded in Deed Book 63 Page 47 and to such part of above county road as located on said land.

Being the same property conveyed to the Louisville Gas & Electric Company, a corporation, by Clara Funk, a widow, by deed dated March 23, 1960, and recorded in Deed Book 97, Page 95, in the Office of the Clerk of the County Court of Bullitt County, Kentucky.

 Deed Book 98, Page 341

Beginning at an iron stake on the Northwest side of Sunnyside Drive in the Southeast line of Ellaby Addition, plat of which is recorded in Deed Book 58, Page 529, in the office of the Clerk of the County Court of Bullitt County, Kentucky, and which stake is 428 feet from the East line of Stringer’s Lane; and running thence North 31 deg. 45 min. West 100 feet to an iron stake; thence North 57 deg. 55 min. East 60 feet to an iron stake in West line of Lot No. 10 of Ellaby’s Addition; thence with line of said lot South 31 deg. 45 min. East 100 feet to the Southwest corner of said lot and which iron stake is 1028 feet from the Southeast corner of Lot No. I of Ellaby’s Addition and in the Southwest side of Sunnyside Drive; thence with Sunnyside Drive, South 57 deg. 55 min. West 60 feet to the beginning, and being part of Lot No. 11 of Ellaby's Addition.

Being the same property conveyed to Louisville Gas and Electric Company, a corporation, by Elizabeth Branham, widow, by deed dated October 11, 1960, and recorded in Deed Book 98, Page 341, in the Office of the Clerk of the County Court of Bullitt County, Kentucky.

Deed Book 231, Page 379

BEGINNING at an iron pipe in the middle of a ditch in the northwest right of way line of Gene Street, said pipe being N 52°  47' 14" E 202.296 feet from an iron pin in the east right of way line of U. S. Highway 31E (also known as Bardstown Road) at the southwest corner of Lot #2, Larry Subdivision, plat of which is recorded in Plat Book 2, Page 14, in the office of the Bullitt County Clerk and running thence with the northwest right of way line of Gene Street N 52° 47’ 14" E 134.44 feet to an iron pin; thence N 32° 17' 48” W 178.08 feet to an iron pin; thence S 47° 28' 42" W 139.40 feet to an iron axle; thence S 33° 25’ 18" E 164.88 feet to the beginning, and being the remainder of Lots 4 and 5, Larry Subdivision, Section 1.

Being the same property conveyed to LOUISVILLE GAS & ELECTRIC COMPANY, by S. J. RAPIER, JR., and HELEN M. RAPIER, his wife, by deed dated September 19, 1979, and recorded in Deed Book 231, Page 379, in the Office of the Clerk of the County Court of Bullitt County, Kentucky.

Deed Book 704, Page 699

TRACT 1:

All of the following described tract of Land lying on the North side of Kentucky #44:

BEGINNING at the fifth corner mentioned in said Johnson deed (J.C. Johnson, et ux); running thence North 40 degrees East 190 poles; thence North 61 degrees West 174 poles to the original division line between Caleb W. Samuels and heirs of L. W. Samuels; thence with said line South 20 ½ degrees West to the Southern line (or line which runs from the fourth corner to the fifth corner referred to in said Johnson deed); thence South 50 degrees East with said Southern line to the beginning, containing 175 acres more or less however, excepting therefrom the tract of fifty-five acres more or less conveyed to Simon Arnold by Therese Stibbins by deed dated February 1, 1883 recorded in Deed Book “Y”, Page 206, in the office afore.

The parties of the second part except from this conveyance an easement in favor of W. B. Nichols, said easement being the right to use a private passway the roadway as now laid out from the County Road to the top of the hill near said Nichols dwelling; said use to be for said Nichols and the grantees of his line and in no event to be used by the public, said passway shall also be for the joint use of the second parties grantee.

There is excepted from the above tract and not conveyed hereby the tract conveyed by deed dated March 23, 1957 recorded in Deed Book 90, Page 179 in the office of the Bullitt County Clerk.

There is also excluded and not conveyed hereby all of the land lying South of Kentucky Highway #44

There is also excluded any property that is described in deed recorded in Deed Book 90, Page 290 of the office of the Bullitt County Clerk and the tract of property which lies East of the private passway easement which leads to Nichols Hill Road which is described more particularly as follows:

BEGINNING at a point in the center line of the private passway easement going to Nichols Hill Road said point being in the Northeast corner of the tract conveyed to Anthony Distler and Julie Distler, his wife by deed from Norma H. Price, dated the 26th day of August 1987, and of record in Deed Book 296, page 474, in the Bullitt County Court Clerk's Office; thence 74-46-41 East 200 feet more or less to a point; thence S 24-12-41 East 98.74 feet to a point; thence North 36-35 West 226 feet more or less to a point; thence with the centerline of the private passway easement NO 31-17 W 730 feet more or less to the point of beginning.

There is also excluded any property that lies in the right of way to Kentucky Highway 44.

TRACT 2:

BEGINNING at a stake on north side of State Highway No. 44 near and in line with twin cherry trees and running thence in a northern direction about 750 feet to the line of Albert Abel 23 feet from a hickory; thence Southwest with Abel’s line about 950 feet to Highway No 44: thence with same in eastern direction 441 feet to the beginning, containing 3 ½ acres, more or less, but conveyed as a boundary.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by ANTHONY DISTLER and JULIE DISTLER, husband and wife, by deed dated November 8, 2007, and recorded in Deed Book 704, Page 699, in the Office of the Clerk of the County Court of Bullitt County, Kentucky.

Deed Book 707, Page 392

BEING Lots Four (4), Five (5), Six (6) and Seven (7) of the La Porte Subdivision, as shown by plat recorded in the Plat Cabinet 1, Slide 660 in the office of the Clerk of the Bullitt County Court.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by JOHN I. HOLT, JR. and KATHY L. HOLT, husband and wife, by deed dated December 20, 2007, and recorded in Deed Book 707, Page 392, in the Office of the Clerk of the County Court of Bullitt County, Kentucky.

Deed Book 118, Page 306

Beginning at an Iron pipe in center of original Louisville Turnpike and at the Northeast corner of tract conveyed to Roy Braden by a deed recorded in Deed Book 77 Page 44, in the office of the clerk of the County Court of Bullitt County, Kentucky; and running thence with fence South 80 deg. 15 min. West 1536.13 feet to an iron pipe, agreed corner with tract reserved by E. L. Williams, etc.; thence with agreed line to said Williams, North 11 deg. 22 min. West 966.03 feet to spike in center of Blue Lick Pike (Kentucky Highway No. 1450); thence with center line of said Highway 1450, North 60 deg. 54 min. East 79.14 feet to a spike North 70 deg. 23 min. East 79 feet to a spike; North 78 deg. 29 min. East 79 feet to a spike; North 84 deg. 58 min. East 79 feet to a spike; North 89 deg. 07 min. East 79 feet to a spike; North 89 deg. 54 min. East 936.62 feet to a spike; thence North 89 deg. 9 min. East 396.58 feet, leaving Highway 1450, to an iron pipe in center of above original Louisville Turnpike; thence with center line of same South 0 deg. 34 min. West 788.11 feet to the beginning, containing 33.847 acres, more or less.

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky Corporation, by Elzie L. Williams and Vergie Williams, his wife, dated January 23, 1967, and recorded in Deed Book 118, Page 306, in the Office of the Clerk of the County Court of Bullitt County, Kentucky, on January 23, 1967.

BRECKINRIDGE COUNTY

Deed Book 95, Page 19

Beginning at a point in the center of the Balltown Road, which point is in the line between the lands of William P. Potts and Carl Hagman and which point is 1536 feet as measured with the center of the Balltown Road from the corner of the lands of Carl Hagman, William F. Potts and H.M. Allen in the center of Honey Locust Creek; running thence with the lands of Carl Hagman South 20 degrees 14 minutes East 487.84 feet to an iron pin set in concrete; thence South 69 degrees 46 minutes West 400 feet to an iron pin set in concrete; thence North 20 degrees 14 minutes West 669.62 feet to a point in the center of the Balltown Road, corner to Carl Hagman and William F. Potts; thence with the center of the Balltown Road and Potts's line North 78 degrees 43 minutes East 157.71 feet; thence South 85 degrees 11 minutes East 106.46 feet; thence South 73 degrees 02 minutes East 185.52 feet to the point of beginning and containing 5.57 acres.

Being the same property conveyed to Louisville Gas and Electric Co., a corporation, by Carl Hagman and Susie Agnes Hagman, his wife, by Deed dated November 18, 1955, of record in Deed Book 95, Page 19, in the Office of the Breckenridge County Court Clerk.

HART COUNTY

Deed Book 119, Page 195

BEING a tract of land located approximately three (3) miles east of Canmer, Hart County, Kentucky, on the Davis Bend Road, and more particularly described as follows, to wit:

BEGINNING at a stake on the south right-of-way of the Davis Bend Road, a corner to Melvin; thence a new line with Melvin, S 45° 00' W 100 feet to a stake, corner to Melvin; thence a new line with Melvin, N 78° 45' W 134.5 feet to a stake, corner to Melvin and T. V. A.; thence with T. V. A.’s line, N 11° 50' W 210 feet to a stake on the south right-of-way of the Davis Bend Road (a forty (40) foot right-of-way); thence with said right-of-way, S 71° 41' E 95.3 feet to a stake; thence S 62° 34' E 34.1 feet to a stake; thence S 50° 19' E 80.8 feet to a stake; thence S 43° 33' E 90 feet to the point of beginning, containing 0.75 acres, more or less; according to actual survey of March 24, 1971, by Betty Houchens, Registered Land Surveyor # 1005.

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky Corporation, by C.A. Melvin and his wife, Dorothy Melvin, by Deed dated April 22, 1971, of record in Deed Book 119, Page 195, in the Office of the Clerk of Hart County, Kentucky.

Deed Book 217, Page 473

Beginning at an iron pin (set), with identifier cap LS #2179, located South 39 degrees 23' 47" West, 21.33 feet; North 49 degrees 35' 23" West, 212.53 feet; and North 44 degrees 25' 21" West, 909.24 feet from an iron pin, LS #2282, in the northwesterly right-of-way of Kentucky Highway 677 at the most southerly corner of a tract conveyed to Denzil & Beverly Turner, of record in Deed Book 156, Page 770, in the office of the County Court Clerk, Hart County, Kentucky.

Thence from the true point of beginning: South 40 degrees 45' 01" West, passing an iron pin (set) at 30.11 feet, in all 253.50 feet to an iron pin (set); thence North 06 degrees 53' 24" West, 168.93 feet to an iron pin (set); thence North 40 degrees 45'  01” East, 177.78 feet to an iron pin (set); thence South 54 degrees 41' 44" East, 125.40 feet to an iron pin (set); thence South 40 degrees 45' 01" West, 50.00 feet to the true point of beginning and containing 0.69 acres.  /s/ Al L. Matherly, PLS #2179  04/04/96

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky Corporation, by Kenwes Investments, Inc., a Kentucky Corporation, by Deed dated April 23, 1996, of record in Deed Book 217, Page 473, in the Office of the Clerk of Hart County, Kentucky.

HENRY COUNTY

Deed Book 109, Page 391

Certain property situated on the North side of Highway #22 near Eminence in Henry County, Kentucky and being more particularly bounded and described as follows:  BEGINNING at a point on the north right-of-way line of Highway #22 corner to the property of D. W. Garner; thence with the line of Garner North 09 degrees 30 minutes West 50 feet to an iron pipe; thence South 78 degrees 50 minutes West 40 feet to an iron pipe and corner to property of Burton; thence with the line of Burton South 09 degrees 30 minutes East 50 feet to an iron pipe at the north right-of-way line of Highway #22; thence with said right-of-way line North 78 degrees 50 minutes East 40 feet to the point of beginning.

Being the same property conveyed to Louisville Gas & Electric Company by Deed dated August 15, 1967, of record in Deed Book 109, Page 391, in the Office of the Clerk of Henry County, Kentucky.

Deed Book 110, Page 370

Beginning at an iron pipe in the southerly right-of-way line of Kentucky Highway #421, being south 38 degrees and 15 minutes west 450.0 feet and south 51 degrees and 20 minutes west 144.0 feet from the original northeast deed corner of the S. F. Pyles farm; thence leaving the highway south 02 degrees and 55 minutes east 69.5 feet to an iron pipe corner to S. F. Pyles; thence south 87 degrees and 05 minutes west 40.0 feet to an iron pipe corner to S.F. Pyles; thence continuing with S.F. Pyles, 3 feet from and parallel with a farm drive fence, north 02 degrees and 55 minutes west 50.0 feet to an iron pipe corner in the southerly line of the highway; thence with the line of the highway north 61 degrees and 05 minutes east 44.5 feet to the beginning, per survey of Albert Harrison, Registered En gineer, dated November 4, 1967.

Being the same property conveyed to Louisville Gas & Electric Company by Deed dated November 29, 1967, of record in Deed Book 110, Page 370, in the Office of the Clerk of Henry County, Kentucky.

OLDHAM COUNTY

Deed Book 73, Page 188

Beginning at an iron pin in the corner of Franklin Avenue of the Woodlawn subdivision and the North line of the right of way of Kentucky State Highway # 146 thence with the right of way N 74 deg. 52 Min. E 30 feet to a stake; thence with the remaining lands of first parties N 5 deg. W 20 feet to a stake; thence S 74 deg. 52 Min. W 30 feet to a stake in Franklin Avenue; thence S 5 deg. E 20 feet to the point of beginning.

Being the same property conveyed to THE LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation of Louisville, Jefferson County, Kentucky, by HEILMAN MOTORS, INC., a corporation, by deed dated August 5, 1950, and recoded in Deed Book 73, Page 188, in the Office of the Clerk of the County Court of Oldham County, Kentucky.

Deed Book 87, Page 399

BEGINNING at a point in the centerline of the entrance road to the State Reformatory at LaGrange, and in the north right-of-way line of Kentucky Highway No. 146; running thence with the north line of said Highway Right-of-Way S. 61° -45´ W. 9.39 feet; S. 66° -20´ W. 194 feet; S. 61° -15´ W. 201 feet; S. 62° -45´ W. 221 feet; S. 53° -15´ W. 316 feet; S. 60° -00´ W. 124 feet; S. 43° -0´ W. 213.85 feet to the true point of beginning; thence continuing with said north line of Highway Right-of-Way S. 43° -00´ W. (measured S. 40° -33´ W.) 403.32 feet to a point; thence N. 2° -15´ E. 702.08 feet to a point; thence S. 87° -45´ E. 250.00 feet to a point; thence S. 2° -15´ W. 385.49 feet to the point of beginning, containing 3.12 acres more or less.

Being the same property conveyed to the LOUISVILLE GAS AND ELECTRIC COMPANY, by the COMMONWEALTH OF KENTUCKY, by deed dated April 21, 1958, and recoded in Deed Book 87, Page 399, in the Office of the Clerk of the County Court of Oldham County, Kentucky.

Deed Book 89, Page 365

Beginning at a point in the east right of way line of Floydsburg Road, said point being south 39 deg. 0 min. east 218.75 feet from a point corner common remaining property of George L. and Helen Happel in the east right of way line of Floydsburg Road, thence along the line of Stoess, passing an iron rod at 52.75 feet in the west right of way line of Floydsburg road, south 70 deg. 7 min. west, total distance of 452.75 feet, to a corner post; thence north 30 deg. 40 min. west 131 feet to an iron rod corner remaining property of George L. & Helen Happel; thence along the remaining property of George L. & Helen Happel north 58 deg. 30 min. east, passing an iron rod in the west right of way line of Floydsburg Road at 362.5 feet, total distance 411 feet, to a point in the east right of way line of Floydsburg road, thence along the east right of way line of Floydsburg Road south 39 deg. 0 min. east 218.75 feet to the point of beginning.

Being Lots 8 and 9 of Ryan subdivision, Crestwood, Ky., as shown on the plat recorded in Deed Book 70, page 162, of the Oldham County Court Clerk’s office.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, by GEORGE L. HAPPEL AND HELEN HAPPEL, his wife, by deed dated December 1, 1959, and recoded in Deed Book 89, Page 365, in the Office of the Clerk of the County Court of Oldham County, Kentucky.

Deed Book 95, Page 323

Beginning at an iron pipe at a corner post in the north right-of-way line of U.S. Highway No. 42, being the southeast corner of the Axton tract and being the southwest corner of the Thomas Frederick Shields farm; thence along a fence with Axton north 25 degrees and 00 minutes east 233.7 feet to an iron pipe; thence with the Thomas Frederick Shields farm as follows: south 86 degrees and 10 minutes east 200.0 feet to an iron pipe; south 25 degrees 00 minutes west 233.7 feet to an iron pipe corner to Shields in the north right of way line of U.S. Highway No. 42; thence with the north right of way line of U.S. Highway No. 42 West 86 degrees and 10 minutes west 200.0 feet to the beginning, containing 1.00 acres, more or less.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation of Louisville, Kentucky, by THOMAS FREDERICK SHIELDS AND MARY B. SHIELDS, his wife, by deed dated April 19, 1963, and recoded in Deed Book 95, Page 323, in the Office of the Clerk of the County Court of Oldham County, Kentucky.

Deed Book 100, Page 406

Beginning at an iron rod in the south line of Elder Park Road, being north 86 degrees 00 minutes east 314.5 feet measured along the south line of Elder Park Road, from the east line of Ky. State Highway No. 393; thence with the south line of Elder Park Road, north 86 degrees 00 minutes east 125.5 feet to an iron rod; thence north 70 degrees 45 minutes east 38.9 feet to an iron rod in the south line of the road; thence south 19 degrees 15 minutes east 255 feet to an iron rod; thence south 70 degrees 45 minutes west 160 feet to an iron rod; thence north 19 degrees 15 minutes west 287.5 feet to the beginning.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by LEO H. BROWN and LILA BROWN, his wife, by deed dated January 21, 1965, and recoded in Deed Book 100, Page 406, in the Office of the Clerk of the County Court of Oldham County, Kentucky.

Deed Book 101, Page 236

Beginning at an iron pipe at a corner post in the South line of Blakemore Lane, being the Northwest corner of the George Blakemore farm, Tract 2 as recorded in Deed Book 72, page 357, in the office of the Clerk of the County Court of Oldham County, Kentucky, and being corner to Mrs. Curtis Duncan; thence with Mrs. Duncan as fenced South 20° and 00' East 985.0 feet to a rod, having passed an iron pipe at 40 feet; thence North 70° and 00' East, passing an iron pipe at 20 feet on the East side of a 20 foot passway, 676.7 feet in all to an iron pipe in the West line of the 25 foot passway deeded to Winlock Blakemore; thence with the West line of the passway North 21° and 45' West 127.75 feet to a post; thence continuing North 19° and 30’ West 223.65 feet to an iron pipe at a corner post; thence North 64° and 20' West 860.5 feet to an iron pipe at a 20 inch walnut in the South line of Blakemore Lane; thence with the South line of the lane South 84° and 40' West 77.0 feet in all to the beginning, containing 10.72 acres, more or less.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, by GEORGE ROBERT BLAKEMORE, also known as GEORGE ROBERT BLAKEMORE, JR., and ANNA KENT BLAKEMORE, his wife, by deed dated March 12, 1965, and recoded in Deed Book 101, Page 236, in the Office of the Clerk of the County Court of Oldham County, Kentucky.

Deed Book 169, Page 60

Beginning at an iron pipe in the northwesterly right-of-way line of U.S. Highway 42, said point being North 30 degrees 58 minutes 06 seconds East 594.47 feet from the intersection of the northwesterly right-of-way line of U.S. Highway 42 and Club Drive; thence North 47 degrees 21 minutes 40 seconds West 217.07 feet to an iron pipe; thence North 30 degrees 58 minutes 06 seconds East 245.40 feet to an iron pipe in the westerly line of MacLean lot; thence South 47 degrees 21 minutes 40 seconds East passing an iron pipe at 50.00 feet at the southwest corner of MacLean, in all 228.14 feet to an iron pipe in the northwesterly right-of-way line of U.S. Highway 42; thence with said right-of-way line South 38 degrees 53 minutes 36 seconds West 78.58 feet to an iron pipe; thence South 30 degrees 58 minutes 06 seconds West 165.42 feet to the point of beginning, containing 1.20760 acres, as per the survey of Paul T. Foster, Registered Engineer, dated July 28, 1977.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by FIRST NATIONAL BANK OF LOUISVILLE, a National Banking Association, as Trustee, by deed dated August 29, 1977, and recoded in Deed Book 169, Page 60, in the Office of the Clerk of the County Court of Oldham County, Kentucky.

Deed Book 174, Page 492; Deed Book 174, Page 495; and Deed Book 174, Page 501

BEGINNING AT AN IRON ROD IN CONCRETE in the South right-of-way line of Kentucky Highway No. 393 corner Clarence Brown Estate said rod is 994.91 feet measured along the Southerly right-of-way line of said Highway from the Northeast property corner of the Brown Estate and is approximately 1.02 miles Northwest of Centerfield, Kentucky and being in Oldham County, Kentucky; thence with the Brown Estate South 06 degrees 39 minutes 50 seconds West 793.13 feet to an iron rod in concrete corner the Brown Estate in the line of Wayne Rockwell; thence with Rockwell as follows: South 74 degrees 33 minutes 39 seconds West 134.42 feet to an iron post in concrete at a corner post; South 03 degrees 13 minutes 16 seconds East 103.03 feet to an iron rod in concrete corner the Brown Estate in the line of Rockwell; thence with the Brown Estate as follows: North 83 degrees 20 minutes 10 seconds West 523.14 feet to an iron rod in concrete; North 06 degrees 39 minutes 50 seconds East 700.00 feet to an iron rod in concrete in the South right-of-way line of Kentucky Highway No. 393 corner the Brown Estate; thence with the South right-of-way line of said Highway as follows: North 75 degrees 00 minutes 00 seconds East 530.34 feet to an iron rod in concrete; North 75 degrees 35 minutes 42 seconds East 49.79 feet to an iron rod in concrete; North 75 degrees 53 minutes 04 seconds East 49.05 feet to an iron rod in concrete; North 79 degrees 09 minutes 40 seconds East 46.98 feet to the POINT OF BEGINNING, containing 11.507 acres more or less per survey of Marion R. Rankin, Jr. dated July 9, 1977.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, by FOREE BROWN, also known as W. F. BROWN, unmarried, RAYMOND BROWN, unmarried, BEVERLY LEE ROBBINS AND NICHOLAS B. ROBBINS, her husband, by deed dated March 18, 1978, and recoded in Deed Book 174, Page 492, by EDMONIA R. SILBERNAGEL, unmarried, MARJORIE HEILMAN, widow, ROBERT M. FAWKES and MAE DAVIS FAWKES, his wife, CATHERINE MCGARVEY AND MARION MCGARVEY, her husband, NANCY BALLARD REISS and E. F. REISS, her husband, J. NEVILLE BLAKEMORE and LORENE BLAKEMORE, his wife, MARY L. ASHBY and HULAN G. ASHBY, her husband, BALLARD BLAKEMORE and THELMA BLAKEMORE, his wife, and BETTY M. BLAKEMORE, widow, by deed dated February 21, 1978, and recorded in Deed Book 174, Page 495, by EDMONIA R. SILBERNAGEL, unmarried, MARJORIE HEILMAN and MARION HEILMAN, her husband, ROBERT M. FAWKES and MAE DAVIS FAWKES, his wife, CATHERINE MCGARVEY AND MARION MCGARVEY, her husband, NANCY BALLARD REISS and E. F. REISS, her husband, J. NEVILLE BLAKEMORE and LORENE BLAKEMORE, his wife, MARY L. ASHBY and HULAN G. ASHBY, her husband, BALLARD BLAKEMORE and THELMA BLAKEMORE, his wife, and BETTY M. BLAKEMORE, widow, by deed dated February 27, 1978, and record in Deed Book 174, Page 501, all of record in the Office of the Clerk of the County Court of Oldham County, Kentucky.

Deed Book 190, Page 731

BEGINNING at an iron pipe at the most Southerly corner of Lot #5, River Bluff Farms, Section No. 1, as shown on Plat of same of record in Plat Book 1, page 32, in the office of the Clerk of the County Court of Oldham County, Kentucky; thence, with the Southeasterly lines of Lots 5, 4, 3, 2 and 1 as shown on said plat North 55° 36' 00" East, 740.33 feet, to an iron pipe being the Southwesterly line of River Bluff Road; thence, with the southwesterly line of River Bluff Road, on a curve to the left, the chord of which is South 36° 01' 00" East, 52.67 feet, to an iron pipe; thence, continuing with said road South 36° 05' 00" East, 125.09 feet, to an iron pipe; thence, with a curve to the right the radius of which is 40.00 feet South 09° 45' 30" West, 57.39 feet, to an iron pipe being the North right-of-way line of U. S. 42; thence, with the North right-of-way line of U.S. 42  South 55° 36' 00" West, 696.92 feet, to the POINT OF BEGINNING, and containing 3.705 acres, more or less.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by ELSIE DRALLE MOCK, unmarried, by deed dated October 23, 1979, and recoded in Deed Book 190, Page 731, in the Office of the Clerk of the County Court of Oldham County, Kentucky.

Deed Book 190, Page 743

Being Tract No. 15 as shown on the Plat of Almeda Estates Subdivision recorded in Plat Book 1, page 49 in the Oldham County Court Clerk’s Office.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by EDWARD C. THOMAS AND KILWINNING M. THOMAS, his wife, by deed dated October 23, 1979, and recoded in Deed Book 190, Page 743, in the Office of the Clerk of the County Court of Oldham County, Kentucky.

Deed Book 247, Page 321

Beginning at an iron rod being the northeast corner of the Torbitt & Castleman Co. property and the west right-of-way line of Kentucky Highway 146; thence with the west right-of-way line of Kentucky Highway 146 as follows: South 03 degrees 38 minutes 00 seconds West, 114.32 feet, to an iron rod; thence, South 01 degree 46 minutes 07 seconds West, 100.65 feet, to an iron rod; thence, South 01 degree 09 minutes 47 seconds West, 100.33 feet, to an iron rod; thence, South 00 degrees 30 minutes 57 seconds West, 96.75 feet, to a concrete monument; thence, leaving the right-of-way line of Kentucky Highway 146 and following the remaining lands of the Torbitt & Castleman Co. as follows: South 68 degrees 50 minutes 17 seconds West, 381.50 feet, to a concrete monument; thence, North 21 degrees 09 minutes 43 seconds West, 379.20 feet, to a concrete monument; thence, North 68 degrees 50 minutes 17 seconds East, 542.51 feet, to the point of beginning, containing four (4) acres, more or less, per survey of J. R. Kiesel and Associates, Registered Land Surveyor, dated July 12, 1983, a copy of which survey is attached to Deed Book 247, Page 321, in the Office of the Clerk of the County Court of Oldham County, Kentucky.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by THE TORBITT & CASTLEMAN COMPANY, a Corporation, by deed dated July 25, 1983, and recoded in Deed Book 247, Page 321, in the Office of the Clerk of the County Court of Oldham County, Kentucky.

Deed Book 249, Page 374

Beginning at an iron pipe in the southeast right-of-way line of Kentucky Highway 146, said pipe being North 67 degrees 10 minutes 00 seconds East 30.00 feet from the tract conveyed to Texas Gas Transmission Corporation as described in deed dated August 15, 1950, and recorded in the Oldham County Court Clerk’s Office; thence with a new division line with the First Parties, South 22 degrees 50 minutes 00 seconds East 25.00 feet to an iron pipe in the northwest right-of-way line of the Louisville and Nashville Railroad; thence with said line of the railroad and being 33 feet from the railroad centerline, South 67 degrees 10 minutes 00 seconds West 30.00 feet to an iron pipe; thence with the northeast line of the aforesaid tract of Texas Gas Transmission Corporation, North 22 degrees 50 minutes 00 seconds West 25.00 feet to an iron pipe in the southeast right-of-way line of Kentucky Highway 146; thence with said line of the highway, North 67 degrees 10 minutes 00 seconds East 30.00 feet to the beginning, per survey dated June 28, 1983 by John A. Harrison, Professional Land Surveyor, and being subject to all roadways, easements and restrictions of record.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Corporation, by D. C. CLIFTON and RACHEL B. CLIFTON, his wife, by deed dated August July 25, 1983, and recoded in Deed Book 249, Page 374, in the Office of the Clerk of the County Court of Oldham County, Kentucky.

Deed Book 104, Page 539

Beginning at an iron pipe at a corner post in the west right-of-way line of Kentucky Highway No. 53 and being in the north right-of-way line of Moody Lane, being the southcast corner of the Waldo Clark farm; thence with the north line of Moody Lane south 73 degrees and 15 minutes west 100.0 feet to an iron pipe, corner with Waldo Clark; thence with Waldo Clark north 16 degrees and 55 minutes west 100.0 feet to an iron pipe; thence with Waldo Clark north 16 degrees and 55 minutes west 100.0 feet to an iron pipe; thence with Waldo Clark north 73 degrees and 15 minutes east 100.0 feet to an iron pipe with Waldo Clark in the west line of Kentucky Highway No. 53; thence with the line of the Highway south 16 degrees and 55 minutes east 100.0 feet to the beginning, per survey of Albert Harrison, Registered Engineer, dated February 12, 1966.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by WALDO CLARK, JR. and JANE M. CLARK, his wife, by deed dated March 25, 1966, and recoded in Deed Book 104, Page 539, in the Office of the Clerk of the County Court of Oldham County, Kentucky.

Deed Book 2783, Page 406

BEGINNING at a stake in the Northwestwardly line of the tract first described in deed to John A. Wilke dated March 21, 1903 of record in Deed Book 589 Page 96 in the office of the Clerk of the County Court of Jefferson County, Kentucky; said stake being at the Northwest corner of the tract conveyed to Annie Fey by deed dated April 14, 1917 of record in Deed Book 874 Page 235 in said Clerk's office; said stake also being South 36 degrees 11 minutes West 26 feet from the Northeasterly corner of the 20 foot roadway fifth described in the deed to John C. Wilke aforementioned; thence with the Northwest line of the tract first described in the aforesaid deed to John C. Wilke, North 36 degrees 11 minutes East 790 feet to a stake at the most Northerly corner of the tract first described in the aforesaid Wilke deed; thence with the Northeast line of said tract, South 26 degrees 30 minutes East, 1467.85 feet to a stone in said line; thence continuing with said line as now recognized as the division line common to said tract and John A. Moore, South 11 degrees 45 minutes East, 307.58 feet to a stake in an old fence line; thence South 19 degrees 07 minutes West, 91.45 feet to a stake in the center line of the "LEVEE SURVEY" as shown by plan on file in the U. S. Engineers Office; thence with the center line of the aforesaid "LEVEE SURVEY", the following courses and distances: North 47 degrees 42 minutes West, 283.56 feet to a stake; North 67 degrees 17 minutes West, 666.74 feet to a stake; North 79 degrees 06 minutes West, 478.54 feet to a stake and North 63 degrees 56 minutes West, 35.67 feet to a point in the center line of Mill Creek Ditch and in the Southeast line of the tract conveyed to Annie Fey by deed aforesaid; thence with the center line of said ditch and with the Southeast line of the aforesaid Annie Fey tract, North 26 degrees 34 minutes East, 517.90 feet to a corner of said tract and in the center of said ditch; thence with the Northeastwardly line of the tract conveyed to Annie Fey by deed aforesaid, North 51 degrees 37 minutes West 73.42 feet to the point of beginning.

Being the same property conveyed to LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky Corporation, by HENRY T. WILKE (sometimes known as Henry), Unmarried, and AL WILKE (sometimes known as Albert), Unmarried, by deed dated August 9, 1951, and recorded in Deed Book 2783, Page 406, in the office aforesaid.

Deed Book 3176, page 350

Beginning in the center line of Fairdale Road north 63 degrees 40 minutes east 519.23 feet from the northwesterly corner of the tract conveyed to Jim Dawson by deed dated June 29, 1938, of record in Deed Book 1713, page 488, in the office of the Clerk of the County Court of Jefferson County, Kentucky; thence south 18 degrees 09 minutes east 202.05 feet to a pin; thence north 63 degrees 40 minutes east 91.09 feet to a pipe; thence north 26 degrees 08 minutes 30 seconds west and parallel with the northeasterly line of the tract conveyed to William L. Blair and wife by deed dated November 2, 1946, of record in Deed Book 2193, page 363, in the aforesaid Clerk's office, 200 feet to the center line of Fairdale Road; thence with the center line of said road, south 63 degrees 40 minutes west 63 feet to the beginning.

Being the same property conveyed to Louisville Gas and Electric Company by William L. Blair and Anna Rose Blair, his wife, by deed dated June 26, 1954, and recorded in Deed Book 3176, page 350, in the office aforesaid.

Deed Book 4080, Page 581; Deed Book 4081, Page 173; Deed Book 4081, Page 36;  Deed Book 4080, Page 588; Deed Book 4081, Page 1; Deed Book 4081, Page 64; Deed Book 4081, Page 24; Deed Book 4081, Page 5; Deed Book 4081, Page 79

BEGINNING at the intersection of the West line of Clay Street with the North line of Madison Street; thence Westwardly with the North line of Madison Street 132 1/2 feet; and extending back Northwardly between parallel line, the East line being coincident with the West line of Clay Street, 165 feet to a 12 foot alley.

BEING Elie same property conveyed to Louisville Gas and Electric Company by:
		DB.	P.
Clarence E. & Martha E. Schiller	11-25-66—	4080	581
F. Earl & Mildred W. Wright	11-28-66—	4081	173
Mattie Belle & Charles P. Livingston	11-25-66—	4081	36
Charles A. & Gertrude Taylor	11-25-66—	4080	588
Frank E. Walter	11-25-66—	4081	1
Avery M. & Jack W. Riley, Sr., et al	10-31-66—	4081	64
Helm & Houston, Inc., a Corporation	11-25-66—	4081	24
Frank E. Walter	11-25-66—	4081	5
Sunshine Starling	11-25-66—	4081	79
recorded in the office of the Clerk of Jefferson County Court.

Judgment Book 161, Page 623

BEGINNING at the Northwest corner of Seventh Street and Ormsby Avenue, now closed in Action No. 136,906, Jefferson Circuit Court; thence West with the North line of said Ormsby Avenue 526 feet, more or less, to the center line of an alley closed in Action 158609, Jefferson Circuit Court; thence Southwardly with a straight extension of said center line 40 feet, more or less, to the center line of Ormsby Avenue aforesaid; thence East with said last mentioned center line 20 feet, more or less, to the Easterly line if extended of the tract conveyed to Louisville and Nashville Railroad Company by Deed of record in Deed Book 152, Page 261, in the Office of the Clerk of the County Court of Jefferson County, Kentucky; thence Southwardly with said extension of said Easterly line 40 feet, more or less, to the Northeasterly corner of said tract and in the South line of Ormsby Avenue; thence East with said South line 425 feet, more or less, to the Westerly line of Seventh Street; thence Northwardly with a straight extension of said Westerly line 80 feet, more or less, to the point of beginning.

Being the same property acquired by Louisville Gas and Electric Company by a judgment of Jefferson Circuit Court, Action No. 136906 and recorded in Judgment Book 161 Page 623 in the office aforesaid.

EXHIBIT B

LOUISVILLE GAS AND ELECTRIC COMPANY

____________________

GENERATING FACILITIES
___________________

Schedule of generating stations located in the Commonwealth of Kentucky

1.	the Mill Creek Generating Station, located in Jefferson County, Kentucky

2.	the Cane Run Generating Station, located in Jefferson County, Kentucky

3.	the Paddys Run Generating Station, located in Jefferson County, Kentucky (excepting a 47 percent undivided interest in Unit 13)

4.
the Trimble County Generating Station, located near the City of Bedford in Trimble County, Kentucky (excepting a 25 percent undivided interest in Unit 1, an 85.75 percent undivided interest in Unit 2 and the land underlying such unit, a 71 percent undivided interest in Units 5 and 6, and a 63 percent undivided interest in Units 7, 8, 9, and 10)

5.	the Ohio Falls Generating Station, located in Jefferson County, Kentucky

6.	a 53 percent undivided interest in a combustion turbine constituting Unit 5 of the E.W. Brown Generating Station, located near the City of Burgin in Mercer County, Kentucky

EXHIBIT C

LOUISVILLE GAS AND ELECTRIC COMPANY
____________________

TRANSMISSION FACILITIES
___________________

Schedule of transmission lines located in the Commonwealth of Kentucky

1.	A 345 KV transmission line located in Bullitt and Jefferson Counties, Kentucky running from the Blue Lick Substation to the Middletown Substation for a distance of 19.30 miles.

2.	A 345 KV transmission line located in Bullitt and Jefferson Counties, Kentucky running from the Blue Lick Substation to the Mill Creek Substation for a distance of 12.04 miles.

3.	A 345 KV transmission line located in Jefferson, Shelby and Oldham Counties, Kentucky running from the Buckner Substation to the Middletown Substation for a distance of 14.17 miles.

4.	A 345 KV transmission line located in Oldham and Trimble Counties, Kentucky running from the Buckner Substation to the Trimble County Substation for a distance of 13.65 miles.

5.	A 345 KV transmission line located in Jefferson and Bullitt Counties, Kentucky running from the Middletown Substation to the Mill Creek Substation for a distance of 31.36 miles.

6.	A 345 KV transmission line located in Jefferson, Shelby, Oldham and Trimble Counties, Kentucky running from the Middletown Substation to the Trimble County Substation for a distance of 28.04 miles.

7.	So much of a 345 KV transmission line located in Jefferson County, Kentucky running from the Mill Creek Substation over the Kentucky portion of the Ohio River to the Kentucky-Indiana State Line.

8.	A 345 KV transmission line located in Trimble County, Kentucky running from the Trimble County Substation to the Kentucky-Indiana State Line for a distance of 12.36 miles.

9.
So much of a 345 KV transmission line located in Trimble and Carroll Counties, Kentucky running from the Trimble County Substation over the Kentucky portions of the Ohio River to the Kentucky-Indiana State Line.

10.
A 161 KV transmission line located in Jefferson, Bullitt, Hardin, Larue and Hart Counties, Kentucky running from the Paddys Run Substation to the Summershade TVA Substation for a distance of 34.84 miles.

11.
A 161 KV transmission line located in Jefferson, Bullitt, Hardin Larue and Hart Counties, Kentucky running from the Blue Lick Substation to the Summershade TVA Substation for a distance of 50.47 miles.

12.	A 161 KV transmission line located in Jefferson County, Kentucky running from the Algonquin Substation to the Dixie Substation for a distance of 0.80 miles.

13.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Appliance Park Substation to the Ashbottom Substation for a distance of 5.92 miles.

14.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Appliance Park Substation to the Ethel Substation for a distance of 1.95 miles.

15.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Appliance Park Substation to the Middletown Substation for a distance of 12.64 miles.

16.
A 138 KV transmission line located in Jefferson County, Kentucky running from the Ashbottom Substation to the Pleasure Ridge Substation to the Cane Run Southwest Substation for a distance of 9.48 miles.

17.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Ashbottom Substation to the Cane Run Southwest Substation for a distance of 8.04 miles.

18.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Ashbottom Substation to the Grade Lane Substation for a distance of 1.50 miles.

19.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Ashbottom Substation to the Manslick Substation for a distance of 3.43 miles.

20.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Manslick Substation to the Mill Creek Substation for a distance of 10.51 miles.

21.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Ashby Substation to the Mill Creek Substation for a distance of 5.56 miles.

22.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Ashby Substation to the Pleasure Ridge Substation for a distance of 2.83 miles.

23.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Beargrass Substation to the Lyndon South Substation for a distance of 7.43 miles.

24.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Beargrass Substation to the Plainview Substation to the Middletown Substation for a distance of 14.58 miles.

25.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Beargrass 3882 Substation to the Kentucky-Indiana State Line for a distance of 1.90 miles.

26.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Beargrass 3883 Substation to the Kentucky Indiana State Line for a distance of 1.90 miles.

27.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Beargrass 3862 Substation to the Waterside Substation for a distance of 2.99 miles.

28.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Beargrass 3863 Substation to the Waterside Substation for a distance of 2.96 miles.

29.	A 138 KV transmission line located in Bullitt and Jefferson Counties, Kentucky running from the Blue Lick Substation to the Mud Lane Substation for a distance of 5.45 miles.

30.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Breckenridge Substation to the Ethel Substation for a distance of 3.89 miles.

31.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Breckenridge Substation to the Hurstbourne Substation for a distance of 4.05 miles.

32.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Campground Substation to the Cane Run Southwest Substation for a distance of 2.97 miles.

33.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Campground Substation to the Paddys Run Substation for a distance of 0.44 miles.

34.	So much of a 138 KV transmission line located in Jefferson County, Kentucky running from the Canal Substation over the Kentucky portion of the Ohio River to the Kentucky-Indiana State Line.

35.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Canal Substation to the Waterside Substation for a distance of 1.79 miles.

36.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Cane Run 3821 Substation to Cane Run Unit 11 for a distance of 2.55 miles.

37.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Cane Run 3822 Substation to Cane Run Unit 11 for a distance of 2.54 miles.

38.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Cane Run Southwest Substation to Cane Run Unit 4 for a distance of 2.68 miles.

39.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Cane Run Southwest Substation to Cane Run Unit 5 for a distance of 2.56 miles.

40.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Cane Run Southwest Substation to Cane Run Unit 6 for a distance of 2.59 miles.

41.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Cane Run Southwest Substation to the International Substation for a distance of 2.82 miles.

42.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Cane Run Southwest Substation to Paddys Run Substation for a distance of 3.38 miles.

43.	A 138 KV transmission line located in Jefferson County, Kentucky running from Cane Run Unit 6 to the Mill Creek Substation for a distance of 11.30 miles.

44.	A 138 KV transmission line located in Breckenridge, Hancock and Daviess Counties, Kentucky running from the Cloverport Substation to the Green River Steel Substation for a distance of 24.08 miles.

45.	A 138 KV transmission line located in Breckenridge County, Kentucky running from the Cloverport Substation to the Hardinsburg Substation for a distance of 8.23 miles.

46.	A 138 KV transmission line located in Breckenridge, Meade and Hardin Counties, Kentucky running from the Cloverport Substation to the Tip Top Substation for a distance of 35.51 miles.

47.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Dixie Substation to the Paddys Run Substation for a distance of 3.58 miles.

48.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Fern Valley Substation to the Grade Lane Substation for a distance of 2.79 miles.

49.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Fern Valley Substation to the Okolona Substation for a distance of 1.40 miles.

50.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Fern Valley Substation to the Watterson Substation for a distance of 5.28 miles.

51.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Hancock Substation to the Magazine Substation for a distance of 2.42 miles.

52.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Hurstbourne Substation to the Bluegrass Parkway Substation for a distance of 2.02 miles.

53.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Hurstbourne Substation to the Plainview Substation for a distance of 2.18 miles.

54.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Lyndon South Substation to the Middletown Substation for a distance of 5.57 miles.

55.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Magazine Substation to the Waterside Substation for a distance of 4.07 miles.

56.
So much of a 138 KV transmission line located in Jefferson County, Kentucky running from the Magazine/Watershed Substations over the Kentucky portion of the Ohio River to the Kentucky-Indiana State Line.

57.	A 138 KV transmission line located in Jefferson, Oldham and Trimble Counties, Kentucky running from the Middletown Substation to the Trimble County Substation for a distance of 28.01 miles.

58.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Middletown Substation to the Watterson Substation for a distance of 7.36 miles.

59.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Mill Creek Substation to the Kosmos Cement Substation for a distance of 1.39 miles.

60.	A 138 KV transmission line located in Jefferson, Bullitt, Hardin and Meade Counties, Kentucky running from the Mill Creek Substation to the Tip Top Substation for a distance of 17.57 miles.

61.	A 138 KV transmission line located in Jefferson County, Kentucky running from the Mud Lane Substation to the Okolona Substation for a distance of 4.03 miles.

62.	So much a 138 KV transmission line located in Jefferson County, Kentucky running from the Paddys Run Substation over the Kentucky portion of the Ohio River to the Kentucky-Indiana State Line.

63.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Aiken Substation to the Middletown Substation for a distance of 1.24 miles.

64.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Aiken Substation to the Oxmoor Substation for a distance of 5.13 miles.

65.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Aiken Substation to the Eastwood Substation for a distance of 4.19 miles.

66.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Algonquin Substation to the Grady Substation for a distance of 2.47 miles.

67.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Algonquin Substation to the Magazine Substation for a distance of 1.94 miles.

68.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Algonquin Substation to the Paddys Run Substation for a distance of 4.31 miles.

69.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Algonquin Substation to the Seminole Substation for a distance of 3.26 miles.

70.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Algonquin Substation to the Stewart Substation for a distance of 4.47 miles.

71.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Ashbottom Substation to the Kenwood Substation for a distance of 3.31 miles.

72.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Ashbottom Substation to the South Park Substation for a distance of 1.40 miles.

73.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Beargrass Substation to the Beargrass Pumping Substation for a distance of 0.97 miles.

74.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Beargrass Substation to the Clifton Substation for a distance of 2.16 miles.

75.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Beargrass Substation to the Madison Substation for a distance of 2.87 miles.

76.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Beargrass Substation to the Taylor Substation for a distance of 4.08 miles.

77.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Beargrass Pumping Substation to the Clifton Substation for a distance of 0.96 miles.

78.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Bishop Substation to the Ethel Substation for a distance of 1.66 miles.

79.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Bishop Substation to the Fern Valley Substation for a distance of 2.76 miles.

80.	A 69 KV transmission line located in Bullitt County, Kentucky running from the Blue Lick Substation to the Mt. Washington EKP Substation for a distance of 12.80 miles.

81.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Breckenridge Substation to the Hillcrest Substation for a distance of 3.53 miles.

82.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Breckenridge Substation to the Oxmoor Substation for a distance of 2.79 miles.

83.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Canal Substation to the Del Park Substation for a distance of 2.87 miles.

84.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Canal Substation to the Madison Substation for a distance of 3.37 miles.

85.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Canal Substation to the Ohio Falls Substation for a distance of 0.96 miles.

86.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Canal Substation to the Ohio Falls Substation for a distance of 0.96 miles.

87.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Cane Run Southwest Substation to the Farnsley Substation for a distance of 3.87 miles.

88.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Cane Run Southwest Substation to the Stewart Substation for a distance of 2.14 miles.

89.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Cane Run Southwest Substation to the Mill Creek Substation for a distance of 13.66 miles.

90.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Cane Run Southwest Substation to the Shively Substation for a distance of 3.97 miles.

91.	A 69 KV transmission line located in Oldham and Henry Counties, Kentucky running from the Centerfield Substation to the Eminence Substation for a distance of 16.08 miles.

92.	A 69 KV transmission line located in Oldham County, Kentucky running from the Centerfield Substation to the Harmony Landing Substation for a distance of 14.42 miles.

93.	A 69 KV transmission line located in Oldham and Jefferson County, Kentucky running from the Centerfield Substation to the WHAS Substation for a distance of 7.40 miles.

94.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Clay Substation to the Hancock Substation to the Floyd Substation for a distance of 1.90 miles.

95.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Clay Substation to the Highland Substation for a distance of 2.40 miles.

96.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Clay Substation to the Madison Substation for a distance of 0.63 miles.

97.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Clifton Substation to the Hillcrest Substation for a distance of 1.48 miles.

98.	A 69 KV transmission line located in Jefferson and Oldham Counties, Kentucky running from the Collins Substation to the Crestwood Substation for a distance of 4.26 miles.

99.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Collins Substation to the Ford Substation for a distance of 0.85 miles.

100.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Dahlia Substation to the Ethel Substation for a distance of 2.22 miles.

101.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Dahlia Substation to the Highland Substation for a distance of 2.26 miles.

102.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Del Park Substation to the Grady Substation for a distance of 2.56 miles.

103.	A 69 KV transmission line located in Jefferson and Shelby Counties, Kentucky running from the Eastwood Substation to the Shelbyville Substation for a distance of 12.25 miles.

104.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Ethel Substation to the Nachand Substation for a distance of 2.88 miles.

105.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Farnsley Substation to the Paddys Run Substation for a distance of 2.09 miles.

106.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Farnsley Substation to the Shively Substation for a distance of 1.93 miles.

107.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Floyd Substation to the Seminole Substation for a distance of 1.78 miles.

108.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Ford Substation to the Worthington Substation for a distance of 4.63 miles.

109.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Ford Substation to the Middletown Substation for a distance of 6.92 miles.

110.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Freys Hill Substation to the Lyndon Substation for a distance of 4.09 miles.

111.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Grady Substation to the Paddys Run Substation for a distance of 1.86 miles.

112.	A 69 KV transmission line located in Oldham and Jefferson Counties, Kentucky running from the Harmony Landing Substation to the Harrods Creek Substation for a distance of 5.34 miles.

113.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Harrods Creek Substation to the Taylor Substation for a distance of 5.02 miles.

114.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Harrods Creek Substation to the Worthington Substation for a distance of 5.36 miles.

115.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Kenwood Substation to the Seminole Substation for a distance of 3.00 miles.

116.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Lyndon Substation to the Middletown Substation for a distance of 5.82 miles.

117.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Lyndon South Substation to the Middletown Substation for a distance of 5.57 miles.

118.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Lyndon South Substation to the Oxmoor Substation for a distance of 1.72 miles.

119.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Lyndon South Substation to the Lyndon Substation to the Taylor Substation for a distance of 3.52 miles.

120.	A 69 KV transmission line located in Jefferson and Shelby Counties, Kentucky running from the Middletown Substation to the Finchville Substation for a distance of 12.33 miles.

121.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Mud Lane Substation to the Fairmont Substation for a distance of 8.20 miles.

122.	A 69 KV transmission line located in Jefferson and Bullitt Counties, Kentucky running from the Mud Lane Substation to the South Park Substation for a distance of 5.17 miles.

123.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Nachand Substation to the Watterson Substation for a distance of 2.76 miles.

124.	A 69 KV transmission line located in Meade County, Kentucky running from the Olin Corp 6619 Substation to the Tip Top Substation for a distance of 13.10 miles.

125.	A 69 KV transmission line located in Meade County, Kentucky running from the Olin Corp 6620 Substation to the Tip Top Substation for a distance of 13.10 miles.

126.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Seminole Substation to the Shively Substation for a distance of 2.80 miles.

127.	A 69 KV transmission line located in Jefferson County, Kentucky running from the Watterson Substation to the Fairmont Substation for a distance of 8.52 miles.